    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          PREMIER LASER SYSTEMS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                                ---------------

        CALIFORNIA                   3841                    33-0472684
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF         CLASSIFICATION NUMBER)       IDENTIFICATION NO.)
      INCORPORATION
     OR ORGANIZATION)

                                ---------------
                                   3 MORGAN
                   IRVINE, CALIFORNIA 92618, (714) 859-0656
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                             COLETTE COZEAN, PH.D.
                          PREMIER LASER SYSTEMS, INC.
                                   3 MORGAN
                   IRVINE, CALIFORNIA 92618, (714) 859-0656
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                              AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

       WILLIAM J. SIMPSON, ESQ.                  RICHARD A. DENMON, ESQ.
        PETER J. TENNYSON, ESQ.                CARLTON, FIELDS, WARD, EMMANUEL,
 PAUL, HASTINGS, JANOFSKY & WALKER LLP              SMITH & CUTLER, P.A.
         695 TOWN CENTER DRIVE,              777 SOUTH HARBOR ISLAND BOULEVARD
          SEVENTEENTH FLOOR                       TAMPA, FLORIDA 33602-5799
   COSTA MESA, CALIFORNIA 92626-1924                    (813) 223-7000
           (714) 668-6200

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the expiration date of the exchange offer made by the Registrant for the common stock of Ophthalmic Imaging Systems.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO BE      OFFERING PRICE       AGGREGATE          AMOUNT OF
   SECURITIES TO BE REGISTERED       REGISTERED(1)      PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par
 value...........................    60,850 shares           n/a            $592,154             $175

Class C Warrant..................  2,691,610 warrants
Class A Common Stock, no par
 value...........................    60,850 shares

Class D Warrant..................  2,691,610 warrants
Class A Common Stock, no par
 value...........................    60,850 shares
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Based on the Registrant's estimate of the maximum number of Class A Common Stock, no par value, Class C Warrants and Class D warrants of the Registrant that may be issued in the exchange offer.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(f)(1) and
    (3) under the Securities Act of 1933, as amended, based on the market value of the shares of Common Stock, no par value of Ophthalmic Imaging Systems ("Ophthalmic Common Stock"), to be received in the exchange for the shares of the Registrant's securities registered pursuant hereto ($1.97, which is the average of the high and low bid per share of Ophthalmic Common Stock on the Nasdaq Small-Cap Market on March 9, 1998), reduced by $4,710,317.50, the total amount of cash to be paid by the Registrant in connection with the exchange.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PROSPECTUS/OFFER TO EXCHANGE DATED       , 1998

                          PROSPECTUS/OFFER TO EXCHANGE

              EACH OUTSTANDING SHARE OF COMMON STOCK, NO PAR VALUE
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                           OPHTHALMIC IMAGING SYSTEMS
                                      FOR
                          $1.75 NET PER SHARE IN CASH
                                      AND
                      $0.25 OF COMMON STOCK, NO PAR VALUE
                   (SUBJECT TO VARIATION AS DESCRIBED BELOW)
                                      AND
                              ONE CLASS C WARRANT,
                                      AND
                              ONE CLASS D WARRANT
                                       OF
                          PREMIER LASER SYSTEMS, INC.


                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
              12:00 MIDNIGHT, NEW YORK CITY TIME, ON       , 1998,
                         UNLESS THE OFFER IS EXTENDED.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) PREMIER LASER
SYSTEMS, INC. ("PREMIER") BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS (AS DEFINED HEREIN) REMAIN INAPPLICABLE TO THE OFFER, (2) THE SATISFACTION OF ALL APPLICABLE GOVERNMENTAL APPROVALS AND (3) LISTING OF PREMIER COMMON STOCK OFFERED HEREBY ON THE NASDAQ STOCK MARKET, INC. ("NASDAQ") WHEN ISSUED. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS WHICH ARE CONTAINED IN THIS PROSPECTUS/OFFER TO EXCHANGE. SEE "CERTAIN CONDITIONS OF THE OFFER."

  THE ACTUAL VALUE OF THE PREMIER COMMON STOCK (AS DEFINED HEREIN) EXCHANGED FOR EACH SHARE (AS DEFINED HEREIN) MAY BE LESS THAN $0.25, DEPENDING UPON, AMONG OTHER THINGS, THE PREMIER AVERAGE PRICE (AS DEFINED HEREIN) USED TO DETERMINE THE EXCHANGE RATIO (AS DEFINED HEREIN) AND THE TRADING PRICE OF PREMIER COMMON STOCK AT THE TIME OF THE EXCHANGE.

                      The Dealer Manager for the Offer is:

                             JOSEPHTHAL & CO. INC.
                           40 WALL STREET, 46TH FLOOR
                            NEW YORK, NEW YORK 10005

  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY OPHTHALMIC SHAREHOLDERS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF PREMIER OR OPHTHALMIC OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/OFFER TO EXCHANGE IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS/OFFER TO EXCHANGE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PREMIER, OPHTHALMIC OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS/OFFER TO EXCHANGE NOR ANY EXCHANGE OF THE SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PREMIER OR OPHTHALMIC SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS/OFFER TO EXCHANGE OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AT ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/OFFER TO EXCHANGE DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

  To the Holders of Common Stock (including the associated preferred share purchase rights) of Ophthalmic Imaging Systems:

                                 INTRODUCTION

  This Prospectus/Offer to Exchange relates to the offer by Premier Laser Systems, Inc., a California corporation ("Premier"), upon the terms and subject to the conditions set forth herein (this "Prospectus/Offer to Exchange") and in the related Letter of Transmittal (the "Letter of Transmittal," as amended from time to time, and the Prospectus/Offer to Exchange, as it may be amended from time to time, which together constitute the "Offer") to exchange (a) $1.75 net in cash (the "Cash Consideration"), (b) that number of shares of Premier Class A Common Stock, no par value (the "Premier Common Stock"), determined by the Exchange Ratio (the "Stock Consideration"), (c) one Premier Class C Warrant (the "Class C Warrant"), and
(d) one Premier Class D Warrant (the "Class D Warrant"), (together with the Class C Warrant, the "Warrants" or the "Warrant Consideration") (the Cash Consideration, the Stock Consideration and the Warrant Consideration together constitute the "Offer Consideration"), for each share of Common Stock, no par value (the "Common Stock"), of Ophthalmic Imaging Systems, a California corporation ("Ophthalmic"), including the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of December 31, 1997, as amended (the "Rights Agreement"), between Ophthalmic and American Securities Transfer, Inc. (the "Rights Agent"). Unless the context otherwise requires, all references to the Rights shall include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement. See "Comparison of Rights of Holders of Ophthalmic Common Stock and Premier Common Stock--Ophthalmic Shareholder Rights Plan."

  The Offer is being made pursuant to a Stock Purchase Agreement dated as of February 25, 1998 by and between Premier and Ophthalmic (the "Stock Purchase Agreement"). See "Summary--The Stock Purchase Agreement," "The Stock Purchase Agreement," and Appendix A--"Stock Purchase Agreement." In connection with the transactions contemplated by the Stock Purchase Agreement, Premier entered into certain private stock purchase agreements for the purchase of an aggregate of 980,360 shares of Ophthalmic Common Stock on February 25, 1998 (the "Private Purchase Agreements"). Certain of the Private Purchase Agreements provide for (i) rescission if Premier fails to make, or withdraws, abandons or terminates the Offer without purchasing all Shares validly tendered and not validly withdrawn prior to the Expiration Date (as defined herein, see "Terms of the Offer--Expiration Date"), and/or (ii) a purchase price adjustment that will make the stock consideration to be paid under such Private Purchase Agreement equal to the Stock Consideration paid under this Offer. Registration rights were granted in connection with the Private Purchase Agreements pursuant to Registration Rights Agreements (the "Registration Rights Agreements").

  "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $0.25 by the average closing bid prices for Premier Common Stock (as reported on the Nasdaq National Market (the "NNM") as published in The Wall Street Journal or, if not published therein, in another authoritative source) for either (i) the fifteen (15) consecutive NNM trading days (each, a "Trading Day") ending five Trading Days immediately preceding the Expiration Date, (ii) the thirty (30) consecutive Trading Days ending twenty (20) Trading Days prior to the Expiration Date, whichever yields the fewer number of shares of Premier Common Stock (the "Premier Average Price"). Cash will be exchanged in lieu of any entitlements to fractional shares of Premier Common Stock (after taking into account all Shares tendered by such holder) in an amount equal to the fractional part of the Premier Common Stock multiplied by the "market price" (as defined herein) of one share of Premier Common Stock payable as part of the Offer Consideration. See "Exchange of Shares and Delivery of Offer Consideration--Fractional Shares." Tendering shareholders should periodically verify the trading price of the Premier Common Stock to be issued in the Offer. See "Terms of the Offer--Exchange Ratio" for a complete discussion of the Exchange Ratio.

  Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of Shares by Premier pursuant to the Offer. Premier will pay all charges and expenses of Josephthal & Co. Inc., ("Josephthal") which is acting as the Dealer Manager for the Offer (in such capacity, the "Dealer Manager"), American Stock Transfer & Trust Company (the "Exchange Agent") and Allen & Caron, Inc. (the "Information Agent") incurred in connection with the Offer. See "Fees and Expenses."

  The purpose of the Offer is to acquire additional shares of Ophthalmic Common Stock. After the consummation of the Offer, Premier intends to negotiate with Ophthalmic to acquire the remaining shares of Common Stock in a merger or similar business combination for consideration having the same economic value as the Offer Consideration. See "Terms of the Offer--Proposed Merger."

  The timing of consummation of the Offer will depend on a variety of factors and legal requirements and whether the conditions to the Offer are satisfied or waived. Consummation of the Offer is conditioned upon, among other things, Premier being satisfied, in its sole discretion, that the Rights remain inapplicable to the Offer (the "Rights Condition") and upon Premier's satisfaction of all applicable governmental authorizations, consents, orders and approvals, including the effectiveness and continued effectiveness of the Form S-4 (the "Form S-4") filed in connection with the Prospectus/Offer to Exchange and the approval to list the Premier Common Stock, when issued, for quotation on Nasdaq (the "Regulatory Approvals Condition").

  Premier is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Premier becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Premier will make a good faith effort to comply with any such state statute. If, after such good faith effort, Premier cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Premier by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                   IMPORTANT

  Premier reserves the right to amend the Offer (including amending the number of Shares to be exchanged for and the consideration therefor) at any time; provided, however, that Premier has no intention of reducing the consideration paid to Ophthalmic's shareholders below that being offered in the Offer.

  Any shareholder desiring to tender all or any portion of such shareholder's Shares should either (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver it, together with the certificate(s) evidencing tendered Shares and, if separate, the certificates representing the associated Rights, and any other required documents, to the Exchange Agent or tender such Shares pursuant to the procedures for book-entry transfer set forth in "Procedures for Accepting the Offer and Tendering Shares" or (2) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. Any shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such shareholder desires to tender such Shares. Unless and until Premier declares that the Rights Condition is satisfied, shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of such Share.

  A shareholder who desires to tender Shares and whose certificates evidencing such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Shares by following the procedure for guaranteed delivery set forth in "Procedures for Accepting the Offer and Tendering Shares."

  Questions or requests for assistance may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Prospectus/Offer to Exchange. Additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and the Notice of Guaranteed Delivery may also be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

  THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS WHICH ARE CONTAINED IN THIS PROSPECTUS/OFFER TO EXCHANGE. SEE "TERMS OF THE OFFER" AND "CERTAIN CONDITIONS OF THE OFFER" WHICH SET FORTH IN FULL THE CONDITIONS TO THE OFFER.

  THIS PROSPECTUS/OFFER TO EXCHANGE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   5
Incorporation of Certain Documents by Reference...........................   6
Summary...................................................................   8
Cautionary Statement Regarding Forward-Looking Statements.................  11
Risk Factors..............................................................  12
The Stock Purchase Agreement..............................................  20
Terms of the Offer........................................................  21
Exchange of Shares and Delivery of Offer Consideration....................  26
Procedures for Accepting the Offer and Tendering Shares...................  28
Withdrawal Rights.........................................................  30
Dividends and Distributions...............................................  31
Summary of Certain Federal Income Tax Considerations......................  32
Effect of the Offer on the Market for the Shares, Exchange Listing and
 Exchange Act Registration Update.........................................  33
Certain Conditions of the Offer...........................................  34
Premier's Reasons for the Transaction.....................................  36
Future Plans of Premier...................................................  37
Ophthalmic's Reasons for Recommending the Offer...........................  37
Background of the Offer; Contacts with Ophthalmic.........................  38
Opinion of Ophthalmic's Financial Advisor.................................  42
Information Regarding Premier.............................................  47
Information Regarding Ophthalmic..........................................  50
Financing of the Offer....................................................  52
Unaudited Pro Forma Combined Financial Statements.........................  53
Unaudited Pro Forma Condensed Consolidated Statement of Operations........  54
Unaudited Pro Forma Condensed Consolidated Balance Sheet..................  56
Notes to Unaudited Pro Forma Condensed Consolidated Statement of
 Operations ..............................................................  57
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.........  59
Comparative Historical and Pro Forma Per Share Data.......................  60
Market Price of Premier and Ophthalmic Common Stock.......................  60
Description of Securities of Premier......................................  61
Ophthalmic Common Stock...................................................  63
Comparison of Rights of Holders of Ophthalmic Common Stock and Premier
 Common Stock.............................................................  64
Regulatory Approvals......................................................  68
State Takeover Laws.......................................................  68
Antitrust.................................................................  69
Fees and Expenses.........................................................  69
Legal Matters.............................................................  70
Experts...................................................................  70
Schedule I--Directors and Executive Officers of Premier...................  71
Schedule II--Schedule of Transactions in Shares During the Past 60 Days...  73
Appendices
A Stock Purchase Agreement
B Form of Class C Warrant Agreement
C Form of Class D Warrant Agreement
D Ophthalmic's Annual Report on Form 10-KSB for the fiscal year ended
   August 31, 1997
E Ophthalmic's Quarterly Report on Form 10-QSB for the period ended
   November 30, 1994
F Opinion of Cowen & Company, Financial Advisor to Ophthalmic

                             AVAILABLE INFORMATION

  Premier has filed with the Commission a registration statement on Form S-4 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Premier Common Stock and the Warrants to be issued in connection with this Offer. For further information pertaining to the Premier Common Stock and the Warrants to which this Prospectus/Offer to Exchange relates, reference is made to such Registration Statement, including the exhibits, schedules and appendices filed as a part thereof. This Prospectus/Offer to Exchange constitutes the prospectus of Premier filed as part of the Registration Statement and it does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. In addition, Premier and Ophthalmic are subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file periodic reports, proxy statements and other information with the Commission relating to their businesses, financial statements and other matters. Reports and proxy and information statements filed pursuant to Section 14(a) and 14(c) of the Exchange Act and other information filed with the Commission as well as copies of the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information that Premier and Ophthalmic file electronically with the Commission. The Commission's Web site address is http://www.sec.gov. Premier's Class A Common Stock and Class B Warrants are listed and traded on the NNM under the symbols "PLSIA" and "PLSIZ," respectively. Ophthalmic Common Stock is listed and traded on The Nasdaq Small-Cap Market ("SCM") under the symbol "OISI." Reports, proxy statements, and other information concerning Premier and Ophthalmic may also be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006-1500, and with respect to Ophthalmic, at the offices of the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02103.

  Not later than the date of commencement of the Offer, Premier will file with the Commission a statement on Schedule 14D-1 pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the Offer. Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, Ophthalmic will file a statement on Schedule 14D-9 furnishing certain information with respect to its position concerning the Offer. Such Schedules (together with all exhibits thereto), and any amendments thereto, should be available for inspection and copying as set forth above (except that such Schedules, and any amendments thereto, will not be available at the regional offices of the Commission).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by Premier with the Commission, are incorporated into this Prospectus and made a part hereof:

  1. Premier's Current Report on Form 8-K, as filed with the Commission on March 9, 1998.

  2. Premier's Current Report on Form 8-K, as filed with the Commission on December 30, 1997.

  3. Premier's Current Report on Form 8-K, as filed with the Commission on December 8, 1997.

  4. Premier's Current Report on Form 8-K, as filed with the Commission on October 15, 1997 and as amended by Form 8-K/A filed with the Commission on November 14, 1997.

  5. Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as filed with the Commission on May 28, 1997 pursuant to Section 13(a) of the Exchange Act and as amended by Form 10-K/A filed with the Commission on June 18, 1997.

  6. Premier's Quarterly Report on Form 10-Q for the period ended December 31, 1997, as filed with the Commission on February 17, 1998 pursuant to Section 13 or 15(d) the Exchange Act.

  7. Premier's Quarterly Report on Form 10-Q for the period ended September 30, 1997, as filed with the Commission on November 14, 1997 pursuant to
Section 13 or 15(d) of the Exchange Act and as amended by Form 10-Q/A filed with the Commission on November 26, 1997.

  8. Premier's Quarterly Report on Form 10-Q for the period ended June 30, 1997, as filed with the Commission on August 14, 1997 pursuant to Section 13 or 15(d) of the Exchange Act.

  9. The description of Premier's Common Stock contained in Premier's Registration Statement on Form 8-A, as filed with the Commission on December 7, 1994 and as amended by Form 8-A/A filed with the Commission on January 31, 1995.

  All reports and other documents filed by Premier with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Offer to Exchange and prior to the termination of the Offer which is the subject of this Prospectus/Offer to Exchange shall be deemed to be incorporated herein by this reference and to be made a part hereof from the date of filing of such reports and documents.

  THIS PROSPECTUS/OFFER TO EXCHANGE INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO PREMIER (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM PREMIER. REQUESTS FOR SUCH INFORMATIONAL DOCUMENTS SHOULD BE DIRECTED TO PREMIER LASER SYSTEMS, INC., 3 MORGAN, IRVINE, CALIFORNIA 92618, TELEPHONE NUMBER (714) 859-0656, ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS.

  The following documents previously filed by Ophthalmic with the Commission are hereby incorporated by reference in this Prospectus/Offer to Exchange: (a) the Ophthalmic Annual Report on Form 10-KSB for the fiscal year ended August 31, 1997; (b) the Ophthalmic Quarterly Report on Form 10-QSB for the period ended November 30, 1997; (c) the Ophthalmic Current Report on Form 8-K filed January 2, 1998; (d) the Ophthalmic registration statement on Form 8-A filed on January 2, 1998; and (e) the Ophthalmic Current Report onForm 8-K filed on March 9, 1998.

  THE DOCUMENTS RELATING TO OPHTHALMIC (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM STEVEN C. LAGORIO, DIRECTOR OF FINANCE, OPHTHALMIC IMAGING SYSTEMS, 221 LATHROP WAY, SUITE I, SACRAMENTO, CALIFORNIA 95815, TELEPHONE (916) 646-2020. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS.

  This Prospectus/Offer to Exchange contains certain analyses and statements with respect to the financial condition, results of operations and business of Premier following the consummation of the Offer, including statements relating to the cost savings or synergies that may be realized as a result of the Offer. See "Premier's Reason for the Transaction." These analyses and statements include forward looking statements with respect to, among other things, expected cost savings, future business decisions, and other uncertainties, which, although considered reasonable by Premier, are subject to uncertainties and involve matters that are beyond Premier's control and difficult to predict. See "Summary--Cautionary Statement Regarding Forward Looking Statements." Further information and other factors which could affect the financial results of Premier following the consummation of the Offer are included in filings with the Commission incorporated by reference.

                                    SUMMARY

  The following is a summary of certain information contained or incorporated by reference in this Prospectus/Offer to Exchange and is qualified in its entirety by the more detailed information and financial statements contained or incorporated by reference in this Prospectus/Offer to Exchange or delivered herewith. An investment in the securities described in this Prospectus/Offer to Exchange involves a high degree of risk. See "Risk Factors."

                                  THE PARTIES

PREMIER

  Premier is a California corporation that develops, manufactures and markets several lines of surgical lasers, laser waveguides and laser fiber optic devices, disposables and associated accessory products for the medical market. The principal offices of Premier are located at 3 Morgan, Irvine, California 92618, and its telephone number is (714) 859-0656.

OPHTHALMIC

  Ophthalmic is a California corporation that is engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field. The principal offices of Ophthalmic are located at 221 Lathrop Way, Suite I, Sacramento, California 95815, and its telephone number is (916) 646-2020.

                                   THE OFFER

Introduction................  On February 25, 1998, Premier and Ophthalmic
                              entered into a Stock Purchase Agreement pursuant to which, subject to the terms and conditions therein and in this Prospectus/Offer to Exchange and the accompanying Letter of Transmittal, Premier agreed to exchange the Offer Consideration for each share of Ophthalmic Common Stock (including the associated Rights), and Ophthalmic agreed to recommend the Offer and not to solicit any acquisition proposals competing with the Offer. See "The Stock Purchase Agreement."

Private Purchases...........  In connection with the transactions contemplated by the Stock Purchase Agreement, Premier entered into certain Private Stock Purchase Agreements for the purchase of an aggregate of 980,360 shares of Ophthalmic Common Stock on February 25, 1998. Certain of the Private Purchase Agreements provide for (i) rescission if Premier fails to make, or withdraws, abandons or terminates the Offer without purchasing all Shares tendered and not validly withdrawn prior to the Expiration Date, and/or (ii) a purchase price adjustment that will make the stock consideration to be paid under such Private Purchase Agreement equal to the Stock Consideration paid under this Offer. Registration rights were granted in connection with the Private Purchase Agreements pursuant to Registration Rights Agreements. See "The Stock Purchase Agreement."

The Offer...................  Premier hereby offers to acquire, on the terms and subject to the conditions set out in this Prospectus/Offer to Exchange and the accompanying Letter of Transmittal (including the terms and conditions of any revisions, extensions or renewals thereof), each outstanding share of Ophthalmic Common Stock (including the associated Rights) tendered by holders other than Premier for (a) $1.75 in cash, (b) $0.25 of its Class A Common Stock (subject to ariations described herein), (c) one Class C Warrant and (d) one Class D Warrant. See "Terms of the Offer."

Offer Period ...............  The Offer will commence at 12:01 a.m. New York
                              City time on        , 1998 and will expire at
                              12:00 midnight, New York City Time, on   , 1998,
                              unless the Offer is extended. Following the Expiration Date, including any extension thereof, all Ophthalmic Common Stock validly tendered and not validly withdrawn will be exchanged. See "Terms of the Offer."

Tender Procedure............  A properly completed Letter of Transmittal, including required attachments, should be sent to the Exchange Agent. See "Procedures for Accepting the Offer and Tendering Shares."

Withdrawal Rights...........  Ophthalmic shareholders will have the right to withdraw any tendered Shares until the Expiration Date. Premier reserves the right to (but will not be obligated to) extend the Offer at any time or from time to time. See "Withdrawal Rights." Assuming a properly completed Letter of Transmittal has been sent, a tender will be processed promptly upon the Expiration Date. See "Exchange of Shares and Delivery of Offer Consideration."

Conditions of the Offer.....  The Offer is conditioned upon, among other things, (i) Premier being satisfied, in its sole discretion, that the Rights remain inapplicable to the Offer, (ii) Premier's satisfaction of all applicable governmental authorizations, consents, orders and approvals, including the effectiveness and continued effectiveness of the Registration Statement and (iii) the approval to list Premier's Common Stock, when issued, for quotation on Nasdaq. See "Terms of the Offer," and "Certain Conditions of the Offer."

No Fractional Shares........  Cash will be paid to Ophthalmic Shareholders in lieu of any entitlements to fractional shares of Premier Common Stock (after taking into account all Shares tendered by such holder) in an amount equal to the fractional part of the Premier Common Stock multiplied by the "market price" (as defined herein) of one share of Premier Common Stock payable as part of the Offer Consideration. See "Exchange of Shares and Delivery of Offer Consideration--Fractional Shares."

Proposed Merger.............  Premier intends that Ophthalmic will become a wholly owned subsidiary of Premier. Following the consummation of this Offer, Premier intends, if necessary, to propose and seek to have Ophthalmic effect a merger with Premier. See "Terms of the Offer--Proposed Merger" and "Future Plans of Premier."

Ophthalmic Options..........  The Offer extends to any shares of Ophthalmic
                              Common Stock which are unconditionally issued or allotted upon the exercise of vested options granted under Ophthalmic option plans or otherwise while the Offer remains open for acceptance. In addition, a proposal is being made to option holders under Ophthalmic option plans in respect of unexercised options which will enable option holders to cancel their options in return for the grant of a comparable option to purchase Premier Common Stock under Premier's 1998 Rollover Option Plan. Vested options that are not exercised as of the Expiration Date will be exchanged for Premier options using a formula based upon the Premier Average Price at such time. Unvested options will vest on the earlier to occur of their scheduled vesting date and six (6) months following the Expiration Date. At such time, the newly vested options will be exchanged for Premier options using a formula based upon the Premier Average Price in effect at such time, unless the respective holders of such options elect (prior to the Expiration Date) to have the options exchanged using a formula based upon the Premier Average Price in effect as of the Expiration Date. See "Terms of the Offer-- Ophthalmic Options."
Affiliate's Restrictions on
 Sale of Shares of Premier
 Common Stock...............  The Premier Common Stock to be issued pursuant to the Offer has been registered under the
                              Securities Act pursuant to a Registration
                              Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Ophthalmic Common Stock if such former holder (i) is not deemed to be an "affiliate" (as defined for the purposes of Rule 144 under the Securities Act) of Premier within 30 calendar days prior to the date of the Offer and (ii) does not become an affiliate or officer of Premier pursuant to the Offer.

Accounting Treatment........  Premier and Ophthalmic intend that the consummation of the Offer will be treated under the purchase method for accounting purposes under GAAP.

Certain Consequences of the
 Offer......................  The purchase of Shares pursuant to the Offer will reduce the number of security holders and the number of shares that would otherwise be publicly traded and could adversely affect the liquidity and market value of the remaining shares of Ophthalmic Common Stock held by the public. In addition, shares of Ophthalmic Common Stock will cease to be quoted on the SCM if Premier consummates the Proposed Merger. Even if Premier does not consummate the Proposed Merger, Ophthalmic's Common Stock will be delisted from the SCM if certain minimum requirements with respect to the number of publicly held shares and/or the number of public shareholders or other criteria are not met. On March 3, 1998, the Boston Stock Exchange suspended Ophthalmic's Common Stock from trading and filed for delisting with the Commission for not meeting the eligibility requirements of the Boston Stock Exchange. Nasdaq has also indicated that it intends to suspend trading and delist Ophthalmic's Common Stock from the SCM for failure to meet certain eligibility requirements. A request has been made seeking to continue listing on the SCM until the Expiration Date. See "Effect of the Offer on the Market for the Shares, Exchange Listing and Exchange Act Registration Update."

Recommendation of the
 Offer......................  The Board of Directors of Ophthalmic (the
                              "Ophthalmic Board") has determined that the terms of the Offer are fair to, and in the best interests of, Ophthalmic and holders of Ophthalmic Common Stock. For a discussion of the factors taken into consideration by the Ophthalmic Board, see "Ophthalmic's Reasons for Recommending the Offer."

Exchange Agent..............  American Stock Transfer & Trust Company,
                              telephone (718) 921-8200

                              By Mail, Hand or Overnight Courier:
                              40 Wall Street, 46th Floor
                              New York, New York 10005

Federal Income Tax
 Consequences...............  An exchange pursuant to the Offer will be taxable for federal income tax purposes. See "Summary of Certain Federal Income Tax Considerations."

         COMPARISON OF PREMIER COMMON STOCK AND OPHTHALMIC COMMON STOCK

Stock Exchange Listing....  Premier's Class A Common Stock is listed and traded on the NNM, Frankfurt Stock Exchange and Berlin Stock Exchange under the symbols "PLSIA," "PLSA" and "TLSA," respectively. Premier's Class B Warrants are listed and traded on the NNM under the symbol "PLSIZ." Premier does not intend to list the Class C Warrants or Class D Warrants on Nasdaq or any other securities exchange or inter-dealer quotation system. Ophthalmic Common Stock is listed and traded on the SCM under the symbol "OISI" and was traded on the Boston Stock Exchange under the symbol "OIS" until trading was suspended on March 3, 1998. Nasdaq has also indicated that it intends to suspend trading and delist Ophthalmic's Common Stock from the SCM. See "Effect of the Offer on the Market for the Shares, Exchange Listing and Exchange Act Registration Update." On February 25, 1998 (being the last trading day prior to the announcement that Premier and Opthalmic had entered into the Stock Purchase Agreement), the closing price of Premier Class A Common Stock on the NNM was $10.1875 per share and the closing bid per share of Ophthalmic Common
                            Stock was $1.75. On March   , 1998 (being the
                            latest practicable date prior to the effective date of this Prospectus/Offer to Exchange) the closing price of Premier Class A Common Stock on
                            the NNM was $       per share and the closing bid
                            per share of Ophthalmic Common Stock was $    .

Dividends.................  Neither Premier nor Ophthalmic have paid any cash dividends on their Common Stock.

  See "Comparison of Rights of Holders of Ophthalmic Common Stock and Premier Common Stock" for additional information.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in "Premier's Reasons for the Transaction," "Future Plans of Premier," "Terms of the Offer--Proposed Merger," "Unaudited Pro Forma Condensed Consolidated Statements of Operations" and "Unaudited Pro Forma Condensed Consolidated Balance Sheet" including any forecasts, projections and descriptions of anticipated cost savings and synergies referred to therein, and certain statements incorporated by reference from documents filed with the Commission by Premier and Ophthalmic, including any statements contained herein or therein regarding the development or possible assumed future results of operations of Premier's and Ophthalmic's businesses, the markets for Premier and Ophthalmic's services and products, anticipated capital expenditures, regulatory developments and the effects of the Offer, any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," or similar expression, and other statements contained or incorporated by reference herein regarding matters that are not historical facts, are or may constitute forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that may cause actual results to differ include, among others, general economic conditions, risks associated with acquisitions, dependence on suppliers, fluctuations in operating results because of acquisitions, stock prices, changes in applicable federal, state and local laws and regulations, especially environmental regulations, alternate and emerging technologies, competition and pricing pressures, overcapacity in the industry, seasonal fluctuations due to weather, uncertainties of litigations, and risks associated with the operation, growth and integration of the newly acquired business. As a result of these factors, Premier's revenue and income could vary significantly from quarter to quarter, and past financial performance should not be considered a reliable indicator of future performance. All subsequent written and oral forward-looking statements attributable to Premier or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above in this paragraph. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Premier undertakes no obligation to release publicly any revision to these forward-looking statements to reflect events of, or circumstances after, the date hereof or to reflect the occurrence of unanticipated events, except as may be required by the federal securities laws.

                                 RISK FACTORS

  The securities offered hereby are highly speculative in nature and involve a high degree of risk. Prospective investors should carefully consider, along with the other information contained in this Prospectus/Offer to Exchange, the following considerations and risks in evaluating an investment in Premier.

FIXED EXCHANGE RATIO; CHANGE IN PREMIER COMMON STOCK PRICE MAY CHANGE VALUE OF OFFER CONSIDERATION

  In deciding whether to tender Shares to Premier pursuant to the Offer, Ophthalmic shareholders should consider that the value of the Offer Consideration depends in part on the price of Premier Common Stock as determined on the Expiration Date. Pursuant to the Offer, each Share will be exchanged for $1.75 in cash, the Warrants, and that number of shares of Premier Common Stock determined by the Exchange Ratio. If the Premier Average Price is equal to the closing price of the Premier Common Stock on the Expiration Date, each Share would be exchanged for, in addition to the Cash Consideration and the Warrants, Stock Consideration having a market value of $0.25 per Share. Ophthalmic shareholders should be aware that, should the Premier Average Price be greater than the closing price of the Premier Common Stock on the Expiration Date, the Stock consideration exchanged pursuant to the Offer will have a market value less than $0.25 per Share as of the Expiration Date.

EXERCISE OF WARRANTS CONTINGENT ON ACHIEVEMENT OF SALES MILESTONES

  Whether the Class C Warrants or Class D Warrants will be exercisable will depend solely on Ophthalmic's financial performance through the twelve month periods ended August 31, 1998 and December 31, 1999, respectively. See "Terms of the Offer--The Warrants." The ability of Ophthalmic to achieve the net sales milestones will depend in part on economic and other conditions beyond the control of Premier and Ophthalmic. Accordingly, there can be no assurance that the Warrants will be exercisable.

ABSENCE OF PUBLIC MARKET FOR WARRANTS

  The Warrants to be issued in connection with the Offer (other than Warrants issued to affiliates of Premier) will be freely transferable under the Securities Act. However, there has been no public trading market for the Warrants prior to the Offer, and it is not expected that there will be a public market for the Warrants in the foreseeable future. Premier does not intend to list the Warrants for trading on Nasdaq or any other securities exchange or inter-dealer quotation system.

CURRENT PROSPECTUS AND BLUE SKY RESTRICTIONS

  The Warrants offered hereby will only be exercisable if a current prospectus relating to the shares underlying the Warrants is then in effect and only if such shares are qualified for sale under applicable state securities laws of the states in which the various holders of the Warrants reside or are exempt from such qualification. Premier intends to maintain this Prospectus/Offer to Exchange, or to file and maintain another current prospectus which will permit the purchase and sale of Premier Common Stock underlying the Warrants. However, there can be no assurance that Premier will keep this Prospectus/Offer to Exchange or any prospectus covering such shares current. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not effective or if such shares are not qualified in the states in which holders of the Warrants reside.

ABILITY TO EXERT SIGNIFICANT INFLUENCE

  As of the date of the Offer, Premier owned beneficially approximately 51.3% of the outstanding Common Stock. If the Offer is successful, Premier will beneficially own an increased percentage of Ophthalmic's outstanding shares of Common Stock. As result, Premier will likely have the ability to effectively control all outcomes submitted to a vote of Ophthalmic's shareholders, including the election of directors and significant corporate transactions.

PURCHASE METHOD OF ACCOUNTING MAY IMPACT REPORTED OPERATING RESULTS

  Under the purchase method of accounting, the estimated fair value of the Shares purchased under the Offer would be recorded as the cost of acquiring Ophthalmic's business. This cost would be allocated to the individual assets acquired and liabilities assumed according to their respective fair value with the excess of the estimated fair value of the Shares over the fair value of net assets acquired recorded as goodwill, to be amortized over a period up to 40 years. The estimated fair value of the Ophthalmic Common Stock to be purchased under the Offer is substantially in excess of the amount which the net assets are carried in Ophthalmic's accounts. Therefore, purchase method accounting treatment may have a material adverse impact on the reported operating results of the combined companies.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES

  Premier has not generated significant revenues since it was formed in July 1991. As of December 31, 1997, Premier had an accumulated deficit of approximately $36.4 million and tangible net worth of approximately $32.0 million. For the fiscal years ended March 31, 1995, 1996 and 1997, Premier had operating losses of approximately $3.9 million, $5.9 million and $5.6 million, respectively, resulting principally from costs incurred in research and development and other costs of operations. For the fiscal quarter ended December 31, 1997, Premier had operating profits of approximately $227,441, due principally from increased sales across all product lines and increased sales to distributors. There can be no assurance, however, that operating profits will continue. Premier may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing its laser products and due to continual research and development activities which will be necessary to develop additional applications for Premier's laser technology.

  Ophthalmic, which has derived substantially all of its revenues from the sale of Ophthalmic digital imaging systems, has experienced operating losses for each fiscal year since its initial public offering in 1992. While the management of Ophthalmic believes that the overall angiography market has modest growth potential, sustained growth in the angiography equipment business may become increasingly difficult due to increased competition. Ophthalmic's results of operations have historically fluctuated from quarter to quarter and management anticipates that such fluctuations will continue in the future. There can be no assurance that revenue growth or profitability can be achieved or sustained in the future.

UNCERTAINTIES CONCERNING FUTURE PROFITABILITY

  Premier had operating profits for the first time in the fiscal quarter ended December 31, 1997. Premier's ability to maintain profitability will depend, in part, on its ability to continue to successfully develop clinical applications, obtain regulatory approvals for its products, develop the capacity to manufacture and market such products on a wide scale and integrate acquired businesses. There is no assurance that Premier will be able to successfully make the transition from research and development to manufacturing and selling commercial medical laser products on a broad basis. While attempting to make this transition, Premier will be subject to all risks inherent in a growing venture, including the need to produce reliable products, develop marketing expertise and enlarge its sales force.

UNCERTAIN MARKET ACCEPTANCE

  Premier's future sales are dependent, in part, on Premier's ability to demonstrate to dentists, ophthalmologists and other physicians the potential cost and performance advantages of its laser systems and those of acquired businesses such as Ophthalmic over traditional methods of treatment and, to a lesser extent, over competitive laser systems. To date, commercial sales of Premier's and Ophthalmic's lasers have been limited, and no assurance can be given that these laser products can be successfully commercialized on a broad basis. Lasers have not been widely used in dentistry and their use requires training and expertise. The acceptance of dental and ocular lasers may be adversely affected by their high cost, concerns by patients, dentists and ophthalmologists relating to their safety and efficacy, and the substantial market acceptance and penetration of alternative dental and ocular tools. Current economic pressure may make doctors, dentists and ophthalmologists reluctant to purchase substantial capital equipment or invest in new technology. The failure of medical lasers to achieve broad market acceptance would have a material adverse effect on Premier's business, financial condition and results of operations. No assurance can be given that any of Premier's or Ophthalmic's products will be accepted by the medical, dental or ocular community or by patients, or that a significant market for Premier's or Ophthalmic's laser systems will be developed and sustained. Premier currently has a limited sales force and will need to hire additional sales and marketing personnel to increase the general acceptance of its products.

COSTS ASSOCIATED WITH INTEGRATION OF ACQUIRED BUSINESSES

  On September 30, 1997, Premier acquired EyeSys Technologies, Inc. ("EyeSys") through the merger of a newly formed subsidiary of Premier with and into EyeSys (the "EyeSys Merger"). Upon the effectiveness of the EyeSys Merger, EyeSys became a wholly owned subsidiary of Premier. As a result of the EyeSys Merger, Premier must integrate and coordinate the business formerly operated by EyeSys with Premier's other businesses. Although Premier believes that there are certain synergies in the two lines of business, it may incur expenses in connection with its efforts to integrate the two businesses. For example, although certain of the existing EyeSys management personnel have been retained by EyeSys following the EyeSys Merger, members of Premier's management must also expend time and effort on new activities relating to the EyeSys operations, which will detract from their time available to attend to Premier's pre-EyeSys Merger activities. No assurance can be given that Premier will receive the advantages from the EyeSys Merger, or that the expenses or dislocations it may suffer or incur as a result of the post-EyeSys Merger coordination of these businesses will not be material.

  EyeSys currently markets two primary products (a portable and a stationary corneal topography measuring system) in a highly competitive market. Historically, EyeSys has incurred substantial losses. The ability of EyeSys to achieve a break even level of operating performance is dependent on the demand for its products as well as maintaining sufficient research, development and sales and marketing expenditures to meet the requirements of the market. There can be no assurance that the revenues from the EyeSys product line will be sufficient to cover all of the expenses related to such operations.

  In the event that Premier's bid to acquire additional outstanding shares of Ophthalmic Common Stock is accepted, Premier will encounter issues similar to the above regarding the integration of the two businesses. As a result, certain expenses may be incurred in efforts to address such issues.

REALIZATION OF EXPECTED OPERATING SYNERGIES MAY NOT MATERIALIZE

  The consummation of the Offer and the Proposed Merger will involve the combination of two companies that have previously operated independently. Although Premier expects to achieve savings in operating costs, delays or unexpected expenses related to operating the companies under common ownership could result in a reduction of net income.

GOING CONCERN REPORT WITH RESPECT TO EYESYS

  EyeSys' independent auditors have included an explanatory paragraph in their report covering EyeSys' financial statements for the year ended December 31, 1996, which paragraph emphasizes substantial doubt as to EyeSys' ability to continue as a going concern. EyeSys' independent auditors cited the following reasons for such explanatory paragraph: (i) EyeSys reported net losses of $4,164,998, $3,424,996 and $3,708,657 for the years ended December 31, 1996,
1995 and 1994, respectively, (ii) EyeSys was in default of several loan covenants relating to its revolving lines of credit, and (iii) EyeSys had not repaid such loan obligations within their respective terms.

DEPENDENCE ON SUPPLIERS

  Premier purchases certain raw materials, components and subassemblies included in Premier's products from a limited group of qualified suppliers and does not maintain long-term supply contracts with any of its key suppliers. The disruption or termination of these sources could have a material adverse effect on Premier's business and results of operations. For example, during fiscal 1994, Premier's sole supplier of the specialized optic fiber required for use in Premier's Er:YAG lasers ceased to provide this fiber to Premier. While Premier has since qualified the new suppliers of this fiber, Premier's inability to obtain sufficient quantities of this specialized optical fiber had a material adverse effect on the volume of Er:YAG lasers Premier was able to sell during fiscal 1994 and 1995. While Premier believes that alternative suppliers could be found, there can be no assurance that any supplier could be replaced in a timely manner. Any interruption in the supply of other key components could have a material adverse effect on Premier's ability to manufacture its products and on its business, financial condition and results of operations.

  Certain computer memory chips used by EyeSys in its proprietary hardware are manufactured by a single company. These computer memory chips are subject to rapid innovation and obsolescence. The discontinuance of the manufacturing of this chip may require EyeSys to redesign certain hardware and software to accommodate a replacement chip. While in the past EyeSys has been successful in these redesign efforts, there can be no assurance that such an event would not prove costly or cause a disruption in sales of corneal topography systems.

RISKS APPLICABLE TO FOREIGN SALES

  Sales of Premier's products to foreign markets account for a substantial portion of Premier's sales. Foreign sales expose Premier to certain risks, including the difficulty and expense of maintaining foreign sales distribution channels, barriers to trade, potential fluctuations in foreign currency exchange rates, political and economic instability, availability of suitable export financing, accounts receivable collections, tariff regulations, quotas, shipping delays, foreign taxes, export licensing requirements and other United States and foreign regulations that may apply to the export of medical lasers. The regulation of medical devices worldwide also continues to develop, and there can be no assurance that new laws or regulations will not have an adverse effect on Premier. In addition, Premier may experience additional difficulties in providing prompt and cost effective service of its medical lasers in foreign countries. Premier does not carry insurance against such risks. The occurrence of any one or more of these events may individually or in the aggregate have a material adverse effect upon Premier's business, financial condition and results of operations.

RISK OF TECHNOLOGICAL OBSOLESCENCE

  The markets in which Premier's laser products compete are subject to rapid technological change as well as the potential development of alternative surgical techniques or new pharmaceutical products. Such changes could render Premier's products uncompetitive or obsolete. Premier will be required to invest in research and development to attempt to maintain and enhance its existing products and develop new products. No assurances can be given that such research and development efforts will result in the introduction of new products or product improvements.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

  Premier's success will depend in part on its ability to obtain patent protection for products and processes, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. While Premier holds 23 U.S. patents and 16 foreign patents (including 2 utility model patents) and has other patent applications pending in the United States and foreign countries, no assurance can be given that any additional patents will be issued, that the scope of any patent protection will exclude competitors or that any of Premier's patents will be held valid if subsequently challenged. Further, there can be no assurance that others will not independently develop similar products, duplicate Premier's products or design products that circumvent any patents used by Premier. Premier is aware of certain patents which, along with other patents that may exist or be granted in the future, could restrict Premier's right to market certain of its technologies without a license, including, without limitation, patents relating to Premier's lens emulsification product and ophthalmic probes for the Er:YAG laser. In the past, Premier has received allegations that certain of Premier's laser products infringe other patents. BriteSmile, Inc., a wholly owned subsidiary of Ion Laser Technology, Inc. has filed a lawsuit alleging that the use of one of Premier's products in connection with a laser bleaching procedure infringes a patent which they hold. Premier has filed a counter claim seeking a declaration that the patent is invalid and unenforceable. There has been significant patent litigation in the medical industry in general, and in the medical laser industry in particular. Adverse determinations in litigation or other patent proceedings to which Premier may become a party could subject Premier to significant legal judgments or other liabilities to third parties and could require Premier to seek licenses from third parties that may or may not be economically viable. Patent and other intellectual property rights disputes often are settled through licensing arrangements. No assurance can be given that any licenses required under these or any other patents or proprietary rights would be available on terms acceptable to Premier, if at all. If Premier does not obtain such licenses, it could encounter delays in product introductions while it attempts to design around such patents, or it could find that the development, manufacture or sale of products requiring such licenses could be enjoined. If Premier is found, in a legal proceeding, to have infringed the patents or other proprietary rights of others, it could be liable for significant damages. Premier also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent trade secrets. In addition, at each balance sheet date, Premier is required to review the value of its intangible assets based on various factors, such as changes in technology. Any adjustment downward in such value may result in a write-off of the intangible asset and a substantial charge to earnings, thereby adversely affecting the operating results of Premier in the future.

NEED FOR FDA AND FOREIGN GOVERNMENTAL APPROVALS; GOVERNMENT REGULATION

  Premier's products are regulated as medical devices by the FDA under the Federal Food, Drug and Cosmetic Act (the "FDC Act"). As such, these devices require either Section 510(k) premarket clearance ("510(k)") or approval of a premarket approval application ("PMA") by the FDA prior to commercialization. Satisfaction of applicable regulatory requirements may take several years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Filings and governmental approvals may be required in foreign countries before the devices can be marketed in these countries. There is no assurance that further clinical trials of Premier's medical lasers or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental approvals will be obtained. FDA or other governmental approvals of products developed by Premier in the future may require substantial filing fees which could limit the number of applications sought by Premier and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. Also, Premier has made modifications to certain of its existing products which it does not believe require the submission of a new 510(k) notification to the FDA. However, there can be no assurance that the FDA would agree with Premier's determination and not require Premier to discontinue marketing one or more of the modified devices until they have been cleared by the FDA. Premier is also required to adhere to applicable requirements for Current Good Manufacturing Practices ("CGMP") and radiological health requirements, to engage in extensive record keeping and reporting and to comply with the FDA's product labeling, promotional and advertising requirements. Noncompliance with state, local, federal or foreign requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, delay, denial or withdrawal of premarket clearance or approval of devices, recommendations by the FDA that Premier not be allowed to enter into government contracts, and criminal prosecution, all of which would have a material adverse effect on Premier's business, financial condition and results of operations. Premier's manufacturing facilities are subject to periodic inspections by state and federal agencies, including the FDA, the California Department of Health Services, and comparable agencies in other countries.

DEPENDENCE ON KEY PERSONNEL

  Premier depends to a considerable degree on a limited number of key personnel, including Colette Cozean, Ph.D., its Chairman of the Board, President, Chief Executive Officer and Director of Research. Dr. Cozean is also an inventor of a number of Premier's patented technologies. During Premier's limited operating history, many key responsibilities within Premier have been assigned to a relatively small number of individuals. The loss of Dr. Cozean's services or those of certain other members of management could adversely affect Premier. Premier carries key person life insurance in excess of $3 million on Dr. Cozean. Premier has no employment agreements with its key personnel. The success of Premier will also depend, among other factors, on the successful recruitment and retention of qualified technical and other personnel.

HIGHLY COMPETITIVE INDUSTRY

  The medical laser industry is subject to intense competition and is characterized by rapid technological change. Premier is and will continue to be subject to competition in its targeted markets, principally from businesses providing other traditional surgical and nonsurgical treatments, including existing and developing technologies, and to a lesser extent competitors' CO2, Argon, Er:YAG and Nd:YAG lasers. Many of Premier's competitors have substantially greater financial, marketing and manufacturing resources and experience than Premier. Furthermore, Premier expects other companies will enter the market, particularly as medical lasers gain increasing market acceptance. Significant competitive factors which will affect future sales in the marketplace include regulatory approvals, performance, pricing and general market acceptance.

  The corneal topography market is also highly competitive. There are many companies, both public and private, some with significantly greater resources than EyeSys, engaged in the corneal topography market. These companies include Alcon Laboratories (a subsidiary of Nestle), Humphrey Instruments (a subsidiary of Carl Zeiss), and Tomey Technology. These companies, together with EyeSys and others, market corneal topography instruments which utilize a technology for measuring corneal curvature based on reflected images. Other companies, including PAR Technology and Orbtek, utilize other technologies to measure the corneal surface. There can be no assurances that EyeSys' competitors will not succeed in developing technologies, procedures or products that are more effective or economical than those marketed or being developed by EyeSys or that would render EyeSys' products obsolete or noncompetitive.

  To continue to remain competitive, EyeSys must develop new software and hardware meeting the needs of ophthalmologists and optometrists. EyeSys' future revenues will depend, in part, on its ability to develop and commercialize these new products as well as on the success of development and commercialization efforts of its competitors.

  Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase. Ophthalmic's two main competitors in the United States angiography market are Topcon and Tomey. Four other companies are known to have products in the international market, each with small market penetration. Many of Ophthalmic's competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than Ophthalmic. The introduction of any new devices and alternative methods to diagnose could hinder Ophthalmic's ability to compete effectively and could have a material adverse effect on its business, financial condition and results of operations.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  Due to the relatively high sales price of Premier's laser systems and the low sales unit volume, minor timing differences in receipt of customer orders have produced and could continue to produce significant fluctuations in quarterly results. In addition, if anticipated sales and shipments in any quarter do not occur when expected, expenditures and inventory levels could be disproportionately high, and Premier's operating results for that quarter, and potentially for future quarters, would be adversely affected. Quarterly results may also fluctuate based on a variety of other factors such as seasonality, production delays, product mix, cancellation or rescheduling of orders, new product announcements by competitors, receipt of FDA clearances or approvals by Premier or its competitors, notices of product suspension or recall, Premier's ability to manage product transitions, sales prices and market conditions. In addition, if Premier expands or augments its manufacturing capabilities in connection with the introduction of new products, quarterly revenues and operating results are expected to fluctuate to an even greater degree.

UNCERTAIN ABILITY TO MEET CAPITAL NEEDS

  Premier will require substantial additional funds for its research and development programs, preclinical and clinical testing, development of its sales and distribution force, operating expenses, regulatory processes and manufacturing and marketing programs and for its integration and support of Ophthalmic. Premier's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, developments and changes in Premier's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that Premier may establish. Premier believes its available current assets and investment income will be sufficient to meet its operating expenses and capital expenditures through the next 12 months. However, Premier's cash requirements may vary materially from those now planned due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent Premier from implementing its business strategy or may require Premier to delay, scale back or eliminate certain of its research and product development programs or to license to third parties rights to commercialize products or technologies that Premier would otherwise seek to develop itself.

POSSIBLE VOLATILITY OF STOCK PRICE

  The stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of the Premier Common Stock. In addition, the market price of the Premier Common Stock has been and is likely to be highly volatile. Factors such as fluctuations in Premier's operating results, announcements of technological innovations or new products by Premier or its competitors, FDA and international regulatory actions, developments with respect to patents or proprietary rights, public concern as to the safety of products developed by Premier or its competitors, changes in health care policy in the United States and internationally, changes in analysts' recommendations regarding Premier, other medical companies or the medical laser industry generally and general market conditions may have a significant effect on the market price of the Premier Common Stock.

PRODUCT LIABILITY EXPOSURE

  The sale of Premier's laser systems and corneal topography systems involves the inherent risk of product liability claims against Premier. Premier currently maintains product liability insurance coverage in the amount of $5.0 million per occurrence and $5.0 million in the aggregate, but such insurance is expensive, subject to various coverage exclusions and may not be obtainable by Premier in the future on terms acceptable to Premier. There can be no assurance that claims against Premier arising with respect to its products will be successfully defended or that the insurance carried by Premier will be sufficient to cover liabilities arising from such claims. A successful claim against Premier in excess of Premier's insurance coverage could have a material adverse effect on Premier.

LIMITATIONS ON THIRD PARTY REIMBURSEMENT

  Premier's products are generally purchased by physicians, ophthalmologists, dentists and surgical centers which then bill various third party payors, such as government programs and private insurance plans, for the procedures conducted with these products. Third-party payors carefully review and are increasingly challenging the prices charged for medical products and services. Reimbursement rates from private companies vary depending on the procedure performed, the third-party payor, the insurance plan and other factors. Medicare reimburses hospitals a prospectively-determined fixed amount for the costs associated with an in-patient hospitalization based on the patient's discharge diagnosis, and reimburses physicians a prospectively-determined fixed amount based on the procedure performed, regardless of the actual costs incurred by the hospital or physician in furnishing the care and unrelated to the specific devices used in that procedure. Third-party payors are increasingly scrutinizing whether to cover new products and the level of reimbursement for covered products. While Premier believes that the laser procedures using its products have generally been reimbursed, payors may deny coverage and reimbursement for Premier's products if they determine that the device was not reasonable and necessary for the purpose for which used, was investigational or not cost-effective. As a result, there can be no assurance that reimbursement from third party payors for these procedures will be available or if available, that reimbursement will not be limited, thereby adversely affecting Premier's ability to sell its products on a profitable basis. Moreover, Premier is unable to predict what legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislature or regulation may have on Premier.

UNCERTAINTIES REGARDING HEALTH CARE REFORM

  Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products. If adopted and implemented, such reforms could have a material adverse effect on Premier's business, financial condition and results of operations.

CHARGE TO EARNINGS IN THE EVENT OF RELEASE OF ESCROW SHARES

  Premier has outstanding shares of Class E-1 and Class E-2 Common Stock (the "Escrow Shares") which are being held by Premier in escrow, and which will be released from escrow and converted into shares of Common Stock if certain criteria are met. In the event any of these criteria are met and any shares are released from escrow to stockholders who are officers, directors, employees or consultants of Premier, a substantial noncash compensation expense will be recorded for financial reporting purposes. The recognition of such compensation expense may have an adverse effect on the market price of Premier's securities.

SHARES ELIGIBLE FOR FUTURE SALE; EFFECT OF OUTSTANDING OPTIONS AND WARRANTS

  Sales of a substantial number of shares of Premier Common Stock in the public market could adversely affect the market price for the Premier Common Stock. Substantially all of Premier's shares of Premier Common Stock outstanding as of the date hereof are freely tradeable, subject to compliance with Rule 144 promulgated under the Securities Act. As of March 5, 1998, an additional approximately 7,593,160 shares of Premier Common Stock are issuable upon the full exercise of Premier's outstanding Class B Warrants, and in excess of four million shares of Premier Common Stock are issuable upon exercise of other outstanding warrants and options. The issuance of shares upon the exercise of the Class B Warrants has been registered under the Securities Act, and substantially all of the shares of Premier Common Stock issuable upon exercise of the remaining options and warrants may be resold pursuant to currently effective registration statements or Rule 701 under the Securities Act. The existence of Premier's outstanding warrants and options could adversely affect Premier's ability to obtain future financing. The price which Premier may receive for the Premier Common Stock issued upon exercise of such options and warrants will likely be less than the market price of the Premier Common Stock at the time such options and warrants are exercised. Moreover, the holders of the options and warrants might be expected to exercise them at a time when Premier would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided for by the options and warrants.

POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

  Premier's Amended and Restated Articles of Incorporation authorize the issuance of 8,850,000 shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Premier Common Stock. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Premier.

                         THE STOCK PURCHASE AGREEMENT

  On February 25, 1998, Premier and Ophthalmic entered into a Stock Purchase Agreement whereby Premier agreed to make the Offer to all Ophthalmic stockholders with a view to acquiring additional shares of Ophthalmic Common Stock and Ophthalmic agreed to recommend the Offer and not to solicit any acquisition proposals competing with Premier's proposal. Pursuant to the Stock Purchase Agreement, Premier may not decrease the Offer Consideration or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the Ophthalmic stockholders, without the prior written consent of Ophthalmic. Except as expressly contemplated by the Stock Purchase Agreement or as expressly agreed to in writing by Premier, Ophthalmic agreed to conduct its operations according to its ordinary and usual course of business, consistent with past practice until the earliest of (a) August 30, 1998, (b) the termination of the Stock Purchase Agreement, or (c) the closing of the Proposed Merger. Accordingly, without the prior written consent of Premier, Ophthalmic may not:
(i) adopt or amend its employee benefit plans (outside of its ordinary course of practice), (ii) incur any material indebtedness, (iii) make capital expenditures in excess of $100,000 per fiscal quarter, (iv) encumber or dispose of its material properties or assets (outside its ordinary course of practice), (v) declare or make any distributions on, split, combine or reclassify, or redeem or otherwise acquire any of its securities, (vi) authorize for issuance, issue or sell any shares of equity securities (except for the issuance of shares of Ophthalmic Common Stock pursuant to Ophthalmic's options and warrants outstanding as of the date of the Stock Purchase Agreement), (vii) amend its organizational documents, (viii) make any material acquisition of assets (other than purchases of inventory and supplies in its ordinary course of practice), (ix) settle or pay any claims in an aggregate amount in excess of $100,000 (except for repayment of its indebtedness to Imperial Bank under its current financing arrangements), (x) make any material tax election or settle any material tax liability or (xi) amend or terminate any material contract (outside its ordinary course of practice). The Stock Purchase Agreement shall terminate if the Offer has not been consummated by August 21, 1998, if Premier and Ophthalmic have used their best efforts to consummate the transaction, and may be earlier terminated (a) upon the mutual consent of the Ophthalmic and Premier, (b) by Ophthalmic, if Premier withdraws, abandons or terminates the Offer without purchasing all Shares validly tendered pursuant to the Offer and not validly withdrawn prior to the Expiration Date (provided that all conditions of the Offer have been satisfied or waived), (c) by either Premier or Ophthalmic, upon the entry of an order or decree prohibiting the Offer, (d) by Ophthalmic following a material breach of the Stock Purchase Agreement by Premier, or (e) by Premier, if prior to exchanging the Offer Consideration for the Shares hereunder, Ophthalmic withdraws or modifies its approval or recommendation of the Offer in a manner adverse to Premier, or if Ophthalmic approves or recommends a competing proposal from a third party. Each of Premier and Ophthalmic are liable to the other for a termination fee if the Stock Purchase Agreement is terminated as a result of a "material breach" by it. A "material breach" by Premier means any action by Premier to withdraw the Offer unless (i) following good faith efforts by Premier, the conditions to the Offer have not been satisfied or
(ii) a material breach by Ophthalmic has occurred. A "material breach" by Ophthalmic means any action by Ophthalmic, (i) to redeem the Rights, (ii) to amend, terminate or waive rights under the Rights Agreement (other than in conjunction with the Offer), (iii) to solicit a competing proposal, (iv) to negotiate a competing proposal, (v) to abandon, terminate or fail to recommend that its stockholders accept the Offer, or (vi) to withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Premier, the approval or recommendation by the Ophthalmic Board of Directors of the Offer. A copy of the Stock Purchase Agreement is attached as Appendix A hereto.

  Simultaneous with the signing of the Stock Purchase Agreement, Premier entered into individual purchase agreements ("Private Purchase Agreement" or "Private Purchase Agreements") with Mark S. Blumenkranz,

M.D. and Recia Blumenkranz, M.D. (collectively, the "Blumenkranzes"); Stanley Chang, M.D. ("Chang") and JB Oxford & Company ("JBO") providing for these parties to sell to Premier 421,052, 50,000 and 259,308 Shares, respectively, for consideration per Share consisting of (a) $1.75 of cash, (b) $0.25 of Premier Common Stock (measured by a formula in the Private Purchase Agreements, substantively identical to the Exchange Ratio formula provided in this Offer), (c) one Class C Warrant, and (d) one Class D Warrant. Premier, with the assistance of Josephthal, Premier's independent investment and financial advisor, valued such cash and securities at $2.18 per Share. Additionally, JBO sold to Premier, pursuant to the terms of a Private Purchase Agreement, warrants (the "JBO Warrants") to purchase 250,000 Shares. Premier exercised the JBO Warrants on February 26, 1998. The consideration per Share paid by Premier to purchase and exercise the JBO Warrants was equal to the consideration described above. The sales, which occurred on February 26, 1998, together with the exercise of the JBO Warrants, resulted in an aggregate consideration of $2,137,184.80, using the value of $2.18 per Share. The Private Purchase Agreement with the Blumenkranzes (Mark Blumenkranz being an Ophthalmic director) provides for rescission if Premier fails to make, or withdraws, the Offer as provided in the Stock Purchase Agreement. The Private Purchase Agreements with the Blumenkranzes and JBO provide for a purchase price adjustment that will make the purchase consideration to be paid thereunder equal to the Stock Consideration paid under this Offer. Registration rights were granted pursuant to Registration Rights Agreements with the Blumenkranzes, Chang and JBO. The Private Purchase Agreements, the warrants issued to each of the Blumenkranzes, Chang and JBO pursuant to the Private Purchase Agreements (the "Private Warrants"), and the Registration Rights Agreements are incorporated herein by reference and copies of each have been filed with the Commission as an exhibit to the Registration Statement and the Schedule 14D-1. Copies of the Private Purchase Agreements, the Private Warrants and the Registration Rights Agreements may be examined and copies may be obtained at the places and in the manner set forth under the heading "Available Information."

                              TERMS OF THE OFFER

  Premier hereby offers to acquire, on the terms and conditions stated in this Prospectus/Offer to Exchange (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), and the accompanying Letter of Transmittal, each Share validly tendered prior to the Expiration Date and not withdrawn as permitted by "Withdrawal Rights" for (a) $1.75 net in cash, (b) that number of shares of Premier Common Stock determined by the Exchange Ratio, (c) One Class C Warrant, and (d) one Class D Warrant. This Prospectus/Offer to Exchange constitutes the formal offer by Premier.

EXPIRATION DATE

  The term "Expiration Date" means 12:00 midnight, New York City time, on
           , 1998, unless in its sole discretion, Premier shall have extended the period of time for which the Offer is open as may be permitted by the terms of the Stock Purchase Agreement or applicable law, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Premier, shall expire.

EXCHANGE RATIO

  "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $0.25 by the Premier Average Price for either (i) the fifteen (15) consecutive Trading Days ending five (5) Trading Days immediately preceding the Expiration Date, or (ii) the thirty (30) consecutive Trading Days ending twenty (20) Trading Days prior to the Expiration Date, whichever yields the fewer number of shares of Premier Common Stock. Cash will be paid in lieu of any entitlements to fractional shares of Premier Common Stock (after taking into account all Shares tendered by such holder) in an amount equal to the fractional part of the Premier Common Stock multiplied by the "market price" of one share of Premier Common Stock payable as part of the Offer Consideration. See "Exchange of Shares and Delivery of Offer Consideration--Fractional Shares." Tendering Shareholders should periodically verify the trading price of the Premier Common Stock to determine the value of the Premier Common Stock to be issued in the Offer. The Exchange Ratio will change as the market price of the Premier Common Stock changes. Ophthalmic Shareholders may call (800) 452-1346 any time on or after the date hereof through the Expiration Date, for the current Exchange Ratio calculated for purposes of responding to telephone inquiries based on the average of the closing sales prices of Premier Common Stock for the
(i) fifteen (15) consecutive Trading Days preceding the date the call is placed and (ii) the thirty consecutive Trading Days ending sixteen (16) Trading Days preceding the date the call is placed. If the Premier Average Price is equal to the closing price of the Premier Common Stock on the Expiration Date, each Share would be exchanged for, in addition to the Cash Consideration and the Warrants, Stock Consideration having a market value of $0.25 per Share. Should the Premier Average Price be less than the closing price of the Premier Common Stock on the Expiration Date, the Stock Consideration exchanged pursuant to the Offer will have a market value in excess of $0.25 as of the Expiration Date. Should the Premier Average Price be greater than the closing price of the Premier Common Stock on the Expiration Date, the Stock Consideration exchanged pursuant to the Offer will have a market value less than $0.25 per Share as of the Expiration Date. The Exchange Ratio and the Premier Average Price will change as the market price of the Premier Common Stock changes. The actual Premier Average Price and Exchange Ratio will be calculated as of the fifth Trading Day immediately prior to the Expiration Date, as described above, and a press release will be issued announcing the actual Exchange Ratio prior to the opening of the fourth Trading Day prior to the Expiration Date.

  The following table sets forth for illustrative purposes the Exchange Ratio at a variety of assumed Premier Average Prices. This table is illustrative only, the actual Premier Average Price will be determined as set forth above.

                                   MARKET VALUE
                                   OF SHARES OF
      PREMIER                  PREMIER COMMON STOCK MARKET VALUE OF
      AVERAGE                   ON THE EXPIRATION        OFFER
       PRICE    EXCHANGE RATIO         DATE         CONSIDERATION(1)
      -------   -------------- -------------------- ----------------
      $10.00       0.02500            $ 9.75             $2.174
      $10.00       0.02500            $10.25             $2.186
      $10.50       0.02381            $10.00             $2.168
      $10.50       0.02381            $10.75             $2.186
      $11.00       0.02273            $10.75             $2.174
      $11.00       0.02273            $11.25             $2.186
      $11.50       0.02174            $10.75             $2.164
      $11.50       0.02174            $11.75             $2.185

--------
(1) This assumes an aggregate value of $0.18 assigned to the Warrants exchangeable for each validly tendered Share.

THE WARRANTS

 Class C Warrant

  Each Class C Warrant will entitle the holder to $0.25 of Premier Common Stock (measured by the Class C Warrant Share Factor (as defined below)). The Class C Warrant will not become exercisable unless the Net Sales of Qualified Products (both as defined below) for the twelve (12) month period ended August 31, 1998 (the "Class C Warrant Determination Date") equal or exceed $7.0 Million. "Net Sales" means net sales of Qualified Products as determined by generally accepted accounting principles, as consistently applied by Ophthalmic. "Qualified Products" means products sold by and in connection with the current core business of Ophthalmic, including: (i) products related to or arising out of such current core products; (ii) products under development as of the date of this Offer; and (iii) those same products if sold by any successor owner of Ophthalmic's operations. As soon as practicable after the Class C Warrant Determination Date, Premier will determine the Net Sales of Qualified Products for the twelve (12) month period ended on the Class C Warrant Determination Date and will mail to the holders of the Class C Warrants and shall publish in a newspaper of national circulation a notice (an "Exercise Notice") stating whether this condition to the exercisability has been met. The date of such mailing and publication is the "Class C Warrant Notice Date." The Class C Warrant shall be exercisable at the option of the holder at any time from the Class C Warrant Notice Date until 5:00 p.m. (California time) on the ninetieth (90th) day following the Class C Warrant Notice Date (unless earlier terminated as provided in the Class C Warrant). To determine the number of shares of Premier Common Stock for which a Class C Warrant may be exercised, Premier shall determine the average closing sales price of the Premier Common Stock for (i) the fifteen (15) consecutive Trading Days immediately preceding the Class C Warrant Determination Date and (ii) the thirty (30) consecutive Trading Days ending fifteen (15) Trading Days prior to the Class C Warrant Determination Date, and shall calculate the number of shares of the Premier Common Stock, or fraction thereof, which could be purchased at the greater of such two average closing prices for a purchase price of $0.25. The result of this calculation shall be the "Class C Warrant Share Factor." The Class C Warrant Share Factor shall be multiplied by the number of Class C Warrants for which a holder is entitled to determine the number of whole shares of Premier Common Stock for which such holder's Class C Warrants may be exercised. Fractional shares resulting from aggregate exercises shall be rounded to the nearest whole share. The purchase or exercise price per share shall be $0.01, regardless of the number of Class C Warrants which must be exercised to obtain a share of Premier Common Stock. The number and kind of securities that may be acquired upon exercise of the Class C Warrants will be subject to adjustment in certain circumstances in the event of a stock dividend, stock split, reorganization, business combination or other similar event. Nothing contained in the Class C Warrants will be construed as conferring any rights as a stockholder upon a holder until, and only to the extent that, such holder's Class C Warrants shall have been exercised. Except as provided therein, no dividends or interest shall be payable or accrued in respect of any Class C Warrant or the interest represented thereby or the shares of Premier Common Stock purchasable thereunder until, and only to the extent that, the Class C Warrant shall have been exercised. The Class C Warrant and all rights thereunder are transferable and may be sold, transferred, assigned or hypothecated by the holder thereof.

 Class D Warrant

  Each Class D Warrant will entitle the holder to $0.25 of Premier Common Stock (measured by the Class D Share Factor (as defined below)). The Class D Warrant will not become exercisable unless the Net Sales of Qualified Products for the twelve (12) month period ended December 31, 1999 (the "Class D Warrant Determination Date") equal or exceed $11.6 million. For purposes of the Class D Warrants only, firm purchase orders or purchase agreements from purchasers seeking shipments of goods by December 31, 1999, which are accompanied by at least a ten percent (10%) deposit, shall be deemed to be December 1999 sales. As soon as practicable after the Class D Warrant Determination Date, Premier will determine the Net Sales of Qualified Products for the twelve (12) month period ended on the Class D Warrant Determination Date and will mail to the holders of the Class D Warrants, and shall publish in a newspaper of national circulation an Exercise Notice stating whether this condition to the exercisability has been met. The date of such mailing and publication is the "Class D Warrant Notice Date." The Class D Warrant shall be exercisable at the option of the holder at any time from the Class D Warrant Notice Date until 5:00 p.m. (California time) on the ninetieth (90th) date following the Class D Warrant Notice Date (unless earlier terminated as provided in the Class D Warrant). To determine the number of shares of Premier Common Stock for which a Class D Warrant may be exercised, Premier shall determine the average closing sales price of the Premier Common Stock for the (i) for the fifteen
(15) consecutive Trading Days immediately preceding the Class D Warrant Determination Date and (ii) the thirty (30) consecutive Trading Days ending fifteen (15) Trading Days prior to the Class D Warrant Determination Date, and shall calculate the number of shares of the Premier Common Stock, or fraction thereof, which could be purchased at the greater of such two average closing prices for a purchase price of $0.25. The result of this calculation shall be the "Class D Warrant Share Factor." The Class D Warrant Share Factor shall be multiplied by the number of Class D Warrants for which a holder is entitled to determine the number of whole shares of Premier Common Stock for which such holder's Class D Warrants may be exercised. Fractional shares resulting from aggregate exercises shall be rounded to the nearest whole share. The purchase or exercise price per share shall be $0.01, regardless of the number of Class D Warrants which must be exercised to obtain a share of Premier Common Stock. The number and kind of securities that may be acquired upon exercise of the Class D Warrants will be subject to adjustment in certain circumstances in the event of a stock dividend, stock split, reorganization, business combination or other similar event. Nothing contained in the Class D Warrants will be construed as conferring any rights as a stockholder upon a holder until, and only to the extent that, such holder's Class D Warrants shall have been exercised. Except as provided therein, no dividends or interest shall be payable or accrued in respect of any Class D Warrant or the interest represented thereby or the shares of Premier Common Stock purchasable thereunder until, and only to the extent that, the Class D Warrant shall have been exercised. The Class D Warrants and all rights thereunder are transferable and may be sold, transferred, assigned or hypothecated by the holder thereof.

THE OFFER

  Premier hereby offers to purchase, upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), all Shares validly tendered prior to the Expiration Date and not theretofore validly withdrawn. Premier expressly reserves the right, in its sole discretion, at any time and from time to time, to extend for any reason the period of time during which the Offer is open, including the occurrence of any of the conditions specified in "Certain Conditions of the Offer," by giving oral or written notice of such extension to the Exchange Agent. During any such extension, all Shares previously tendered and not validly withdrawn will remain subject to the Offer, subject to the rights of tendering shareholders to withdraw their Shares. See "Withdrawal Rights."

  Consummation of the Offer is conditioned upon, among other things, Premier being satisfied, in its sole discretion, that the Rights remain inapplicable to the Offer and upon Premier's satisfaction of the Regulatory Approvals Condition. If any or all of such conditions are not satisfied, or if any or all of the other events set forth in "Certain Conditions of the Offer" shall have occurred prior to the Expiration Date, Premier reserves the right (but shall not be obligated) to decline to exchange the Offer Consideration for each Share tendered in the Offer and terminate the Offer and return all tendered Shares to the tendering shareholders, or waive or amend any or all other conditions to the Offer to the extent permitted by applicable law and, subject to complying with applicable rules and regulations of the Commission, exchange the Offer Consideration for each Share validly tendered.

  Subject to the applicable regulations of the Commission, Premier expressly reserves the right, in its sole discretion, at any time and from time to time,
(i) to delay acceptance for, exchange of, or, regardless of whether such Shares were theretofore accepted for exchange, exchange of any Shares pending receipt of any regulatory approval specified in "Regulatory Approvals," (ii) to terminate the Offer and not accept for exchange or exchange any Shares upon the occurrence of any of the conditions specified in "Certain Conditions of the Offer" and (iii) to waive any condition or otherwise amend the Offer in any respect, by giving oral or written notice of such delay, termination, waiver or amendment to the Exchange Agent and by making a public announcement thereof. Premier acknowledges that (i) Rule 14e-1(c) under the Exchange Act requires Premier to exchange the consideration offered or return the Shares tendered promptly after the termination or withdrawal of the Offer and (ii) Premier may not delay acceptance for exchange of, or exchange for (except as provided in clause (i) of the first sentence of this paragraph), any Shares upon the occurrence of any of the conditions specified in "Certain Conditions of the Offer" without extending the period of time during which the Offer is open. Under no circumstances will interest be paid on the purchase price for tendered shares, whether or not Premier exercises its right to extend the Offer.

  Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1(d) under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which Premier may choose to make any public announcement, Premier shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service and making any appropriate filing with the Commission.

  If Premier makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, Premier will disseminate additional exchange offer materials and extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act. The minimum period during which a tender offer must remain open following material changes in terms of the Offer or the information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the relevant facts and circumstances, including the relative materiality of the changes to such terms or information. With respect to a change in price or a change in percentage of securities sought, a minimum ten business day period is generally required to allow for adequate dissemination to stockholders and investor response.

  If, prior to the Expiration Date, Premier should decide to decrease the number of Shares being sought or to increase or decrease the consideration being offered in the Offer, such decrease in the number of Shares being sought or such increase or decrease in the consideration being offered will be applicable to all shareholders whose Shares are accepted for exchange pursuant to the Offer and, if at the time notice of any such increase or decrease is first published, sent or given to holders of such Shares, the Offer is scheduled to expire at any time earlier than the period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended at least until the expiration of such ten business day period. For purposes of the Offer, a "business day" shall have the meaning set forth in Rule 14d-1 under the Exchange Act (means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time).

  As of the date of this Prospectus/Offer to Exchange, the Rights are evidenced by the certificates evidencing the Shares and do not trade separately. Accordingly, by tendering a certificate evidencing Shares, a shareholder is automatically tendering a similar number of associated Rights. If, however, pursuant to the Rights Agreement or for any other reason, the Rights detach and separate Rights Certificates (as defined herein) are issued, shareholders will be required to tender one Right for each share of Common Stock tendered in order to effect a valid tender of such share of Common Stock.

  Ophthalmic has agreed to provide its shareholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Prospectus/Offer to Exchange and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on Ophthalmic's shareholder list and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or who are listed as participants in a clearing agency's security position listing.

OPHTHALMIC OPTIONS

  The Offer extends to any shares of Ophthalmic Common Stock which are unconditionally issued or allotted upon the exercise of vested options granted under Ophthalmic option plans or otherwise while the Offer remains open for acceptance. In addition, a proposal is being made to option holders under Ophthalmic option plans in respect of unexercised options pursuant to which such option holders may elect (i) to exercise their existing Ophthalmic options and then tender the Shares received upon such exercise, or (ii) to rollover their existing options. Option holders who elect to rollover their options will receive comparable options from Premier on the terms of the existing relevant Ophthalmic option plan, such options to be issued pursuant to Premier's 1998 Rollover Option Plan. Entitlements to fractional shares of Premier Common Stock will be treated as set forth below. Vested options that are not exercised as of the Expiration Date will be exchanged for Premier options using a formula based upon the Premier Average Price at such time. Unvested options will vest on the earlier to occur of their scheduled vesting date and six (6) months following the Expiration Date. At such time, the newly vested options will be exchanged for Premier options using a formula based upon the Premier Average Price in effect at such time, unless the respective holders of such options elect (prior to the Expiration Date) to have the options exchanged using a formula based upon the Premier Average Price in effect as of the Expiration Date. See "Appendix A--Stock Purchase Agreement."

PROPOSED MERGER

  Premier presently intends, if necessary, as soon as practicable after consummation of the Offer, to propose and seek to have Ophthalmic effect a merger (the "Proposed Merger"), if possible, with Premier pursuant to the provisions of the California General Corporation Law (the "CGCL"). The consideration per share in the Proposed Merger would be substantively equal in value to the Offer Consideration. Under California law, however, any proposed merger may not be accomplished for cash paid to Ophthalmic's shareholders if Premier owns directly or indirectly more than 50% but less than 90% of the then outstanding Shares unless either all the shareholders consent or the Commissioner of Corporations of the State of California approves, after a hearing, the terms and conditions of a proposed merger and the fairness thereof. If the Proposed Merger is consummated, Premier currently intends that Ophthalmic will become a wholly owned subsidiary of Premier.

AFFILIATE'S RESTRICTIONS ON SALE OF SHARES OF PREMIER COMMON STOCK

  The Premier Common Stock to be issued pursuant to the Offer has been registered under the Securities Act pursuant to a Registration Statement, thereby allowing such securities to be traded without restriction by any former holder of Ophthalmic Common Stock if such former holder (i) is not deemed to be an "affiliate" (as defined for the purposes of Rule 144 under the Securities Act) of Premier within 30 calendar days prior to the date of the Offer, and (ii) does not become an affiliate or officer of Premier pursuant to the Offer.

PURCHASE METHOD ACCOUNTING TREATMENT

  It is expected that the consummation of the Offer will be accounted for under the purchase method of accounting.

            EXCHANGE OF SHARES AND DELIVERY OF OFFER CONSIDERATION

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Premier will accept for exchange and will exchange for all shares validly tendered prior to the Expiration Date, and not theretofore withdrawn, after the latest to occur of (a) the Expiration Date or (b) subject to compliance with Rule 14e-1(c) under the Exchange Act, the satisfaction of the Regulatory Approvals Condition. Notwithstanding the immediately preceding sentence and subject to compliance with Rule 14e-1(c) under the Exchange Act, Premier expressly reserves the right to delay acceptance for exchange of, or exchange for, Shares pending receipt of any regulatory approvals specified in "Regulatory Approvals" or in order to comply in whole or in part with applicable laws. Any such delay will be effected in compliance with Rule 14e-1(c) under the Exchange Act (which requires a bidder to pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of such bidder's offer).

  In all cases, the exchange for Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (i) the certificates evidencing such Shares (the "Share Certificates") and, if the Rights are at such time separately traded, certificates representing the Rights associated with shares of Common Stock (the "Rights Certificates") or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares (and Rights, if applicable) into the Exchange Agent's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility" and, together, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in "Procedures for Accepting the Offer and Tendering Shares," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined below) and (iii) any other documents required under the Letter of Transmittal.

  The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation that states that such Book-

Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Premier may enforce such agreement against such participant.

  For purposes of the Offer, Premier will be deemed to have accepted for exchange (and thereby exchanged) Shares validly tendered and not properly withdrawn as, if and when Premier gives oral or written notice to the Exchange Agent of Premier's acceptance for exchange of such Shares pursuant to the Offer. Delivery of the Cash Consideration, the Premier Common Stock and the Warrants in exchange for Shares (and Rights, if applicable) pursuant to the Offer and cash in lieu of fractional shares of Common Stock will be made by the Exchange Agent as soon as practicable after receipt of such notice. The Exchange Agent will act as agent for tendering Ophthalmic shareholders for the purpose of receiving the Offer Consideration (including cash to be paid in lieu of fractional shares of Premier Common Stock) from Premier and transmitting such Offer Consideration to tendering Ophthalmic shareholders. Under no circumstances will interest be paid by Premier by reason of any delay in making such exchange.

  If any tendered Shares are not accepted for exchange for any reason pursuant to the terms and conditions of the Offer or if certificates are submitted evidencing more Shares than are tendered or accepted for exchange, certificates evidencing unexchanged Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedure set forth in "Procedures for Accepting the Offer and Tendering Shares," such Shares will be credited to an account maintained at such Book-Entry Transfer Facility), as promptly as practicable following the expiration or termination of the Offer.

  If, prior to the Expiration Date, Premier increases the consideration to be exchanged per Share pursuant to the Offer, Premier will exchange such increased consideration for all such Shares exchanged pursuant to the Offer, whether or not such Shares were tendered prior to such increase in consideration.

  Premier reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to exchange all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Premier of its obligations under the Offer and will in no way prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for exchange pursuant to the Offer.

FRACTIONAL SHARES

  Each holder of Shares tendered for exchange pursuant to this Offer who would otherwise have been entitled to receive a fraction of a share of Premier Common Stock (after taking into account all Shares tendered by such holder) shall receive, in lieu thereof, cash in an amount equal to the fractional part of the Premier Common Stock multiplied by the "market price" of one share of Premier Common Stock, payable as part of the Offer Consideration. The "market price" of one share of Premier Common Stock shall be the closing price of such common stock as reported on the NNM (as published in The Wall Street Journal or, if not published therein, any other authoritative source) on the last Trading Date preceding the Expiration Date.

            PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES

VALID TENDER

  In order for a holder of Shares to validly tender Shares pursuant to the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or any Agent's Message (in the case of any book-entry transfer) and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus/Offer to Exchange and either (i) the certificates evidencing tendered Shares must be received by the Exchange Agent at such address or such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the tendering shareholder must comply with the guaranteed delivery procedures described below.

  THE METHOD OF DELIVERY OF SHARE CERTIFICATES, RIGHTS CERTIFICATES (IF APPLICABLE) AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

BOOK-ENTRY TRANSFER

  The Exchange Agent will establish accounts with respect to the Shares at the Book-Entry Transfer Facilities for purposes of the Offer within two business days after the date of this Prospectus/Offer to Exchange. Any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make a book-entry delivery of Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at a Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus/Offer to Exchange prior to the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedure described below.

  DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

SIGNATURE GUARANTEES

  No signature guarantee is required on the Letter of Transmittal if (i) the Letter of Transmittal is signed by a registered holder of Shares who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) such shares are tendered for the account of an Eligible Institution (as defined below). In all other cases, signatures on Letters of Transmittal must be guaranteed by a firm which is a member of the Medallion Signature Guarantee Program, or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-5 promulgated under the Exchange Act (each of the foregoing being referred to as an "Eligible Institution"). If a certificate is registered in the name of a person other than the signer of the Letter of Transmittal, or if exchange is to be made, or a Share Certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the Share Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share Certificate, with the signature(s) on such Share certificate or stock powers guaranteed by an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

GUARANTEED DELIVERY

  If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates evidencing such Shares are not immediately available or such shareholder cannot deliver the certificates and all other required documents to the Exchange Agent prior to the Expiration Date, or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered, provided that all the following conditions are satisfied:

  (i)  such tender is made by or through an Eligible Institution;

  (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Premier, is received prior to the Expiration Date by the Exchange Agent as provided below; and

  (iii) the certificates (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the form of Notice of Guaranteed Delivery made available by Premier.

  In all cases, exchange for Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of the certificates evidencing such Shares, or a Book-Entry Confirmation of the delivery of such Shares, and the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal.

DISTRIBUTION OF RIGHTS

  Unless the Rights are redeemed prior to the Expiration Date, holders of Shares will be required to tender one Right for each Share tendered to effect a valid tender of such Share. Unless and until the Distribution Date (as defined below) occurs, the Rights are represented by and transferred with the Shares. Accordingly, if the Distribution Date does not occur prior to the Expiration Date, a tender of Shares will constitute a tender of the associated Rights. If the Distribution Date has occurred, certificates representing a number of Rights equal to the number of shares of Common Stock being tendered must be delivered to the Exchange Agent in order for such shares of Common Stock to be validly tendered. If the Distribution Date has occurred, a tender of shares of Common Stock without Rights constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of shares of Common Stock tendered pursuant to the Offer to the Exchange Agent within three NYSE trading days after the date such certificates are distributed. Premier reserves the right to require that it receive such certificates prior to accepting shares of Common Stock for exchange. Exchange for shares of Common Stock tendered and exchanged pursuant to the Offer will be made only after timely receipt by the Exchange Agent of, among other things, such certificates, if such certificates have been distributed to holders of shares of Common Stock. Premier will not exchange any additional consideration for the Rights tendered pursuant to the Offer.

DETERMINATION OF VALIDITY

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares will be determined by Premier in its sole discretion, which determination shall be final and binding on all parties. Premier reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. Premier also reserves the absolute right to waive any condition of the Offer, except for Premier's obligations to satisfy the Regulatory Approvals Condition, or any defect or irregularity in the tender of any Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of Premier, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Premier's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

OTHER REQUIREMENTS

  By executing the Letter of Transmittal as set forth above, a tendering shareholder irrevocably appoints designees of Premier as such shareholder's proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder's rights with respect to the Shares (including the associated Rights) tendered by such shareholder and accepted for exchange by Premier (and with respect to any and all other Shares or other securities issued or issuable in respect of such Shares on or after the date of this Prospectus/Offer to Exchange). All such proxies shall be considered coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, Premier accepts such Shares for payment. Upon such acceptance for exchange, all prior proxies given by such shareholder with respect to such Shares (and such other Shares and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed by such shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto. The designees of Premier will, with respect to the Shares for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual or special meeting of Ophthalmic's shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. Premier reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Premier's exchange for such Shares, Premier must be able to exercise full voting rights with respect to such Shares.

  The acceptance for exchange by Premier of Shares pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and Premier upon the terms and subject to the conditions of the Offer.

  TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO OFFER CONSIDERATION EXCHANGED FOR PURSUANT TO THE OFFER, EACH SUCH SHAREHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH SUCH SHAREHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH SHAREHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 IN THE LETTER OF TRANSMITTAL. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

                               WITHDRAWAL RIGHTS

  Except as otherwise provided hereunder, tenders of Shares made pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for exchange by Premier pursuant to the Offer, may also be withdrawn at any time after 60 days following the date that the Prospectus/Offer to Exchange is declared effective by the Commission. If Premier extends the Offer, is delayed in its acceptance for exchange of Shares or is unable to accept Shares for exchange pursuant to the Offer for any reason, then, without prejudice to Premier's rights under the Offer, the Exchange Agent may, nevertheless, on behalf of Premier, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described herein, subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of securities holders promptly after termination or withdrawal of the tender offer. Any such delay will be by an extension of the Offer to the extent required by law.

  For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover page of this Prospectus/Offer to Exchange. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares. If certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in "Procedures for Accepting the Offer and Tendering Shares," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.

  All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Premier, in its sole discretion, which determination will be final and binding. None of Premier, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

  Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in "Procedures for Accepting the Offer and Tendering Shares."

                          DIVIDENDS AND DISTRIBUTIONS

  If, on or after the date of this Prospectus/Offer to Exchange, Ophthalmic should (i) split, combine or otherwise change the Shares or its capitalization, (ii) acquire or otherwise cause a reduction in the number of outstanding Shares or (iii) issue or sell any additional Shares, shares of any other class or series of capital stock, other voting securities or any securities convertible into, or options, rights or warrants, conditional or otherwise, to acquire, any of the foregoing, then, without prejudice to Premier's rights under "Certain Conditions of the Offer," Premier, in its sole discretion, may make such adjustments to the purchase price and other terms of the Offer (including the number and type of securities to be purchased) as it deems appropriate to reflect such split, combination or other change.

  If, on or after the date of this Offer, Ophthalmic should declare or pay any dividend on the Shares or make any other distribution (including the issuance of additional shares of capital stock pursuant to a stock dividend or stock split, the issuance of other securities or the issuance of rights for the purchase of any securities) with respect to the Shares that is payable or distributable to shareholders of record on a date prior to the transfer to the name of Premier or its nominee or transferee on Ophthalmic's stock transfer records of the Shares purchased pursuant to the Offer, then, without prejudice to Premier's rights under "Certain Conditions of the Offer", (i) the purchase price per Share payable by Premier pursuant to the Offer will be reduced to the extent any such dividend or distribution is payable in cash and (ii) any non-cash dividend, distribution or right shall be received and held by the tendering shareholder for the account of Premier and will be required to be promptly remitted and transferred by each tendering shareholder to the Exchange Agent for the account of Premier, accompanied by appropriate documentation of transfer. Pending such remittance and subject to applicable law, Premier will be entitled to all the rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Premier in its sole discretion.

             SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion, subject to the limitations set forth herein, describes the material federal income tax consequences of the Offer to holders of Shares who hold the Shares as capital assets and exchange Shares for cash and other consideration pursuant to the Offer. The tax consequences to a specific shareholder may vary depending upon such shareholder's particular tax situation, and the discussion set forth below may not apply to certain categories of holders of Shares subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as foreign shareholders, securities dealers, broker-dealers, insurance companies, financial institutions, tax-exempt entities and shareholders who acquired such Shares pursuant to an exercise of an employee stock option or otherwise as compensation or who hold restricted stock. The discussion is based on the Code as in effect on the date of this Prospectus/Offer to Exchange, as well as regulations promulgated thereunder, existing administrative interpretations and court decisions currently in effect, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations and does not address state, local or foreign tax laws. Since the Offer is conditioned upon, among other events, the Rights having been redeemed or invalidated or being otherwise inapplicable to the Offer, this tax discussion assumes the satisfaction of such condition and thus no allocation of consideration to the Rights or the Rights Certificates. No ruling will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the Offer and thus there can be no assurance that the IRS will agree with the discussion set forth below.

  The exchange of Shares for cash, Premier Common Stock and the Warrants pursuant to the Offer will be taxable to exchanging shareholders of Ophthalmic. Each shareholder of Ophthalmic tendering pursuant to the Offer will recognize capital gain or loss for federal income tax purposes measured by the difference between such shareholder's tax basis in such shareholder's Shares tendered in the Offer and the amount of cash and the value of Premier Common Stock and the Warrants received by such shareholder. (See "Taxation of Capital Gains" below.) Premier, with the assistance of Josepthal, has valued each Class C Warrant at $0.15, each Class D Warrant at $0.03 and the Stock Consideration at $0.25, for each Share exchangeable pursuant to this Offer.

  SHAREHOLDERS OF OPHTHALMIC SHOULD CONSIDER THAT THE OFFER CONSIDERATION WILL BE PARTIALLY OR FULLY TAXABLE TO THEM AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE OFFER AND THE PROPOSED MERGER.

TAXATION OF CAPITAL GAINS

  Under recently enacted legislation, a non-corporate shareholder would be subject to tax at ordinary income rates if the Shares were held for one year or less, at a maximum rate of 28% if held for more than one year but not more than eighteen months, and at a maximum rate of 20% if held for more than eighteen months.

TRANSFER TAXES

  Premier will not pay any transfer taxes applicable to the exchange of shares of Ophthalmic Common Stock tendered and accepted pursuant to the Offer. Such taxes, if any, will be the responsibility of the tendering holder.

WITHHOLDING

  Shareholders (other than tax-exempt persons, corporations and certain foreign individuals) who tender shares may be subject to 31% backup withholding unless those shareholders provide a taxpayer identification number ("TIN") and are certain that the TIN is correct or properly certify that they are awaiting a TIN. A shareholder may avoid backup withholding by properly completing and signing the Substitute Form W-9 included as part of the Letter of Transmittal. If a shareholder who is subject to backup withholding does not properly complete and sign the substitute Form W-9, Premier will withhold 31% with respect to any consideration received pursuant to the Offer.

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT APPLY TO CERTAIN CATEGORIES OF HOLDERS OF SHARES SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN HOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION, OR WHO HOLD RESTRICTED STOCK, OR WHO ARE SUBJECT TO ALTERNATIVE MINIMUM TAX. SHAREHOLDERS OF OPHTHALMIC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE OFFER, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE OFFER.

    EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES, EXCHANGE LISTING AND
                       EXCHANGE ACT REGISTRATION UPDATE

  The acquisition of Shares by Premier pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares held by the public. The acquisition of Shares pursuant to the Offer can also be expected to reduce the number of holders thereof.

  Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the requirements of the Boston Stock Exchange and Nasdaq for continued inclusion on the SCM. Nasdaq requires that an issuer (a) have at least 500,000 publicly held shares, (b) be held by at least 300 shareholders, (c) have a market value of at least $1.0 million, (d) maintain a minimum bid price of at least $1 per share and (e) have at least two market makers or a market capitalization of at least $35.0 million or net income of $500,000 during the last fiscal year or two of the three last fiscal years.

  On March 3, 1998, the Boston Stock Exchange suspended Ophthalmic's Common Stock from trading and filed for delisting with the Commission for not meeting one or more of the minimum listing requirements of the Boston Stock Exchange. Nasdaq has also indicated that it intends to suspend trading and delist Ophthalmic's Common Stock from the SCM. A request has been made seeking to continue listing on the SCM until the Expiration Date. The decision is pending and is expected to be forthcoming.

  If Nasdaq were to delist the Shares, it is possible that the Shares would continue to trade on another securities exchange or in the over-the-counter market and that price or other quotations would be reported by such exchange or other sources. The extent of the public market therefor and the availability of such quotations would depend, however, upon such factors as the number of shareholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. Premier cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Offer Consideration.

  The Shares are currently registered under the Exchange Act. Such registration may be terminated upon application by Ophthalmic to the Commission if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders. It is the intention of Premier to seek to cause an application for such termination to be made as soon after consummation of the Offer as the requirements for termination of the registration of Shares are met. The termination of the registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by Ophthalmic to holders of Shares and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with shareholders' meetings and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Shares. In addition, "affiliates" of Ophthalmic and persons holding "restricted securities" of Ophthalmic may be deprived of the ability to dispose of such securities pursuant to Rules 144 and 144A promulgated under the Securities Act. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for reporting on Nasdaq.

                        CERTAIN CONDITIONS OF THE OFFER

  Pursuant to the terms of the Stock Purchase Agreement, notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Premier's rights to extend and amend the Offer at any time, in its sole discretion, Premier shall not be required to accept for exchange or, subject to any applicable rules or regulations of the Commission, including Rule 14e-1(c) under the Exchange Act, exchange for any Shares or options tendered pursuant to the Offer, and may terminate or amend the Offer, if (i) any one or more of the Rights Condition and the Regulatory Approval Condition shall not have been satisfied or (ii) prior to the acceptance for exchange or exchange for any Shares, any of the following conditions shall exist:

    (a) there shall have been instituted or be pending any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity"), or by any other person, domestic or foreign, before any court or Governmental Entity, (i) challenging or seeking to, or which is reasonably likely to, make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or seeking to, or which is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by federal securities laws and the CGCL (each as in effect on the date this Prospectus/Offer to Exchange is filed with the SEC in connection with the Offer), in connection with the making of the Offer, the acceptance for exchange of, or exchange for, any Shares by Premier or any other affiliate of Premier or other business combination with Ophthalmic, or seeking to obtain material damages in connection therewith; (ii) seeking to prohibit or limit materially the ownership or operation by Ophthalmic, Premier or any of their subsidiaries of all or any material portion of the business or assets of Ophthalmic, Premier or any of their subsidiaries, or to compel Ophthalmic, Premier or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Ophthalmic, Premier or any of their subsidiaries;
  (iii) seeking to impose or confirm limitations on the ability of Premier or any other affiliate of Premier to exercise effectively full rights of ownership of any Shares (including the Rights associated with Shares), including, without limitation, the right to vote any Shares acquired by Premier pursuant to the Offer or otherwise on all matters properly presented to Ophthalmic's shareholders; (iv) seeking to require divestiture by Premier or any other affiliate of Premier of any Shares; (v) seeking any material diminution in the benefits expected to be derived by Premier, or any other affiliate of Premier as a result of the transactions contemplated by the Offer or any other similar business combination with Ophthalmic;
  (vi) otherwise directly or indirectly relating to the Offer or which otherwise, in the reasonable judgment of Premier and Ophthalmic, might materially adversely affect Ophthalmic or Premier, or any other affiliate of Premier; or (vii) which otherwise, in the reasonable judgment of Premier and Ophthalmic, is reasonably likely to materially adversely affect the business, operations (including, without limitation, results of operations), properties (including, without limitation, intangible properties), condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of either Ophthalmic or Premier;

    (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Premier, Ophthalmic or any subsidiary or affiliate of Premier or (ii) the Offer or other business combination by Premier or any affiliate of Premier with Ophthalmic, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, which, in the sole judgment of Premier, is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (vii) of paragraph (a) above;

    (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on Nasdaq, the NYSE or any other securities exchange, (ii) any decline, measured from the close of business on February 25, 1998, in the Standard & Poor's 500 Index by an amount in excess of 20%, (iii) any material adverse change in United States currency exchange rates or a suspension of, or limitation on, currency exchange markets, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the sole judgment of Premier, might affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on February 25, 1998, a material acceleration or worsening thereof;

    (d) Ophthalmic shall have, directly or indirectly, (i) split, combined or otherwise changed, or authorized or proposed a split, combination or other change of, the Shares or its capitalization, (ii) issued or sold, or authorized or proposed the issuance, distribution or sale of, additional Shares (other than the issuance of Shares under options and warrants outstanding prior to the date of this Prospectus/Offer to Exchange, in accordance with the terms of such options as such terms have been publicly disclosed prior to the date of this Prospectus/Offer to Exchange), shares of any other class of capital stock, other voting securities or any securities convertible into, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, (iii) declared or paid, or proposed to declare or pay, any dividend or other distribution, whether payable in cash, securities or other property, on or with respect to any shares of capital stock of Ophthalmic, (iv) altered or proposed to alter any material term of any outstanding security (including the Rights) other than to amend the Rights Agreement to make the Rights inapplicable to Premier, (v) authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual or other right of Ophthalmic or any comparable event not in the ordinary course of business, (vi) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement, arrangement or understanding with any person or group that in the sole judgment of Premier could adversely affect either the value of Ophthalmic or any of its subsidiaries, joint ventures or partnerships or the value of the Shares to Premier or any affiliate of Premier, (vii) entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its employees, consultants or directors, or made grants or awards thereunder, other than in the ordinary course of business or entered into any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons, (viii) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) of Ophthalmic or any of its subsidiaries, or Premier shall have become aware of any such action that was not disclosed in publicly available filings prior to the date of this Prospectus/Offer to Exchange, or (ix) except as contemplated by the Stock Purchase Agreement amended or authorized or proposed any amendment to Ophthalmic's Restated Articles of Incorporation or Bylaws, or Premier shall have become aware that Ophthalmic shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to the date of this Prospectus/Offer to Exchange;

    (e) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer or a merger, consolidation or other business combination with Ophthalmic;

    (f) any approval, permit, authorization or consent of any governmental authority or agency needed for the Offer shall not have been obtained on terms satisfactory to Premier or Premier shall have been notified by Ophthalmic that such terms are not satisfactory to Ophthalmic;

    (g) the Stock Purchase Agreement shall have been terminated in accordance with its terms; or

    (h) Ophthalmic's Board of Directors shall have publicly withdrawn or modified in any manner adverse to Premier its recommendation that shareholders accept the Offer.

  The foregoing conditions (including those set forth in clause (i) of the initial paragraph) are for the sole benefit of Premier and may be asserted by Premier regardless of the circumstances giving rise to any such conditions and may be waived by Premier, in whole or in part, at any time and from time to time, in its reasonable discretion. The failure by Premier at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                     PREMIER'S REASONS FOR THE TRANSACTION

  Premier is seeking to acquire Shares pursuant to the Offer in order to ultimately obtain the entire equity interest in Ophthalmic. Following the closing of the Private Purchase Agreements (the "Private Acquisition") Premier owned approximately 51.3% of the issued and outstanding Shares of Ophthalmic.

  Premier believes that its target market, the medical laser industry, is subject to intense competition and is characterized by rapid technological changes. Premier believes that its ability to compete successfully against traditional treatments, competitive laser systems and treatments that may be developed in the future will depend on its ability to create and maintain advanced technology, develop proprietary products, obtain required regulatory and clearances for its products, attract and retain scientific personnel, obtain patent or other proprietary protection for its products and technologies, and manufacture and successfully market products either alone or through other parties. Consequently, a key element of Premier's business strategy has been to seek growth through acquisition in order to achieve these objections. Premier participates in three primary market segments: dentistry, surgery and ophthalmology.

  Premier believes that the acquisition of Ophthalmic offers Premier an opportunity to improve its competitive position in the ophthalmology market. A substantial portion of Ophthalmic's business involves the business of designing, developing, manufacturing and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field.

  In evaluating Premier's acquisition of Shares, including pursuant to the Offer and the Private Acquisition, the Board of Directors of Premier (the "Premier Board"), with assistance of Josephthal and outside counsel considered the following factors: (i) Premier's ability to sell its products through the combined Ophthalmic and EyeSys-Premier marketing and sales organization; (ii) Premier's ability to expand sales of Ophthalmic's products through its international distribution network; (iii) the expectation that Premier's sales will be benefitted by Ophthalmic's reputation in the ophthalmic field; (iv) the ability to sell Premier's ophthalmic lasers in conjunction with Ophthalmic's reliable and high quality retinal imaging systems; and (v) the fact that Premier's and Ophthalmic's products complement each other in the retinal glaucoma field.

  The Premier Board considered each of the factors listed above to be beneficial to the Premier shareholders. Based on this analysis, the Premier Board determined that the Offer is fair to, and in the best interests of, the Premier shareholders. The foregoing discussion of the information and factors considered by the Premier Board is not intended to be exhaustive, and were considered collectively by the Premier Board in connection with its review of the Stock Purchase Agreement and the terms of the Offer. The decision of the Premier Board to approve the Stock Purchase Agreement and the transactions contemplated thereby, including the Offer and the Private Acquisition, was based on its consideration of many factors, including those noted above, taken as a whole. The Premier Board did not analyze specific factors in isolation. In view of the variety of factors considered in connection with its evaluation of the Stock Purchase Agreement and the transactions contemplated thereby, including the Offer and the Private Acquisition, the Premier Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Premier Board may have given different weights to different factors.

  The Premier Board also considered specific risk factors in connection with the acquisition of Shares, including pursuant to the Offer and the Private Acquisition. Such factors included the following: (i) the value of the Stock Consideration and the Warrant Consideration given for each Share may vary due to the calculation of the Premier Average Price and the Exchange Ratio after giving effect to the market value of the Premier Common Stock on the Expiration Date; (ii) operating synergies between Premier and Ophthalmic may not, or may be slow, to materialize; (iii) the dilution to holders of Premier Common Stock resulting from the issuance of the Stock Consideration pursuant to the Offer and shares of Premier Common Stock pursuant to the exercise of the Warrants, if the conditions for exercise contained therein are met; and
(iv) Ophthalmic's operating losses to be borne by Premier.

  The Premier Board concluded, in its business judgment, that the factors favoring adoption of the Stock Purchase Agreement, and the acquisition of Shares pursuant to the Private Acquisition and this Offer, outweighed the risk factors identified above.

  THE PREMIER BOARD BELIEVES THAT THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THIS OFFER AND THE PRIVATE ACQUISITION, ARE FAIR TO, AND IN THE BEST INTEREST OF PREMIER AND ITS SHAREHOLDERS.

                            FUTURE PLANS OF PREMIER

  Following the Offer, Premier and persons related to or affiliated with Premier may acquire additional Shares. Any such acquisition may be made through private purchases, through one or more future tender or exchange offers or by any other means deemed advisable by Premier in its sole discretion. Any such acquisition may be at a price higher or lower than the price to be paid for the Shares acquired pursuant to the Offer, and may be for cash or other consideration. Premier also may consider selling some or all of the Shares it acquires pursuant to the Offer, depending among other things on liquidity, strategic, tax and other considerations.

  Premier presently intends, if necessary, as soon as practicable after consummation of the Offer, to propose and seek to have Ophthalmic effect the Proposed Merger, if possible, with Premier pursuant to the provisions of the CGCL. The consideration per Share in the Proposed Merger would be substantively equal in value to the Offer Consideration. Under California law, however, any proposed merger may not be accomplished for cash paid to Ophthalmic's shareholders if Premier owns directly or indirectly more than 50% but less than 90% of the then outstanding Shares unless either all of the shareholders consent or the Commissioner of Corporations of the State of California approves, after a hearing, the terms and conditions of a proposed merger and the fairness thereof. If the Proposed Merger is consummated, Premier currently intends that Ophthalmic will become a wholly owned subsidiary of Premier.

  If Premier is successful in acquiring the Shares it is tendering for pursuant to the Offer, it intends to conduct a review of Ophthalmic and Ophthalmic's assets, operations, properties, management and personnel and consider what, if any, recommendations, suggestions, actions or changes Premier believes would be desirable in connection with Ophthalmic in light of the circumstances that then exist. Premier intends to approach current management of Ophthalmic with such possible recommendations suggestions, actions and changes.

  Except as set forth in this Prospectus/Offer to Exchange, Premier has no present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, reallocation of operations or sale or transfer of assets involving Ophthalmic or any material change in Ophthalmic's structure, business or composition of its management or personnel.

                OPHTHALMIC'S REASONS FOR RECOMMENDING THE OFFER

  In evaluating and determining to approve the Stock Purchase Agreement and the transactions contemplated thereby, including the Offer and the Private Acquisition, the Board of Directors of Ophthalmic (the "Ophthalmic Board"), with the assistance of Cowen & Company ("Cowen"), Ophthalmic's independent financial advisor, and outside counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Stock Purchase Agreement primarily on the following factors:

    (i) The financial terms of the Offer, including the value of consideration offered, the premium to book value paid, prices paid in comparable transactions, relative earnings per share, and shareholders' equity of Premier and Ophthalmic.

    (ii) The likely delisting of Ophthalmic Common Stock by Nasdaq and the Boston Stock Exchange, and the resulting lack of liquidity for Ophthalmic Common Stock, and the active trading market for the Premier Common Stock, as well as the future prospects for appreciation of such stock.

    (iii) The future prospects of Ophthalmic and possible alternatives to the proposed Offer, including the prospects of continuing as an independent company. The Ophthalmic Board also considered the market risks of proceeding independently, the timing of the Offer, and the prospects of receiving a better financial offer from another third party. In this regard, the Ophthalmic Board considered the Company's cash flow problems and the limited sources of available funds for maintaining its operations, and that Premier could furnish the cash necessary for the Company to continue its ongoing operations and to develop its products.

    (iv) Information with respect to the financial condition, results of operations, and the prospects of Ophthalmic and the current industry, economic, and market conditions, as well as the risks associated with achieving those prospects.

    (v) The financial presentation by and opinion of Cowen that, as of the date of such opinion, the financial terms of the Offer as provided in the Stock Purchase Agreement were fair, from a financial point of view, to Ophthalmic stockholders (other than Premier and its affiliates). The opinion of Cowen is further described in "Opinion of Ophthalmic's Financial Advisor" and is attached as Appendix F hereto.

    (vi) The fact that if Ophthalmic wished to maintain its current level of operations and to achieve profitability, significant capital would have to be raised from outside sources, possibly from a public offering, and the opinion of the Ophthalmic Board that the ability to raise such funds was questionable; and that to maximize the stockholder value with the current Premier offer was a better choice in relation to the risks and uncertainties associated with raising such additional capital.

    (vii) To the extent that Ophthalmic Common Stock continues to be listed and traded on SCM or the Boston Stock Exchange (which prospects for continued listing appeared unlikely), the Ophthalmic Board considered the relative lack of liquidity for Ophthalmic Common Stock as a SCM securities, the consideration to be received by Ophthalmic Stockholders in the Offer in relation to the current market price of Ophthalmic Common Stock, and the fact that the Offer would afford Ophthalmic Stockholders the opportunity to exchange their shares for an ownership interest in a combined enterprise which was larger and had greater financial resources than Ophthalmic on a stand-alone basis, and whose securities were publicly traded on NMS.

    (viii) The compatibility of the respective businesses and the management philosophies of Ophthalmic and Premier, including the desires of Ophthalmic and Premier to expand their ophthalmic imaging operations.

    (ix) The business, financial, and earning prospects of Premier, the potential for growth in Premier Common Stock, and the competence, integrity, and experience of Premier and its management.

  Each of the above factors support, directly or indirectly, the determination of the Ophthalmic Board as to the fairness of the Offer. Accordingly, based on all of the foregoing factors, and such other matters as deemed relevant, the Ophthalmic Board unanimously approved and adopted the Stock Purchase Agreement and the Offer. The Ophthalmic Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the Ophthalmic Board did place special emphasis on the consideration payable in the proposed Offer, the potential delisting of the Ophthalmic Common Stock, and the receipt of a fairness opinion from its financial advisor. See "Opinion of Ophthalmic's Financial Advisor."

  THE OPHTHALMIC BOARD BELIEVES THAT THE OFFER IS FAIR TO, AND IN THE BEST INTEREST OF, OPHTHALMIC AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT OPHTHALMIC SHAREHOLDERS TENDER THEIR SHARES IN THE OFFER.

               BACKGROUND OF THE OFFER; CONTACTS WITH OPHTHALMIC

  In the ordinary course of business, Premier analyzes a broad range of strategic alternatives, including possible business combinations with other companies in the surgical laser, laser waveguides and laser fiber optic device businesses. Over the past year, Premier has monitored Ophthalmic as a potential acquisition candidate.

  Over the period from October 1997 through December 31, 1997 Premier acquired an aggregate of 1,151,398 shares of Ophthalmic Common Stock.

  On or about December 17, 1998, Premier engaged Josephthal to assist it in connection with its potential interest in Ophthalmic and to, among other things, evaluate Ophthalmic's business, prospects and financial condition, the market for the Shares, other opportunities available to Premier, prospects for Premier's own business, general economic conditions, money and stock market conditions and other future developments and factors deemed material to Premier's investment decision. See "Fees and Expenses."

  On December 29, 1997, Premier filed a Schedule 13D disclosing the acquisition of approximately 28% of the shares of Ophthalmic Common Stock.

  Effective December 31, 1997, Ophthalmic adopted and implemented the Rights
Plan.

  On January 5, 1998, Premier amended its Schedule 13D to disclose that it had increased its holdings in Ophthalmic to approximately 29.5% prior to December 31, 1997.

  On or about January 7, 1998, representatives of Premier contacted Ophthalmic to set a time to meet for an informal discussion of their interest in a possible transaction involving the two companies.

  On or about January 14, 1998, members of management of Premier and Ophthalmic met to discuss each company's business and Ophthalmic's prospects.

  On January 16, 1998, Premier extended a proposal both by letter to the Board of Directors of Ophthalmic and via press release to acquire the Shares that Premier did not already own for $1.75 per share in cash in a friendly transaction, provided Ophthalmic modify its Rights Plan to permit the transaction to proceed. Following is the text of the proposal letter:

  Dear Mr. Verdooner:

    I am pleased to present this proposal for the acquisition by Premier Laser Systems of Ophthalmic.

    Pursuant to the transaction, Ophthalmic shareholders would receive $1.75 per share in cash. Assuming your board of directors is receptive to the proposal, we would meet to negotiate definitive documentation as soon as possible. We expect this documentation to contain a "no shop" provision, but to provide that Ophthalmic would be entitled to accept an unsolicited higher offer. In the event it elected to do so, however, Ophthalmic would pay Premier a break-up fee equal to 10% of the value of the other transaction. Of course, we also assume that Ophthalmic will modify its shareholders rights plan as necessary to permit this transaction to go forward.

    Our proposal of $1.75 represents a substantial premium over Ophthalmic's bid price of $1.34 on January 15, and even a larger premium over the approximately $.62 price at which Ophthalmic was trading prior to Premier's involvement. We hope that you and your Board will agree that this is a highly attractive proposal for Ophthalmic and its shareholders.

    We request that Ophthalmic respond in writing to this proposal no later than 5:00 p.m. on Thursday, January 22. If we do not receive a positive response by such date, this proposal will be withdrawn and we will consider our other alternatives.

  On January 18, 1998, the Ophthalmic Board held a special meeting to consider the unsolicited offer of Premier. At this meeting the Ophthalmic Board determined that it should engage the services of an investment banking firm to assist them in evaluating the Premier offer and to evaluate other alternatives available to Ophthalmic. During this meeting, representatives of Cowen discussed generally with the Ophthalmic Board the various strategies that the Ophthalmic Board could consider in connection with Premier's unsolicited offer.

  On January 20, 1998 Ophthalmic issued the following press release in response to Premier's January 16, 1998, unsolicited offer:

  SACRAMENTO, CALIFORNIA, January 20, 1998--Ophthalmic Imaging Systems (NASDAQ Small Cap: OISI) announced today that it has received an unsolicited bid from Premier Laser Systems, Inc., proposing to acquire Ophthalmic in an all cash transaction in which shareholders would receive $1.75 per share. Premier has set 5:00 p.m. on Thursday, January 22, 1998 as a deadline for responding to its offer. The Board of Directors of Ophthalmic has indicated that it will evaluate and consider the Premier bid in due course. An announcement of the Board of Directors' response, if any, to the Premier bid will be made following its evaluation of the proposal.

    Ophthalmic also announced that it has retained the investment banking firm of Cowen & Company to assist the Board of Directors in evaluating the Premier bid and in analyzing other alternatives available to Ophthalmic, including the possibility of remaining independent. No specific time frame has been established by Ophthalmic for completing its evaluation of the Premier bid or any other alternatives which the Company may consider.

    Headquartered in Sacramento, California, Ophthalmic is engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field.

  On January 23, 1998, Premier sent a letter to Ophthalmic requesting that it provide a list of Ophthalmic's shareholders for purposes related to Premier's interests as a shareholder of Ophthalmic. Specifically, to ascertain the identity of the other Ophthalmic shareholders in order to communicate with them to consider whether to call a special meeting of shareholders and solicit proxies for such a meeting.

  On or about January 25, 1998, members of Premier's management met with certain of Ophthalmic's directors to further discuss each company's business. Representatives of Ophthalmic informed Premier that Premier's proposal to pay Ophthalmic's shareholders $1.75 per share (as proposed in Premier's January 16 letter) did not fairly represent Ophthalmic's value.

  On or about January 27, 1998, members of Premier's management met with the remaining Ophthalmic directors and discussed potential terms of a deal involving the two companies. On or about January 28, 1998, representatives of Premier telephoned Ophthalmic's chief executive officer, who disclosed that Premier would be interested in agreeing to a possible transaction between the companies.

  Between January 28 and January 30, 1998, representatives of the companies had daily telephone conversations to discuss the general terms of a possible transaction, including pricing. On or about January 29, 1998, Premier proposed to Ophthalmic that it pay the Opthalmic shareholders consideration substantively equal to the Offer Consideration. On January 30, 1998, the Ophthalmic Board held a special meeting to consider the revised Premier offer, at which they discussed, with representatives of Cowen, the proposed offer. After further negotiations concerning the price and form of the offer consideration, Premier and Ophthalmic agreed to the basic terms and conditions of the Offer and the price per share to be paid as part of the Offer. The Ophthalmic Board authorized its Chief Executive Officer to negotiate the final terms of the agreement. Thereafter, representatives of Premier and Ophthalmic began negotiating the definitive terms of a stock purchase agreement between Ophthalmic and Premier and the terms of the Private Acquisition.

  Between February 4 and February 6, 1998, representatives of the companies had various conversations to negotiate the terms of the Warrants. On or about February 9, 1998, representatives of Premier visited Ophthalmic's facilities and commenced their financial, operational and legal due diligence investigation of Ophthalmic.

  On February 12, 1998, Premier entered into a standstill agreement (the "Standstill Agreement") with Ophthalmic, wherein, among other things, until March 6, 1998, Premier agreed not to engage in certain acts which could lead to acquiring Ophthalmic on a non-friendly basis and Ophthalmic agreed not to solicit any acquisition proposals competing with Premier's proposal. Concurrently therewith, Ophthalmic and Premier executed a confidentiality agreement (the "Ophthalmic Confidentiality Agreement") preceding Premier's review of certain information about Ophthalmic. On February 20, 1998, Premier and Ophthalmic executed a confidentiality agreement (the "Premier Confidentiality Agreement" together with the Ophthalmic Confidentiality Agreement, the "Confidentiality Agreements") preceding Ophthalmic's review of certain information about Premier. Pursuant to the Confidentiality Agreements, Premier and Ophthalmic agreed to provide, among other things, for the confidential treatment of their discussions regarding a possible merger, purchase, consolidation, or other acquisitions. Each of the Confidentiality Agreements and the Standstill Agreement is incorporated herein by reference and copies of each have been filed as an exhibit to the Registration Statement and the Schedule 14D-1. The Confidentiality Agreements and the Standstill Agreement may be examined and copies may be obtained at the places and in the manner set forth under the heading "Available Information."

  On February 22, 1998, following the negotiation of the material terms of the Stock Purchase Agreement and the ancillary documents and transactions, the Ophthalmic Board held a special meeting to review the terms of the transaction. At the special meeting, Cowen made a presentation to the Ophthalmic Board and delivered to the board its oral opinion to the effect that, as of such date, the financial terms of the Offer were fair, from a financial point of view, to Ophthalmic's shareholders (other than Premier and its affiliates). The directors asked numerous questions to ascertain whether the proposed price and terms of the offer adequately reflected the values of Ophthalmic's assets. As a result of the foregoing and other considerations described above in "Ophthalmic's Reasons for Recommending the Offer," the Ophthalmic Board unanimously agreed to approve the terms of the transaction. On February 24, 1998 Cowen delivered a written opinion confirming and updating its oral opinion. The text of such opinion to the Ophthalmic Board is set forth in Appendix F. See "Opinion of Ophthalmic's Financial Advisor."

  On February 23, 1998 management negotiated several additional terms with respect to the proposed Stock Purchase Agreement, which terms were reviewed by the Ophthalmic Board and approved at a duly called meeting on the same date.

  Following additional negotiations concerning the Private Acquisition, the warrant and the final structure of the transaction on February 25, 1998, Premier and Ophthalmic entered into the Stock Purchase Agreement, pursuant to which, subject to the terms and conditions therein and in this Prospectus/Offer to Exchange and in the accompanying Letter of Transmittal, Premier agreed to exchange the Offer Consideration for each Share and Ophthalmic agreed to recommend the Offer and not to solicit any acquisition proposals competing with the Offer. Concurrently therewith and in connection with the transactions contemplated by the Stock Purchase Agreement, Premier entered into the Private Purchase Agreements for the purchase of an aggregate of 980,360 Shares (including the purchase of warrants to purchase 250,000 Shares). Certain of the Private Purchase Agreements (including the Private Purchase Agreement between Premier and Mark Blumenkranz, a director for Ophthalmic, for the purchase of 421,052 Shares) provide for (i) rescission if Premier fails to make, or withdraws, abandons or terminates the Offer without purchasing all Shares validly tendered and not validly withdrawn prior to the Expiration Date and/or (ii) a purchase price adjustment that will make the stock consideration to be paid under such Private Purchase Agreement equal to the Stock Consideration to be paid under this Offer. Registration rights were granted in connection with the Private Purchase Agreements pursuant to Registration Rights Agreements. See "The Stock Purchase Agreement." The transactions contemplated by the Stock Purchase Agreement and the Private Purchase Agreements were publicly announced on February 26, 1998.

  On March 3, 1998, Premier amended its Schedule 13D to reflect the consummation of the Private Stock Acquisition and its ownership of approximately 51.3%, of Ophthalmic Common Stock.

  On March 10, 1998, Premier filed the Registration Statement to register the shares of Premier Common Stock to be issued as part of the Stock Consideration and upon exercise of the Warrants, in the event the conditions to exercise the Warrants are met, for sale to the public in connection with this Offer.

  On       , 1998, Premier commenced the Offer.

                   OPINION OF OPHTHALMIC'S FINANCIAL ADVISOR

  Pursuant to an engagement letter, effective as of January 18, 1998 (the "Cowen Engagement Letter"), the Ophthalmic Board retained Cowen to serve as its financial advisor with respect to the Offer. As part of this assignment, Cowen was asked to render an opinion to the Ophthalmic Board as to the fairness, from a financial point of view, to the holders of Ophthalmic Common Stock (other than Premier and its affiliates) of the financial terms of the Offer.

  On February 22, 1998 Cowen delivered certain of its written analyses and its oral opinion to the Ophthalmic Board, subsequently confirmed in a written opinion dated February 24, 1998, to the effect that, as of such date, the financial terms of the Offer were fair, from a financial point of view, to the holders of Ophthalmic Common Stock (other than Premier and its affiliates). THE FULL TEXT OF THE WRITTEN OPINION OF COWEN, DATED FEBRUARY 24, 1998, IS ATTACHED HERETO AS APPENDIX F AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF OPHTHALMIC COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY COWEN. THE SUMMARY OF THE WRITTEN OPINION OF COWEN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. COWEN'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE OPHTHALMIC BOARD AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE FINANCIAL TERMS OF THE OFFER, AND DO NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE OFFER OR A RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER OR NOT TO TENDER THEIR SHARES IN THE OFFER.

  Cowen was selected by the Ophthalmic Board as its financial advisor, and to render an opinion to the Ophthalmic Board, because Cowen is a nationally recognized investment banking firm and because certain principals of Cowen have substantial experience in transactions similar to the Offer and are familiar with Ophthalmic and its businesses. As part of its investment banking business, Cowen is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In the ordinary course of its business, Cowen and its affiliates trade the equity securities of Premier for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities. In addition, at the date of its opinion Cowen and its affiliates owned 23,159 shares of Premier Common Stock.

  In arriving at its opinion, Cowen (a) reviewed Ophthalmic's financial statements for the fiscal years ended August 31, 1995, 1996 and 1997 and the fiscal quarter ended November 30, 1997, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of Ophthalmic; (b) reviewed the February 24, 1998 draft of the Stock Purchase Agreement; (c) held meetings and discussions with management and senior personnel of Ophthalmic to discuss the business, operations, historical financial results and future prospects of Ophthalmic;
(d) reviewed the financial projections furnished to Cowen by the management of Ophthalmic, including, among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of Ophthalmic Cowen deemed relevant; (e) compared the financial terms of the Offer with certain other transactions in which control of an entity was acquired; (f) reviewed certain financial and stock market information regarding Ophthalmic, in comparison with similar information regarding certain other publicly traded companies; and (g) conducted such other studies, analyses, inquiries and investigations as Cowen deemed appropriate. Cowen noted in its opinion that it had not been provided with financial projections by Premier. Cowen was not requested to, and did not, solicit third party indications of interest in acquiring all or substantially all of the stock or assets of Ophthalmic.

  In rendering its opinion, Cowen relied, with the consent of the Ophthalmic Board, upon Ophthalmic's management with respect to the accuracy and completeness of the financial and other information furnished to it as described above or that was otherwise reviewed by Cowen. With respect to the financial projections furnished to Cowen by management of Ophthalmic, Cowen assumed, with the Ophthalmic Board's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Ophthalmic's management. Cowen also assumed, with the Ophthalmic Board's consent, that such projections provide a reasonable basis for Cowen's opinion and, with the Ophthalmic Board's consent, Cowen relied upon such projections in preparing its opinion. Because such projections are inherently subject to uncertainty, none of Ophthalmic, Cowen or any other person assumes responsibility for their accuracy. Cowen did not assume any responsibility for independent verification of such information, including financial information, nor did it make or receive an independent evaluation or appraisal of any of the properties or assets of Ophthalmic or Premier. With respect to all legal matters relating to Ophthalmic and Premier, Cowen relied on the advice of legal counsel to Ophthalmic.

  Cowen's opinion is necessarily based on general economic, market, financial and other conditions as they existed on, and could be evaluated as of, February 24, 1998, as well as the information then available to Cowen. It should be understood that, although developments subsequent to February 24, 1998 may affect Cowen's opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion. Cowen's opinion does not imply any conclusion as to the likely trading range for Ophthalmic Common Stock or Premier Common Stock following consummation of the Offer or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Cowen's opinion is limited to the fairness, from a financial point of view, of the financial terms of the Offer to the holders of Ophthalmic Common Stock (other than Premier and its affiliates). Cowen expressed no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Ophthalmic Board to approve the Offer, or Ophthalmic's decision to enter into the Agreement. Cowen was not asked to opine with respect to any consideration that may be paid in any transaction other than the Offer, including any merger or other transaction that may be effected subsequent to the Offer.

  For purposes of rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Stock Purchase Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Stock Purchase Agreement and that all conditions to the consummation of the Offer will be satisfied without waiver thereof. Cowen also assumed that all governmental, regulatory or other consents and approvals contemplated by the Stock Purchase Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Offer. Finally, Cowen assumed that the Offer will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, and all other applicable federal and state statutes, rules and regulations.

  The following is a summary of certain financial analyses performed by Cowen to arrive at its opinion. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Ophthalmic the assumptions on which such analyses were based and other factors, including the historical financial results of the combined entity. No limitations were imposed by the Ophthalmic Board with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

PREMIUMS PAID ANALYSIS

  Cowen reviewed 17 transactions involving the acquisition of companies which were closed between August 2, 1993 and May 15, 1997 in the medical technology industry, including two companies in the ophthalmologic and related eyecare industry, five companies with a capitalization of less than $200 million in the diagnostic industry and ten companies in other medical technology industries (based on publicly available data). With respect to these transactions, Cowen analyzed the percentage premium of equity value paid above closing equity value one trading day and four weeks prior to the announcement of the transaction. This analysis indicated that the median premiums paid in the ophthalmology and related eyecare transactions were 38.3% and 32.6%, respectively, and the median premiums paid in the diagnostic transactions were 53.0% and 64.1%, respectively, and the median premiums paid in the other medical technology transactions were 22.5% and 26.7%, respectively. The corresponding premiums implied by the terms of the Offer one trading day and four weeks prior to the January 16, 1998 announcement of Premier's intent to launch a tender offer for Ophthalmic shares are 33.3% and 77.8%, based on the Non-Contingent Consideration (as defined below), and 43.0% and 90.7%, based on the Contingent Consideration (as defined below).

ANALYSIS OF CERTAIN TRANSACTIONS

  Cowen reviewed the financial terms, to the extent publicly available, of 22 selected transactions (collectively, the "Selected Mergers") involving the acquisition of companies in the medical technology industry, including eight such transactions in the ophthalmic and related eyecare industry and 14 such transactions involving companies with a capitalization of less than $300 million in the diagnostic industry, which were announced or completed since November 1991. Cowen reviewed the market capitalization of common stock plus total debt less cash and equivalents ("Enterprise Value") paid in the Selected Mergers as a multiple of latest reported twelve month ("LTM") revenues, earnings before interest expense, income taxes, depreciation, and amortization ("EBITDA") and earnings before interest expense and income taxes ("EBIT") and also examined the multiples of equity value paid in the Selected Mergers to LTM earnings, book value and tangible assets. Such analyses indicated that (i) on the basis of the Enterprise Value paid, the Selected Mergers had mean and median valuations, respectively, of 2.0 and 1.6 times LTM revenue, with a high of 6.7 and a low of 0.4, 11.4 and 10.6 times LTM EBITDA, with a high of 23.1 and a low of 6.1, and 16.4 and 14.2 times LTM EBIT, with a high of 35.1 and a low of 6.5; and (ii) on the basis of equity value paid, the Selected Mergers had mean and median valuations, respectively, of 4.3 and 2.5 times book value, with a high of 11.6 and a low of 1.5, 28.2 and 26.3 times LTM earnings, with a high of 49.6 and a low of 6.9, and 2.8 and 2.3 times tangible assets, with a high of 10.1 and a low of 0.8.

  Cowen reviewed the multiples implied by Premier's offer, based on a value of $2.00 per share (the "Non-Contingent Consideration"), without attributing any value to the Class C and Class D Warrants to be issued in the Offer, and on a value of $2.15 per share (the "Contingent Valuation"), by attributing $0.15 as the value of the Class C and Class D Warrants to be issued in the Offer, determined using information supplied by management of Ophthalmic as to the probability the Warrants would become exercisable and discounting the value of the Warrants based on the cost of capital and other factors.

  The corresponding multiples of LTM revenues implied by Premier's offer before synergies are 1.18 times and 1.26 times, based on the Non-Contingent Consideration and the Contingent Consideration, respectively. The multiples of equity value to book value were 29.5 times and 31.7 times, and the multiples of tangible assets were 2.7 times and 3.5 times, in each case based on the Non-Contingent Consideration and the Contingent Consideration, respectively. Cowen noted that Ophthalmic's LTM EBITDA, LTM EBIT and LTM earnings were negative.

  Although the Selected Mergers were used for comparison purposes, none of such transactions is directly comparable to the Offer, and none of the companies in such transactions is directly comparable to Ophthalmic or Premier. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Ophthalmic to which they are being compared.

ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES

  To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Ophthalmic to the corresponding operating and financial data and ratios of certain other companies in the medical technology industry (the "Selected Companies") whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Ophthalmic. These companies were comprised of Premier; Escalon Medical Corporation; KeraVision, Inc.; Staar Surgical Company; Summit Technology, Inc.; and VISX, Inc. Such data and ratios included the Enterprise Value of such Selected Companies as multiples of revenue, EBITDA and EBIT for the LTM period. Cowen also examined the ratios of the current prices of the Selected Companies to the LTM earnings per share ("EPS"), estimated calendar year 1998 EPS (as estimated by First Call) and estimated calendar year 1999 EPS (as estimated by First Call) for these companies. Such analysis indicated that, for the Selected Companies, (i) the mean and median valuations, respectively, of Enterprise Value as a multiple of LTM revenues, EBITDA and EBIT were 3.5 and 3.9 times, with a high of 7.8 and a low of 1.4, 16.2 and
16.2 times,
with a high of 17.2 and a low of 15.1, and 19.2 and 19.2 times, with a high of
19.6 and a low of 18.8, respectively; and (ii) the mean and median prices per share, respectively, as a multiple of estimated EPS for the calendar year 1998 and calendar year 1999 were 24.7 and 21.0 times, with a high of 34.0 and a low of 19.2, and 15.7 and 15.8 times, with a high of 17.5 and a low of 13.9, respectively.

  The corresponding multiples of LTM revenues implied by Premier's offer before synergies are 1.18 times and 1.26 times, based on the Non-Contingent Consideration and the Contingent Consideration, respectively. The corresponding multiples of estimated EPS for calendar year 1999 (as provided by management of Ophthalmic) are 10.1 times and 10.9 times, based on the Non-Contingent Consideration and the Contingent Consideration, respectively. Cowen noted that the LTM EBITDA, LTM EBIT and estimated EPS for calendar year 1998 (as provided by management of Ophthalmic) of Ophthalmic are negative.

  Although the Selected Companies were used for comparison purposes, none of such companies is directly comparable to Ophthalmic. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or Ophthalmic to which they are being compared.

STOCK TRADING HISTORY

  Cowen reviewed the historical market prices and trading volumes of Ophthalmic Common Stock from May 15, 1992 (the date of the initial public offering of Ophthalmic Common Stock) to February 20, 1998 (the last trading day prior to the date of Cowen's presentation to the Ophthalmic Board) and Premier Common Stock from February 20, 1997 to February 20, 1998. This information was presented solely to provide the Ophthalmic Board with background information regarding the stock price of Ophthalmic and Premier over the period indicated. Cowen noted that between February 20, 1997 and February 20, 1998 the high and low prices for shares of Ophthalmic Common Stock were $3.88 and $0.56, respectively, and the high and low prices of Premier Common Stock were $14.00 and $5.25, respectively.

  The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Ophthalmic Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Ophthalmic and Premier. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and, though considered reasonable by Ophthalmic, they are subject to significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and are beyond the control of Cowen, Ophthalmic and Premier. None of Ophthalmic, Cowen or any other person assumes responsibility for such analyses and estimates. As mentioned above, the analyses of Cowen and its opinion were among several factors taken into consideration by the Ophthalmic Board in making its decision to enter into the Stock Purchase Agreement and should not be considered as determinative of such decision.

  Pursuant to the Cowen Engagement Letter, Ophthalmic has agreed to pay certain fees to Cowen for its financial advisory services provided in connection with the Offer. If the Offer is consummated, Cowen will be entitled to receive an aggregate transaction fee in an amount equal to $350,000 plus 1.0% of the incremental consideration between $10 million and $100 million resulting from the acquisition. Ophthalmic also has agreed to pay Cowen an advisory fee of $50,000 in consideration for Cowen's professional services and an additional fee of $100,000 for the delivery of its opinion as set out above, which fees will be netted from the transaction fee described above if the Offer is consummated. Additionally, Ophthalmic has agreed to reimburse Cowen for its out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred or accrued during the period of, and in connection, with Cowen's engagement. Ophthalmic has also agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Cowen as financial advisor to the Ophthalmic Board in connection with the Offer, unless it is finally judicially determined that such liabilities arose out of Cowen's gross negligence or willful misconduct. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Ophthalmic and Cowen, and the Ophthalmic Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Cowen is contingent upon consummation of the Offer.

                         INFORMATION REGARDING PREMIER

  Premier develops, manufactures and markets several lines of surgical lasers, laser waveguides and laser fiber optic devices, disposables and associated accessory products for the medical market. Premier commenced operations in August 1991 after acquiring substantially all of the assets of Pfizer Laser Systems ("Pfizer Laser"), a division of Pfizer Hospital Products Group, Inc. ("Pfizer HPG") which had entered the laser business in December 1984. The assets acquired from Pfizer Laser by Premier included proprietary rights to a broad base of laser and fiber optic technologies.

  In addition, Premier's recently acquired subsidiary, EyeSys, is engaged in the business of designing, developing and marketing noninvasive corneal topography systems for use by ophthalmologists and optometrists in surgical planning and evaluation, diagnosis of corneal pathologists and contact lens fitting.

  Premier's product line of patented proprietary lasers includes CO2, diode, argon, neodymium: yttrium aluminum garnet ("Nd:YAG"), erbium:yttrium aluminum garnet ("Er:YAG") and holmium:yttrium aluminum garnet ("Ho:YAG") lasers, which Premier believes are capable of a wide range of procedures in multiple medical and surgical specialties ranging from cutting bone and teeth to removing precise layers of cellular tissue in the eye. Representative procedures for which Premier has market clearance from the United States Food and Drug Administration ("FDA") include treatment of gum disease, laparoscopic procedures, hard tissue and cavity preparation procedures, treatment of endometriosis, dermatological treatment of port wine stains and discectomy. Premier is currently conducting various clinical trials relating to additional applications for its laser products. The primary focus of Premier's research, marketing and sales efforts is in specific niche medical specialties, such as dentistry and ophthalmology, where Premier believes opportunities exist for clinical advances and market growth.

  The principal offices of Premier are located at 3 Morgan, Irvine, California 92618, and its telephone number is (714) 859-0656.

  The name, citizenship, business address, principal occupation or employment, and five-year employment history for each of the directors and executive officers of Premier and certain other information are set forth in Schedule I hereto.

  A description of Premier's business is set forth in Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended (the "Premier Annual Report"), which description is incorporated herein by this reference.

                          PREMIER LASER SYSTEMS, INC.
              SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following selected financial data are derived from consolidated financial statements of Premier. The financial statements for the year ended March 31, 1997 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the years ended March 31, 1994, 1995, and 1996, as well as statement of operations data for the nine months ended March 31, 1993, have been audited by Price Waterhouse LLP, independent accountants. The report of Price Waterhouse LLP with respect to such financial statements contains an explanatory paragraph that describes an uncertainty about Premier's ability to continue as a going concern. The selected financial data for the nine month periods ended December 31, 1996 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Premier considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending March 31, 1998. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference herein.

                                                                                  NINE MONTHS
                          NINE MONTHS ENDED                                          ENDED
                              MARCH 31,       FISCAL YEARS ENDED MARCH 31,        DECEMBER 31,
                          ----------------- ----------------------------------  -----------------
                               1993(1)        1994    1995     1996     1997     1996      1997
                          ----------------- -------- -------  -------  -------  -------  --------
STATEMENT OF OPERATIONS
 DATA:
Net Sales...............      $  1,527      $  2,079 $ 1,249  $ 1,704  $ 5,531  $ 3,887  $ 12,321
Cost of Sales...........         1,053         1,753   1,298    3,325    3,969    2,709     6,936
Selling and Marketing
 Expenses...............         1,262         1,087   1,036    1,309    2,406    1,534     3,184
Research and
 Development............           647           678   1,036    1,213    1,563      785     2,016
General and
 Administrative.........           574         1,323   1,747    1,709    1,736    1,109     1,783
Write-Off of Investment
 in Mattan Corporation..           --            --      --       --       881      --        --
Termination of Strategic
 Alliance ..............           --            --      --       --       332      --        --
Merger Related
 Integration Costs......           --            --      --       --       --       --      2,147
In-Process Research and
 Development Related to
 EyeSys Technologies,
 Inc. Acquisition.......           --            --      --       --       --       --      9,200
In-Process Research and
 Development Related to
 Data.Site Acquisition..           --            --      --       --       250      --        --
Settlement of Joint
 Marketing Agreement....           --            --      --       --       --       332       --
                              --------      -------- -------  -------  -------  -------  --------
Loss from Operations....       (2,009)       (2,762)  (3,868)  (5,852)  (5,606)  (2,582)  (12,945)
Interest Income
 (Expense), Net.........         (202)         (435)    (322)      99       15      (69)      726
                              --------      -------- -------  -------  -------  -------  --------
Loss Before
 Extraordinary Item.....       (2,211)       (3,197)  (4,190)  (5,753)  (5,591)  (2,651)  (12,219)
Extraordinary Gain from
 the Extinguishment of
 Indebtedness...........           --            --      382      --       --       --        --
                              --------      -------- -------  -------  -------  -------  --------
Net Loss................      $(2,211)      $(3,197) $(3,808) $(5,753) $(5,591) $(2,651) $(12,219)
                              ========      ======== =======  =======  =======  =======  ========
Net Loss per Share
 Before Extraordinary
 Gain(2)................      $    --       $ (2.45) $ (1.59) $ (1.26) $ (0.96) $ (0.46) $  (1.14)
Extraordinary Gain......           --            --     0.15      --       --       --        --
                              ========      ======== =======  =======  =======  =======  ========
Net Loss Per Share,
 Basic(5)...............      $    --       $ (2.45) $ (1.44) $ (1.26) $ (0.96) $ (0.46) $  (1.14)
                              ========      ======== =======  =======  =======  =======  ========

                                      AT MARCH 31,              AT DECEMBER 31,
                         -------------------------------------- ---------------
                          1993   1994    1995    1996    1997    1996    1997
                         ------ ------- ------- ------- ------- ------- -------
BALANCE SHEET DATA:
Cash and Cash
 Equivalents(3)......... $  --  $   309 $ 5,888 $    35 $   174 $ 3,689 $ 7,482
Working Capital(3)...... $  --  $ 1,288 $ 6,756 $ 5,818 $ 8,019 $10,687 $29,735
Total Assets(4)......... $7,459 $12,325 $16,884 $15,675 $19,321 $19,254 $54,965
Long-term Debt(4)....... $1,565 $ 4,304 $   --  $   --  $    49 $   --  $   170
Total Stockholders'
 Equity(3).............. $  --  $ 6,022 $15,002 $13,797 $16,632 $18,083 $46,656

--------
(1) Premier changed its fiscal year end from June 30 to March 31, commencing with the fiscal year ended March 31, 1993. Accordingly, the fiscal year ended March 31, 1993 was a nine-month period.

(2) The effect on net loss per common share of the conversion of Premier's debentures was to reduce historical net loss by $37,500 and $67,995 and to increase weighted average shares outstanding by 76,875 shares and 321,099 shares for the fiscal years ended March 31, 1994 and 1995, respectively. Net loss per common share was computed based on the weighted average number of Premier's common shares outstanding during the fiscal years ended March 31, 1994 and 1995 after giving retroactive adjustment for recapitalization and conversion of debentures into Units upon completion of Premier's initial public offering.

(3) These amounts were unavailable for March 31, 1993.

(4) Total assets and long-term debt amounts at March 31, 1993 are unaudited. Amounts for long-term debt at March 31, 1994 include $285,000 in mandatorily redeemable warrants.

(5) Weighted average of shares used to calculate net loss per share for fiscal years ended March 31, 1994, 1995, 1996 and 1997 were 1,288,751; 2,584,722;
    4,556,959; and 5,833,326, respectively. Weighted average of shares used to calculate net loss per share for the periods ended December 31, 1996 and 1997 were 5,716,333 and 10,725,769, respectively. This does not include shares of Class E-1 or Class E-2 common stock, which are subject to cancellation in certain circumstances.

(6) In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes the dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement No. 128 requirements.

                       INFORMATION REGARDING OPHTHALMIC

  The information concerning Ophthalmic contained in this Prospectus/Offer to Exchange, including financial information and information relating to the Rights and the Rights Agreement, has been taken from or based upon publicly available documents and records on file with the Commission and other public sources. Premier does not assume any responsibility for the accuracy or completeness of the information concerning Ophthalmic contained in such documents and records or for any failure by Ophthalmic to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Premier.

  Ophthalmic was incorporated under the laws of the State of California on July 14, 1986 and is engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field. Its products are compatible with standard diagnostic procedures used in all types of eye care practices.

  Since its inception, Ophthalmic has primarily addressed the needs of the ophthalmic fluorescein angiography market, and more recently the indocyanine green market. The current flagship products in Ophthalmic's angiography line are its digital imaging systems, the WinStation 1024(TM) and WinStation 640(TM). These WinStation products are targeted primarily at retinal specialists and general ophthalmologists.

  The principal offices of Ophthalmic are located at 221 Lathrop Way, Suite I, Sacramento, California 95815, and its telephone number is (916) 646-2020.

  A description of Ophthalmic's business is set forth in its Annual Report on Form 10-KSB for the fiscal year ended August 31, 1997, filed with the Commission on December 1, 1997 (the "Ophthalmic Annual Report"), which Ophthalmic Annual Report is delivered together with this Prospectus/Offer to Exchange as Appendix D and is incorporated herein by reference. Financial statements for Ophthalmic's most recent fiscal quarter are included in Ophthalmic's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 1997, filed with the Commission on January 14, 1998 (the "Ophthalmic Form 10-QSB"), which Report is delivered together with this Prospectus/Offer to Exchange as Appendix E and is incorporated herein by reference.

                          OPHTHALMIC IMAGING SYSTEMS
                    SUMMARY SELECTED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table represents the selected historical statement of operations and balance sheet data of Ophthalmic. The balance sheet data presented below as of August 31, 1997 and the statement of operations data for the fiscal years ended August 31, 1996 and 1997 have been derived from audited financial statements included in the Ophthalmic Annual Report. The balance sheet data as of August 31, 1996 and the statement of operations data for the fiscal year ended August 31, 1995 have been derived from the audited financial statements of Ophthalmic included in Ophthalmic's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996. The balance sheet data as of August 31, 1995 and the statement of operations data for the fiscal year ended August 31, 1994 have been derived from the audited financial statements of Ophthalmic included in Ophthalmic's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995. The balance sheet data as of August 31, 1994 and the statement of operations data for the fiscal year ended August 31, 1993 have been derived from the audited financial statements of Ophthalmic included in Ophthalmic's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994, except for the 1993 net loss per share and shares used in the calculation thereof, which amounts have been adjusted to reflect a 1-for-3 reverse stock split effective November 30, 1994. The balance sheet data as of August 31, 1993 have been derived from the audited financial statements of Ophthalmic included in Ophthalmic's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993. The balance sheet data as of November 30, 1997 and the statement of operations data for the three months ended
November 30, 1996 and 1997 have been derived from the unaudited financial statements of Ophthalmic included in Ophthalmic's Form 10-QSB for the quarterly period ended November 30, 1997. The balance sheet data as of November 30, 1996 have been derived from the unaudited financial statements of Ophthalmic included in Ophthalmic's Form 10-QSB for the quarterly period ended November 30, 1996. The operating results for the three months ended November 30, 1997 are not necessarily indicative of the results that may be expected in any future periods. Ophthalmic's selected historical financial data should be read in conjunction with, and are qualified in their entirety by reference to the historical financial statements (and related notes) of Ophthalmic and other financial information included or incorporated by reference herein.

  Ophthalmic reports quarterly and annual earnings results using methods required by generally accepted accounting principles.

                                                                     THREE MONTHS
                                                                         ENDED
                             FISCAL YEARS ENDED AUGUST 31,           NOVEMBER 30,
                         ------------------------------------------  --------------
                          1993     1994     1995    1996     1997     1996    1997
                         -------  -------  ------  -------  -------  ------  ------
STATEMENT OF OPERATIONS
 DATA:
Revenues
 Net Sales.............. $ 3,083  $ 4,547  $6,724  $ 6,673  $ 6,480  $  884  $1,902
 Other Revenue..........     290      245     235      201      146     --      --
Cost of Sales...........   2,765    3,480   4,616    4,797    4,885     622   1,182
Sales and Marketing.....   1,418    1,398   1,546    1,653    1,625     497     572
General and
 Administrative.........   1,137      548     441      723    1,090     282     324
Research and
 Development............     608      596     691      846    1,070     265     212
                         -------  -------  ------  -------  -------  ------  ------
Loss from Operations....  (2,555)  (1,230)   (335)  (1,145)  (2,044)   (782)   (388)
Other Income (Expense),
 Net....................      19        8     (21)    (268)     (67)    (14)     (9)
                         -------  -------  ------  -------  -------  ------  ------
Net Loss................ $(2,536) $(1,222) $ (356) $(1,413) $(2,111) $ (796) $ (397)
                         =======  =======  ======  =======  =======  ======  ======
Net Loss Per Share...... $ (3.31) $ (1.40) $(0.41) $ (0.64) $ (0.59) $(0.24) $(0.10)
                         =======  =======  ======  =======  =======  ======  ======
                                                                          AT
                                     AT AUGUST 31,                   NOVEMBER 30,
                         ------------------------------------------  --------------
                          1993     1994     1995    1996     1997     1996    1997
                         -------  -------  ------  -------  -------  ------  ------
BALANCE SHEET DATA:
Cash and Cash
 Equivalents............ $ 2,011  $   811  $  317  $ 1,051  $   142  $  459  $  228
Working Capital
 (Deficit).............. $ 2,344  $ 1,035  $  692  $ 1,347  $   280  $  575  $  (80)
Total Assets............ $ 3,666  $ 2,969  $3,126  $ 4,217  $ 3,062  $3,484  $3,265
Total Current
 Liabilities............ $   965  $ 1,671  $2,172  $ 2,422  $ 2,395  $2,411  $2,966
Total Stockholders'
 Equity................. $ 2,507  $ 1,285  $  928  $ 1,781  $   668  $1,071  $  299

-------
(1) Shares used in the calculation of net loss per share for the fiscal years ended August 31, 1993, 1994, 1995, 1996, and 1997 are 767,000; 875,112;
    875,112; 2,204,506; and 3,597,879, respectively, and for the three month periods ended November 30, 1996 and 1997, are 3,320,969; and 3,905,428,
    respectively.

                            FINANCING OF THE OFFER

  The total amount of funds required for the purchase of the Shares not already owned by Premier is approximately $6.0 million (inclusive of estimated legal and accounting fees and other fees and costs incurred in connection with the Offer). This Offer is not subject to a financing contingency. Premier's existing cash and other working capital are sufficient to provide the funds required in connection with the Offer without any borrowings.

  Premier has not had access to all of the instruments and agreements under which Ophthalmic has existing debt or other obligations (collectively "Ophthalmic Debt"). There can be no assurance that the purchase of the Shares will not result in an event of default, cross default or other adverse consequences under any or all of the instruments defining the rights of the holders of Ophthalmic Debt. As a result, it is possible that holders of certain of Ophthalmic Debt may have the right to require its immediate payment and Premier may need to refinance this additional indebtedness. In the event that the holders of some or all of Ophthalmic Debt have the right to demand its immediate payment upon purchase of the Shares pursuant to the Offer, Premier presently intends to seek such holders' consent to the Premier's assumption of Ophthalmic Debt pursuant to the same terms and conditions as such Ophthalmic Debt presently outstanding or to refinance such Ophthalmic Debt through additional borrowings.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming the purchase of the remaining 49% of Ophthalmic Common Stock not presently owned by Premier has been acquired and the transaction has been accounted for as a purchase. The Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and the nine month period ending December 31, 1997 have been prepared as if the acquisition had occurred on April 1, 1996. The Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 has been prepared as if the acquisition had occurred on December 31, 1997. Premier's condensed financial information included in these Pro Forma Condensed Combined Financial Statements was derived from the Unaudited Pro Forma Condensed Combined Financial Information included in its Current Report on Form 8-K filed on March 9, 1998. Accordingly, Premier's condensed statements of operations included in these Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and for the nine months ended December 31, 1997 give effect to Premier's September 30, 1997 acquisition of EyeSys and Premier's cumulative purchases through February 26, 1998 of 51% of Ophthalmic's Common Stock as if those transactions had occurred on April 1, 1996; and, Premier's balance sheet included in this Pro Forma Condensed Combined Balance Sheet gives effect to Premier's cumulative purchases through February 26, 1998 of 51% of Ophthalmic's Common Stock as if those purchases had occurred on December 31, 1997.

  The Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations were prepared assuming the consummation of the Offer and the Proposed Merger, which is accounted for under the purchase method of accounting. The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent Premier's preliminary determination of the necessary adjustments and are based upon certain assumptions Premier considers reasonable under the circumstances. Final amounts may differ from those set forth below.

  The unaudited pro forma financial information presented does not consider any future events which may occur after the consummation of the Offer and the Proposed Merger, including the possible payment of additional purchase price (i.e. the Warrant Consideration) based upon established financial goals for fiscal years 1998 and 1999. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Premier and Ophthalmic that may be realized after the consummation of the Offer and the Proposed Merger. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred as a result of the consummation of the Offer and the Proposed Merger.

  THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE OFFER AND PROPOSED MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF PREMIER FOLLOWING THE CONSUMMATION OF THE OFFER AND PROPOSED MERGER.

  The unaudited pro forma condensed financial information should be read in conjunction with the consolidated financial statements of Premier and the financial statements of Ophthalmic and the related notes thereto contained in
(i) Premier's Annual Report, as amended, and (ii) Ophthalmic's Annual Report, which Report is delivered together with the Prospectus/Offer to Exchange as Appendix E.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.

                             PRO FORMA YEAR ENDED MARCH 31, 1997 (1)
                          ---------------------------------------------
                                                            PRO FORMA
                            PREMIER      PRO FORMA          CONDENSED
                             LASER      ADJUSTMENTS          COMBINED
                          ------------  -----------        ------------
Net Sales...............  $ 19,592,266  $       --         $ 19,592,266
Cost of Sales...........    12,938,613          --           12,938,613
                          ------------  -----------        ------------
Gross Profit............     6,653,653          --            6,653,653
Selling and marketing
 expenses...............     8,066,500          --            8,066,500
Research and development
 expenses...............     3,792,449       29,400 (2)       3,821,849
General and
 administrative
 expenses...............     4,725,894      213,462 (2)       4,939,356
Write off of investment
 in Mattan Corporation..       881,010          --              881,010
Termination of strategic
 alliance with IBC......       331,740          --              331,740
In-process research and
 development acquired in
 the Data Site
 acquisition............       250,000          --              250,000
                          ------------  -----------        ------------
  Loss from operations..   (11,393,940)    (242,862)        (11,636,802)
Interest income
 (expense), net.........      (454,416)         --             (454,416)
Minority interest in net
 loss of consolidated
 subsidiary ............       887,422     (887,422)(4(c))          --
                          ------------  -----------        ------------
Net loss................  $(10,960,934) $(1,130,284)       $(12,091,218)
                          ============  ===========        ============
Net loss per share......  $      (1.54)                    $      (1.69)
                          ============                     ============
Shares used in the
 computation of net loss
 per share..............     7,097,016                        7,152,795
                          ============                     ============

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.

                                  PRO FORMA NINE MONTHS ENDED DECEMBER 31, 1997(1)
                                  ---------------------------------------------
                                                                    PRO FORMA
                                    PREMIER      PRO FORMA          CONDENSED
                                     LASER      ADJUSTMENTS          COMBINED
                                  ------------  -----------        ------------
Net Sales.......................  $ 18,765,449  $       --         $ 18,765,449
Cost of Sales...................    11,893,793          --           11,893,793
                                  ------------  -----------        ------------
Gross Profit....................     6,871,656          --            6,871,656
Selling and marketing expenses..     5,484,107          --            5,484,107
Research and development
 expenses.......................     3,096,166       22,050 (2)       3,118,216
General and administrative
 expenses.......................     4,669,534      160,097 (2)       4,829,631
In-process research and
 development related to
 EyeSys Technologies, Inc.
 acquisition....................     9,200,000          --            9,200,000
Acquisition related and
 integration costs..............     2,146,912          --            2,146,912
                                  ------------  -----------        ------------
Loss from operations............   (17,725,063)    (182,147)        (17,907,210)
Interest income (expense), net..       353,245          --              353,245
Other income (expense), net.....     1,263,212          --            1,263,212
Minority interest in net loss of
 consolidated subsidiary........       888,659     (888,659)(4(c))          --
                                  ------------  -----------        ------------
Net loss........................  $(15,219,947) $(1,070,806)       $(16,290,753)
                                  ============  ===========        ============
Net loss per share..............  $      (1.31)                    $      (1.40)
                                  ============                     ============
Shares used in the computation
 of net loss per share..........    11,577,232                       11,633,011
                                  ============                     ============


   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                          PREMIER LASER SYSTEMS, INC.

                                    PRO FORMA AS OF DECEMBER 31, 1997(1)
                               ------------------------------------------------
                                                                    PRO FORMA
                                 PREMIER      PRO FORMA             CONDENSED
                                  LASER      ADJUSTMENTS             COMBINED
                               ------------  -----------           ------------
ASSETS
------
Current assets:
  Cash and cash equivalents..  $  5,230,340  $(3,541,426)(2)       $  1,688,914
  Short-term investments.....     9,737,929          --               9,737,929
  Restricted cash............     2,150,000          --               2,150,000
  Accounts receivable, net...     9,818,151          --               9,818,151
  Inventories................     7,754,289          --               7,754,289
  Prepaid expenses and other
   current assets............     3,590,055          --               3,590,055
                               ------------  -----------           ------------
    Total current assets.....    38,280,764   (3,541,426)            34,739,338
                               ------------  -----------           ------------
Property and equipment, net..     1,652,705          --               1,652,705
Intangible, net..............    10,938,723    1,519,000 (2)         12,457,723
Goodwill.....................     5,354,661    1,088,000 (2)          6,442,661
Other assets.................       279,215          --                 279,215
                               ------------  -----------           ------------
                               $ 56,506,068  $  (934,426)          $ 55,571,642
                               ============  ===========           ============
LIABILITIES AND SHAREHOLDERS'
 EQUITY
-----------------------------
Current liabilities:
  Accounts payable...........  $  3,838,377  $       --            $  3,838,377
  Line of credit.............     2,333,461          --               2,333,461
  Accrued compensation and
   related costs.............       829,512          --                 829,512
  Accrued liabilities........     4,733,907    1,254,214 (2)          5,988,121
  Notes payable and current
   portion of capital lease
   obligations...............       205,001          --                 205,001
                               ------------  -----------           ------------
    Total current
     liabilities.............    11,940,258    1,254,214             13,194,472
                               ------------  -----------           ------------
Long-term liabilities:
  Capital lease obligations--
   non-current...............       169,933          --                 169,933
  Minority interest in
   consolidated subsidiary...       146,558     (146,558)(4(a))             --
                               ------------  -----------           ------------
    Total long-term
     liabilities.............       316,491     (146,558)               169,933
                               ------------  -----------           ------------
Commitments and contingencies
Shareholders' equity
  Preferred stock............           --
  Common stock...............    69,807,079      505,918 (2)         70,312,997
  Common stock--Class E-1....     4,769,878          --               4,769,878
  Common stock--Class E-2....     4,769,878          --               4,769,878
  Class A warrants...........     2,295,328          --               2,295,328
  Class B warrants...........     1,491,797          --               1,491,797
  Warrants to purchase Class
   A common stock............       192,130          --                 192,130
  Accumulated deficit........   (39,076,771)  (2,548,000)(2)(4(b))  (41,624,771)
                               ------------  -----------           ------------
    Total shareholders'
     equity..................    44,249,319   (2,042,082)            42,207,237
                               ------------  -----------           ------------
                               $ 56,506,068  $  (934,426)          $ 55,571,642
                               ============  ===========           ============

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  Premier's condensed financial information included in these Pro Forma Condensed Combined Financial Statements was derived from the Unaudited Pro Forma Condensed Combined Financial Information included in its Current Report on Form 8-K filed on March 9, 1998. Accordingly, Premier's condensed statements of operations included in these Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and for the nine months ended December 31, 1997 give effect to Premier's September 30, 1997 acquisition of EyeSys and Premier's cumulative purchases through February 26, 1998 of 51% of Ophthalmic's Common Stock as if those transactions had occurred on April 1, 1996 and April 1, 1997, respectively; and, Premier's balance sheet included in this Pro Forma Condensed Combined Balance Sheet gives effect to Premier's cumulative purchases through February 26, 1998 of 51% of Ophthalmic's Common Stock as if those purchases had occurred on December 31, 1997. Accordingly, Premier's condensed financial information reflects the consolidation of Ophthalmic's balances, the allocation of the excess purchase price over the amount paid for Premier's 51% ownership interest and a 49% minority interest in Ophthalmic's net losses and net assets. The condensed combined pro forma information does not give effect to Ophthalmic options which may be exercised.

  Ophthalmic's condensed financial information included in these Pro Forma Condensed Combined Financial Statements was derived from its historical financial statements which are based on a fiscal year ending August 31. Accordingly, the results of operations for Ophthalmic included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and the nine month period ended December 31, 1997 were derived from Ophthalmic's historical financial statements for the twelve months ended February 28, 1997 and the nine months ended November 30, 1997; and, the balance sheet amounts included in the Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 1997 were derived from Ophthalmic's historical balance sheet at November 30, 1997.

  The results of operations for Ophthalmic included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations contain certain reclassification entries in order to present Ophthalmic information on a basis consistent with the presentation used by Premier.

2. PURCHASE BUSINESS COMBINATION

  Premier's aggregate purchase price assuming the purchase of the remaining 49% of the outstanding shares of Ophthalmic Common Stock amounted to $5,301,344 and consisted of cash of $3,541,426, 55,779 shares of Premier Common Stock valued at $505,918 and estimated related expenses of $1,254,000. For purposes of allocating the purchase price, the carrying values of Ophthalmic's recorded assets and liabilities were assumed to represent their fair values. The excess of Premier's purchase price over its remaining 49% share of the carrying value of Ophthalmic's net assets amounted to $5,155,000 and has been preliminarily allocated to the following intangible assets in the pro forma condensed financial statements on the basis of 49% of the estimated fair values:

     In process research and development............................. $2,548,000
                                                                      ==========
     Developed technology (five year life)...........................    147,000
     Assembled work force (five year life)...........................    343,000
     Trade names and trademark (thirteen year life)..................    539,000
     Customer related intangible assets (ten year life)..............    490,000
                                                                      ----------
                                                                      $1,519,000
                                                                      ==========
     Goodwill (twenty year life)..................................... $1,088,000
                                                                      ==========

  The amount allocated to in process research and development was determined in part by independent appraisal and is expected to be expensed entirely in the quarter in which the acquisition is consummated. The amount is reflected in the Pro Forma Condensed Combined Balance Sheet as a direct charge to the accumulated deficit at December 31, 1997.

                         NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The amounts and lives above represent Premier management's preliminary determinations and are based on certain assumptions considered by management to be reasonable under the circumstances. Final amounts may differ.

  The Pro Forma Condensed Combined Statements of Operations include the following amounts to reflect the amortization of the aforementioned intangible assets for the periods indicated:

                                                         NINE-MONTHS
                                                            ENDED     YEAR ENDED
                                                         DECEMBER 31, MARCH 31,
                                                             1997        1997
                                                         ------------ ----------
   Developed technology.................................   $ 22,050    $ 29,400
                                                           ========    ========
   Assembled workforce..................................   $ 51,450    $ 68,600
   Customer-related intangible..........................     36,750      49,000
   Trademarks and trade names...........................     31,097      41,462
   Goodwill.............................................     40,800      54,400
                                                           --------    --------
                                                           $160,097    $213,462
                                                           ========    ========

3. CONTINGENT CONSIDERATION

  In connection with Premier's purchase of 2,691,610 shares of Ophthalmic Common Stock, 4,047,344 warrants to purchase additional shares of Premier Common Stock were issued. The warrants become exercisable in two equal increments in 1998 and 1999 only in the event that net sales of qualified products, as defined, exceed certain defined amounts for each period. In the event that the sales targets are achieved for both periods, additional purchase price of $1,011,836 would be recorded as an increase to goodwill. The Unaudited Pro Forma Condensed Combined Financial Statements do not include adjustments for the contingent consideration. The effect of including the contingent consideration in the purchase allocation would not be material to pro forma total assets, pro forma amortization expense, pro forma net loss, or pro forma net loss per share for the nine months ended December 31, 1997 and the year ended March 31, 1997.

4. PRO FORMA COMBINATION ELIMINATIONS

  The following pro forma adjustments were made to reflect the combination of Ophthalmic's balances with Premier's and assuming the purchase of the remaining 49% of the outstanding shares of Common Stock of Ophthalmic:

    (a) Reflects the elimination of Premier's 49% minority interest in Ophthalmic's net assets at December 31, 1997.

    (b) Reflects the elimination of the equity of Ophthalmic upon combination with Premier.

    (c) Reflects the elimination of Premier's 49% minority interest in the net loss of Ophthalmic.

5. NET LOSS PER COMMON SHARE

  In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude the dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement No. 128 requirements. The Pro Forma Condensed Combined Shares used in the computation of net loss per share have been increased by 55,779 shares of Premier Common Stock (See Note 2).

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

  The following table sets forth Premier's historical per share data and pro forma combined per share data for the year ended March 31, 1997 and the nine months ended December 31, 1997 giving effect to the consummation of the Offer, to be accounted for under the purchase method of accounting, and is derived from the historical financial statements of Premier and Ophthalmic and the unaudited pro forma condensed combination information. The pro forma combined financial information does not purport to represent what the combined financial position or results of operations actually would have been if the Offer had been consummated at the beginning of the periods presented. The information below should be read in conjunction with the historical financial statements of Premier and Ophthalmic incorporated by reference and the unaudited condensed combined financial statements included elsewhere in this Prospectus/Offer to Exchange. See "Unaudited Pro Forma Condensed Combined Financial Information."

                                                  YEAR ENDED   NINE MONTHS ENDED
                                                MARCH 31, 1997 DECEMBER 31, 1997
                                                -------------- -----------------
   Premier
     Book value (at end of period).............      $2.25           $3.69
     Cash dividends............................        --              --
     Loss from continuing operations...........     $(1.46)         $(1.14)
   Premier Pro Forma Combined
     Book value (at end of period).............      $1.95           $3.48
     Cash dividends............................        --              --
     Loss from continuing operations...........     $(1.69)         $(1.40)

              MARKET PRICE OF PREMIER AND OPHTHALMIC COMMON STOCK

  On February 26, 1998, Premier announced the signing of the Stock Purchase Agreement and its intent to make the Offer. The following table sets forth the closing price of Premier's Common Stock on the NNM and the closing bid of Ophthalmic Common Stock on the SCM on February 25, 1998 (being the last trading day prior to the announcement that Premier and Ophthalmic had entered into the Stock Purchase Agreement), and for March , 1998 (being the last practical date prior to the effective date of the Prospectus/Offer to Exchange with the Commission), and the equivalent market price of the Offer Consideration being offered per share of Ophthalmic Stock:

                                                      CLOSING SALES  EQUIVALENT
                                                          PRICE     MARKET PRICE
                                                      ------------- ------------
   February 25, 1998:
     Premier Common Stock............................   $10.1875       $ --
     Ophthalmic Common Stock.........................   $ 1.75         $2.18
   March  , 1998:
     Premier Common Stock............................   $              $ --
     Ophthalmic Common Stock.........................   $              $2.18

  The amounts set forth in the above table for February 25, 1998 represent an increase in value of Ophthalmic Common Stock (assuming that the Offer was consummated on such date) of $0.43 or 24.6% (without accounting for any liability for taxes or for sales expenses associated with the exchange of Ophthalmic Common Stock).

                     DESCRIPTION OF SECURITIES OF PREMIER

COMMON STOCK

  The following description of Premier's capital stock and selected provisions of its Amended and Restated Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by Premier's Amended and Restated Articles of Incorporation and Bylaws, copies of which have been filed with the Commission.

  Premier is authorized to issue 35,600,000 shares of Class A Common Stock, no par value, 2,200,000 shares of Class E-1 Common Stock, no par value, and 2,200,000 shares of Class E-2 Common Stock. The Class A Common Stock, Class E-1 Common Stock and the Class E-2 Common Stock have equal voting rights and are entitled to share equally in dividends from sources available therefor when, as and if declared by the Board of Directors. Holders of Class A Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. The holders of each class of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, except that holders of Common Stock are entitled to cumulative voting with respect to the election of directors upon giving notice as required by law. In cumulative voting, the holders of Common Stock are entitled to cast for each share held the number of votes equal to the number of directors to be elected. In the event of a liquidation, dissolution or winding up of Premier, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares are, and all shares to be sold and issued as contemplated hereby will be, fully paid and non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by Premier's charter and without shareholder action. As of March 4, 1998, there were 14,838,557 shares of Class A Common Stock outstanding.

CLASS E-1 COMMON STOCK

  As of March 2, 1998, there were outstanding 1,257,178 shares of Class E-1 Common Stock and 1,257,178 shares of Class E-2 Common Stock. The Escrow Shares are not transferrable (but may be voted), and each Escrow Share will automatically convert into one share of Common Stock and be released to the owners thereof upon the achievement of the objectives described below. On June 30, 2000, all Escrow Shares not previously converted into Common Stock will be canceled. This arrangement was required by the representative of the underwriters for Premier's initial public offering as a condition of such offering.

  All of the shares of Class E-1 Common Stock will be automatically converted into Common Stock in the event that Premier's net income before provision for income taxes, as defined, exceeds certain amounts. These amounts were originally $6,850,000, $8,425,000, $9,900,000 for the fiscal years ending March 31, 1998 through 2000, respectively, but these amounts will be increased in future fiscal years in proportion to increases in the weighted average number of shares of common stock outstanding in the relevant year, as compared to the number of shares outstanding immediately after Premier's initial public offering. If the above earnings levels are not reached, the Class E-1 Common Stock will be canceled on June 30, 2000.

CLASS E-2 COMMON STOCK

  All of the shares of Class E-2 Common Stock will be automatically converted into Common Stock in the event that Premier's net income before provision for income taxes, as defined, amounts to at least $14,750,000, $20,475,000 or $26,750,000 for the years ending March 31, 1998 through 2000, respectively (which amounts shall be adjusted in the same manner as those for the Class E-1 Common Stock). If the above earnings levels are not reached, the Class E-2 Common Stock will be canceled on June 30, 2000.

  Any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of Premier, shall be held by Premier in escrow until conversion of the Escrow Shares. If none of the foregoing earnings levels are attained, the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be canceled. The earnings levels set forth above were determined by negotiation between Premier and the representative of the underwriter in Premier's initial public offering and should not be construed to imply or predict any future earnings by Premier or any increase in the market price of its securities. There can be no assurance that such earnings levels will be attained or that any or all of the Escrow Shares will be converted into Common Stock. However, the conversion to Common Stock of all or any portion of the Escrow Shares may result in a charge to earnings to the extent that such shares are held by management or employees.

PREFERRED STOCK

  Premier's authorized preferred stock consists of 20,000,000 shares, no par value (the "Preferred Stock"), of which 11,150,000 shares have been canceled or already designated. The Board of Directors has the authority, without further action by the shareholders, to issue from time to time up to 8,850,000 shares of Preferred Stock in one or more series and to fix the dividend rights and terms, conversion rights, voting rights (whole, limited or none), redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, could make it more difficult for a third party to gain control of Premier. Such issuance of Preferred Stock could also adversely affect the distributions on and liquidation preference of the Common Stock by creating more series of Preferred Stock with distribution or liquidation preferences senior to the Common Stock. Premier has no present plan to issue any shares of Preferred Stock.

REDEEMABLE WARRANTS

  Premier has outstanding redeemable Class B Warrants (the "Class B Warrants") which are currently listed on the NNM under the symbol "PLSIZ." These Class B Warrants are in fully registrable form under a Class B Warrant Agreement (the "Class B Warrant Agreement") between Premier and American Stock Transfer & Trust Company, and are evidenced by Class B Warrant certificates. These Class B Warrants may be exercised upon surrender of the Class B Warrant certificate on or prior to the respective expiration dates (or earlier redemption dates), accompanied by payment of the full exercise price (by certified or bank check payable to the order of Premier) for the number of shares with respect to which the Class B Warrants are being exercised. Holders of the Class B Warrants do not have any voting or other rights of a shareholder of Premier. Upon notice to the holders of the Class B Warrants, Premier has the right to unilaterally reduce the exercise price or extend the expiration date of the Class B Warrants. The Class B Warrants provide for the adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect the holders of the Class B Warrants against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of additional shares of Common Stock at prices lower than the market price then in effect other than issuances upon exercise of options granted to employees, directors and consultants to Premier.

  Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.00 per share at any time prior to November 30, 1999. As of March 9, 1998, Premier had outstanding 7,593,160 Class B Warrants. Premier has a right to redeem all of the Class B Warrants at a price of $.05 per Class B Warrant upon not less than 30 days' prior written notice at any time, provided that before any such redemption can take place, the last sale price of Premier's Class A Common Stock in the over-the-counter market shall have averaged in excess of $11.20 per share for 30 consecutive business days ending within 15 days prior to the date of the notice of redemption. During the 30-day notice period, a holder shall have the option to exercise his Class B Warrants.

                            OPHTHALMIC COMMON STOCK

STOCK EXCHANGE LISTING

  Shares of Ophthalmic Common Stock were listed for trading on the Boston Stock Exchange under the symbol "OIS" and are currently traded on the SCM under the symbol "OISI." Trading of Ophthalmic Common Stock was suspended on the Boston Stock Exchange as of the close of business on March 3, 1998 for failure to meet certain eligibility requirements and Nasdaq has indicated that it also intends to suspend trading and delist Ophthalmic's Common Stock from the SCM. A request has been made seeking to continue listing on the SCM until the Expiration Date. See "Effect of the Offer on the Market for the Shares, Exchange Listing and Exchange Act Registration Update."

PRICE RANGE OF SHARES; DIVIDENDS

  The following table sets forth, for the quarters indicated, the high ask and low bid prices per share of Ophthalmic Common Stock as reported on the SCM. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-downs or commissions and may not necessarily represent actual transactions.

                                                              HIGH(ASK) LOW(BID)
                                                              --------- -------
   Fiscal Year Ended August 31, 1996;
   First Quarter.............................................  3.75     1.50
   Second Quarter............................................  4.00     1.5625
   Third Quarter.............................................  7.375    3.00
   Fourth Quarter............................................  5.75     3.125
   Fiscal Year Ending August 31, 1997:
   First Quarter.............................................  5.75     3.25
   Second Quarter............................................  5.1875   3.00
   Third Quarter.............................................  3.875    1.875
   Fourth Quarter............................................  2.25     0.50
   Fiscal Year Ending August 31, 1998:
   First Quarter.............................................  1.1875   0.75
   Second Quarter ...........................................  2.00     0.50
   Third Quarter (through March  , 1998).....................
                                                               ------   ------

  On February 25, 1998, the last full trading day prior to the date of the public announcement of the execution of the Stock Purchase Agreement and Premier's intention to make the Offer, the closing bid price per share of Ophthalmic Common Stock as reported on SCM was $1.75. On March , 1998, the last full trading day prior to the effective date of this Prospectus/Offer to Exchange, the closing bid price per share of Ophthalmic Common Stock as
reported on the SCM was $    . Past performance is not necessarily indicative
of likely future price performance.

  SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

  Prior to the occurrence of the Distribution Date, the Rights are attached to outstanding Shares and may not be traded separately. As a result, the sales prices per Share set forth above include the associated Rights. As a result of the commencement of the Offer, the Distribution Date may occur, after which the Rights will separate and will begin trading apart from the Shares. IN SUCH EVENT, SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION, IF ANY, FOR THE RIGHTS.

  According to the Ophthalmic Annual Report, Ophthalmic has not paid any cash dividends since its inception and does not anticipate paying my cash dividends on the Common Stock in the foreseeable future. Ophthalmic's ability to pay dividends is reportedly restricted by the terms of its current financing arrangements. The Ophthalmic Annual Report reported that future dividend policy will be determined periodically by Ophthalmic's board of directors based upon conditions then existing, including Ophthalmic's earnings and financial condition, capital requirements, and other relevant factors.

  On December 31, 1997, under the provisions of the Rights Agreement the Ophthalmic Board declared a dividend of one Right for each outstanding share of Common Stock payable on January 2, 1998 to the shareholders of record on that date. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from Ophthalmic one one-hundredth of a share of Series A Junior Participating Preferred Stock, value per share, of Ophthalmic at a price of $10.00 per one one-hundredth of a Preferred Share, subject to adjustment. See "Comparison of Rights of Holders of Ophthalmic Common Stock and Premier Common Stock--Ophthalmic Shareholder Rights Plan."

                      COMPARISON OF RIGHTS OF HOLDERS OF
               OPHTHALMIC COMMON STOCK AND PREMIER COMMON STOCK

GENERAL

  The holders of Ophthalmic Common Stock are currently governed by the CGCL, and Ophthalmic's Amended and Restated Articles of Incorporation (the "Ophthalmic Charter") and its Bylaws, as amended, ("Opthalmic Bylaws"). Upon consummation of the Offer and Proposed Merger, stockholders of Opthalmic will become stockholders of Premier and their rights as stockholders of Premier, which is a California corporation, will be governed by the CGCL and Premier's Amended and Restated Articles of Incorporation ("Premier Charter") and Premier's Bylaws ("Premier Bylaws").

  The following is a summary of material differences between the rights of holders of Ophthalmic Common Stock and Premier Common Stock. The summary does not purport to be complete and it is qualified in its entirety by reference to the CGCL and the respective Charters and Bylaws of Ophthalmic and Premier.

AMENDMENT OF BYLAWS

  The Premier Bylaws provide that the new bylaws may be adopted or the Premier Bylaws may be amended or repealed by either (i) the vote or written consent of holders of a majority of the outstanding shares entitled to vote or (ii) the Board of Directors. Notwithstanding the above, however, (i) the Board of Directors may not amend a bylaw provision specifying an authorized range or fixed number of directors and (ii) the shareholders may not amend the bylaws to reduce the fixed number or the minimum number of directors to a number less than five (5) if the votes cast against its adoption (or the shares not consenting in the case of action by written consent) exceed 66 2/3 percent of the outstanding shares entitled to vote thereon. The Ophthalmic Charter and Opthalmic Bylaws provide that the Ophthalmic Bylaws may be amended by a majority of the outstanding shares entitled to vote.

NUMBER OF DIRECTORS

  The Premier Bylaws provide that the number of directors constituting the Board of Directors shall be not less than four (4) nor more than seven (7), with the exact number of directors to be fixed by resolution of the Board of Directors or shareholders. The Premier Board of Directors presently has five
(5) members. The Ophthalmic Bylaws provide that the number of directors of Ophthalmic shall be not less than three (3) nor more than five (5), with the exact number to be fixed from time to time by resolution of the Board of Directors. The Ophthalmic Board of Directors is presently comprised of five
(5) members.

REMOVAL OF DIRECTORS

  Pursuant to the CGCL, the shareholders of Premier and Ophthalmic may remove any director from the board, with or without cause, by affirmative vote of a majority of the outsanding shares entitled to vote thereon; provided, however, that a director may not be removed from the board if the number of shares voting against removal would be sufficient to elect a director to the board if voted cumulatively at an election where the same number of shares were present. The Premier Bylaws do not address the procedure for removing directors while the Ophthalmic Bylaws provide that the remaining Board Members may elect a successor director to fill a vacancy for the remaining unexpired term of the director so removed.

POWER TO CALL STOCKHOLDER MEETINGS

  Both the Ophthalmic Bylaws and the Premier Bylaws provide that a special meeting of stockholders may be called by (i) the Board of Directors, (ii) the Chairman of the Board, (iii) the President, or (iv) any one or more stockholders holding shares in the aggregate entitled to cast no less than ten percent (10%) of the votes at the meeting. Under the Ophthalmic Bylaws and Premier Bylaws, if a meeting is requested by persons other than the Board of Directors, the officer receiving the request must promptly notify the stockholders of the meeting and the date specified for the meeting may not be less than 35 nor more than 60 days after the request for the meeting is received. If notice of the meeting has not been given within 20 days after receipt of the request, both Ophthalmic Bylaws and Premier Bylaws provide that the persons requesting the meeting may give the notice.

INDEMNIFICATION OF DIRECTORS/OFFICERS

  The CGCL provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their duties as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involves the absence of good faith on the party of the director, (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the directors's duty to the company or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the company or its shareholders, (vi) any improper transaction between a director and the company in which the director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Premier Charter provides that Premier's directors are not liable to Premier or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by the CGCL. Certain liabilities of Premier's officers and directors may also be covered by Directors and Officers Liability Insurance that Premier may carry from time to time.

  The Premier Charter and the Premier Bylaws and the Ophthalmic Charter and Ophthalmic Bylaws provide that Premier and Opthalmic are authorized to indemnify their directors and officers to the fullest extent permitted by the CGCL, including circumstances in which indemnification is otherwise discretionary under the CGCL. Premier and Ophthalmic have entered into indemnification agreements with certain of its directors and officers that require Premier to indemnify such directors and officers to the fullest extent permitted by law.

PREMIER'S PREFERRED STOCK

  Premier's Charter authorizes the issuance of 8,850,000 shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Premier Board. Accordingly, the Premier Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Premier Common Stock. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Premier.

OPHTHALMIC SHAREHOLDER RIGHTS PLAN

  On December 31, 1997, under the provisions of the Rights Agreement the Ophthalmic Board declared a dividend of one Right for each outstanding share of Ophthalmic Common Stock payable on January 2, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Ophthalmic one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value per share ("Preferred Shares") of Ophthalmic at a price of $10.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") shall have acquired beneficial ownership of 20% or more of the outstanding Ophthalmic Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of a person or group of 20% or more of such outstanding Ophthalmic Common Stock (or, in the case of a tender or exchange offer commenced by Premier, a tender or exchange offer the consummation of which would result in Premier becoming the beneficial owner of an additional 1% of the Ophthalmic Common Stock then-outstanding than are beneficially owned by Premier as of the close of business on December 31, 1997 (the "Effective Date"))(the earlier of such dates being a "Distribution Date"), the Rights will be evidenced, with respect to any of the Ophthalmic Common Stock certificates outstanding as of the Record Date, by which Common Stock certificate with a copy of the Summary of Rights (a form of which is included as Exhibit C to the Rights Agreement) attached thereto. An "Acquiring Person" will not be deemed to include Premier which has filed a Schedule 13D under the Exchange Act, unless Premier becomes the beneficial owner of an additional 1% or more of the Ophthalmic Common Stock then-outstanding than Premier owned at the close of business on the Effective Date.

  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Ophthalmic Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Ophthalmic Common Stock certificates issued after the Record Date upon transfer or new issuance of Ophthalmic Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Ophthalmic Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Ophthalmic Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Ophthalmic Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date and will expire on December 31, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Ophthalmic, in each case, as described below.

  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the ten-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Ophthalmic Common Stock) or of subscription rights or warrants (other than those referred to above).

  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Rights are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Ophthalmic Common Stock payable in Ophthalmic Common Stock or subdivisions, consolidations, or combinations of the Ophthalmic Common Stock occurring, in any such case, prior to the Distribution Date.

  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Ophthalmic Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Ophthalmic Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation, or other transaction in which Ophthalmic Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Share of Ophthalmic Common Stock. These rights are protected by customary anti-dilution provisions.

  Because of the Preferred Shares' dividend, liquidation, and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the Ophthalmic Board's estimated value of one share of Ophthalmic Common Stock.

  In the event that Ophthalmic is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Ophthalmic Common Stock having a market value of two times the exercise price of the Right.

  At any time after a person or affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Ophthalmic Common Stock, the Board of Directors of Ophthalmic may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Ophthalmic Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of Ophthalmic's preferred stock having equivalent rights, preferences, and privileges), per Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of Ophthalmic, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to a person or group of affiliated or associated persons becoming an Acquiring Person, the Board of Directors of Ophthalmic may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of Ophthalmic without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

  Until a Right is exercised, the holder thereof, as such will have no rights as a shareholder of Ophthalmic, including without limitation, the right to vote or to receive dividends.

  Concurrently with the signing of the Stock Purchase Agreement, Ophthalmic amended the Rights Plan (the "Amendment") to permit the Private Acquisition, the execution and delivery of the Stock Purchase Agreement, and the making of the Offer without (i) causing any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) causing Premier or any of its Affiliates to be an Acquiring Person, or (iii) triggering other provisions of the Rights Agreement, including giving rise to a Distribution Date. Pursuant to the Stock Purchase Agreement, Ophthalmic may not terminate or revise the Rights Agreement or the Amendment until such time as the Board of Directors of Ophthalmic (as advised by its outside counsel with respect to fiduciary obligations) determines in good faith by a majority vote that it is necessary to terminate or revise the Rights Agreement or the Amendment in the exercise of its fiduciary obligations under applicable law. Prior to the closing of the Offer, Ophthalmic shall amend the Rights Agreement to permit the purchase of all Shares validly tendered and not validly withdrawn.

  The Rights Agreement and the Rights issued thereunder are described in Ophthalmic's Current Report on Form 8-K filed on December 31, 1997 and an amendment to the Rights Agreement is described in Ophthalmic's Current Report on Form 8-K filed on March 9, 1998.

                             REGULATORY APPROVALS

  Based upon its examination of publicly available information with respect to Ophthalmic, Premier is not aware of any license or other regulatory permit that appears to be material to the business of Ophthalmic and its subsidiaries, taken as a whole, which might be adversely affected by the acquisition of Shares by Premier pursuant to the Offer or, except as set forth below, of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency which would be required prior to the acquisition of Shares by Premier pursuant to the Offer. Should any such approval or other action be required, it is Premier's present intention to seek such approval or action. Premier does not currently intend, however, to delay the purchase of Shares tendered pursuant to the Offer pending the outcome of any such action or the receipt of any such approval (subject to Premier's right to decline to purchase Shares if any of the conditions in "Certain Conditions of the Offer" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the businesses of Ophthalmic or Premier or that certain parts of the businesses of Ophthalmic or Premier might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken. Premier's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions, including conditions relating to the legal matters discussed herein. See "Certain Conditions of the Offer."

  Certain contracts between Ophthalmic and the United States government may require certain notices, approvals, consents, or security clearances in connection with the Offer and the Proposed Merger. Premier expects to take such action as may be required in accordance with applicable law and the terms of such government contracts.

                              STATE TAKEOVER LAWS

  Ophthalmic's principal executive offices are located in, and Ophthalmic is incorporated under the laws of, the State of California, which currently has no takeover statute that would apply to the Offer. However, there can be no assurances that California will not, prior to the completion of the Offer, adopt such a statute.

  A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In Edgar v. Mite Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquirer from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

  Ophthalmic conducts business in a number of states throughout the United States, some of which have enacted takeover laws. Premier does not know whether any of these laws will, by their terms, apply to the Offer and has not sought to comply with any such laws. Should any person seek to apply any state takeover law, Premier will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Offer and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, Premier might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, Premier might be unable to accept for exchange any Shares tendered pursuant to the Offer, or be delayed in continuing or consummating the Offer. In such case, Premier may not be obligated to accept for exchange any Shares tendered. See "Certain Conditions of the Offer."

                                   ANTITRUST

  Premier does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, applies to the acquisition of the Shares contemplated by the Offer or a potential subsequent merger.

                               FEES AND EXPENSES

  Except as set forth below, Premier will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer.

  Josephthal is acting as Dealer Manager for the Offer. Questions regarding the Offer may be directed to Josephthal at the phone number and address set forth on the back cover hereof.

  As compensation for its services to Premier as an independent investment and financial advisor in connection with Premier's acquisition of Shares and determination to consummate the Stock Purchase Agreement and the transactions contemplated thereby, including the Private Acquisition and this Offer, Josephthal will receive fees of $325,000 payable by Premier and warrants to purchase 150,000 shares of Premier Common Stock at an exercise price per share equal to the market value per share of Premier Common Stock on January 1, 1998. As compensation for its services to Premier in connection with its role as Dealer Manager for the Offer, Josephthal will receive fees of $50,000 payable by Premier. In addition, Josephthal is entitled to reimbursement for the fees and disbursements of counsel and all of Josephthal's reasonable travel and other out-of-pocket expenses, as well as indemnification from certain liabilities.

  Premier has retained Allen & Caron Inc. as the Information Agent, and American Stock Transfer & Trust Company as the Exchange Agent, in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telecopy, telegraph and personal interview and may request banks, brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners.

  As compensation for acting as Information Agent in connection with the Offer, Allen & Caron Inc. will be paid a fee of $10,000 and will also be reimbursed for certain out-of-pocket expenses and may be indemnified against certain liabilities and expenses in connection with the Offer, including certain liabilities under the federal securities laws. Premier will pay the Exchange Agent reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Exchange Agent against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Premier for customary handling and mailing expenses incurred by them in forwarding material to their customers.

                                 LEGAL MATTERS

  The legality of the shares of Premier Common Stock, Class C Warrants and Class D Warrants to be issued in the Offer and certain other matters related thereto will be passed upon on behalf of Premier by Paul, Hastings, Janofsky & Walker LLP, Orange County, California.

                                    EXPERTS

  The consolidated financial statements of Premier Laser Systems, Inc. appearing in the Premier Laser Systems, Inc. Annual Report (Form 10-K) for the year ended March 31, 1997, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Premier as of March 31, 1996 and for each of the two fiscal years in the period ended March 31, 1996 included in the Premier Annual Report, that have been incorporated by reference herein have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The report of Price Waterhouse LLP with respect to such financial statements contains an explanatory paragraph that describes uncertainty as to the ability of Premier to continue as a going concern.

  The financial statements of Ophthalmic at August 31, 1997 and for the years ended August 31, 1996 and 1997, included in the Ophthalmic Annual Report, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of EyeSys at December 31, 1995 and 1996 and the statements of operations, changes in stockholders' equity and cash flows for each of the three years ended December 31, 1996, incorporated by reference into this Prospectus/Offer to Exchange, have been so incorporated in reliance on the report, which includes an explanatory paragraph discussing the uncertainty about EyeSys' ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                  SCHEDULE I

                  DIRECTORS AND EXECUTIVE OFFICERS OF PREMIER

  Set forth below are the name, current business address, citizenship and present principal occupation or employment, and material occupations, positions, offices or employments and business addresses thereof for the past five years of each director and executive officer of Premier. Unless otherwise indicated, the current business address of each person is 3 Morgan, Irvine, California 92618 and each occupation set forth opposite an individual's name refers to employment with Premier. Unless otherwise indicated, each such person is a citizen of the United States of America and has held his or her present position as set forth below for the past five years.

             NAME           AGE                   POSITION(S)
             ----           ---                   -----------
                                Chairman of the Board, President and Chief
   Colette Cozean..........  39 Executive Officer
   Tom Hazen...............  56 Executive Vice President--Operations
   Randy Alexander.........  53 Executive Vice President--Sales, Marketing and
                                 Strategic Business Units
   T. Daniel Caruso, Jr. ..  55 Executive Vice President--Corporate Marketing,
                                 Mergers & Acquisitions
                                Vice President--Finance and Chief Financial
   Michael L. Hiebert......  35 Officer
                                Vice President--Regulatory Affairs and Quality
   Jeffrey Anderson........  31 Assurance
   Judy McCall.............  57 Vice President--Human Resources
   Patrick J. Day..........  70 Director
   Grace Ching-Hsin Lin....  48 Director
   G. Lynn Powell..........  56 Director
   E. Donald Shapiro.......  66 Director

  Colette Cozean, Ph.D. is a founder of Premier and has been Chairman of the Board of Directors, President and Director of Research of Premier since it began operations in August 1991 and became the Chief Executive Officer in 1994. From April 1987 to August 1991, Dr. Cozean served as Director of Research and Development, Regulatory Affairs and Clinical Programs at Pfizer Laser and in such capacities managed the development of the laser technologies which were acquired by Premier from Pfizer Laser. Prior to April 1987, Dr. Cozean held various research positions at Baxter Edwards, a division of Baxter Healthcare Corporation ("Baxter"), and American Technology and Ventures, a division of American Hospital Supply Company ("American Hospital"). Baxter and American Hospital are manufacturers and suppliers of advanced medical products. Dr. Cozean holds a Ph.D. in biomedical engineering and an M.S. in electrical Engineering from Ohio State University, a B.S. in biomedical engineering from the University of Southern California, and a B.A. in physical sciences from Westmont College.

  Tom Hazen has been Premier's Executive Vice President--Operations since October 1997. From 1992 to 1997, Mr. Hazen was Vice President of Operations at Imagyn Medical, Inc., a health-care technology company and, from 1991 to 1992, was Vice President of Operations for MICA Technology Services, an MRI/CT scan services company. Mr. Hazen holds a B.S. in Mechanical Engineering from the University of Arizona and an M.B.A. from the University of California at Los Angeles.

  Randy Alexander has been Executive Vice President--Sales, Marketing and Strategic Business Units since February 1998. From 1989 through February 1998 Mr. Alexander was Senior Vice President, Asian Pacific, Latin America, Australia and Canada Operations for Chiron Vision, a manufacturer of ophthalmic and surgical products. Mr. Alexander holds a B.S. and an M.S. in Biological Sciences from Marshall University.

  T. Daniel Caruso, Jr. has been Executive Vice President--Corporate Marketing, Mergers & Acquisitions since November 1997. Mr. Caruso was Vice President--Sales and Marketing, from July 1992 through November 1997. He became a Senior Vice President in May 1996. From July 1989 to April 1992, Mr. Caruso was

Vice President, Sales and Marketing at Hyco Biomedical, a laboratory diagnostics company. From March 1988 to July 1989, Mr. Caruso was President and Chief Executive Officer of Physicians Home Infusion Care, a home health care company. Mr. Caruso has a B.S. in Biology and Chemistry and an M.B.A. in marketing from the University of Southern California.

  Michael L. Hiebert has been Premier's Vice President--Finance and Chief Finance Officer since November 5, 1996. Prior to joining Premier, Mr. Hiebert was the controller and director of management information systems and business analysis of Urethane Technologies, Inc., a plastics manufacturer, which position he held from 1994 to 1996. From 1992 to 1994, Mr. Hiebert was Vice President, Finance and Administration of Active Organics, Inc., a cosmetics manufacturer, and from 1987 to 1992 he was an accounting manager with the general engineering firm of C.A. Rasmussen, Inc. Mr. Hiebert has a B.S. in Business Administration with an emphasis in finance, and an M.B.A. from California State University at Northridge.

  Jeffrey Anderson has been Vice President--Regulatory Affairs and Quality Assurance since January 1998 and served as Director of Regulatory Affairs and Quality Assurance from September 1997 through January 1998. Between November 1995 and September 1997, Mr. Anderson was Manager of Regulatory Affairs for Medtronic, a manufacturer of cardiovascular and neurological devices and between December 1993 and November 1995 he served as a Regulatory Affairs Manager for Sybron Dental Specialists, a parent company of dental device manufacturing companies. From December 1991 through December 1993, Mr. Anderson was the Regulatory Affairs/Quality Assurance Manager for Laser Medical Technology, Inc., a manufacturer of medical lasers. Mr. Anderson has a B.A. in Physics from California State University, Fullerton.

  Judy McCall has been Secretary and Vice President--Human Resources, Administration and Special Projects since January 1998. From April 1993 through January 1998 Ms. McCall was employed by Premier as an Executive Assistant, Manager of Human Resources and then Director of Human Resources. Between May 1980 and April 1993 Ms. McCall was Director of Training for API Security Systems. Ms. McCall holds a B.A. in Bible & Christian Education & Biology from St. Andrews Church and an M.A. in Marriage, Family and Child Psychology from Azusa Pacific College.

  Patrick J. Day has served as a director of Premier since August 1991. Mr. Day is a Certified Public Accountant and owns a CPA firm which he established in 1967. He has served as a director for several organizations including the First Presbyterian Church of Hollywood and many private companies. Mr. Day is the father of Dr. Cozean, Premier's Chairman of the Board, Chief Executive Officer and President. Mr. Day has a B.A. in accounting from the University of Idaho.

  Grace Ching-Hsin Lin has served as a director of Premier since February 1992. Ms. Lin has been an agent providing real estate consulting services for Security Trust Realty since April 1988 and an owner of South Pacific Investment, an investment management company, since 1989.

  G. Lynn Powell, D.D.S. Dr. Powell joined the Board of Directors in January 1997. Dr. Powell has been on the faculty at the University of Utah since 1982, where he currently serves as the Assistant Dean for Dental Education in the School of Medicine and Professor in the Department of Pathology. He is a patent holder who has performed extensive research in the field of dentistry serving as primary investigator on several funded grants and is author or co-author of over 45 papers in journals, a majority of which relate to the use of lasers in dentistry. He serves as a reviewer for three dental and laser journals, has lectured nationally as well as internationally and routinely presents his work at research meetings. Dr. Powell is the current President of the International Society for Lasers in Dentistry. Dr. Powell received his D.D.S. from the University of Washington and was on the full time faculty in Restorative Dentistry at that institution for ten (10) years.

  E. Donald Shapiro joined the Board of Directors in August 1994. Since 1983, Mr. Shapiro has served as the Joseph Solomon Distinguished Professor of Law at New York Law School where he served as both Dean and Professor of Law from 1973 to 1983. He is Supernumerary Fellow of St. Cross College at Oxford University, England. Mr. Shapiro received a J.D. degree at Harvard Law School. He currently serves on the Boards of Directors for several public companies including Loral Space and Communications, Ltd., Eyecare Products, Kranzco Realty Trust, Group Health Incorporated, Vasomedical Corporation, United Industrial, Telepad, Inc. and Food Entertainment, Inc. He also serves on the Board of Directors of Bank Leumi.

                                  SCHEDULE II

                       SCHEDULE OF TRANSACTIONS IN SHARES
                            DURING THE PAST 60 DAYS

  The following table sets forth purchases of the Shares within the past 60 days by or on behalf of Premier. Except as otherwise indicated, all transactions were effected in open market transactions.

                                 NUMBER OF SHARES    AGGREGATE
DATE OF TRANSFER                    PURCHASED     PRICE PER SHARE PURCHASE PRICE
----------------                 ---------------- --------------- --------------
12/22/97........................       5,000         1.156         $  5,780.00
12/22/97........................         800         1.187              949.60
12/22/97........................      16,500         1.25            20,625.00
12/23/97........................       9,000         1.25            11,250.00
12/23/97........................       7,000         1.281            8,968.75
12/23/97........................      13,000         1.312           17,062.50
12/23/97........................      12,000         1.34375         16,125.00
12/23/97........................       5,000         1.375            6,875.00
12/23/97........................       1,500         1.46875          2,203.13
12/23/97........................       9,000         1.50            13,500.00
12/23/97........................     500,000         1.50           750,000.00
12/24/97........................      30,000         1.50            45,000.00
12/24/97........................      20,000         1.484375        29,687.50
12/24/97........................       5,000         1.46875          7,343.75
12/26/97........................     175,000         1.6875         295,312.50
12/26/97........................       5,500         1.59375          8,765.63
12/26/97........................       4,000         1.50             6,000.00
12/29/97........................      10,000         1.6563          16,562.50
12/29/97........................      15,200         1.625           24,700.00
12/30/97........................       3,000         1.6563           4,968.90
12/30/97........................       8,865         1.6875          14,959.69
12/30/97........................      15,500         1.75            27,125.00
12/31/97........................       3,333         1.75             5,832.75
2/26/98.........................     980,360(1)      2.18(2)        237,184.80

--------
(1) Acquired in three private transactions, entered into concurrently with the execution of the Stock Purchase Agreement, pursuant to the Private Purchase Agreements providing for the sales of 421,052, 50,000 and 259,308 Shares to Premier, respectively. Additionally, one of the Private Purchase Agreements provided for the sale of warrants to purchase 250,000 Shares, which warrants were exercised by Premier on February 26, 1998. Mark Blumenkranz, an Ophthalmic director, is a party to the Private Purchase Agreement providing for the sale of 421,052 Shares to Premier. The Private Purchase Agreement covering the sale of 421,052 (for which Mr. Blumenkranz is a party) provides for rescission if Premier fails to make, or withdraws, abandons or terminates the Offer without purchasing all Shares tendered and not validly withdrawn prior to the Expiration Date.

(2) The Shares (including those issued to Premier as a result of its exercise of warrants to purchase 250,000 Shares) were acquired by Premier for consideration per Share consisting of (a) $1.75 of cash, (b) $0.25 of Premier Common Stock (measured by a formula in the private transaction agreements), (c) one Class C Warrant and (d) one Class D Warrant. Premier, with the assistance of Josephthal, valued such cash and securities at $2.18 per Share.

                                                                      APPENDIX A


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          PREMIER LASER SYSTEMS, INC.

                                      AND

                           OPHTHALMIC IMAGING SYSTEMS

                                  DATED AS OF

                               FEBRUARY 25, 1998

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE I     THE OFFER.................................................    1
  SECTION 1.1  The Offer.................................................    1
  SECTION 1.2  Ophthalmic Actions........................................    3
 ARTICLE II    AMENDMENT TO RIGHTS PLAN; CLOSING OF THE PRIVATE
               ACQUISITION...............................................    4
  SECTION 2.1  Amendment to Rights Plan; Closing of the Private
               Acquisition...............................................    4
 ARTICLE III   [NOT USED]................................................    4
 ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF OPHTHALMIC..............    4
  SECTION 4.1  Organization and Qualification; No Subsidiaries...........    4
  SECTION 4.2  Capitalization............................................    5
  SECTION 4.3  Authority Relative to this Agreement......................    5
  SECTION 4.4  No Violation..............................................    6
  SECTION 4.5  SEC Reports and Financial Statements......................    6
  SECTION 4.6  Compliance with Applicable Laws and Permits; Regulatory
               Matters...................................................    6
  SECTION 4.7  Change of Control.........................................    7
  SECTION 4.8  Litigation................................................    7
  SECTION 4.9  Information...............................................    7
  SECTION 4.10 Employee Benefit Plans....................................    8
  SECTION 4.11 Taxes.....................................................    9
  SECTION 4.12 Intellectual Property.....................................    9
  SECTION 4.13 Contracts.................................................   10
  SECTION 4.14 Voting Requirements.......................................   10
  SECTION 4.15 Absence of Certain Changes................................   10
  SECTION 4.16 Rights Agreement..........................................   10
  SECTION 4.17 Brokers...................................................   11
  SECTION 4.18 Opinion of Investment Banker..............................   11
 ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PREMIER.................   11
  SECTION 5.1  Organization and Qualification............................   11
  SECTION 5.2  Authority Relative to this Agreement......................   11
  SECTION 5.3  No Violation..............................................   12
  SECTION 5.4  Information...............................................   12
  SECTION 5.5  Funds; Reservation of Shares..............................   12
  SECTION 5.6  Intention to Propose a Merger.............................   12
  SECTION 5.7  Ownership of Shares.......................................   12
  SECTION 5.8  SEC Reports and Financial Statements......................   12
  SECTION 5.9  Absence of Certain Changes................................   13
  SECTION 5.10 Capitalization............................................   13
 ARTICLE VI    COVENANTS.................................................   13
  SECTION 6.1  Conduct of Business of Ophthalmic.........................   13
  SECTION 6.2  Covenants of Premier......................................   14
  SECTION 6.3  Access to Information; Confidentiality....................   15
  SECTION 6.4  Efforts...................................................   15
  SECTION 6.5  Public Announcements......................................   16
  SECTION 6.6  Employee Benefit Arrangements; Warrants...................   16
  SECTION 6.7  Notification of Certain Matters...........................   17
  SECTION 6.8  Rights Agreement..........................................   17

                                                                           PAGE
                                                                           ----
  SECTION 6.9  State Takeover Laws.......................................   18
  SECTION 6.10 No Solicitation...........................................   18
  SECTION 6.11 Indemnification...........................................   19
  SECTION 6.12 Conditions................................................   20
 ARTICLE VII   CONDITIONS TO CONSUMMATE THE TRANSACTIONS HEREUNDER.......   20
  SECTION 7.1  Conditions................................................   20
  SECTION 7.2  Conditions to Obligations of Premier......................   20
  SECTION 7.3  Conditions of Premier to Close the Offer..................   20
 ARTICLE VIII  TERMINATION; AMENDMENTS; WAIVER...........................   21
  SECTION 8.1  Termination...............................................   21
  SECTION 8.2  Effect of Termination.....................................   21
  SECTION 8.3  Fees and Expenses.........................................   21
  SECTION 8.4  Amendment.................................................   22
  SECTION 8.5  Extension; Waiver.........................................   22
 ARTICLE IX    MISCELLANEOUS.............................................   22
  SECTION 9.1  Non-Survival of Representations and Warranties............   22
  SECTION 9.2  General Release of Ophthalmic Executive Officers and
               Directors.................................................   22
  SECTION 9.3  Entire Agreement; Assignment..............................   22
  SECTION 9.4  Validity..................................................   23
  SECTION 9.5  Notices...................................................   23
  SECTION 9.6  Governing Law.............................................   24
  SECTION 9.7  Descriptive Headings......................................   24
  SECTION 9.8  Counterparts..............................................   24
  SECTION 9.9  Parties in Interest.......................................   24
  SECTION 9.10 Certain Definitions.......................................   24
  SECTION 9.11 Specific Performance......................................   24
  SECTION 9.12 Fiduciary Duty............................................   24
  SECTION 9.13 Obligation of Premier.....................................   24

                           STOCK PURCHASE AGREEMENT

  STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of February 25, 1998, by and between Premier Laser Systems, Inc., a California corporation ("Premier"), and Ophthalmic Imaging Systems, a California corporation ("Ophthalmic").

  WHEREAS, the respective Boards of Directors of Premier and Ophthalmic have approved the acquisition of up to all the outstanding shares of common stock of Ophthalmic by Premier on the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, pursuant to this Agreement Premier has agreed to commence an exchange offer (the "Offer") to exchange for each outstanding share of Ophthalmic's common stock, no par value (the "Common Stock") (including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 31, 1997, between Ophthalmic and American Securities Transfer, Inc., as Rights Agent (the "Rights Agreement"), which Rights together with the Common Stock are hereinafter referred to as the "Shares"): (a) $1.75 net in cash (the "Cash Consideration"), (b) that number of shares of Premier Class A Common Stock, no par value (the "Premier Common Stock") equal to the Exchange Ratio (as defined herein) (the "Stock Consideration"), (c) one Premier Class C Warrant (a "Class C Warrant"), and
(d) one Premier Class D Warrant (a "Class D Warrant", and together with a Class C Warrant, the "Warrants" or the "Warrant Consideration") (the Cash Consideration, the Stock Consideration and the Warrant Consideration together constitute the "Offer Consideration");

  WHEREAS, the Board of Directors of Ophthalmic (the "Ophthalmic Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Offer Consideration and the Offer, and the transactions contemplated hereby, are fair to and in the best interest of Ophthalmic and its stockholders; and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend acceptance of the Offer to Ophthalmic's stockholders;

  WHEREAS, the respective Boards of Directors of Premier and Ophthalmic contemplate that upon completion of the Offer, the parties may pursue a merger providing all stockholders of Ophthalmic remaining after consummation of the Offer an economic benefit similar to the Offer Consideration;

  WHEREAS, Premier and Ophthalmic desire to make certain representations, warranties, covenants and agreements in connection with the Offer, and also to prescribe various conditions to the Offer; and

  WHEREAS, contemporaneously with the execution and delivery of this Agreement, Premier and certain stockholders of Ophthalmic will enter into certain Purchase Agreements providing for the acquisition of Shares by Premier from the holders named therein in exchange for the same consideration as being exchanged pursuant to the Offer (the "Private Acquisition");

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, Premier and Ophthalmic agree as follows:

                                   ARTICLE I

                                   THE OFFER

  SECTION 1.1 The Offer.

  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 of this Agreement and none of the events set forth in Annex I hereto (the "Exchange Offer Conditions") shall have occurred and be existing, as promptly as practicable, but in no event later than the fifth business day from the date of this Agreement, Premier shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the "Exchange Act")), a tender offer for any and all Shares in exchange for the Offer Consideration and shall use reasonable best efforts to consummate the Offer. The obligation of Premier to accept for exchange and to exchange the Offer Consideration for any Shares tendered pursuant thereto will be subject only to the satisfaction of the conditions set forth in Annex I hereto. This Offer shall be made by means of a Prospectus/Offer to Exchange (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex I. Notwithstanding anything to the contrary in clause (iii) of Annex I hereto, Premier shall be required to make a reasonable determination that any of the events set forth in paragraphs (a) through (h) of Annex I shall have occurred in order to refuse payment of the Offer Consideration for the tendered Shares or to terminate the Offer in connection with any purported failure to meet a condition specified in such paragraphs (a) through (h) of Annex I.

  (b) The Offer Consideration shall consist of: (x) the Cash Consideration,
(y) the Stock Consideration, and (z) the Warrant Consideration. The Stock Consideration is equal to that number of shares of Premier Common Stock equal to the Exchange Ratio. "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $0.25 by closing sales prices for Premier Common Stock as reported on The Nasdaq Stock Market, Inc. ("NASDAQ") as published in The Wall Street Journal or, if not published therein, in another authoritative source) for either (i) the fifteen (15) consecutive trading days (each, a "Trading Day") ending five Trading Days immediately preceding the Expiration Date (as defined below) or (ii) the thirty (30) consecutive Trading Days ending twenty (20) Trading Days prior to the Expiration Date, whichever yields the fewer number of shares of Premier Common Stock (the "Premier Average Price"). The Class C Warrants and the Class D Warrants shall be substantively in the forms attached as Exhibits A and B hereto, respectively.

  (c) Without the prior written consent of Ophthalmic, Premier shall not decrease the Offer Consideration or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Common Stock. The Offer shall remain open until the date that is 20 business days (as such term is defined in Rule 14d-1(c)(6) under the Exchange Act) after the commencement of the Offer (the "Expiration Date"), unless Premier shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the two succeeding sentences or as may be required by applicable law, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire. Subject to the terms of the Offer and this Agreement and the satisfaction of all the Exchange Offer Conditions as of any Expiration Date, Premier shall accept for exchange and exchange the Offer Consideration for all Shares validly tendered and not withdrawn pursuant to the Offer as promptly as practicable after such Expiration Date; provided that, if on any scheduled Expiration Date of the Offer all of the Exchange Offer Conditions shall not have been satisfied or waived, unless this Agreement has been terminated pursuant to Section 8.1 hereof, the Offer may, but need not, be extended from time to time without the consent of Ophthalmic for such period of time as is reasonably expected by Premier to be necessary to satisfy the unsatisfied conditions; provided further that the Offer may be extended by Premier without the consent of Ophthalmic for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer.

  (d) Concurrently with the commencement of the Offer, Premier shall file with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on
Schedule 14D-1 in accordance with the Exchange Act with respect to the Offer (together with all amendments, supplements, and exhibits thereto, including the Offer to Purchase, the "Schedule 14D-1") and a Registration Statement on Form S-4 (the "Form S-4") in accordance with the Securities Act of 1933, as amended (the "Securities Act") to register the Premier Common Stock and the Warrants to be issued in connection with the Offer (together with all amendments, supplements, and exhibits thereto, including the Prospectus in the form of the Offer to Purchase, the "Registration Statement"). The Schedule 14D-1 and the Registration Statement are referred to collectively herein as the "Offer Documents". Ophthalmic and its counsel shall be given a reasonable opportunity to review and comment and on the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of Ophthalmic. Premier agrees to provide Ophthalmic and its counsel in writing with any comments Premier and its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and shall provide Ophthalmic and its counsel with reasonable opportunity to review and comment on the response of Premier to such comments. Premier represents that the Offer Documents will comply in all material respects with the provisions of applicable federal and state securities laws, and, on the date filed with the SEC and on the date first published, sent or given to Ophthalmic's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Premier with respect to information supplied by Ophthalmic in writing for inclusion in the Offer Documents. Ophthalmic shall provide Premier with such information as Premier may reasonably request in connection with the preparation of the Offer Documents. Each of Premier and Ophthalmic agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become incomplete, false or misleading in any material respect and Premier further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of Ophthalmic, in each case, as and to the extent required by applicable federal and state securities laws.

  (e) Notwithstanding any other provision of this Agreement, each holder of Shares tendered for exchange pursuant to this Offer who would otherwise have been entitled to receive a fraction of a share of Premier Common Stock (after taking into account all shares tendered by such holder) shall receive, in lieu thereof, cash in an amount equal to the fractional part of the Premier Common Stock multiplied by the "market price" of one share of Premier Common Stock, payable as part of the Offer Consideration. The "market price" of one share of Premier Common Stock shall be the closing price of such common stock as reported on NASDAQ (as published in The Wall Street Journal or, if not published therein, any other authoritative source) on the last Trading Date preceding the Expiration Date.

  SECTION 1.2 Ophthalmic Actions.

  (a) Ophthalmic hereby approves and consents to the Offer and represents, that the Ophthalmic Board, at a meeting duly called and held, has (i) determined by unanimous vote of its directors that each of the transactions contemplated hereby, is fair to and in the best interests of Ophthalmic and its stockholders, (ii) approved the Offer and adopted this Agreement in accordance with the California General Corporation Law ("CGCL") and pursuant to Article Six of the Restated Articles of Incorporation of Ophthalmic, and
(iii) resolved to recommend that the stockholders of Ophthalmic accept the Offer and tender their Shares thereunder to Premier; provided, however, that such recommendation and approval may be withdrawn, modified or amended only in accordance with Section 6.10 of this Agreement. Ophthalmic further represents that, prior to the execution hereof, Cowen & Company (the "Investment Banker"), has delivered to the Ophthalmic Board its written opinion that, as of the date thereof, the financial terms of the Offer are fair, from a financial point of view to the holders of shares of Common Stock (other than Premier and its affiliates). Ophthalmic hereby consents to the inclusion in the Offer Documents of the recommendations of the Ophthalmic Board described in this Section 1.2(a).

  (b) Ophthalmic shall file with the SEC, as promptly as possible after the filing by Premier of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments, supplements, and exhibits thereto, the "Schedule 14D-9"), which shall contain the recommendation referred to in Section 1.2(a)(iii) of this Agreement; provided that subject to Section 6.10 of this Agreement, such recommendation may be withdrawn, modified, or amended. Premier and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. Ophthalmic agrees to provide Premier and its counsel in writing with any comments Ophthalmic or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments. Ophthalmic represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal and state securities laws and, on the date filed with the SEC and on the date first published, sent or given to Ophthalmic's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Ophthalmic with respect to information supplied by Premier in writing for inclusion in the Schedule 14D-9. Each of Ophthalmic and Premier agree promptly to correct any information provided by either of them for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading, and Ophthalmic further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal and state securities laws.

  (c) In connection with the Offer, Ophthalmic shall furnish or cause to be furnished to Premier with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Common Stock as of the most recent practicable date and shall furnish Premier with such additional available information (including, but not limited to, updated lists of holders of Common Stock and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as Premier or its agents may reasonably request in communicating the Offer to Ophthalmic's record and beneficial stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated hereby, Premier and its affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and, if this Agreement shall be terminated, shall deliver to Ophthalmic all copies of, and extracts and summaries from, such information then in their possession.

                                  ARTICLE II

         AMENDMENT TO RIGHTS PLAN; CLOSING OF THE PRIVATE ACQUISITION

  SECTION 2.1 Amendment to Rights Plan; Closing of the Private
Acquisition. Provided that this Agreement is not earlier terminated, the Ophthalmic Board shall amend the Rights Plan in accordance with Section 4.16 simultaneously with the closing of the Private Acquisition.

                                  ARTICLE III

                                  [NOT USED]

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF OPHTHALMIC

  Ophthalmic represents and warrants to Premier as follows:

  SECTION 4.1 Organization and Qualification; No Subsidiaries. Ophthalmic is a corporation duly organized, validly existing and in good standing under the laws of the state of California and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be in good standing or to so qualify would not have a Material Adverse Effect on Ophthalmic. Except as set forth in Section 4.1 of the Ophthalmic Disclosure Schedule, Ophthalmic has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, or authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. The term "Material Adverse Effect on Ophthalmic," as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of

Ophthalmic that would have, individually or in the aggregate, a material adverse impact on Ophthalmic. Ophthalmic has heretofore made available to Premier a complete and correct copy of its Restated Articles of Incorporation (including all Certificates of Determination) and By-Laws, each as amended to the date hereof. Such Restated Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Except as set forth in Section 4.1 or the Ophthalmic Disclosure Schedule, Ophthalmic is not in violation of any provision of its Restated Articles of Incorporation, By-Laws, or equivalent organizational documents. Ophthalmic does not have any subsidiaries.

  SECTION 4.2 Capitalization. The authorized capital stock of Ophthalmic consists of 20,000,000 of shares of Common Stock and 20,000,000 shares of preferred stock ("Preferred Stock"), of which 100,000 shares are designated Series A Junior Participating Preferred Stock, no par value ("Junior Preferred Stock"). As of the close of business on February 25, 1998, 3,905,428 shares of Common Stock were issued and outstanding, and no shares of Common Stock were held in treasury. Ophthalmic has no shares of Preferred Stock issued and outstanding. As of the date hereof, except for (i) 1,514,742 Common Stock reserved for issuance pursuant to outstanding options granted by Ophthalmic ("Ophthalmic Options"), (ii) 250,000 shares of Common Stock reserved for issuance pursuant to outstanding warrants ("Ophthalmic Warrants") and (iii) 100,000 shares of Junior Preferred Stock reserved for issuance upon exercise of the Rights, there are not now, and at the Expiration Date there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating Ophthalmic to issue, transfer or sell any shares of capital stock of Ophthalmic or bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of, or other equity interest in, Ophthalmic or securities convertible into or exchangeable for such shares or equity interest or obligating Ophthalmic to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment other than as set forth in Section 6.1 of the Ophthalmic Disclosure Schedule. Since February 12, 1998, Ophthalmic has not issued any shares of its capital stock, except pursuant to Ophthalmic Options and Ophthalmic Warrants outstanding on such date. All issued and outstanding shares of Common Stock are and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Ophthalmic Options and Ophthalmic Warrants will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable, and such issuance will not violate any preemptive rights under law or otherwise. Except as contemplated by the Offer contemplated by this Agreement and pursuant to the Private Acquisition, there are no outstanding contractual obligations of Ophthalmic to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of Ophthalmic.

  SECTION 4.3 Authority Relative to this Agreement.

  (a) Ophthalmic has the requisite corporate power and authority to execute and deliver this Agreement and, to the extent required by applicable law or Ophthalmic's Restated Articles of Incorporation, subject to the approval and adoption of any Proposed Merger by the stockholders of Ophthalmic, if required, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ophthalmic and the consummation by Ophthalmic of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Ophthalmic, subject, in the case of the Proposed Merger, to any necessary approval thereof by the stockholders of Ophthalmic. This Agreement has been duly and validly executed and delivered by Ophthalmic, and, assuming this Agreement constitutes a valid and binding obligation of Premier, this Agreement constitutes a valid and binding agreement of Ophthalmic, enforceable against Ophthalmic in accordance with its terms (except in all cases as such enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of any court before which any proceeding may be brought).

  (b) Except as set forth in this Section 4.3 of the Ophthalmic Disclosure Schedule, other than in connection with, or in compliance with, the provisions of the CGCL with respect to the transactions contemplated hereby, the federal securities laws, the securities laws of the various states, the rules of NASDAQ, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no authorization, consent or approval of, or filing with, any Governmental Entity (as hereinafter defined) is necessary for the consummation by Ophthalmic of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, individually in the aggregate, have a Material Adverse Effect on Ophthalmic. As used in this Agreement, the term "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

  SECTION 4.4 No Violation. Neither the execution or delivery of this Agreement by Ophthalmic nor the consummation by Ophthalmic of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Restated Articles of Incorporation or By-Laws of Ophthalmic, (ii) except as set forth in Section 4.4 of the Ophthalmic Disclosure Schedule, constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any material property or asset of Ophthalmic under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Ophthalmic, or by which it or any of its properties or assets, are bound, or (iii) subject to the receipt of the requisite consents, approvals, or authorizations of, or filings with Governmental Entities under federal securities laws, applicable corporate and securities laws, the rules of NASDAQ and the Boston Stock Exchange, and laws relating to employee benefit plans, conflict with or violate any order, judgment or decree, or to the knowledge of Ophthalmic, any statute, ordinance, rule or regulation applicable to Ophthalmic, or by which it or any of its properties or assets may be bound or affected, other than, in the case of the foregoing clauses (ii) or (iii), conflicts, breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Ophthalmic.

  SECTION 4.5 SEC Reports and Financial Statements. Ophthalmic has filed with the SEC, and has made available to Premier, copies of all forms, reports and documents ("Ophthalmic SEC Reports") required to be filed by it since September 1, 1994 under the Securities Act or the Exchange Act. None of such Ophthalmic SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which as been corrected or otherwise disclosed or updated in a subsequent Ophthalmic SEC Report). The audited and unaudited consolidated financial statements of Ophthalmic included in any Ophthalmic SEC Report on Form 10-QSB or Form 10-KSB have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC rules), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of Ophthalmic as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments, and except for the absence of certain footnote information in the unaudited statements. Except as set forth in Section 4.5 of the Ophthalmic Disclosure Schedule, Ophthalmic does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise), except for liabilities or obligations (i) reflected or reserved against on the balance sheet as at November 30, 1997 (including the notes thereto and the other disclosure made in Ophthalmic's Form 10-QSB for the quarter ended November 30, 1997) included in the Ophthalmic SEC Reports, or (ii) incurred in the ordinary course of business consistent with past practice since such date.

  SECTION 4.6 Compliance with Applicable Laws and Permits; Regulatory Matters. Except as set forth in Section 4.6 of the Ophthalmic Disclosure Schedule, to the knowledge of Ophthalmic, it has in effect and holds all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments, and

Ophthalmic has made all filings and registrations and the like necessary or required by law to conduct its business as presently conducted, other than such permits, licenses, orders, authorizations, registrations, approvals, and other instruments, the absence of which do not have a Material Adverse Effect on Ophthalmic. Ophthalmic has not received any written governmental notices within two years of the date hereof of any violation by Ophthalmic of any such laws, rules, regulations or orders. Except as set forth in Section 4.6 of the Ophthalmic Disclosure Schedule or where the failure to comply would not have a Material Adverse Effect, to the knowledge of Ophthalmic, Ophthalmic is not in default or noncompliance under any (a) permits, consents, or similar instruments, and (b) the business and local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity, other than such default or noncompliance which is not reasonably likely to have a Material Adverse Effect on Ophthalmic. Without limiting the generality of the foregoing, except as set forth in Section 4.6 of the Ophthalmic Disclosure Schedule, all of the products presently marketed by Ophthalmic have been approved or cleared to market pursuant to valid and subsisting Premarket Approval or Section 510(k) Clearances issued by the United States Food and Drug Administration ("FDA"). Ophthalmic has never conducted any clinical trials which have required Investigational Device Exemptions ("IDE's"). No written notification has been furnished to Ophthalmic of any medical complications arising in connection with or resulting from clinical trials conducted by Ophthalmic either directly or under its direction, or from the use of its products following FDA approval or clearance. Ophthalmic has not received any written complaint nor has Steven Verdooner, during the past six months, been made aware of any oral complaint made with respect to such procedures and no Medical Device Reports have been filed by Ophthalmic or have been required to be filed. Except as set forth in Section 4.6 of the Ophthalmic Disclosure Schedule, the design, manufacture and distribution of all of Ophthalmic products, to the extent required, has been conducted, and shall continue through the Expiration Date to be conducted, substantially in accordance with "good manufacturing practices" as required by the FDA.

  SECTION 4.7 Change of Control. Except as provided by the terms of any Ophthalmic Warrant, any Ophthalmic stock option plan, or any Ophthalmic Options, or as set forth on Section 4.7 of the Ophthalmic Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights, or create any other detriment under the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Ophthalmic is a party or by which it or any of its properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a Material Adverse Effect on Ophthalmic.

  SECTION 4.8 Litigation. Except as disclosed in an SEC Report or in Section
4.8 of the Ophthalmic Disclosure Schedule, or otherwise fully covered by insurance, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Ophthalmic, threatened, against Ophthalmic, individually or in the aggregate, which would have a Material Adverse Effect on Ophthalmic or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Ophthalmic SEC Reports filed prior to the date of this Agreement, Ophthalmic is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on Ophthalmic or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

  SECTION 4.9 Information. None of the written information supplied by Ophthalmic (other than projections of future financial performance) expressly for inclusion or incorporation by reference in the Offer Documents, will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by Ophthalmic with respect to (i) any forward-looking information which may have been supplied by Ophthalmic, whether or not included by Premier in any Offer Document or (ii) statements made in any of the foregoing documents based upon information supplied by Premier.

  SECTION 4.10 Employee Benefit Plans.

  (a) Section 4.10(a)/(b) of the Ophthalmic Disclosure Schedule includes a complete list of all material employee benefit plans and programs providing benefits to any employee or former employee of Ophthalmic sponsored or maintained by Ophthalmic or to which Ophthalmic contributes or is obligated to contribute ("Plans") and all written employment, severance, consulting and other compensation contracts between Ophthalmic and any current or former director, officer, or employee thereof ("Employment Contracts"). Ophthalmic is not party to any oral Employment Contracts that are not terminable at will. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

  (b) With respect to each Plan, Ophthalmic has made available to Premier (to the extent requested) a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the United States Internal Revenue Service (the "IRS"), if any; and (vii) each Employment Contract.

  (c) Except as set forth in Section 4.10(d) of the Ophthalmic Disclosure Schedule, all Plans are in compliance, in all material respects with all applicable provisions of ERISA, the Code and all laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter.

  (d) Except as set forth in Section 4.10(d) of the Ophthalmic Disclosure Schedule, all contributions required to be made by Ophthalmic to any Plan under applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected in the financial statements of Ophthalmic included in the Ophthalmic SEC Reports to the extent required under generally accepted accounting principles.

  (e) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Plan is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multi-Employer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan").

  (f) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code,
(iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, other than a liability that arises solely out of, or relate solely to, the Plans, that would be a liability of Ophthalmic or any of its subsidiaries following the Expiration. Without limiting the generality of the foregoing, (i) neither of Ophthalmic nor any ERISA Affiliate of Ophthalmic has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA, (ii) no liability under Title IV or a violation of
Section 302 of ERISA has been incurred by Ophthalmic that has not been satisfied in full, and Ophthalmic is not aware of any condition that exists that presents a material risk to Ophthalmic of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due) and for contributions due to a pension plan (which contributions have been paid through the end of 1997), and (iii) no Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the Expiration Date. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes Ophthalmic or any of its subsidiaries, or that is a member of the same "controlled group" as Ophthalmic or any of its subsidiaries, pursuant to Section 4001(a)(14) of ERISA.

  (g) To the knowledge of Ophthalmic, there are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  SECTION 4.11 Taxes.

  (a) Except as set forth in Section 4.11 of the Ophthalmic Disclosure Schedule, Ophthalmic has (i) timely filed all income Tax Returns (as hereinafter defined), and all other material Tax Returns required to be filed by or with respect to it, or requests for extensions have been filed, granted, and have not expired, for the periods ending on or after December 31, 1996, and on or before the date of the most recent fiscal year and immediately preceding the date hereof, and to the knowledge of Ophthalmic all such Tax Returns are true, correct and complete in all material respects, and (ii) to the knowledge of Ophthalmic, all Taxes (as hereinafter defined) shown as due and payable on such Tax Returns have been paid, and (iii) made adequate provision in Ophthalmic's financial statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof, except where the failures to so file or pay or make adequate provision would not, individually or in the aggregate, have a Material Adverse Effect on Ophthalmic. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Ophthalmic. Ophthalmic (i) has not been a member of a group filing consolidated returns for federal income tax purposes, or (ii) is not a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Ophthalmic which would, individually or in the aggregate, have a Material Adverse Effect on Ophthalmic. There are no Tax liens upon any of the assets or property of Ophthalmic, except liens for current Taxes not yet due and payable. As soon as practicable after the public announcement of the execution of this Agreement, Ophthalmic will provide Premier with written schedules with respect to income taxes of (i) the taxable years of Ophthalmic as to which the statutes of limitations with respect to Taxes have not expired and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated and those years for which required Tax Returns have not yet been filed.

  (b) For purposes of this Agreement, the term "Taxes" means all taxes, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll, withholding and franchise taxes, imposed by the United States or any state or local government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

  SECTION 4.12 Intellectual Property.

  (a)(i) Ophthalmic owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, free and clear of any liens or encumbrances of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the knowledge of Ophthalmic, threatened, that Ophthalmic is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property, and (iii) to the knowledge of Ophthalmic, no person is infringing on or otherwise violating any right of Ophthalmic with respect to any Intellectual Property owned by and/or licensed to Ophthalmic.

  (b) For purposes of this Agreement, "Intellectual Property" shall mean material patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

  SECTION 4.13 Contracts. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Ophthalmic is a party or by which it or any of its properties or assets may be bound (the "Material Contracts") is in full force and effect, except where failure to be in full force and effect would not have a Material Adverse Effect on Ophthalmic, and there are no defaults by Ophthalmic or, to Ophthalmic's knowledge, any other party thereto, thereunder, except those defaults that would not have a Material Adverse Effect on Ophthalmic.

  SECTION 4.14 Voting Requirements. No vote of the holders of the class or series of Ophthalmic's capital stock is necessary in connection with this Agreement, except as may be required in connection with the approval of the Proposed Merger.

  SECTION 4.15 Absence of Certain Changes. Except as disclosed in the Ophthalmic SEC Reports filed prior to the date of this Agreement or in Section
4.15 of the Ophthalmic Disclosure Schedule, there has not been, since August 31, 1997, any event that has had or that is reasonably expected to have a Material Adverse Effect on Ophthalmic. Except as disclosed in the Ophthalmic SEC Reports filed prior to the date of this Agreement or in Section 4.15 of the Ophthalmic Disclosure Schedule, since August 31, 1997, Ophthalmic has conducted its business only in the ordinary course of business consistent with past practices and there has not been, directly or indirectly:

    (i) any exchange or grant by Ophthalmic or any increase in compensation to any director or executive officer of Ophthalmic or, except in the ordinary course of business and consistent with past practice or as required under employment agreements in effect as of or prior to the date of this Agreement, of any employee of Ophthalmic;

    (ii) any grant by Ophthalmic to any such director, executive officer or employee of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of the date of this Agreement;

    (iii) except as contemplated by this Agreement, any entry by Ophthalmic into any employment, severance or termination agreement with any such director or executive officer, or, except in the ordinary course of business consistent with past practice, employee;

    (iv) except in the ordinary course of business and consistent with past practice or as required under employment agreements in effect as of or prior to the date of this Agreement, any material adoption or material increase in exchanges to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of Ophthalmic;

    (v) any change in accounting methods, principles or practices by Ophthalmic materially affecting its assets, liabilities or business, except insofar as may have been required by change in generally accepted accounting principles; or

    (vi) any agreement to do any of the things described in the preceding clauses (i) through (v).

  SECTION 4.16 Rights Agreement. The Ophthalmic Board has duly authorized and Ophthalmic will execute an amendment (the "Rights Agreement Amendment") to the Rights Agreement (without redeeming the Rights) which will permit the execution or delivery of this Agreement, the making of the Offer, the acquisition of Shares pursuant to the Offer and the consummation of the Proposed Merger without (i) causing any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) causing Premier or any of its Affiliates to be an Acquiring Person (as each such term is defined in the Rights Agreement), or
(iii) triggering other provisions of the Rights Agreement, including giving rise to a Distribution Date (as such term is defined in the Rights Agreement), and the Rights Agreement Amendment shall be in full force and effect from and after the date hereof until such time as, after being advised by its outside counsel with respect to fiduciary obligations, the Board of Directors of Ophthalmic determines in good faith by a majority vote that it is necessary to terminate or revise such amendment or the Rights Agreement in the exercise of its fiduciary obligations under applicable law.

  SECTION 4.17 Brokers. Except for the engagement of the Investment Banker, none of Ophthalmic, or any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

  SECTION 4.18 Opinion of Investment Banker. Ophthalmic has received the written opinion of the Investment Banker to the effect that, as of the date such opinion, the financial terms of the Offer are fair, from a financial point of view to the holders of shares of Common Stock (other than Premier and its affiliates).

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PREMIER

  Premier represents and warrants to Ophthalmic as follows:

  SECTION 5.1 Organization and Qualification. Premier is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on Premier. Premier has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, or authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. The term "Material Adverse Effect on Premier", as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of Premier or any of its subsidiaries that would, individually or in the aggregate, be materially adverse to Premier and its subsidiaries taken as a whole. Premier has heretofore made available to Ophthalmic a complete and correct copy of its Articles of Incorporation (including all Certificates of Determination) and By-Laws, each as amended to the date hereof. Such Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Premier is not in violation of any provision of its Articles of Incorporation, By-Laws, or equivalent organizational documents.

  SECTION 5.2 Authority Relative to this Agreement.

  (a) Premier has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Premier and no other corporate proceedings on the part of Premier is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Premier and, assuming this Agreement constitutes a valid and binding obligation of Ophthalmic, this Agreement constitutes a valid and binding agreement Premier, enforceable against Premier in accordance with its terms.

  (b) Other than in connection with, or in compliance with, the provisions of the CGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities laws of the various states, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Premier of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on Premier.

  SECTION 5.3 No Violation. Neither the execution or delivery of this Agreement by Premier nor the consummation by Premier of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Articles of Incorporation or By-Laws of Premier, (ii) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the material property or asset of Premier or any of its subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Premier or any of its subsidiaries is a party or by which they or any of their respective properties or assets are bound, or (iii) subject to the receipt of the requisite consents, approvals, or authorizations of, or filings with Governmental Entities under federal securities laws, applicable corporate and securities laws, the rules of NASDAQ and laws relating to employee benefit plans, conflict with or violate any order, judgment or decree, or to the knowledge of Premier, any statute, ordinance, rule or regulation applicable to Premier, or by which it or any of its properties or assets may be bound or affected, other than, in the case of the foregoing clauses (ii) or (iii), conflicts, breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Premier.

  SECTION 5.4 Information. None of the information supplied by Premier in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Schedule 14D-9, or (ii) the Other Filings will, at the respective times filed with the SEC or other Governmental Entity contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by Premier with respect to statements made in any of the foregoing documents based upon information supplied in writing by Ophthalmic.

  SECTION 5.5 Funds; Reservation of Shares. Premier has on the date hereof and will have at the time of acceptance for exchange and exchange of Shares pursuant to the Offer and at the Expiration Date, the funds necessary and will have reserved for issuance the Premier Common Stock, the Premier Common Stock issuable upon exercise of the Warrants and the Warrants to consummate the Offer and the transactions contemplated thereby on a timely basis in accordance with this Agreement, which Premier Common Stock and Warrants when issued, will be duly authorized and validly issued, fully paid and nonassessable, and such issuance will not violate any preemptive rights under law or otherwise.

  SECTION 5.6 Intention to Propose a Merger. As of the date hereof, Premier presently intends to, at a reasonable time following its acceptance for exchange and exchange for shares pursuant to the Offer, propose a merger with Premier providing holders of shares of Common Stock at such time an economic benefit similar to that of the Offer Consideration (the "Proposed Merger").

  SECTION 5.7 Ownership of Shares. Except as disclosed on the latest Schedule 13D as filed by Premier with the SEC prior to the date of this Agreement with respect to the Common Stock, none of Premier or its Subsidiaries or affiliates owns (beneficially or otherwise) any shares of Common Stock. From the date of this Agreement through the Expiration Date, except for those Private Acquisitions entered into concurrently herewith, none of Premier or its Subsidiaries or affiliates shall purchase or otherwise acquire beneficial ownership of any additional shares of Common Stock.

  SECTION 5.8 SEC Reports and Financial Statements. Premier has filed and has made available to Ophthalmic all forms, reports and documents ("Premier SEC Reports") required to be filed by it with the SEC since April 1, 1994. None of such Premier SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which as been corrected or otherwise disclosed or updated in a subsequent Premier SEC Report). The audited and unaudited consolidated financial statements of Premier included in any Premier SEC Report on Form 10-Q or Form 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC rules), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of Premier as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments, and except for the absence of certain footnote information in the unaudited statements. Premier does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise), except for liabilities or obligations (i) reflected or reserved against on the balance sheet as at December 31, 1997 (including the notes thereto and the other disclosure made in Ophthalmic's Form 10-Q for the quarter ended December 31, 1997) included in the Premier SEC Reports, or (ii) incurred in the ordinary course of business consistent with past practice since such date, in each case of clauses (i) and (ii) which, individually or in the aggregate, would not have a Material Adverse Effect on Premier.

  SECTION 5.9 Absence of Certain Changes. Except as disclosed in the Premier SEC Reports filed prior to the date of this Agreement and made available to Ophthalmic, there has not been since March 31, 1997 any event that has had or that is reasonably expected to have a Material Adverse Effect on Premier.

  SECTION 5.10 Capitalization. The Premier Common Stock and Warrants (i) when issued upon exchange for the Shares in accordance with the Offer and (ii) in the case of Premier Common Stock if and when issued pursuant to the Warrants in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid, nonassessable and such issuances will not violate any pre-emptive rights under applicable laws, Premier's Articles of Incorporation or By-Laws, material contract or agreement or otherwise.

                                  ARTICLE VI

                                   COVENANTS

  SECTION 6.1 Conduct of Business of Ophthalmic. Except as contemplated by this Agreement or as expressly agreed to in writing by Premier, during the period from the date of this Agreement to the earliest of (a) August 30, 1998,
(b) the termination of this Agreement, or (c) the closing of the Proposed Merger, Ophthalmic will conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use its reasonable efforts, to preserve intact the business organization of Ophthalmic, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it. Without limiting the generality of the foregoing, and except as (y) otherwise expressly provided in this Agreement, or (z) required by law, prior to the earlier of the Expiration Date or the termination of this Agreement, Ophthalmic will not, without the prior written consent of Premier (which consent shall not be unreasonably withheld):

    (i) except with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of Ophthalmic or increase in any manner the compensation or fringe benefits of any director, officer or employee of Ophthalmic or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of Ophthalmic (in each case, except with respect to employees, non-executive officers and directors in the ordinary course of business consistent with past practice);

    (ii) incur any material indebtedness for borrowed money (other than under existing lines of credit or under that certain factoring arrangement with Imperial Bank dated as November 18, 1997) or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Ophthalmic, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans or advances outside the ordinary course of business to, or capital contributions to, or investments in, any other person;

    (iii) expend funds for capital expenditures (as determined under generally accepted accounting principles) in excess of $100,000 per fiscal quarter;

    (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except (i) in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force as of the date of this Agreement;

    (v) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Ophthalmic or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (vi) except pursuant to the exercise of outstanding Ophthalmic Options or Ophthalmic Warrants, or as disclosed in Section 6.1 of the Ophthalmic Disclosure Schedule, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

    (vii) except as contemplated by this Agreement, amend its Restated Articles of Incorporation, By-Laws or equivalent organizational documents;

    (viii) make or agree to make any acquisition of assets which is material to Ophthalmic except for purchases of inventory, supplies and material in the ordinary course of business;

    (ix) settle, pay or compromise any claims, individually or in the aggregate in an amount in excess of $100,000 (other than repayment of Ophthalmic's indebtedness to Imperial Bank), other than in consultation and cooperation with Premier, and, with respect to any such settlement, with the prior written consent of Premier, which consent shall not be unreasonably withheld;

    (x) make any material Tax election or settle or compromise any material Tax liability (whether with respect to amount or timing); or

    (xi) except in the ordinary course of business, modify, amend or terminate any material contract or waive or release or assign any material rights or claims.

  SECTION 6.2 Covenants of Premier. From the date of this Agreement until the earliest of (a) August 30, 1998, (b) the termination of this Agreement, and
(c) the closing of the Proposed Merger, Premier covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Premier Common Stock and the business prospects of Premier and its Subsidiaries, and (y) take no action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any consents, approvals, or authorizations required for the transactions contemplated hereby without imposition of a condition or restriction of any materially adverse conditions or restrictions, or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent Premier from discontinuing or disposing of any of its properties, assets, or business if such action is, in the judgment of Premier, desirable in the conduct of the business of Premier and its Subsidiaries.

  SECTION 6.3 Access to Information; Confidentiality. From the date hereof until the earlier of the Expiration Date or the termination of this Agreement, upon reasonable notice and subject to applicable laws, Premier and Ophthalmic shall afford each other, and each other's accountants, counsel, and other representatives, during normal business hours during the period of time prior to the Expiration Date, reasonable access to all of its properties, books, contracts, commitments, and records and, during such period, each of Premier and Ophthalmic shall furnish promptly to the other (a) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws, (b) a copy of all filings made with any Governmental Entities in connection with the transactions contemplated by this Agreement and all written communications received from such Governmental Entities related thereto, and (c) all other information concerning its business, properties, and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner that will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement and shall treat as confidential all such information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Expiration Date. Except as otherwise agreed to in writing by Ophthalmic, until the Expiration Date, Premier and its Subsidiaries and affiliates will be bound by, and all information received with respect to Ophthalmic pursuant to this Section 6.3 shall be subject to that certain confidentiality agreement entered into with Premier on February 12, 1998 (the "Ophthalmic Confidentiality Agreement"). Except as otherwise agreed to in writing by Premier, until the Expiration Date, Ophthalmic will be bound by, and all information received with respect to Premier pursuant to this Section 6.3 shall be subject to that certain Confidentiality Agreement entered into with Ophthalmic on February 20, 1998 (the "Premier Confidentiality Agreement").

  SECTION 6.4 Efforts.

  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including (i) obtaining all necessary opinions, waivers, consents and approvals and effect all necessary registrations and filings and (ii) defending any lawsuit or other legal proceedings challenging this Agreement or the Offer. In case at any time after the Expiration Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, each of Ophthalmic and Premier shall make all necessary filings with Governmental Entities as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by the Offer and this Agreement. In addition, each of Premier and Ophthalmic will use its reasonable best efforts (including, without limitation, exchange of any required fees) and will cooperate fully with each other to (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by the Offer and this Agreement, including the making of all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by the Offer and this Agreement, including, but not limited to, cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9 and any actions or filings related thereto, and any amendments to any thereof, and (ii) obtain promptly all consents, waivers, approvals, authorizations or permits of, or registrations or filings with or notifications to (any of the foregoing being a "Consent"), any Governmental Entity necessary for the consummation of the transactions contemplated by the Offer and this Agreement. Premier and Ophthalmic shall furnish to each other such necessary information and reasonable assistance as Premier or Ophthalmic may reasonably request in connection with the foregoing. In addition, if at any time prior to the Expiration Date any event or circumstance relating to either Ophthalmic or Premier or any of their respective subsidiaries, should be discovered by Ophthalmic or Premier, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance.

  (b) Without limiting Section 6.4(a), Premier and Ophthalmic shall each (i) take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Entity with respect to the Offer so as to enable consummation thereof to occur as soon as reasonably possible, including without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Premier or Ophthalmic as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying consummation of the Offer or the Proposed Merger; and (ii) use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the consummation of the Offer, including without limitation defending through litigation on the merits any claim asserted in any court by any party. Each party hereto shall promptly notify the other parties of any written communication to that party from any Governmental Entity and permit the other parties to review in advance any proposed communication to any Governmental Entity. Premier and Ophthalmic shall not (and shall cause their respective affiliates and representatives not to) agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing.

  SECTION 6.5 Public Announcements. From the date of this Agreement, until the Expiration Date or the termination of this Agreement, each of Ophthalmic and Premier agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Proposed Merger and the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

  SECTION 6.6 Employee Benefit Arrangements; Warrants. (a) Each of Ophthalmic and Premier agrees that it will take all corporate action to amend or adopt new stock options and/or stock incentive plans and warrants to provide for the issuance of Premier Common Stock rather than Common Stock issuable upon exercise of such plan or plans or warrants, effective as of the Expiration Date as set forth below.

    (i) Vested Options. The value of outstanding, unexercised, vested Ophthalmic Options of a holder (the "Vested Options") shall be equal to the product of (x) $2.18 multiplied by (y) the number of shares of Common Stock issuable upon exercise thereof (the "Aggregate Ophthalmic Option Value"). On the Expiration Date, each Vested Option of a holder shall be exchanged for Premier options (the "Premier Options") issuable for that number of shares of Premier Common Stock (the "Vested Exchange Rate") equal to (xx) the Aggregate Ophthalmic Option Value of a holder divided by (yy) the Premier Average Price. The exercise price per share of Premier Common Stock issuable to a holder upon exercise of the Premier Options (the "Vested Exercise Price") shall be equal to (xxx) the aggregate exercise price for all Vested Options exchanged by such holder divided by (yyy) the number of shares of Premier Common Stock issuable to such holder upon exercise of the Premier Options exchanged therefor. Ophthalmic Options granted under Ophthalmic's 1997 Stock Option Plan shall vest on the Expiration Date and shall be Vested Options.

    (ii) Unvested Options. Unless earlier terminated, each outstanding, unexercised, unvested Ophthalmic Option shall vest (a "Subsequently Vesting Option") on the earlier of (aa) its scheduled vesting date and (bb) with respect to any Ophthalmic employee who is employed by Ophthalmic, Premier or any of their affiliates six (6) months after the Expiration Date, six
  (6) months following the Expiration Date (the "Measurement Date"). On the Measurement Date, the Subsequently Vesting Option of a holder shall be exchanged for Premier Options issuable for that number of shares of Premier Common Stock equal to (xx) the Aggregate Ophthalmic Option Value of a holder attributable to such Subsequently Vesting Options divided by (yy) the Premier Average Price calculated using the Measurement Date in lieu of the Expiration Date. The exercise price per share of Premier Common Stock issuable to a holder upon exercise of such

  Subsequently Vesting Options shall be equal to (xxx) the aggregate exercise price for all Subsequently Vesting Options of such holder that vested on such Measurement Date divided by (yyy) the number of shares of Premier Common Stock issuable upon exercise of the Premier Options exchanged therefor. Ophthalmic Options not granted under Ophthalmic's 1997 Stock Option Plan shall vest as provided in this Section 6.1(a)(ii).

    (iii) Exchange and Pricing Election. Notwithstanding anything to the contrary contained in Section 6.6(a)(ii), each holder of Ophthalmic Options not granted under Ophthalmic's 1997 Stock Option Plan may elect, by providing written notice to Ophthalmic prior to the Expiration Date, to have such holder's Ophthalmic Options exchanged, when vested as provided in
  Section 6.6(a)(ii), for Premier Options at the Vested Exchange Rate for an exercise price equal to the Vested Exercise Price.

    (iv) Termination of Employment. For a period of six (6) months following the Expiration Date, Ophthalmic Options issued to officers or employees of Ophthalmic, which have not earlier vested as provided herein, shall vest on the date of termination of such officer or employee "without cause" by Ophthalmic or Premier, as determined in the reasonable discretion of Ophthalmic, in which case such Ophthalmic Options shall be exchanged in accordance with Section 6.6(a)(ii) (with the date of such termination being the Measurement Date), or Section 6.6(a)(i) if a valid election is made by such officer or employee pursuant to Section 6.6(a)(iii).

  (b) Following the Expiration Date, Premier shall provide or cause its Subsidiaries to provide generally to officers and employees of Ophthalmic employee benefits, including without limitation, pension benefits, health and welfare benefits, life insurance and vacation, and severance arrangements, on terms and conditions which when taken as a whole are no less favorable than those currently provided by Premier and its Subsidiaries to their similarly situated officers and employees. Premier does not currently provide its officers and employees with pension benefits or severance plans. For purposes of participation and vesting under any employee benefit plan of Ophthalmic and its Subsidiaries, the service of the employees of Ophthalmic prior to the Expiration Date shall be treated as service with the Premier or its subsidiaries participating in such employee benefit plans. Premier shall, and shall cause its Subsidiaries to, honor in accordance with their terms, all Employment Contracts, and all provisions for vested benefits or other vested amounts earned or accrued through the Expiration Date under the Plans.

  (c) For a period of ninety (90) days following the Expiration Date, Premier shall provide or cause its Subsidiaries to provide generally to officers and employees of Ophthalmic severance benefits equal to one week's pay for each full year of service to Ophthalmic to each such officer or employee that is terminated without cause by Premier or its Subsidiary. The phrase "without cause" shall not apply to those officers and employees that are terminated because they do not elect to work for Premier or its Subsidiaries.

  SECTION 6.7 Notification of Certain Matters. Premier and Ophthalmic shall promptly notify each other orally and in writing of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Expiration Date or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Ophthalmic or Premier, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of Ophthalmic and Premier shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

  SECTION 6.8 Rights Agreement. Ophthalmic covenants and agrees that, unless the Board of Directors of Ophthalmic determines in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law, it will not (i) redeem the Rights, (ii) amend the Rights Agreement except as provided in Section 4.16, or (iii) take any action which would allow any Person (as defined in the

Rights Agreement) other than Premier to acquire beneficial ownership of 20% or more of the Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) to occur.

  SECTION 6.9 State Takeover Laws. Ophthalmic covenants and agrees that, unless the Board of Directors of Ophthalmic determines in good faith by a majority vote that taking such action is proscribed in the exercise of its fiduciary obligations under applicable law, it shall, upon the request of Premier, take all reasonable steps to assist in any challenge by Premier to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Proposed Merger, of any state takeover law.

  SECTION 6.10 No Solicitation.

  (a) Ophthalmic represents and warrants to, and covenants and agrees with, Premier that Ophthalmic does not have any agreement, arrangement or understanding with any potential third party acquiror that, directly or indirectly, would be violated, or require any exchanges, by reason of the execution, delivery and/or consummation of this Agreement. Ophthalmic shall, and it shall cause its officers, directors, employees, investment bankers, attorneys and other agents and representatives to, immediately cease any existing discussions or negotiations with any person other than Premier (a "Third Party") heretofore conducted with respect to any Acquisition Transaction (as hereinafter defined). Ophthalmic shall not, and it shall prohibit its officers, directors, employees, investment bankers, attorneys and other agents and representatives from taking any action to, directly or indirectly, (w) solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to any acquisition or purchase of a material portion of the assets (other than in the ordinary course of business) or business of, or any significant equity interest in (including by way of a tender offer), or any merger, consolidation or business combination with, or any recapitalization or restructuring, or any similar transaction involving, Ophthalmic (the foregoing being referred to collectively as an "Acquisition Transaction"), or (x) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction, (y) enter into, approve or recommend any agreement, arrangement or understanding requiring Ophthalmic to abandon, terminate or fail to recommend that its stockholders accept the Offer or any other transaction contemplated hereby, or (z) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Premier, the approval or recommendation by the Ophthalmic Board of the Offer, or this Agreement; provided, however, that nothing herein shall prevent the Ophthalmic Board from taking, and disclosing to Ophthalmic's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer. Ophthalmic will promptly notify Premier of the receipt of any proposal relating to an Acquisition Transaction. Notwithstanding anything to the contrary in the foregoing, Ophthalmic may, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving an Acquisition Transaction from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if
(a) after being advised (x) by its outside counsel with respect to its fiduciary obligations and (y) with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of Ophthalmic determines in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law (the proposal with respect to an Acquisition Transaction meeting the requirements of this clause (a), a "Superior Proposal") and (b) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, Ophthalmic receives from such Third Party an executed confidentiality agreement (which Ophthalmic is hereby expressly permitted to negotiate with such party) with terms no less favorable in the aggregate to Ophthalmic than those contained in the Ophthalmic Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with Ophthalmic or any exchanges by Ophthalmic and need not contain any "standstill" or similar provisions. In addition, the Ophthalmic Board may approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of the Offer or this Agreement) a Superior Proposal and may terminate this Agreement solely to enter into a definitive agreement with respect to a Superior Proposal provided, however, that Ophthalmic shall not, and shall cause its affiliates not to, enter into a definitive agreement with respect to a Superior Proposal unless Ophthalmic concurrently terminates this Agreement in accordance with the terms hereof and pays any Termination Fee required under Section 8.3(b).

  (b) Ophthalmic shall promptly (but in any event within one business day of Ophthalmic becoming aware of same) advise Premier of the receipt by Ophthalmic, any of its subsidiaries or any of Ophthalmic's bankers, attorneys or other agents or representatives of any written inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to
Section 6.9(a), and shall promptly (but in any event within one business day of Ophthalmic becoming aware of same) provide Premier with a copy of any such written inquiry or proposal. Ophthalmic shall keep Premier reasonably informed of the status and content of and material developments (including the calling of meetings of the Ophthalmic Board to take action with respect to such Acquisition Transaction) with respect to any discussions regarding any Acquisition Transaction with a Third Party. Ophthalmic agrees that it will not enter into any agreement with respect to a Superior Proposal unless and until Premier has been given notice of the identity of the parties making such Superior Proposal, the material terms thereof and material developments referred to in the preceding sentence at least two business days prior to the entering into such agreement.

  SECTION 6.11 Indemnification.

  (a) Premier shall, and in the event of a Proposed Merger, shall cause the surviving corporation of the Proposed Merger (and its successors and assigns) to, indemnify, defend, and hold harmless the present directors, officers, employees, and agents of Ophthalmic (each, an "Indemnified Party") after the Expiration Date against all costs, fees, or expenses (including reasonable attorneys' fees) judgments, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of actions or omissions occurring at or prior to the Expiration Date (including the transactions contemplated by this Agreement), unless such actions or omissions constitute fraud or willful misconduct, to the full extent permitted under California law and by Ophthalmic's Restated Articles of Incorporation and By-Laws as in the effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any action, suit, or proceeding for a period of five years after the date hereof. If indemnification is sought hereunder, the Indemnified Party shall notify Premier of the commencement of the litigation, proceeding, or other action, or any overt threat with respect to any of the foregoing; provided, however, that the failure to provide such notification shall not relieve Premier from its indemnification obligations hereunder or otherwise to such Indemnified Party unless and only to the extent that such failure shall materially and adversely affect the ability of Premier to defend such litigation, proceeding, or other action. Following such notification, Premier may elect to assume the defense of such litigation, proceeding, or other action (and the costs related thereto) and, upon such defense of such election, Premier shall not be liable for any legal costs subsequently incurred by such Indemnified Party (other than the costs of investigation or the production of documents or witnesses) unless (i) Premier fails to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner, or (ii) such Indemnified Party shall have reasonably concluded that (A) the representation of such Indemnified Party by legal counsel selected by Premier would be inappropriate due to actual or potential conflicts of interest or (B) there may be a legal defense available to such Indemnified Party that are different from or additional to those available to the Premier or any other Indemnified Party represented by such legal counsel. Nothing set forth herein shall preclude any Indemnified Party from retaining its own counsel at its own expense. Premier shall, and shall cause the surviving corporation of any Proposed Merger and all other relevant Premier Subsidiaries to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

  (b) Incident to any information furnished or disclosed by Premier or any Premier Subsidiary in connection with the Offer Documents and the Schedule 14D-9, and subject to applicable law, Premier shall indemnify, defend, and hold harmless Indemnified Parties against all costs, fees, or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of or under the securities laws or any state blue sky or securities laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents including any amendment or supplement to such document, (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of

Premier or any Premier Subsidiary of the securities laws or any state blue sky or securities laws in connection with such documents; provided, however, that neither Premier or any Premier Subsidiary will be liable in any such case to the extent that any such claim, action, suit, or investigation is based on any untrue statement or alleged untrue statement or omission or alleged omission made in such Offer Document or Schedule 14D-9 or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to Premier or any Premier Subsidiary by Ophthalmic or any Indemnified Party specifically for use therein.

  (c) If Premier or the surviving corporation in any Proposed Merger or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this Section 6.11.

  (d) For five years from the Expiration Date, Premier shall use its best efforts to maintain in effect, if available, directors' and officers' insurance liability in an amount equal to $2,000,000, covering those persons who are currently covered by the directors' and officers' liability insurance policy maintained by Ophthalmic.

  (e) The provisions of this Section 6.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Offer and be binding on all successors and assigns of Premier and the surviving corporation of any Proposed Merger.

  SECTION 6.12 Conditions. Prior to consummating the exchange pursuant to the Offer, Premier shall use its best efforts to (a) cause the Premier Common Stock and the Premier Common Stock issuable upon exercise of the Warrants to be listed on NASDAQ, (b) cause the Form S-4 to have been declared effective by the Commission, and (c) deposit the Offer Consideration with the Exchange Agent.

                                  ARTICLE VII

              CONDITIONS TO CONSUMMATE THE TRANSACTIONS HEREUNDER

  SECTION 7.1 Conditions. The respective obligations of each of Premier and Ophthalmic to consummate the transactions contemplated hereby are subject to the satisfaction, at or before the time each action is to be taken, of the condition that no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits the consummation of the Offer or any other transactions contemplated hereunder provided, however, that Ophthalmic and Premier shall use their reasonable best efforts to have any such order, decree, or injunction vacated.

  SECTION 7.2 Conditions to Obligations of Premier. In the event the Offer shall not have been terminated, the obligations of Premier to make the Offer and to consummate the exchange pursuant to the Offer shall be further subject to the following conditions:

  (a) Performance of Obligations of Ophthalmic. Ophthalmic shall have performed the obligations required to be performed by it under Section 4.16.

  (b) Private Acquisition. The Private Acquisition shall have been consummated.

  SECTION 7.3 Conditions of Premier to Close the Offer. Prior to consummating the exchange pursuant to the Offer, Premier shall have (a) caused the Premier Common Stock, the Premier Common Stock issuable upon exercise of the Warrants and the Warrants to be listed on NASDAQ, (b) caused the Form S-4 to have been declared effective by the Commission, and (c) deposited the Offer Consideration with the Exchange Agent.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENTS; WAIVER

  SECTION 8.1 Termination. This Agreement shall be terminated if the Offer shall not have been consummated by August 21, 1998, if each party has used its best efforts to consummate the transaction, and may be terminated:

  (a) by the mutual written consent of Premier and Ophthalmic, by action of their respective Boards of Directors;

  (b) by Ophthalmic, if Ophthalmic is not in material breach of any of its representations contained in this Agreement and if (i) Premier fails to commence the Offer as provided in Section 1.1, or (ii) at any time following the Expiration Date, as it may be extended pursuant to Section 1.1(c), Premier shall not have accepted for exchange and exchanged the Offer Consideration for all Shares tendered pursuant to the Offer in accordance with the terms hereof and thereof, or (iii) if Premier should withdraw, abandon, or terminate the Offer without purchasing all Shares validly tendered pursuant to the Offer; provided that all conditions to the Offer shall have been satisfied or waived in accordance with the terms hereof;

  (c) by either Premier or Ophthalmic, if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree, ruling or other action;

  (d) by Ophthalmic if, prior to the acceptance for exchange of Common Stock pursuant to the Offer, (i) there shall have occurred, on the part of Premier, a material breach of any representation or warranty, covenant or agreement contained in this Agreement which is not curable or (ii) Ophthalmic (A) to the extent permitted by Section 6.10, enters into a definitive agreement with respect to a Superior Proposal and (B) concurrently pays any Termination Fee required under Section 8.3(b); or

  (e) by Premier, prior to the exchange for Common Stock pursuant to the Offer, if the Ophthalmic Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Premier its approval or recommendation of the Offer or, this Agreement shall have approved or recommended Superior Proposal, or shall have resolved to effect any of the foregoing.

  SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions in Sections 8.2, 8.3, 9.2, 9.3, 9.5, 9.6, 9.10 and 9.11, and the last sentence in Section
6.3, which shall survive any such termination. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

  SECTION 8.3 Fees and Expenses.

  (a) Except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  (b) In the event that this Agreement is terminated as a result of a material breach by Ophthalmic, then Ophthalmic shall promptly pay to Premier in lieu of any other right to damages, a termination fee of $500,000. Thereafter, Ophthalmic shall promptly pay to Premier an additional $250,000 (collectively, the "Termination Fee") if Ophthalmic enters into a definitive agreement with respect to a Superior Proposal within six (6) months of the date of termination. For purposes of this Section 8.3, a "material breach by Ophthalmic" shall include any action by Ophthalmic, its officers, directors, employees, investment bankers, attorneys and other agents and representatives
(i) to redeem the Rights, (ii) to amend, terminate or waive rights under the Rights Agreement (other than the Rights Agreement Amendment), (iii) to solicit, initiate, continue, facilitate or encourage

(including by way of furnishing or disclosing non-public information) any Acquisition Transaction, (iv) to negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction,
(v) enter into, approve or recommend any agreement, arrangement or understanding requiring Ophthalmic to abandon, terminate or fail to recommend that its stockholders accept the Offer or any other transaction contemplated hereby, or (vi) withdraw or modify (including by Amendment of the Schedule 14D-9), or propose publicly to withdraw or modify, in a manner adverse to Premier, the approval or recommendation by the Ophthalmic Board of the Offer or this Agreement.

  (c) In the event that this Agreement is terminated as a result of a material breach by Premier, then Premier shall promptly pay to Ophthalmic in lieu of any other right to damages, a termination fee of $500,000. For purposes of this Section 8.3, a "material breach by Premier" shall include any action by Premier to withdraw the Offer unless (i) following good faith efforts by Premier, all of the conditions set forth in Annex I have not been satisfied, or (ii) a material breach by Ophthalmic has occurred.

  SECTION 8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

  SECTION 8.5 Extension; Waiver. Subject to Section 1.3(c), at any time Premier and Ophthalmic may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other, or
(iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

  SECTION 9.1 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Expiration Date. Notwithstanding the foregoing, the agreements set forth in Sections 6.5, 8.3(a), 9.1 and 9.2 shall, and if the Offer closes, Sections 5.4, 5.5 and 6.6, shall, survive indefinitely. If the Offer closes, Section
6.11 shall survive until the expiration of the applicable statute of limitations period. The agreements set forth in Section 9.3 shall survive as provided therein.

  SECTION 9.2 General Release of Ophthalmic Executive Officers and Directors.

  (a) Premier and Ophthalmic hereby release the present officers and directors of Ophthalmic (each, a "Releasee"), of and from all actions, causes of action, suits, demands and all other claims whatsoever which Premier and/or Ophthalmic ever had, now has, or which Premier or Ophthalmic hereafter can, shall or may have against any Releasee in connection with such Releasee's role as officer or director of Ophthalmic, arising out of actions or omissions occurring on or prior to the date of this Agreement, unless such actions or omissions constitute self-dealing, fraud or willful misconduct.

  (b) Premier and Ophthalmic hereby waive any rights they may have under
Section 1542 of the California Civil Code, which reads:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

  SECTION 9.3 Entire Agreement; Assignment.

  (a) This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, except for the Ophthalmic Confidentiality Agreement, the Premier Confidentiality Agreement and provisions of that certain standstill agreement entered into by and between Premier and Ophthalmic in February 1998 (the "Standstill Agreement"), which continue in effect. The Termination Date (as provided in the Standstill Agreement) is hereby extended to that date which ends two (2) months following the earlier of (i) the termination of this Agreement and (ii) the Expiration Date if Premier shall not have accepted for exchange and exchanged the Offer Consideration for all Shares tendered pursuant to the Offer in accordance with terms hereof and thereof.

  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Premier may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of Premier without the consent of Ophthalmic provided that no such assignment shall relieve Premier of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  SECTION 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

  SECTION 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

  If to Premier:

  Premier Laser Systems, Inc.
  3 Morgan
  Irvine, California 92718
  Attention: President and Chief Executive Officer
  Facsimile Number: (714) 952-7218

  with a copy to:

  Paul, Hastings, Janofsky & Walker LLP
  695 Town Center Drive
  17th Floor
  Costa Mesa, California 92626
  Attn: William J. Simpson, Esq.
  Facsimile Number: (714) 979-1921

  If to Ophthalmic:

  Ophthalmic Imaging Systems
  221 Lathrop Way, Suite I
  Sacramento, California 95815
  Attn: President
  Facsimile Number: (916) 646-0207

  with a copy to:

  Carlton Fields, Attorneys at Law
  One Harbour Place
  777 S. Harbour Island Boulevard
  Tampa, Florida 33602-5799
  Attention: Richard A. Denmon, Esq.
  Facsimile Number: (813) 229-4133
or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

  SECTION 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  SECTION 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  SECTION 9.9 Parties in Interest. This Agreement, except for Sections 6.6,
6.11 and 9.2, shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  SECTION 9.10 Certain Definitions. As used in this Agreement:

  (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

  (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

  (c) the term "Subsidiary" or "subsidiaries" means, with respect to Premier or any other person, any corporation, partnership, joint venture or other legal entity of which Premier, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  SECTION 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, except for termination fees and expenses.

  SECTION 9.12 Fiduciary Duty. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any director of Ophthalmic (or the actions of Ophthalmic thereon) of his or her fiduciary duty as contemplated to be exercised under
Section 6.10 of this Agreement.

  SECTION 9.13 Obligation of Premier. Whenever this Agreement requires Premier to take any action, such requirement shall be deemed to include an undertaking by Premier to cause the Premier Subsidiaries to take such action.

                           [Signature page follows]

                  [SIGNATURE PAGE--STOCK PURCHASE AGREEMENT]

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                          PREMIER LASER SYSTEMS, INC.

                                                   /s/ Colette Cozean
                                          By: _________________________________
                                                   Colette Cozean, Ph.D.
                                                  Chief Executive Officer

                                          OPHTHALMIC IMAGING SYSTEMS

                                                  /s/ Steven Verdooner
                                          By: _________________________________
                                                      Steven Verdooner
                                                  Chief Executive Officer

                                    ANNEX I

  Conditions to the Offer. Notwithstanding any other provisions of the Offer, Premier shall not be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, exchange for any tendered Shares and may terminate or amend the Offer, if (i) the Rights have not been redeemed or invalidated or are otherwise inapplicable to the Offer, (ii) Premier does not receive all applicable governmental and Nasdaq authorizations, consents, orders and appraisals, including the continued effectiveness of its Form S-4 filed in connection with the transactions contemplated by the Agreement, (iii) at any prior to the time of acceptance for exchange or exchange for any Shares, any of the following events shall occur:

    (a) there shall have been instituted or be pending any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity"), or by any other person, domestic or foreign, before any court or Governmental Entity, (i) challenging or seeking to, or which is reasonably likely to, make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or seeking to, or which is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by federal securities laws and the CGCL (each as in effect on the date of the Prospectus/Offer to Exchange is filed with the SEC in connection with the Offer), in connection with the making of the Offer, the acceptance for exchange of, or exchange for, any Shares by Premier or any other affiliate of Premier or other business combination with Ophthalmic, or seeking to obtain material damages in connection therewith; (ii) seeking to prohibit or limit materially the ownership or operation by Ophthalmic, Premier or any of their subsidiaries of all or any material portion of the business or assets of Ophthalmic, Premier or any of their subsidiaries, or to compel Ophthalmic, Premier or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Ophthalmic, Premier or any of their subsidiaries;
  (iii) seeking to impose or confirm limitations on the ability of Premier or any other affiliate of Premier to exercise effectively full rights of ownership of any Shares (including the Rights associated with Shares), including, without limitation, the right to vote any Shares acquired by Premier pursuant to the Offer or otherwise on all matters properly presented to Ophthalmic's shareholders; (iv) seeking to require divestiture by Premier or any other affiliate of Premier of any Shares; (v) seeking any material diminution in the benefits expected to be derived by Premier, or any other affiliate of Premier as a result of the transactions contemplated by the Offer or any other similar business combination with Ophthalmic;
  (vi) otherwise directly or indirectly relating to the Offer or which otherwise, in the reasonable judgment of Premier and Ophthalmic, might materially adversely affect Ophthalmic or Premier, or any other affiliate of Premier; or (vii) which otherwise, in the reasonable judgment of Premier and Ophthalmic, is reasonably likely to materially adversely affect the business, operations (including, without limitation, results of operations), properties (including, without limitation, intangible properties), condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of either Ophthalmic or Premier;

    (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Premier, Ophthalmic or any subsidiary or affiliate of Premier or (ii) the Offer or other business combination by Premier or any affiliate of Premier with Ophthalmic, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, which, in the sole judgment of Premier, is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (vii) of paragraph (a) above;

    (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on Nasdaq, the New York Stock Exchange (NYSE) or any other securities exchange, (ii) any decline, measured from the close of business on February 25, 1998, in the Standard & Poor's 500 Index by an amount in excess of 20%, (iii) any material adverse change in United States currency exchange rates or a suspension of, or limitation on, currency exchange markets, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the sole judgment of Premier, might affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on February 25, 1998, a material acceleration or worsening thereof;

    (d) Ophthalmic shall have, directly or indirectly, (i) split, combined or otherwise changed, or authorized or proposed a split, combination or other change of, the Shares or its capitalization, (ii) issued or sold, or authorized or proposed the issuance, distribution or sale of, additional Shares (other than the issuance of Shares under options and warrants outstanding prior to the date of this Offer to Exchange, in accordance with the terms of such options as such terms have been publicly disclosed prior to the date of this Offer to Exchange), shares of any other class of capital stock, other voting securities or any securities convertible into, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, (iii) declared or paid, or proposed to declare or pay, any dividend or other distribution, whether payable in cash, securities or other property, on or with respect to any shares of capital stock of Ophthalmic, (iv) altered or proposed to alter any material term of any outstanding security (including the Rights) other than to amend the Rights Agreement to make the Rights inapplicable to Premier, (v) authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual or other right of Ophthalmic or any comparable event not in the ordinary course of business, (vi) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement, arrangement or understanding with any person or group that in the sole judgment of Premier could adversely affect either the value of Ophthalmic or any of its subsidiaries, joint ventures or partnerships or the value of the Shares to Premier or any affiliate of Premier, (vii) entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its employees, consultants or directors, or made grants or awards thereunder, other than in the ordinary course of business or entered into any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons, (viii) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) of Ophthalmic or any of its subsidiaries, or Premier shall have become aware of any such action that was not disclosed in publicly available filings prior to the date of this Offer to Exchange, or (ix) except as contemplated by this Agreement amended or authorized or proposed any amendment to Ophthalmic's Restated Articles of Incorporation or Bylaws, or Premier shall have become aware that Ophthalmic shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to the date of the Prospectus/Offer to Exchange;

    (e) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer or a merger, consolidation or other business combination with Ophthalmic;

    (f) any approval, permit, authorization or consent of any governmental authority or agency needed for the Offer shall not have been obtained on terms satisfactory to Premier or Premier shall have been notified by Ophthalmic that such terms are not satisfactory to Ophthalmic;

    (g) the Agreement shall have been terminated in accordance with its terms; or

    (h) Ophthalmic's Board of Directors shall have publicly withdrawn or modified in any manner adverse to Premier its recommendation that shareholders accept the Offer.

The foregoing conditions (including those set forth in clauses (i) and (ii) of the initial paragraph) are for the benefit of Premier and may be asserted by Premier regardless of the circumstances giving rise to any such conditions and, consent may be waived by Premier, in whole or in part, at any time and from time to time, in their reasonable discretion, in each case, subject to the terms of the Agreement. The failure by Premier at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed.

                                  EXHIBIT "A"

                            FORM OF CLASS C WARRANT

                                  EXHIBIT "B"

                            FORM OF CLASS D WARRANT

                                                                     APPENDIX B

                                CLASS C WARRANT
                           TO PURCHASE COMMON STOCK
                                NO PAR VALUE OF
                          PREMIER LASER SYSTEMS, INC.

  Warrants (Partial Shares)/1/                                           , 1998

  This certifies that            ("Holder"), for value received, is entitled,
subject to the other terms set forth below, to purchase from Premier Laser Systems, Inc., a California corporation (the "Company"), having a place of business at 3 Morgan, Irvine, California 92618, at any time from the Notice Date defined below until 5:00 P.M. (California time) on the ninetieth day following the Notice Date (the "Expiration Date"), unless earlier terminated pursuant to the provisions of Section 2.4 hereof, at which time this Warrant shall expire and become void, a fraction of a share, of the Company's Common Stock, no par value (the "Common Stock") in an amount determined pursuant to
Section 2 below. The purchase or exercise price per share (the "Exercise Price") shall be one cent ($0.01) regardless of the number of Warrants which must be exercised to obtain a Warrant Share (as defined below).

  The number and character of the securities purchasable upon exercise of this Warrant are subject to adjustment as provided in Section 3.3 hereof.

  This Warrant is subject to the following terms and conditions:

  1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

  1.1 Duration of Exercise of Warrant. This Warrant is exercisable at the option of Holder at any time from the Notice Date until 5:00 P.M. (California time) on the Expiration Date for all or a portion of the shares of Common Stock that may be purchased hereunder. This Warrant shall be exercised upon surrender to the Company of this Warrant properly endorsed with a completed and executed Subscription Agreement in the form attached hereto as Exhibit A, and upon payment in cash or cashier's check of the aggregate Exercise Price for the number of shares of Common Stock for which this Warrant is being exercised (the "Warrant Shares"). The Company agrees that any Warrant Shares purchased under this Warrant shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company or its transfer agent at the Company's expense as soon as practicable after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be reasonably requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If, upon exercise of this Warrant, fewer than all of the shares issuable upon exercise of this Warrant are purchased, one or more new warrants substantially in the form of, and on the terms contained in, this Warrant will be issued for the remaining number of shares not exercised.

  1.2 Securities to be Fully Paid; Reservation of Warrant Shares. The Company covenants and agrees that all Warrants and Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and such issuance will not violate any pre-emptive rights under applicable law, the Premier Articles of Incorporation or By-laws, contracts, or agreement, or otherwise. The Company covenants that it will at all times from the date hereof reserve and keep available a sufficient number of shares of its authorized but unissued Common Stock (or other securities) solely for issuance and delivery to Holder upon exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrants and Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

--------
/1/(Does not represent     shares--See Paragraph 2 for computation.)

  2. NOTICE OF EXERCISABILITY AND DETERMINATION OF NUMBER OF WARRANT SHARES.

  2.1 Condition to Exercise. This Warrant shall not become exercisable unless the Net Sales of Qualified Products (both as defined herein) for the twelve
(12) month period ended August 31, 1998 (the "Determination Date") equal or exceed Seven Million Dollars ($7,000,000). "Net Sales" shall mean net sales of Qualified Products as determined by generally accepted accounting principles, as consistently applied by Ophthalmic Imaging Systems ("OIS"). "Qualified Products" shall mean products sold by and in connection with the current core business of OIS including: (i) products related to or arising out of such current core products; (ii) products under development as of the date hereof; and (iii) those same products if sold by any successor owner of OIS' operations. As soon as practicable after the Determination Date, the Company shall determine the Net Sales of Qualified Products for the twelve (12) month period ended on the Determination Date and shall mail to the holder of the Warrant, and shall publish in a newspaper of national circulation a notice (the "Exercise Notice") stating whether this condition to exercisability has been met. The date of such mailing and publication is the "Notice Date."

  2.2 Shares Issuable. To determine the number of Warrant Shares for which the Warrant may be exercised, the Company shall determine the average Closing Price (as defined below) of the Common Stock for the (i) fifteen (15) consecutive trading days immediately preceding the Determination Date and (ii) the thirty (30) consecutive trading days ending fifteen (15) trading days prior to the Determination Date, and shall calculate the number of shares of the Common Stock, or fraction thereof, which could be purchased at the greater of such two average Closing Prices for a purchase price of twenty-five cents ($0.25). The result of this calculation shall be the "Share Factor." The Share Factor shall be multiplied by the number of Warrants stated on the first page of this Warrant to determine the number of whole shares for which this Warrant may be exercised. Fractional shares resulting from aggregate exercises shall be rounded to the nearest whole share.

  2.3 Notice. The Exercise Notice sent to the Holder shall state the number of Warrant Shares for which the Warrant has become exercisable.

  2.4 Exercise. If the Exercise Notice states that the condition stated in
Section 2.1 has not been satisfied, then the Notice Date shall become the Expiration Date, this Warrant shall expire effective as of the Notice Date and the Holder shall have no further rights hereunder. If the Exercise Notice states the condition has been met, this Warrant shall thereafter be exercisable for the number of whole shares determined as provided in
Section 2.2 and specified in the applicable Exercise Notice.

  2.5 Closing Price. For purposes of any computation pursuant to this Section 2, the term "Closing Price" for any day shall mean the last reported sale price, regular way, of the Common Stock, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, but is traded on Nasdaq, the closing sale price of the Common Stock or, in case no sale is reported, the average of the closing bid and asked quotations for the Common Stock on Nasdaq, or any comparable system.

  3. CERTAIN NOTICES.

  3.1 Notice of Certain Events. If at any time after the Determination Date and before the Expiration Date:

    3.1.1 the Company shall declare any cash dividend upon its Common Stock;

    3.1.2 the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

    3.1.3 the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

    3.1.4 there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale or leases, exchanges or other conveyances (other than pledges, mortgages and liens related to loans) of substantially all of its assets to, another corporation;

    3.1.5 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

    3.1.6 any purchase, retirement, or redemption by the Company of its Common Stock;

then, in any one or more of said cases, the Company shall give to the registered holder of this Warrant, by the means specified in Section 7 herein,
(i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, at least twenty (20) days' prior written notice of the date when the same shall take place; provided, however, that the Company shall not be required to send any notice pursuant to this Section 3.1 if the Company determines the condition in Section 2.1 has not been met. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be. If Holder does not exercise this Warrant prior to the occurrence of an event described above, Holder shall not be entitled to receive the benefits accruing to then existing holders of Common Stock.

  3.2 Notice of Adjustment. Upon the happening of an event requiring an adjustment of the amount or the kind of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder which indicates the event requiring the adjustment, the adjusted number of Warrant Shares that may be acquired or the amount or kind of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company's independent public accountant shall determine the method for calculating the adjustment and shall prepare a certificate setting forth such calculations, the reason for the methodology chosen, and the facts upon which such calculation is based. Such certificate shall accompany the notice to be provided to the Holder pursuant to this Section 3.2.

  3.3 Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of securities that may be acquired upon the exercise of this Warrant shall be subject to adjustment following the Determination Date and prior to the earlier of the exercise of, or the Expiration Date of this Warrant, upon the happening of any of the following events:

  (a) Dividends, Subdivisions, Combinations, or Consolidations of Common
Stock.

  (i) In the event the Company shall declare, pay, or make any dividend upon its outstanding Common Stock payable in Common Stock or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Share Factor shall be adjusted so that the number of Warrant Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares of Common Stock, the Share Factor shall be adjusted so that number of Warrant Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination. In each case, the Exercise Price will not be adjusted.

  (ii) If the Company declares, pays or makes any dividend or other distribution upon its outstanding Common Stock payable in securities or other property (excluding cash dividends and dividends payable in

Common Stock, but including, without limitation, shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities")), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Shares with respect to which this Warrant is then exercised as to the total number of Warrant Shares that may be acquired pursuant to this Warrant at the time the securities or property were set aside for the Holder.

  (iii) If the Company shall declare a dividend payable in money on its outstanding Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend subject to the adjustments set forth in Section 3.3 (a)(i).

  (iv) If the Company shall declare a dividend payable in money on its outstanding Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to Section 3.3(a)(ii).

  (v) If the Company shall declare a dividend payable in cash on its outstanding Common Stock, such dividend shall be deemed to have been issued as a dividend or other distribution subject to Section 3.3(a)(i).

  (b) Effect of Reclassification, Reorganization, Consolidation, Merger, or Sale of Assets.

  (i) Upon the occurrence of any of the following events, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to acquire for the Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, property and interests as would be issued or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event: (A) reclassification, capital reorganization, or other change of outstanding Common Stock (other than a change as a result of an issuance of Common Stock under Subsection 3.3(a)),
(B) consolidation or merger of the Company with or into another corporation or entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the outstanding shares of Common Stock or the Warrant Shares issuable upon exercise of this Warrant), or (C) spin-off of assets, a subsidiary or any affiliated entity, or the sale, lease, conveyance (other than pledges, mortgages and liens related to loans) or exchange of a significant portion of the Company's assets taken as a whole, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in a successor entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this
Section 3.3(b)(i) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

  (ii) If any sale or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder of this Warrant in accordance with
Section 3.2 hereof as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of a successor entity, the provisions of Section 3.3(b)(i) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in a successor entity, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares purchasable pursuant to this Warrant so acquired, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no successor entity is involved and Section 3.3(b)(i) does not apply, all acquisition rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that, in no event shall that date be less than 20 days after delivery to the Holder of this Warrant of the written notice described above and in Section 3.2 hereof. If the termination of acquisition rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

  (c) Obligation of Successors or Transferees. The Company shall not effect any consolidation, merger, or sale or conveyance of assets within the meaning of Section 3.3(b)(i)(B)-(C) unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder pursuant to Section 8 herein, the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. In no event shall the securities received pursuant to this Section be registerable or transferable other than pursuant and subject to the terms of this Warrant.

  (d) Application of This Section. The provisions of this Section 3.3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

  (e) Definition of Common Stock. Unless the context requires otherwise, whenever reference is made in this Section 3.3 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean (i) the no par value Class A Common Stock of the Company, (ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's no par value Class A Common Stock, and (iii) any Convertible Security convertible into either (i) or (ii). However, subject to the provisions of Section 3.3(b)(i) above, Common Stock issuable upon the exercise of this Warrant shall include only shares of Common Stock designed as no par value Class A Common Stock of the Company as of the date of this Warrant.

  (f) Company-Held Stock. For purposes of Sections 3.3(a) above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein.

  4. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to Holder of any issue tax or other governmental charges in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

  5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, until, and only to the extent that, this Warrant shall have been exercised. Except as provided in
Section 3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. The Company covenants, however, that until the Termination Date, for so long as this Warrant remains at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the stockholders of the Company. No provisions hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder shall give rise to any liability of Holder for the Exercise Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

  6. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

  7. NOTICES. Any notice required or permitted under this Warrant shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five (5) business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

  If to the Company:   Premier Laser Systems, Inc.
                       Attention: Secretary
                       3 Morgan
                       Irvine, California 92618
                       Facsimile: 714 951-7218

  with a copy to:      Paul, Hastings, Janofsky & Walker LLP
                       Attention: Peter J. Tennyson, Esq.
                       695 Town Center Drive, 17th Floor
                       Costa Mesa, California 92626-1924
                       Facsimile: 714 979-1921

  If to Holder:        As Holder's address appears
                       on a register of Warrants
                       maintained by the Company's
                       transfer agent.

  8. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

  9. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

  10. EXCHANGE, ASSIGNMENT, COMBINATION AND REPLACEMENT OF WARRANTS.

  (a) This Warrant is exchangeable, without expense other than as provided in this Section 10, at the option of the Holder upon the reasonable request, presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to acquire in the aggregate the same number of Warrant Shares that may be acquired hereunder.

  (b) All of the covenant and provisions of this Warrant by or for the benefit of the Holder shall be binding upon and shall inure to the benefit of, its successors and permitted assigns hereunder. This Warrant and all rights hereunder are transferrable and may be sold, transferred, assigned, or hypothecated upon surrender of this Warrant to the Company, together with a duly executed assignment in the form attached hereto as Exhibit B (the "Assignment Form"), whereupon the Company shall, without charge, execute and deliver a new Warrant containing the same terms and conditions of this Warrant in the name of the assignee as named in the Assignment Form, and this Warrant shall be canceled at that time. This Warrant, if properly assigned, may be exercised by a new Holder without first having the new Warrant issued.

  (c) This Warrant may be delivered or combined with other Warrants that carry the same rights upon the reasonable request, presentation and surrender of this Warrant at the office of the Company, together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

  (d) The Company will execute and deliver to the Holder a new Warrant of like tenor and date upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant; provided, that (i) in the case of loss, theft, or destruction, the Company receives a reasonably satisfactory indemnity or bond, or (ii) in the case of mutilation, the Holder shall provide and surrender this Warrant to the Company for cancellation.

  (e) Any new Warrant executed and delivered by the Company in substitution or replacement of this Warrant shall constitute a contractual obligation of the Company regardless of whether this Warrant was lost, stolen, destroyed or mutilated, and shall be enforceable by any Holder thereof.

  (f) The Holder shall pay all transfer and excise taxes applicable to any issuance of new Warrants under this Section 10.

  11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, round such fractional shares to the nearest whole share.

  12. BEST EFFORTS. The Company covenants that it will not, by amendment of its Articles of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, reissue or sale of securities, or any other voluntary action, avoid or seek to avoid the observation or performance for any term of this Warrant, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the rights of the Holder against dilution or other impairment.

  13. FURTHER ASSURANCES. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, duly authorized fully paid and nonassessable Warrants and Common Stock and other securities issuable upon exercise of this Warrant from time to time and not in violation of any pre-emptive rights.

                           (Signature page follows.)

  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its
duly authorized officer effective as of         , 1998.

                                          PREMIER LASER SYSTEMS, INC.

                                          By: _________________________________
                                                   Colette Cozean, Ph.D.
                                                  Chief Executive Officer

                                   EXHIBIT A

                          PREMIER LASER SYSTEMS, INC.
                             COMMON STOCK WARRANT

                        FORM OF SUBSCRIPTION AGREEMENT

                          (TO BE SIGNED AND DELIVERED
                           UPON EXERCISE OF WARRANT)

PREMIER LASER SYSTEMS, INC.
3 Morgan
Irvine, California 92618

Attention: Secretary

  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,        shares of Common Stock (the "Stock") of Premier
Laser Systems, Inc. (the "Company") and herewith makes payment of
Dollars ($       ) therefor and requests that the certificates for such shares
be issued in the name of, and delivered to,                 , whose address is
               . A copy of the Exercise Notice (as defined in the Warrant) evidencing that the Warrant is exercisable for at least the number of shares covered by this agreement is attached.

  The address set forth below is the true and correct address of the undersigned.

                                          -------------------------------------
                                          (Name)

                                          -------------------------------------
                                          (Address)

                                          -------------------------------------

                                          -------------------------------------

  If said number of shares shall not be all the shares exercisable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Warrants.

Dated:        ,

                                          -------------------------------------
                                          Name of holder must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          or with the name of the assignee
                                          appearing on the assignment form
                                          attached hereto.)

                                          -------------------------------------
                                                       (signature)

                                          -------------------------------------
                                                      (print name)

                                          -------------------------------------
                                                      (print title)

                                   EXHIBIT B

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, the receipt and adequacy of which are each hereby
confirmed, the undersigned,          , hereby sells, assigns and transfers
unto            all of the undersigned's right, title and interest in and to
an aggregate of            (   ) warrants to purchase shares of the Common
Stock of Premier Laser Systems, Inc. (the "Corporation") standing in the name of the undersigned on the books of the Corporation and evidenced by that
certain Class C Warrant, dated           ,     (the "Warrant"), and does
hereby irrevocable constitute and appoint                 as attorney-in-fact
to effect the reissue of the Warrant as necessary and the transfer of said Warrant on the books of the Corporation with full power of substitution upon presentation to the Corporation of this Assignment Form together with the Warrant.

Dated:         ,

                                          Signature: __________________________
                                          Printed Name: _______________________

                                                                     APPENDIX C

                                CLASS D WARRANT
                           TO PURCHASE COMMON STOCK
                                NO PAR VALUE OF
                          PREMIER LASER SYSTEMS, INC.

  Warrants (Partial Shares)/1/                                           , 1998

  This certifies that                 ("Holder"), for value received, is
entitled, subject 1 to the other terms set forth below, to purchase from Premier Laser Systems, Inc., a California corporation (the "Company"), having a place of business at 3 Morgan, Irvine, California 92618, at any time from the Notice Date defined below until 5:00 P.M. (California time) on the ninetieth day following the Notice Date (the "Expiration Date"), unless earlier terminated pursuant to the provisions of Section 2.4 hereof, at which time this Warrant shall expire and become void, a fraction of a share, of the Company's Common Stock, no par value (the "Common Stock") in an amount determined pursuant to Section 2 below. The purchase or exercise price per share (the "Exercise Price") shall be one cent ($0.01) regardless of the number of Warrants which must be exercised to obtain a Warrant Share (as defined below).

  The number and character of the securities purchasable upon exercise of this Warrant are subject to adjustment as provided in Section 3.3 hereof.

  This Warrant is subject to the following terms and conditions:

  1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

  1.1 Duration of Exercise of Warrant. This Warrant is exercisable at the option of Holder at any time from the Notice Date until 5:00 P.M. (California time) on the Expiration Date for all or a portion of the shares of Common Stock that may be purchased hereunder. This Warrant shall be exercised upon surrender to the Company of this Warrant properly endorsed with a completed and executed Subscription Agreement in the form attached hereto as Exhibit A, and upon payment in cash or cashier's check of the aggregate Exercise Price for the number of shares of Common Stock for which this Warrant is being exercised (the "Warrant Shares"). The Company agrees that any Warrant Shares purchased under this Warrant shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company or its transfer agent at the Company's expense as soon as practicable after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be reasonably requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If, upon exercise of this Warrant, fewer than all of the shares issuable upon exercise of this Warrant are purchased, one or more new warrants substantially in the form of, and on the terms contained in, this Warrant will be issued for the remaining number of shares not exercised.

  1.2 Securities to be Fully Paid; Reservation of Warrant Shares. The Company covenants and agrees that all Warrants and Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and such issuance will not violate any pre-emptive rights under applicable law, the Premier Articles of Incorporation or By-laws, contracts, or agreement, or otherwise. The Company covenants that it will at all times from the date hereof reserve and keep available a sufficient number of shares of its authorized but unissued Common Stock (or other securities) solely for issuance and delivery to Holder upon exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrants and Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

--------
/1/(Does not represent     shares--See Paragraph 2 for computation.)

  2. NOTICE OF EXERCISABILITY AND DETERMINATION OF NUMBER OF WARRANT SHARES.

  2.1 Condition to Exercise. This Warrant shall not become exercisable unless the Net Sales of Qualified Products (both as defined herein) for the twelve
(12) month period ended December 31, 1999 (the "Determination Date") equal or exceed Eleven Million Six Hundred Dollars ($11,600,000). Except as set forth below, "Net Sales" shall mean net sales of Qualified Products as determined by generally accepted accounting principles, as consistently applied by Ophthalmic Imaging Systems ("OIS"). "Qualified Products" shall mean products sold by and in connection with the current core business of OIS including: (i) products related to or arising out of such current core products; (ii) products under development as of the date hereof; and (iii) those same products if sold by any successor owner of OIS' operations. For the purposes of this Class D Warrant only, firm purchase orders or purchase agreements from purchasers seeking shipment of goods by December 31, 1999, and which are accompanied by at least a 10% deposit, shall be deemed to be December 1999 sales. As soon as practicable after the Determination Date, the Company shall determine the Net Sales of Qualified Products for the twelve (12) month period ended on the Determination Date and shall mail to the holder of the Warrant, and shall publish in a newspaper of national circulation a notice (the "Exercise Notice") stating whether this condition to exercisability has been met. The date of such mailing and publication is the "Notice Date."

  2.2 Shares Issuable. To determine the number of Warrant Shares for which the Warrant may be exercised, the Company shall determine the average Closing Price (as defined below) of the Common Stock for the (i) fifteen (15) consecutive trading days immediately preceding the Determination Date and (ii) the thirty (30) consecutive trading days ending fifteen (15) trading days prior to the Determination Date, and shall calculate the number of shares of the Common Stock, or fraction thereof, which could be purchased at the greater of such two average Closing Prices for a purchase price of twenty-five cents ($0.25). The result of this calculation shall be the "Share Factor." The Share Factor shall be multiplied by the number of Warrants stated on the first page of this Warrant to determine the number of whole shares for which this Warrant may be exercised. Fractional shares resulting from aggregate exercises shall be rounded to the nearest whole share.

  2.3 Notice. The Exercise Notice sent to the Holder shall state the number of Warrant Shares for which the Warrant has become exercisable.

  2.4 Exercise. If the Exercise Notice states that the condition stated in
Section 2.1 has not been satisfied, then the Notice Date shall become the Expiration Date, this Warrant shall expire effective as of the Notice Date and the Holder shall have no further rights hereunder. If the Exercise Notice states the condition has been met, this Warrant shall thereafter be exercisable for the number of whole shares determined as provided in
Section 2.2 and specified in the applicable Exercise Notice.

  2.5 Closing Price. For purposes of any computation pursuant to this Section 2, the term "Closing Price" for any day shall mean the last reported sale price, regular way, of the Common Stock, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, but is traded on Nasdaq, the closing sale price of the Common Stock or, in case no sale is reported, the average of the closing bid and asked quotations for the Common Stock on Nasdaq, or any comparable system.

  3. CERTAIN NOTICES.

  3.1 Notice of Certain Events. If at any time after the Determination Date and before the Expiration Date:

    3.1.1 the Company shall declare any cash dividend upon its Common Stock;

    3.1.2 the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

    3.1.3 the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

    3.1.4 there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale or leases, exchanges or other conveyances (other than pledges, mortgages and liens related to loans) of substantially all of its assets to, another corporation;

    3.1.5 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

    3.1.6 any purchase, retirement, or redemption by the Company of its Common Stock;

then, in any one or more of said cases, the Company shall give to the registered holder of this Warrant, by the means specified in Section 7 herein,
(i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, at least twenty (20) days' prior written notice of the date when the same shall take place; provided, however, that the Company shall not be required to send any notice pursuant to this Section 3.1 if the Company determines the condition in Section 2.1 has not been met. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be. If Holder does not exercise this Warrant prior to the occurrence of an event described above, Holder shall not be entitled to receive the benefits accruing to then existing holders of Common Stock.

  3.2 Notice of Adjustment. Upon the happening of an event requiring an adjustment of the amount or the kind of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder which indicates the event requiring the adjustment, the adjusted number of Warrant Shares that may be acquired or the amount or kind of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company's independent public accountant shall determine the method for calculating the adjustment and shall prepare a certificate setting forth such calculations, the reason for the methodology chosen, and the facts upon which such calculation is based. Such certificate shall accompany the notice to be provided to the Holder pursuant to this Section 3.2.

  3.3 Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of securities that may be acquired upon the exercise of this Warrant shall be subject to adjustment following the Determination Date and prior to the earlier of the exercise of, or the Expiration Date of this Warrant, upon the happening of any of the following events:

  (a) Dividends, Subdivisions, Combinations, or Consolidations of Common Stock

  (i) In the event the Company shall declare, pay, or make any dividend upon its outstanding Common Stock payable in Common Stock or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Share Factor shall be adjusted so that the number of Warrant Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares of Common Stock, the Share Factor shall be adjusted so that number of Warrant Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination. In each case, the Exercise Price will not be adjusted.

  (ii) If the Company declares, pays or makes any dividend or other distribution upon its outstanding Common Stock payable in securities or other property (excluding cash dividends and dividends payable in

Common Stock, but including, without limitation, shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities")), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Shares with respect to which this Warrant is then exercised as to the total number of Warrant Shares that may be acquired pursuant to this Warrant at the time the securities or property were set aside for the Holder.

  (iii) If the Company shall declare a dividend payable in money on its outstanding Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend subject to the adjustments set forth in Section 3.3 (a)(i).

  (iv) If the Company shall declare a dividend payable in money on its outstanding Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to Section 3.3(a)(ii).

  (v) If the Company shall declare a dividend payable in cash on its outstanding Common Stock, such dividend shall be deemed to have been issued as a dividend or other distribution subject to Section 3.3(a)(i).

  (b) Effect of Reclassification, Reorganization, Consolidation, Merger, or Sale of Assets.

  (i) Upon the occurrence of any of the following events, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to acquire for the Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, property and interests as would be issued or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event: (A) reclassification, capital reorganization, or other change of outstanding Common Stock (other than a change as a result of an issuance of Common Stock under Subsection 3.3(a)),
(B) consolidation or merger of the Company with or into another corporation or entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the outstanding shares of Common Stock or the Warrant Shares issuable upon exercise of this Warrant), or (C) spin-off of assets, a subsidiary or any affiliated entity, or the sale, lease, conveyance (other than pledges, mortgages and liens related to loans) or exchange of a significant portion of the Company's assets taken as a whole, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in a successor entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this
Section 3.3(b)(i) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

  (ii) If any sale or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder of this Warrant in accordance with
Section 3.2 hereof as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of a successor entity, the provisions of Section 3.3(b)(i) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in a successor entity, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares purchasable pursuant to this Warrant so acquired, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no successor entity is involved and Section 3.3(b)(i) does not apply, all acquisition rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that, in no event shall that date be less than 20 days after delivery to the Holder of this Warrant of the written notice described above and in Section 3.2 hereof. If the termination of acquisition rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

  (c) Obligation of Successors or Transferees. The Company shall not effect any consolidation, merger, or sale or conveyance of assets within the meaning of Section 3.3(b)(i)(B)-(C) unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder pursuant to Section 8 herein, the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. In no event shall the securities received pursuant to this Section be registerable or transferable other than pursuant and subject to the terms of this Warrant.

  (d) Application of this Section. The provisions of this Section 3.3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

  (e) Definition of Common Stock. Unless the context requires otherwise, whenever reference is made in this Section 3.3 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean (i) the no par value Class A Common Stock of the Company, (ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's no par value Class A Common Stock, and (iii) any Convertible Security convertible into either (i) or (ii). However, subject to the provisions of Section 3.3(b)(i) above, Common Stock issuable upon the exercise of this Warrant shall include only shares of Common Stock designed as no par value Class A Common Stock of the Company as of the date of this Warrant.

  (f) Company-Held Stock. For purposes of Sections 3.3(a) above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein.

  4. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to Holder of any issue tax or other governmental charges in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

  5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, until, and only to the extent that, this Warrant shall have been exercised. Except as provided in
Section 3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. The Company covenants, however, that until the Termination Date, for so long as this Warrant remains at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the stockholders of the Company. No provisions hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder shall give rise to any liability of Holder for the Exercise Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

  6. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

  7. NOTICES. Any notice required or permitted under this Warrant shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five (5) business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

  If to the Company:   Premier Laser Systems, Inc.
                       Attention: Secretary
                       3 Morgan Irvine, California
                       92618 Facsimile: 714 951-7218

  with a copy to:      Paul, Hastings, Janofsky & Walker LLP
                       Attention: Peter J. Tennyson, Esq.
                       695 Town Center Drive, 17th Floor
                       Costa Mesa, California 92626-1924
                       Facsimile: 714 979-1921

  If to Holder:        As Holder's address appears
                       on a register of Warrants
                       maintained by the Company's
                       transfer agent.

  8. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

  9. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

  10. EXCHANGE, ASSIGNMENT, COMBINATION AND REPLACEMENT OF WARRANTS.

  (a) This Warrant is exchangeable, without expense other than as provided in this Section 10, at the option of the Holder upon the reasonable request, presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to acquire in the aggregate the same number of Warrant Shares that may be acquired hereunder.

  (b) All of the covenant and provisions of this Warrant by or for the benefit of the Holder shall be binding upon and shall inure to the benefit of, its successors and permitted assigns hereunder. This Warrant and all rights hereunder are transferrable and may be sold, transferred, assigned, or hypothecated upon surrender of this Warrant to the Company, together with a duly executed assignment in the form attached hereto as Exhibit B (the "Assignment Form"), whereupon the Company shall, without charge, execute and deliver a new Warrant containing the same terms and conditions of this Warrant in the name of the assignee as named in the Assignment

Form, and this Warrant shall be canceled at that time. This Warrant, if properly assigned, may be exercised by a new Holder without first having the new Warrant issued.

  (c) This Warrant may be delivered or combined with other Warrants that carry the same rights upon the reasonable request, presentation and surrender of this Warrant at the office of the Company, together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

  (d) The Company will execute and deliver to the Holder a new Warrant of like tenor and date upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant; provided, that (i) in the case of loss, theft, or destruction, the Company receives a reasonably satisfactory indemnity or bond, or (ii) in the case of mutilation, the Holder shall provide and surrender this Warrant to the Company for cancellation.

  (e) Any new Warrant executed and delivered by the Company in substitution or replacement of this Warrant shall constitute a contractual obligation of the Company regardless of whether this Warrant was lost, stolen, destroyed or mutilated, and shall be enforceable by any Holder thereof.

  (f) The Holder shall pay all transfer and excise taxes applicable to any issuance of new Warrants under this Section 10.

  11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, round such fractional shares to the nearest whole share.

  12. BEST EFFORTS. The Company covenants that it will not, by amendment of its Articles of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, reissue or sale of securities, or any other voluntary action, avoid or seek to avoid the observation or performance for any term of this Warrant, but will at all times in good faith assist in carrying out all those terms and in taking all action necessary or appropriate to protect the rights of the Holder against dilution or other impairment.

  13. FURTHER ASSURANCES. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, duly authorized fully paid and nonassessable Warrants and Common Stock and other securities issuable upon exercise of this Warrant from time to time and not in violation of any pre-emptive rights.

                           (Signature Page follows.)

  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its
duly authorized officer effective as of         , 1998.

                                          PREMIER LASER SYSTEMS, INC.

                                          By: _________________________________
                                                   Colette Cozean, Ph.D.
                                                  Chief Executive Officer

                                   EXHIBIT A

                          PREMIER LASER SYSTEMS, INC.
                             COMMON STOCK WARRANT

                        FORM OF SUBSCRIPTION AGREEMENT

                          (TO BE SIGNED AND DELIVERED
                           UPON EXERCISE OF WARRANT)

PREMIER LASER SYSTEMS, INC.
3 Morgan
Irvine, California 92618

Attention: Secretary

  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,        shares of Common Stock (the "Stock") of Premier
Laser Systems, Inc. (the "Company") and herewith makes payment of
Dollars ($       ) therefor and requests that the certificates for such shares
be issued in the name of, and delivered to,                 , whose address is
               . A copy of the Exercise Notice (as defined in the Warrant) evidencing that the Warrant is exercisable for at least the number of shares covered by this agreement is attached.

  The address set forth below is the true and correct address of the undersigned.

                                          -------------------------------------
                                          (Name)

                                          -------------------------------------
                                          (Address)

                                          -------------------------------------

                                          -------------------------------------

  If said number of shares shall not be all the shares exercisable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Warrants.

Dated:          ,

                                          -------------------------------------
                                          Name of holder must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          or with the name of the assignee
                                          appearing on the assignment form
                                          attached hereto.)

                                          -------------------------------------
                                                       (signature)

                                          -------------------------------------
                                                      (print name)

                                          -------------------------------------
                                                      (print title)

                                   EXHIBIT B

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, the receipt and adequacy of which are each hereby
confirmed, the undersigned,          , hereby sells, assigns and transfers
unto            all of the undersigned's right, title and interest in and to
an aggregate of            (   ) warrants to purchase shares of the Common
Stock of Premier Laser Systems, Inc. (the "Corporation") standing in the name of the undersigned on the books of the Corporation and evidenced by that
certain Class D Warrant, dated           ,     (the "Warrant"), and does
hereby irrevocable constitute and appoint                 as attorney-in-fact
to effect the reissue of the Warrant as necessary and the transfer of said Warrant on the books of the Corporation with full power of substitution upon presentation to the Corporation of this Assignment Form together with the Warrant.

Dated:         ,

                                          Signature: __________________________
                                          Printed Name: _______________________

                                                                     APPENDIX D

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                  FORM 10-KSB
(MARK ONE)
[X]ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
   EXCHANGE ACT OF 1934

  FOR THE FISCAL YEAR ENDED AUGUST 31, 1997

                                      OR

[_]TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
   EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                        COMMISSION FILE NUMBER 1-11140

                               ----------------

                          OPHTHALMIC IMAGING SYSTEMS
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                 CALIFORNIA                                      94-3035367
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

            221 LATHROP WAY, SUITE I, SACRAMENTO, CALIFORNIA 95815
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (916) 646-2020
               (ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               ----------------

        SECURITIES REGISTERED UNDER SECTION 12(b) OF THE EXCHANGE ACT:

                                                           NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                            ON WHICH REGISTERED
             -------------------                           ---------------------
         Common Stock, No Par Value                        Boston Stock Exchange
                                                                   NASDAQ

        SECURITIES REGISTERED UNDER SECTION 12(g) OF THE EXCHANGE ACT:

                                     NONE

                               (TITLE OF CLASS)

                               ----------------

  Check whether the registrant (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

  CHECK IF NO DISCLOSURE OF DELINQUENT FILERS IN RESPONSE TO ITEM 405 OF REGULATION S-B IS CONTAINED IN THIS FORM, AND NO DISCLOSURE WILL BE CONTAINED, TO THE BEST OF REGISTRANT'S KNOWLEDGE, IN DEFINITIVE PROXY OR INFORMATION STATEMENTS INCORPORATED BY REFERENCE IN PART III OF THIS FORM 10-KSB OR ANY AMENDMENT TO THIS FORM 10-KSB. [_]

  The issuer's revenues for its most recent fiscal year was $6,625,616.

  The aggregate market value of the Common Stock of the issuer held by non-affiliates as of October 31, 1997, was approximately $3,507,989 by reference to the average bid and ask price of the Common Stock as quoted by NASDAQ Small Cap Market on such date. As of October 31, 1997, there were 3,905,428 issued and outstanding shares of issuer's Common Stock.

  Traditional Small Business Disclosure Format (check one): Yes [_] No [X]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART I

ITEM 1. DESCRIPTION OF BUSINESS

GENERAL

  Ophthalmic Imaging Systems (the "Company" or "OIS") was incorporated under the laws of the State of California on July 14, 1986. The Company is engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field.

  Since its inception, the Company's products have addressed primarily the needs of the ophthalmic fluorescein angiography market, and more recently the indocyanine green market. The current flagship products in the Company's angiography line are its digital imaging systems, the WinStation 1024(TM) and WinStation 640(TM). These WinStation products are targeted primarily at retinal specialists and general ophthalmologists.

  The Company believes, however, that as the U.S. healthcare system moves toward managed care the needs of the managed care providers are changing the nature of demand for medical imaging equipment and services. New opportunities in telemedicine are emerging that allow managed care organizations to reduce costs while maintaining their quality of patient care. OIS is currently a market leader in the ophthalmic imaging field and plans to expand this role by applying its technology to telemedicine/managed care applications.

  The Company's objective is to become a leading provider of ophthalmic diagnostic products and services in the ocular health care industry, while maintaining its position as and a market leader in digital imaging telemedicine.

  In this regard, over the past two years, the Company has expended significant resources in developing a Reading and Documentation Center through which it originally intended to provide documentation services of electronically transmitted digital images acquired at remote locations. The Company has recently redefined the scope of the Reading and Documentation Center, however, to support research and development efforts surrounding its existing products. The Reading and Documentation Center is presently being utilized in the validation of diabetic retinopathy screening through electronically transmitted digital images acquired at remote locations. The Company is currently conducting a pilot program with a major managed care provider to evaluate remote image interpretation for diabetic retinopathy screening and intends to utilize this validation study to help expand the use of the Company's digital imaging products for such screening.

  The Company also recently has refocused its resources on the marketing and sales of its WinStation digital imaging systems. The Company's products are currently being utilized in a variety of ophthalmic settings for the telemedicine application of remote consultation. The Company is currently focusing its product development efforts on features and enhancements to its existing products targeting various other telemedicine applications. Additionally, in the near-term, the Company intends to utilize its Reading and Documentation Center to develop and assess viable opportunities for the Company's digital imaging products in screening, remote consultation, distance learning and other telemedicine applications.

  The Company continues to assess market opportunities for its Glaucoma-Scope(R)(TM), but currently does not actively market for the sale of this product.

  The Company has experienced operating losses for each fiscal year since its initial public offering in 1992. The Company expects to continue to incur operating losses for the foreseeable future and there can be no assurance that the Company will be able to achieve or sustain significant revenues or profitability in the future. In an effort to achieve profitability, the Company intends to strengthen its existing product lines and expand into new product lines. In this regard, the Company's plans to expand its technology to telemedicine/managed care applications which may result in significant expenses over the next several years.

  The Company, headquartered in Sacramento, California, enjoys a fine reputation within the ophthalmic community for producing high quality, reliable, easy to use equipment. Its products are compatible with standard diagnostic procedures used in all types of eye care practices.

 The Industry

  There are approximately 18,000 ophthalmologists in the United States and 28,000 ophthalmologists practicing medicine in countries outside the United States. This group has been traditionally divided into two major groups: anterior segment (front of the eye) and posterior segment (back of the eye). Within these groups there are several sub-specialties including medical retina, retina and vitreous, glaucoma, neuro, plastics, pediatric, cataract, cornea and refractive surgery. The Company's WinStation products are targeted primarily at the retina specialist and general ophthalmologist.

 Products

  The Company currently offers two products to the ophthalmic market:
WinStation 640 and the WinStation 1024.

 Winstation Systems (640 & 1024)

  The Company's WinStation systems (640 and 1024 resolution) are primarily used by ophthalmologists to perform a diagnostic test procedure known as fluorescein angiography. This procedure is used to diagnose and monitor pathology and provide important information in making treatment decisions. Fluorescein angiography is performed by injecting a fluorescent dye in the bloodstream. As the dye circulates through the blood vessels of the eye, the WinStation system connected to a fundus camera takes detailed images of the patient's retina. Quite often these images provide a "road map" for laser treatment.

  Over the past 35 years fluorescein angiography has been performed using photographic film which requires special processing and printing. The Company's WinStation systems allow for immediate diagnosis and treatment of the patient. Images are automatically data based and are permanently stored on optical laser disk or CD-ROM. OIS offers a variety of networking and printer options to best fit the practice needs.

  The Company's WinStation systems are also used by ophthalmologists to perform indocyanine green ("ICG") angiography. ICG angiography is a new diagnostic test procedure which is yielding new clinically significant information that is helpful in the treatment of patients with macular degeneration (a leading cause of blindness afflicting over 13 million people in the U.S.). ICG angiography, used for approximately 10-20% of patient angiography, is a dye procedure that can only be performed using a digital imaging system.

 Other

  The Company also developed the Glaucoma-Scope(R)(TM), designed for use by ocular health providers that manage patients with glaucoma by providing a means for comparing optic nerve head topography over a number of patient visits. While the Company has sold Glaucoma-Scope(R)(TM) units in the past, it no longer actively markets this product for sale.

 Markets

  The WinStation market consists of current fundus camera owners and anticipated fundus cameras purchasers of cameras suitable for interfacing with the Company's digital imaging system products. Presently there are over 8,500 mydriatic fundus cameras in clinical use in the United States with an equal number in the international market. New fundus camera sales fluctuate between 500 and 1,000 units per year. Of the total number of fundus cameras worldwide, approximately 12,000 are suitable to be interfaced with OIS digital imaging systems.

  Currently there are six manufacturers of fundus cameras producing a total of 17 models. OIS has successfully designed optical and electronic interfaces to each of these cameras.

  The primary target market for digital angiography systems is retinal specialists who number approximately 3,000 in the U.S. For the past two years OIS digital imaging system sales have been driven in this segment to a large extent by indocyanine green ("ICG") angiography. ICG angiography is a new diagnostic test procedure which is yielding new clinically significant information that is helpful in the treatment of patients with macular degeneration (a leading cause of blindness afflicting over 13 million people in the U.S.). ICG angiography is a dye procedure that can only be performed using a digital imaging system. While only used for 10-20% of patient angiography, it has been the catalyst to digital imaging system purchases. Competition is intense in the retinal community and those practices without ICG capability are losing referral business from general ophthalmologists. The Company expects the demand for digital angiography to continue as it is becoming a standard of care.

  Although the Company no longer actively manufactures or markets the Glaucoma-Scope(R)(TM) for sale, it continue to asses potential market opportunities for this product.

 Sales, Marketing and Distribution

  The Company utilizes a direct sales force in marketing its products throughout the United States and Canada. The direct sales force consists of territory representatives and product specialists strategically located throughout the contiguous U.S. as well as a marketing manager located at the Company's headquarters. These regional representatives and product specialists provide marketing, sales, service, installation and training. Additionally, the Company subcontracts service in several cities in the U.S. and Canada for routine component replacement. Internationally, the Company has retained specialized ophthalmic distributors which sell the Company's products in various foreign countries. Each country has trained sales and technical service staff for their respective territories.

  For its marketing activities, the Company prepares brochures, data sheets, application notes on its products, and participates in industry trade shows and workshops. Advertising and promotion is achieved through advertisements in trade journals, press releases, a Company newsletter, direct mail solicitations, journal articles, and scientific papers and presentations.

 Manufacturing and Production

  The Company is primarily a systems integrator with proprietary software, optical interfaces, and electronic fundus camera interfaces. Certain components are subcontracted to outside vendors and assembled at OIS. The Company inventories and assembles components in a 10,500 square foot facility located in Sacramento, California. For production of certain components of its products, the Company's manufacturing strategy is to use subcontractors to minimize time and reduce capital requirements.

  The Company's product line is manufactured by assembling components purchased from established outside quality vendors as well as certain components manufactured by OIS. Proprietary components manufactured by the Company include interface circuit boards for 17 fundus camera models, video optical interfaces including ICG and live viewing options. The Glaucoma-Scope(R)(TM) optical head is also manufactured by the Company.

  The Company has been routinely audited by the Food and Drug Administration and was deemed to conform to Good Manufacturing Practices ("GMP"). The Company has 510(k)'s on file for both the Glaucoma-Scope(R)(TM) and its digital angiography products. See "Government Regulation".

 Components, Raw Materials and Supplers

  As a systems integrator, a significant number of the major hardware components in the Company's products are procured from sole source vendors. Whenever possible, however, the Company seeks multiple vendor sources from which to procure its components. As with any manufacturing concern dependent on subcontractors and component suppliers, significant delays in receiving products or unexpected vendor price increases could adversely affect the Company.

  The Company works closely with its principal component suppliers and the rest of its vendors to maintain dependable working relationships and to continually integrate the most current proven pertinent technologies into the manufacturing of its products.

 Warranties

  The Company generally provides a 12-month limited warranty for parts, labor and shipping charges in connection with the initial sale of its products. The Company also provides its standard limited warranty beyond the 12-month period in consideration for increased deposits from customers. Peripheral products such as monitors, printers and optical laser disk drives also carry the original manufacturer's warranty.

  To insure quality control and the proper functioning of a product in the doctor's office, the Company installs the system and trains the doctor and his staff. The Company makes every effort to provide the customer with a properly functioning system and a well-trained staff.

  The Company also offers service plans for sale to its customers as a supplement to the original manufacturer's warranties carried on certain of the Company's component parts used in its products.

 Competition

  The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase. The Company is aware of two primary competitors in the U.S. which produce and are delivering digital fundus imaging systems, Topcon and Tomey. Four other companies are known to have systems in the international market each with small market penetration.

  Topcon is the Company's main competitor in the angiography market. Topcon angiography products predominantly interface with Topcon fundus cameras while the Company's systems interface with 17 different models or fundus cameras from a wide variety of manufacturers.

  Although the Company will continue to work to develop new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Introduction of such devices and alternative methods could hinder the Company's ability to compete effectively and could have a material adverse effect on its business, financial condition and results of operations. Many of the Company's competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than the Company.

 Research and Development

  The Company intends to devote significant resources to the development of telemedicine/managed care applications, the improvement of optics, new fundus camera interfaces for ICG, software development (including the continued enhancement of WinStation), hardware optimization, and the patient/doctor interface. The Company's research and development expenditures in the periods ended August 31, 1997 and 1996, were $1,070,192 and $846,034, respectively.

 Patents, Trademarks and Other Intellectual Property

  On June 15, 1993 the Company was issued United States Letters Patent 5,220,360 for "Apparatus and Method for Topographical Analysis of the Retina." This patent relates to the Glaucoma-Scope(R)(TM) apparatus, and methods used by the apparatus for topographically mapping the retina and comparing the mapping to previous mappings. In addition, the Company relies upon trade secrets, know-how, and continuing technological innovation to develop and maintain its competitive position. The Company anticipates aggressively defending its patents and proprietary technology, although there can be no assurance that any patent will not be circumvented or invalidated.

  Further, although the Company believes that the GlaucomaScope(R)(TM) and the Company's other products do not and will not infringe patents or violate proprietary rights of others, it is possible that its existing rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event that any of the Company's products, including the Glaucoma-Scope(R)(TM), infringe patents, trademarks or proprietary rights of others, the Company may be required to modify the design of such products, change the names under which the products or services are provided, or obtain licenses. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect on the Company. There can be no assurance that the Company's patents or trademarks, if granted, would be upheld if challenged, or that competitors might not develop similar or superior processes or products outside the protection of any patents issued to the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

  The Company also relies on unpatented proprietary technology. Certain of the image processing and optical interfaces of the Company's digital imaging systems are largely proprietary and constitute trade secrets, but the basic computer hardware, software, and video components are purchased from third parties. No patent applications have been filed with respect thereto. There is no assurance that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its rights to its unpatented trade secrets.

  The Company seeks to protect its unpatented proprietary technology, in part, through proprietary confidentiality and nondisclosure agreements with employees, consultants and other parties. The Company's confidentiality agreements with its employees and consultants generally contain industry standard provisions requiring such individuals to assign to the Company without additional consideration any inventions conceived or reduced to practice by them while employed or retained by the Company, subject to customary exceptions. There can be no assurance that proprietary information agreements with employees, consultants and others will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors.

 Government Regulation

  The marketing and sale of the Company's products are subject to certain domestic and foreign governmental regulations and approvals. Pursuant to the Federal Food, Drug, and Cosmetic Act ("FDCA"), the Company is required under
Section 510(k) to file, and has submitted, a Pre-Marketing Notification with the Federal Drug Administration (the "FDA") which provides certain safety and effectiveness information concerning the Company's diagnostic imaging systems and the Glaucoma-Scope(R)(TM). The FDA has approved the Company's pre-marketing notification submittals thereby granting the Company permission to market its product, subject to the general controls and provisions of the FDCA. The Company's products are classified as Class II devices (special controls) which require, among other things, annual registration, listing of devices, good manufacturing practices and labeling, and prohibition against misbranding and adulteration.

  The Company has registered its manufacturing facility with both the FDA and the California authorities as a medical device manufacturer and operates such facility under FDA and California requirements concerning Quality System Requirements ("QSR"), and formerly GMP. As a medical device manufacturer, the Company is required to continuously maintain its QSR compliance status and to demonstrate such compliance during periodic FDA or California inspections. If the facilities do not meet applicable QSR regulatory requirements, the Company may be required to implement changes necessary to comply with such regulations.

  Although the FDA has made findings which permit the Company to proceed with its products to the marketplace, such findings do not constitute FDA approval of these devices. Further, since the Company is engaged in international sales, the Company's products must satisfy certain manufacturing requirements and may subject the Company to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products. The Company cannot predict the effect that future legislation or regulatory developments may have on its operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on the Company's business, financial condition and results of operations. Moreover, new products and services developed by the Company, if any, also may be subject to the same or other various federal and state regulation, including that of the FDCA.

 Insurance

  The Company maintains general commercial casualty and property insurance coverage for its business operations, as well as product liability insurance. As of August 31, 1997, the Company has not received any product liability claims and is unaware of any threatened or pending claims. To the extent that product liability claims are made against the Company in the future, such claims may have a material adverse impact on the Company.

 Employees

  As of August 31, 1997, the Company had 33 employees, of which 28 were full time. The Company also engages the services of consultants from time to time to assist the Company on specific projects in the area of research and development, software development, regulatory affairs, and product services. These consultants periodically engage contract engineers as independent consultants for specific projects. The Company has no collective bargaining agreements covering any of its employees, has never experienced any material labor disruption, and is unaware of any current efforts or plans to organize its employees. The Company considers its relationship with its employees to be good.

ITEM 2. DESCRIPTION OF PROPERTY

 Facilities

  The Company leases, under a triple net lease, approximately 13,875 square feet of office, manufacturing, and warehouse space in Sacramento, California under a lease which terminates June 30, 1998. The Company also leases an approximately 200 square foot sales office in Simsbury, Connecticut on a month-to-month basis. Management believes that its existing facilities are suitable and adequate to meet its current needs. The Company pays monthly lease payments, with respect to these properties, in the aggregate of approximately $10,200.

  The Company does not have, and does not foresee acquiring, any real estate or investments in real estate, and is not engaged in any real estate activities.

ITEM 3. LEGAL PROCEEDINGS

  On September 6, 1996, an action was filed in Superior Court in the County of Sacramento, California against the Company by a former employee alleging that such employee was wrongfully terminated by the Company in retaliation for filing a grievance against a co-employee for harassment and creation of a hostile work environment. The suit, which is still pending, seeks, among other things, lost wages, $150,000 in compensatory damages, and punitive damages. The Company believes that this action is without merit and intends to defend this action vigorously.

  There is no other material litigation or other legal proceedings presently pending or threatened (to the knowledge of management of the Company) to which the Company (or any of its directors or officers in their capacity as such) is, or may be a party, or to which property of the Company is, or may be, subject.

  On or about August 17, 1997, the Company was advised that JB Oxford & Company ("JBO"), one of several market makers in the Company's common shares which trade over the counter on the NASDAQ Small-Cap Market, was being investigated by the Securities and Exchange Commission ("SEC"). In connection with this investigation, the Company, and Mr. Verdooner, in his capacity as Chief Executive Officer of the Company, were served by the SEC with a subpoena on or about August 18, 1997. These subpoenas require the submission to the SEC of various documents, predominantly relating to JBO.

  The Company has cooperated with the SEC investigation and is making every effort to produce the documents requested. The Company does not believe, nor has it any reason to believe, it is a subject of the SEC inquiries.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  There were no matters submitted to a vote of the Company's securities holders during the fourth quarter of its fiscal year ended August 31, 1997 covered by this Annual Report on Form 10-KSB.

                                    PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  The Common Stock of the Company, no par value, is traded over-the-counter on the NASDAQ Small-Cap Market under the symbol "OISI" and on the Boston Stock Exchange under the symbol "OIS."

  The table below sets forth the high ask and low bid prices for the Company's Common Stock for each quarter of fiscal year 1996 and 1997, respectively. The source of the following information was NASDAQ. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-downs or commissions and may not necessarily represent actual transactions.

                                       FISCAL YEAR 1996      FISCAL YEAR 1997
                                     --------------------- ---------------------
                                     HIGH   LOW             HIGH   LOW
                                      ASK   BID   DIVIDEND  ASK    BID  DIVIDEND
                                     ----- ------ -------- ------ ----- --------
   QUARTER 1........................ 3 3/4 1 1/2     --    5 3/4  3 1/4    --
   QUARTER 2........................ 4     1 9/16    --    5 3/16 3        --
   QUARTER 3........................ 7 3/8 3         --    3 7/8  1 7/8    --
   QUARTER 4........................ 5 3/4 3 1/8     --    2 1/4    1/2    --

  On October 31, 1997 the closing price for the Company's Common Stock as reported by Nasdaq was $1.00 per share and there were approximately 168 shareholders of record.

  Under the NASDAQ rules, one prerequisite to continued listing on NASDAQ, is maintenance by a company of a minimum closing bid price of $1.00 per share. If a company's closing bid price per share is below $1.00 per share for ten (10) consecutive trading days, the company may be subject to having its shares delisted from NASDAQ.

  In September 1997, the Company's closing bid price per share fell below $1.00 per share for ten (10) consecutive trading days. Accordingly, the Company received a letter from NASDAQ which indicated that although the Company's closing bid price per share did not meet the minimum $1.00 requirement, NASDAQ was not going to commence any delisting action at that time. Instead, NASDAQ stated that the Company would be in compliance with its minimum listing price rules, if at any time during the next 90 calendar days from September 23, 1997, the closing bid price per share of the Company's common stock is at least $1.00 for ten consecutive trading days ("Minimum Closing Price Requirement").

  Although the bid price of the Company's shares has closed at or above $1.00 per share since September 23, 1997, as of the date hereof the Company has not met the Minimum Closing Price Requirement and there can be no assurance that the Company will meet said requirement or that the Company may not become subject to delisting from the NASDAQ Small-Cap Market in the future.

 Dividend Policy

  The Company has not paid any cash dividends since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company expects to retain its earnings, if any, to provide funds for the expansion of its business. Pursuant to a Credit Agreement (defined below), the Company is restricted from paying dividends prior to retirement of the debt thereunder. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including the Company's earnings and financial condition, capital requirements, and other relevant factors.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  THE STATEMENTS BELOW INCLUDE STATEMENTS THAT ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 21A OF THE SECURITIES ACT OF 1933, AS AMENDED, IN SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED, AND IS SUBJECT TO THE SAFE HARBOR CREATED THEREBY. FUTURE OPERATING RESULTS MAY BE ADVERSELY EFFECTED AS A RESULT OF A NUMBER OF FACTORS ENUMERATED IN THE COMPANY'S PUBLIC REPORTS.

 Overview

  To date, the Company has designed, developed, manufactured and marketed ophthalmic digital imaging systems and has derived substantially all of its revenues from the sale of such products. The Company has a reputation within the ophthalmic community for producing high quality, reliable, easy to use equipment and believes itself to be an acknowledged industry leader in the technology and sales of digital ophthalmic imaging systems.

  The Company believes, however, that as the U.S. healthcare system moves toward managed care the needs of the managed care providers are changing the nature and demand for medical imaging equipment and services. New opportunities in telemedicine are emerging that may allow managed care organizations to reduce costs while maintaining their quality of patient care. OIS plans to leverage its digital imaging technology and established customer base to develop product features and services targeting telemedicine/managed care applications for the ocular health care industry.

  Since its inception, the Company's products have addressed primarily the needs of the ophthalmic fluorescein angiography market, and more recently the indocyanine green ("ICG") market. While the Company believes that the overall angiography market has modest growth potential, sustaining growth in its traditional angiography equipment business may become increasingly difficult due to increased competition. In recognition of this, the Company is expanding its product capabilities to address the emerging telemedicine market. The Company will continue to support and expand its entire line of digital angiography products, and will focus its future efforts on developing product enhancements and pursuing viable opportunities in this market, particularly as they relate to telemedicine applications.

  The Company's objective is to become a leading provider of ophthalmic diagnostic products and services in the ocular health care industry, while maintaining its position as a market leader in its existing digital imaging products and telemedicine.

  In this regard, over the past two years, the Company has expended significant resources in developing a Reading and Documentation Center through which it originally intended to provide documentation services of electronically transmitted digital images acquired at remote locations. The Company has recently redefined the scope of the Reading and Documentation Center, however, to support research and development efforts surrounding its existing products. The Reading and Documentation Center is presently being utilized in the validation of diabetic retinopathy screening through electronically transmitted digital images acquired at remote locations. The Company is currently conducting a pilot program with a major managed care provider to evaluate remote image interpretation for diabetic retinopathy screening and intends to utilize this validation study to help expand the use of the Company's digital imaging products for such screening.

  The Company also recently has refocused its resources on the marketing and sales of its WinStation digital imaging systems. The Company's products are currently being utilized in a variety of ophthalmic settings for the telemedicine application of remote consultation. The Company is currently focusing its product development efforts on features and enhancements to its existing products targeting various other telemedicine applications. Additionally, in the near-term, the Company intends to utilize its Reading and Documentation Center to develop and assess viable opportunities for the Company's digital imaging products in screening, remote consultation, distance learning and other telemedicine applications.

  Although the Company no longer actively markets for the sale of its Glaucoma-Scope(R)(TM), it continues to assess market opportunities for this product.

  The Company's results of operations have historically fluctuated from quarter to quarter and from year to year and management anticipates that such fluctuations will continue in the future. There can be no assurance that revenue growth or profitability can be achieved or sustained in the future.

 Results of Operations

  The Company's revenues decreased to $6,625,616 in 1997 from $6,873,651 in 1996. The primary factor contributing to the reduced 1997 revenue level was a reallocation of the Company's resources to address emerging opportunities in the telemedicine/managed care market; and pursuit of sales for its Reading and Documentation Center Services, which it has since ceased. During the 1996 fall meeting of the American Academy of Ophthalmology ("AAO"), the Company introduced lower-priced digital imaging systems incorporating telemedicine features providing for remote consultation and distance learning, as well as other applications. The Company has targeted these products to the general ophthalmology and retinal specialty practice markets and made initial deliveries of these systems during the latter half of 1997. During the recently completed 1997 AAO meeting, the Company introduced new models of its digital angiography products incorporating enhanced telemedicine features, with the Company receiving significantly more purchase commitments for its products as compared to previous AAO meetings. As such, the Company will continue to allocate resources to address these markets, and direct the majority of its resources to both support the demand for its digital imaging products in these and related markets and, more recently, to pursue opportunities in the telemedicine/managed care market.

  Contribution to revenues from sales of Glaucoma-Scope(R)(TM) units have been negligible and management does not anticipate near-term sales improvement from the Glaucoma-Scope(R)(TM).

  Gross margins were approximately 26% in 1997 as compared to approximately 30% in 1996. This decrease in gross margin percentage was attributable primarily to the adverse impact of a non-recurring adjustment to reduce the carrying value of certain inventory, including field spares, due to, among other things, potential obsolescence and reduced cost recovery estimates. The Company continues to evaluate its expenses in this area consistent with current and anticipated business conditions and management believes that near-term gross margin improvement, if any, would result principally from reduced material costs associated with currently deliverable system configurations, outsourcing additional manufacturing and assembly operations and related fixed cost reduction measures implemented during the latter half of 1997, including personnel cutbacks, economics of scale from increased unit production and other manufacturing efficiencies.

  Sales and marketing and general and administrative expenses accounted for approximately 41% of revenues for the fiscal year ended August 31, 1997 as compared to approximately 35% for the previous fiscal year. Expenses were $2,714,140 in 1997 as compared to $2,375,427 in 1996, representing an increase of approximately 14%. The primary factors contributing to this increase were costs associated with hiring additional support personnel, the impact of increased reserves for potential credit losses and the costs associated with developing the telemedicine/managed care applications and the start-up marketing efforts. The Company anticipates expenses in this area will continue to run above historical levels for the foreseeable future, in particular in conjunction with the hiring of additional senior management level personnel during the fourth quarter of fiscal 1997.

  Research and development expenses increased by approximately 26% to $1,070,192, or approximately 16% of revenues in 1997 from $846,034, or approximately 12% of revenues in 1996. The Company intends to focus its research and development efforts on current product enhancements and reducing cost configurations for its current products. The Company anticipates that research and development expense will be maintained at current levels in the near term.

  Interest income was $13,912 during 1997 versus $20,618 during 1996. Interest expense accounted for $80,746 and $288,667 in 1997 and 1996, respectively. Interest expense decreased in 1997 from 1996 due to significant charges incurred in 1996 in connection with a stock appreciation right previously granted to the Company's bank. In May 1996, the bank exercised an alternative stock appreciation right available under the warrant. During 1996, the Company recognized as interest expense approximately $218,000 in connection with the alternative stock appreciation right. Principal and interest amounts due under the alternative stock appreciation right, which were payable on November 30, 1997, have recently been extended to April 1, 1998.

 Export Sales

  Revenues from sales to customers located outside of the United States (primarily Europe) accounted for approximately 30% and 29% of the net sales for the years ended August 31, 1997 and 1996, respectively.

 Seasonality

  The Company's most effective marketing tool is the demonstration and display of its products at the annual meeting of the American Academy of Ophthalmology held during the fall of each year, with a significant amount of the Company's sales orders generated during or shortly after this meeting. Accordingly, the Company expends a considerable amount of time and resources during the first quarter of its fiscal year preparing for this event. As a consequence, the Company's revenues and profitability typically decrease during the periods prior to and following the annual meeting.

 Liquidity and Capital Resources

  The Company's operating activities used cash of $1,411,425 in 1997 as compared to $1,460,460 in 1996. The cash used in operations in 1997 was partially offset by the significant reduction to inventories. Cash used in operating activities in 1996 was comprised principally of the net loss for the year and, to a lesser extent, increased inventory levels.

  Net cash used in investing activities decreased to $161,735 during 1997 from $215,884 during 1996. The Company's primary investing activities consist of equipment and other capital asset acquisitions. The higher levels during 1996 included capital expenditures associated with establishing the Company's Reading and Documentation Center as well as the purchase and installation of software to upgrade its management information systems, which expenditures were not required during 1997. The Company does not currently have commitments for capital expenditures, however, the Company plans to upgrade its existing management information and corporate communication systems, which may result in increased near term expenditures. In addition, the Company anticipates certain capital expenditures to support efforts to expand its technology to telemedicine/managed care applications. The Company anticipates that related expenditures, if any, will be financed from one or more of the following sources: (i) working capital; (ii) borrowings under an existing credit agreement, if available; or (iii) debt, equity or other financing arrangements, if any, available to the Company.

  Net cash provided by financing activities in 1997 was $664,135 as compared to $2,410,464 during 1996. The sources of cash from financing activities during the 1997 period were principally the net proceeds of approximately $757,000 from the exercise of certain Series A and B Warrants issued pursuant to a private placement of the Company's Common Stock discussed in the succeeding sentence, and, to a lesser extent, proceeds from the exercise of stock options. The sources of cash from financing activities during the 1996 period were principally the net proceeds of approximately $1,075,000 from a private placement of 1,368,421 shares of the Company's Common Stock and warrants in November 1995, the net proceeds of approximately $1,180,000 from the exercise in May 1996 of certain Series A Warrants issued pursuant to said private placement and, to a lesser extent, borrowings under the Credit Agreement which is more fully described immediately below. See Footnote 7 of the Company's financial statements for a more detailed description of the private placement. Cash generated from financing activities during 1997 was partially offset by the net repayment of borrowings under the Credit Agreement, and during both 1997 and 1996 was offset slightly by principal repayments on notes payable.

  The Company is party to a revolving line of credit agreement (the "Credit Agreement") with a bank which matured on November 7, 1997. The maximum amount available under the Credit Agreement is $750,000, based upon eligible outstanding accounts receivable balances. Borrowings under the Credit Agreement bear interest at the rate of the bank's prime plus 3% per annum and are secured by substantially all of the Company's assets. The Credit Agreement contains certain restrictive covenants which provide for, among other things, certain working capital and net worth balances and ratios. The Company was not in compliance with the restrictive covenants at August 31, 1997 and borrowings in the amount of approximately $311,000 were outstanding related to the Credit Agreement at that date. On November 18, 1997, the Credit Agreement was converted to a full recourse accounts receivable credit agreement (the "Agreement"), and all amounts outstanding under the Credit Agreement were considered to be the initial advance under the Agreement. The Agreement allows for up to an 80% advance rate on eligible accounts receivable balances, and the maximum borrowing base under the Agreement is $1.2 million. The Bank has full recourse against the Company under the Agreement and the Agreement expires in November 1998. Borrowings under the Agreement bear interest at the Bank's prime lending rate plus 4%. In addition, the Bank will charge monthly an administrative fee equal to the greater of 1/2% of the average daily balance for the month or $1,200. Under the terms of the Agreement, borrowings are secured by substantially all of the Company's assets.

  At August 31, 1997, the Company's cash and cash equivalents were $142,300. As indicated above, the Company typically expends considerable time and resources during the first quarter of its fiscal year preparing for the annual meeting of the American Academy of Ophthalmology and as a consequence, the Company's revenues and profitability typically decrease during the period surrounding the meeting which could adversely impact the Company's cash position in the immediate term. The Company believes, however, that its existing cash balances together with ongoing collections of its accounts receivable and recently increased available borrowing capacity under the Agreement will be adequate to meet its liquidity and capital requirements over the next twelve months. The Company does not expect to experience collection difficulties with respect to its accounts receivable that would have a material adverse effect on its liquidity. In addition, principal and interest amounts due under the alternative stock appreciation right with the Bank, which amounts were approximately $251,000 as of August 31, 1997, and were originally payable on November 30, 1997, have recently been extended to April 1, 1998. The Company will, however, continue to evaluate alternative sources of capital to meet its cash requirements, including other debt financing, issuing equity securities and entering into other financing arrangements and/or strategic alliances. There can be no assurance, however, that additional financing will be available and, if available, can be obtained on terms favorable to the Company. Additional capital could also be made available to the Company pursuant to the exercise of Series C Warrants issued to JBO in connection with a November 1995 private placement of the Company's common stock, as well as from other outstanding stock options; however, there can be no assurance any such warrants or options will be exercised in the near-term, if at all. In this regard, there can be no assurance that the SEC investigation of JBO may not adversely affect JBO's ability to exercise the Series C Warrants.

  In addition, the Company faces the possibility of its common stock being delisted from NASDAQ unless it meets the Minimum Closing Price Requirement as stipulated therein. See "Item 5--Market for Common Equity and Related Stockholder Matters". If the Company's common stock is delisted, it may be difficult for the Company to raise capital through the sale of its common stock.

 Inflation

  The Company believes that inflation has not had a material or significant impact on the Company's revenue or on its results from operations.

 Income Taxes

  Deferred income taxes are accounted for pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and result from differences in the timing of recognition of certain revenues and expenses for financial statement and income tax reporting purposes.

  General business credits are accounted for as a reduction of federal income taxes payable under the flow-through method.

Accounting--Earnings Per Share Computation and Capital Structure Disclosure

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is required for both interim and annual periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

  In February 1997, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure". Statement 129 consolidates existing guidance in APB Opinion No. 10, Omnibus Opinion, Opinion 15, Earnings per Share, and FASB Statement No. 47, Disclosure of Long-Lived Obligations, relating to disclosure about the Company's capital structure. The Financial Accounting Standards Board believes that placing capital structure disclosures in a single standard will simplify compliance with the requirements. Statement 129 effective for financial statements for periods ending after December 15, 1997. The impact of Statement No. 129 on the disclosures relating to the Company's capital structure is not expected to be significant.

ITEM 7. FINANCIAL STATEMENTS

  The financial statements of the Company are attached hereto.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  Not applicable.

                                   PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

DIRECTORS AND EXECUTIVE OFFICERS

  The age of each director or executive officer, his positions and offices with the Company, his term of office as a director, his business experience during the past five years or more, and additional biographical data are set forth below. Information with respect to the officer or director is as of November 1, 1997, except as otherwise stated.

 Director

                                                                             DIRECTOR
             NAME            AGE            POSITION WITH COMPANY             SINCE
             ----            ---            ---------------------            --------
   Steven R. Verdooner.....  36  Chairman of the Board, Chief Executive        1986
                                  Officer, Chief Financial Officer,
                                  and Secretary
   William L. Mince........  46  President and Chief Operating Officer         1997
   Mark S. Blumenkranz, MD.  47  Director                                      1995
   Robert W. Medearis......  65  Director                                      1997
   Robert I. Schnuer.......  64  Director                                      1996
   Lawrence A. Yannuzzi,
    MD.....................  60  Director                                      1996

  All directors of the Company hold office until the earlier of the next annual meeting of shareholders and until their successors have been duly elected and qualified, or their death, resignation or removal. Officers are elected annually by the Board of Directors to hold office until the earlier of their death, resignation, or removal.

  Set forth below is a description of their business experience during the past five years or more, and other biographical information, for the Company's executive officers an directors:

  STEVEN R. VERDOONER is Chief Executive Officer, Chief Financial Officer and Secretary for the Company. Mr. Verdooner served as acting President from May of 1993 until his election by the Board of Directors to the position of Chief Executive Officer in July 1997. Mr. Verdooner first served as Secretary of the Company from 1987 to 1988 and has been serving in this capacity since May 1993. Since the Company's inception, Mr. Verdooner has served as a director and is currently the Chairman of the Board of Directors. From 1986 to May 1993, Mr. Verdooner served as Vice President of the Company. From 1986 to 1987, and since 1988, Mr. Verdooner has served as the Company's Chief Financial Officer. From 1983 to 1986, Mr. Verdooner directed the activities of Ocular Graphics, a privately owned company engaged in the business of fluorescein angiography. In 1983 Mr. Verdooner was a member of a research team at the University of California, Davis, School of Medicine, Department of Human Anatomy.

  WILLIAM L. MINCE joined the Company in July 1997 as President and Chief Operating Officer. From 1994 to July 1997, Mr. Mince held the position of Vice President of Operations for PICS Retail Networks, a company pioneering point-of-sale interactive multimedia advertising. From 1988 to 1994, Mr. Mince served in various operational management capacities for Nellcor/Puritan Bennett, a manufacturer of medical devices and related disposable products. From 1984 to 1988, Mr. Mince was Director of Operations for Topaz, Inc./Square D, a manufacturer of power conditioners, noise suppressers and uninterruptible power supplies. Prior to joining Topaz, Inc./Square D, Mr. Mince served in various manufacturing and operations management positions during a 12-year tenure with Armorlite, Inc., a subsidiary of 3M Company.

  MARK S. BLUMENKRANZ, M.D. has been a director of the Company since 1995. He also serves on the Company's Scientific Advisory Board. Since 1992 he has been Clinical Professor of Ophthalmology and Co- Director of Retinal Service at Stanford University, and a partner in California Vitreoretinal Associates, a professional medical corporation specializing in diseases and surgery of the retina and vitreous. From 1985 to 1992, he was a partner in Associated Retinal Consultants, a professional medical corporation. Dr. Blumenkranz is currently a director of Midlabs, Inc., a manufacturer of ophthalmic surgical instruments. Dr. Blumenkranz is an associate examiner for the American Board of Ophthalmology and a member of the Retina, Macula and Vitreous Societies.

  ROBERT W. MEDEARIS has been a director of the Company since August 1997. He has been the President, Chief Executive Officer and co-owner of Chalice Investments Inc., a company engaged in joint ventures and related entrepreneurial and international management consulting activities in the former USSR, primarily the Republic of Georgia, since its formation in 1992. Since 1980, Mr. Medearis has served as director for a number of companies, both private and public, engaged principally in engineering, real estate and banking.

  ROBERT I. SCHNUER has been a director of the Company since March 1996. He has been the President and Chief Executive Officer of RIS Consulting Services, his own consulting firm which concentrates in the health care and employee benefits industry, since its formation in 1995. From 1954 to 1995, Mr. Schnuer was employed by CIGNA Corporation in the sales and account management aspects of its health care and employee benefits operations, ultimately serving as a Vice President.

  LAWRENCE A. YANNUZZI, M.D. has been a director of the Company since March 1996. He also serves on the Company's Scientific Advisory Board. Dr. Yannuzzi is the founder and President of Vitreous-Retina-Macula Consultants of New York, P.C., a professional medical corporation specializing in diseases and surgery of the retina and vitreous, for which he has been an officer, director, and practicing ophthalmologist for over 15 years. Dr. Yannuzzi also is Director of Retinal Services and Vice Chairman of the Department of Ophthalmology at the Manhattan Eye, Ear, and Throat Hospital and he is a professor of Clinical Ophthalmology at the College of Physicians and Surgeons of Columbia University Medical School.

  There is no family relationship between any of the Company's directors or officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Form 10-KSB any failure to comply therewith during the fiscal year ended August 31, 1997. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Stock, except for Messrs. Mince and Medearis' inadvertent failure to file a Form 3 upon becoming a Company officer and director, respectively, and a Form 4 upon the Company's grant of stock options, Mr. Verdooner and Dr. Yannuzzi's inadvertent failure to timely file a Form 4 in connection with stock options granted in April 1997, and Dr. Blumenkranz's inadvertent failure to timely file a Form 4 upon exercise of warrants in February 1997. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

ITEM 10. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the Company's Chief Executive Officer and President during the last three fiscal years. The table also includes information for other Company employees earning total compensation in excess of $100,000 for fiscal year 1997.

                                                          LONG TERM
                                                         COMPENSATION
                                                            AWARDS
                                                         ------------
                             ANNUAL COMPENSATION
                         ------------------------------   SECURITIES
        NAME AND                   SALARY                 UNDERLYING     ALL OTHER
  PRINCIPAL OCCUPATION   YEAR ($)   ($)       BONUS ($)  OPTIONS (#)  COMPENSATION ($)
  --------------------   -------- --------    ---------  ------------ ----------------
Steven R. Verdooner.....   1997   $123,750          0          0          $   768(1)
 Chief Executive
  Officer,                 1996   $120,000          0          0          $ 3,768(1)
 Chief Financial Officer   1995   $ 96,308          0          0          $ 4,018(1)
 and Secretary
William L. Mince........   1997   $ 17,500(2)   5,250(3)       0                0
 President and             1996   $      0          0          0                0
 Chief Operating Officer   1995   $      0          0          0                0
Glenn W. Erickson.......   1997   $ 75,000          0          0          $49,827(4)
 Regional Sales Manager    1996   $ 75,000          0          0          $64,048(4)
 and Product Specialist    1995   $ 75,000          0          0          $59,652(4)

--------
(1) Includes disability insurance premiums in the amount of $518 paid by the Company on behalf of Mr. Verdooner for each of the fiscal years ended in 1997, 1996, and 1995, and royalty payments to Mr. Verdooner in the amount of $250, $3,250, and $3,500 for each for the fiscal years ended 1997, 1996, and 1995, respectively.

(2) Mr. Mince was appointed as President for the Company in July 1997. This figure reflects the portion of Mr. Mince's $140,000 annual salary that accrued during fiscal year 1997.

(3) This amount represents the portion of Mr. Mince's annual bonus that accrued for fiscal year 1997.

(4) This figure reflects sales commission paid to Mr. Erickson during the year.

STOCK OPTIONS GRANTED

  As of August 31, 1997, the Company did not have any long term incentive plans nor had it awarded any restricted stock. The table set forth below contains information with respect to the award of stock options during the fiscal year ended August 31, 1997 to the executive officers covered by the Summary Compensation Table.

                       NUMBER OF    PERCENT OF
                      SECURITIES   TOTAL OPTIONS              MARKET
                      UNDERLYING    GRANTED TO               PRICE ON
                        OPTIONS    EMPLOYEES IN  EXERCISE OR DATE OF  EXPIRATION
        NAME          GRANTED (#)      1997      BASE PRICE   GRANT      DATE
        ----          -----------  ------------- ----------- -------- ----------
Steven R. Verdooner.     50,000(1)       27%(2)     $2.75     $2.75   04/11/2002
William L. Mince....    100,000(3)       54%(2)     $1.19     $1.19   08/11/2002
Glenn W. Erickson...        --          --            --        --           --

--------
(1) These options were granted to Mr. Verdooner on April 11, 1997, pursuant to the Company's 1992 Nonstatutory Stock Option Plan and 50,000 options under this same plan previously granted to Mr. Verdooner on March 27, 1992 expired in March 1997.
(2) Employees of the Company were granted options from the Company's 1992 Stock Option Plan, with an aggregate of 36,500 shares of common stock underlying such options.
(3) These options were granted to Mr. Mince on August 11, 1997 as required by Mr. Mince's employment contract with the Company, executed in July 1997.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  No stock options or SARs were exercised in 1997 by the executive officers covered by the Summary Compensation Table. The following table sets forth, for each of the executive officer named in the Summary Compensation Table above, the number of the stock options held at August 31, 1997, and the realizable gain of the stock options that are "in-the-money". The in-the-money stock options and SARs are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

                        FISCAL YEAR-END OPTIONS VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                    OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                            SHARES                      YEAR END             AT FISCAL YEAR END
                          ACQUIRED ON   VALUE   ------------------------- -------------------------
          NAME           EXERCISED (#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------- -------- ----------- ------------- ----------- -------------
Steven R. Verdooner.....      --         --       108,333       75,000      $2,000         --
William L. Mince........      --         --           --       100,000         --          --
Glenn W. Erickson.......      --         --        32,167       30,833      $  130         $50

--------
(1) Based upon the closing price of the Common Stock as quoted by Nasdaq Small Cap Market on August 29, 1997 of $1.00 per share.

EMPLOYMENT AGREEMENTS

  Mr. Verdooner's employment agreement, as amended in 1995, provides for an annual salary of $120,000, incentive stock options covering 33,333 shares of the Company's Common Stock pursuant to the Company's 1992 Stock Option Plan and a termination date of November 1998. In July 1997, the Company restructured its executive management and Mr. Verdooner was appointed, from his former position of President, to serve as Chief Executive Officer. As a result of his new office, the Company has increased Mr. Verdooner's annual salary from $120,000 to $150,000, and extended the term of his employment agreement to July 1999, effective July 1997. A formal amendment to Mr. Verdooner's employment agreement with the Company reflecting these changes is expected to be executed in the near future.

  In July 1997, the Company hired Mr. Mince to serve as the Company's President and Chief Operating Officer. Pursuant to the terms of the employment agreement, which has a two (2) year term, the Company has granted a stock option to Mr. Mince to purchase 100,000 shares of the Company's common stock. Further, the employment agreement provides, among other things, for an annual base salary of $140,000 and the opportunity for Mr. Mince to receive an annual performance bonus, not to exceed $42,000. In addition, if Mr. Mince's employment is terminated before the expiration of its two-year term, other than as provided in the employment agreement, Mr. Mince may be eligible to receive severance payments ranging from $70,000 to $140,000.

DIRECTORS FEES

  During 1997, the Company implemented a directors fees policy. Under the Company's policy, directors receive $1,000 for each meeting attended in person and reimbursement of costs associated with such attendance. Each director who attends a directors' meeting by telephone receives $500, which covers all telephonic meetings for that particular quarter. In addition, under the new policy, each director receives, on the subsequent anniversary date for each year of service to the Company as a director, an option to purchase 5,000 shares of the Company's common stock.

                           SCIENTIFIC ADVISORY BOARD

  The Company has assembled fourteen ophthalmologists from around the country with expertise complimentary to the Company's proprietary technology who have agreed to serve on a Scientific Advisory Board (the "SAB"). The principal purpose of the SAB is to assist in advancing the Company's technology by reviewing its status and recommending alternative approaches. The SAB plans to hold meetings in conjunction with national conferences such as the annual meeting of the American Academy of Ophthalmology held during the fall of each year. The members of the SAB are not expected to devote substantial amounts of their time as a result of serving on the SAB. The composition of the SAB may vary from time to time depending on the Company's evolving technological needs. SAB members do not receive compensation for their services as advisors. They are, however, reimbursed for reasonable out-of-pocket expenses incurred in connection with their services and the Company has granted options under its 1995 Nonstatutory Stock Option Plan to each member of the SAB to purchase shares of Common Stock.

  In addition to Drs. Mark S. Blumenkranz and Lawrence A. Yannuzzi, both directors of the Company, the SAB includes:

    DAVID BOYER, M.D.
    Senior Partner, Retina Vitreous Associates
    North Hollywood, California

    STANLEY CHANG, M.D.
    Chairman Department of Ophthalmology
    Columbia University

    DONALD D'AMICO, M.D.
    Associate Chief of Ophthalmology for Clinical Affairs
    Professor of Ophthalmology Massachusetts Eye and Ear Infirmary

    JAY FEDERMAN, M.D.
    Professor of Ophthalmology Medical College of Pennsylvania
    Co-Director of Retina Services of Wills Eye Hospital
    Co-Director of Associated Retinal Consultants

    HARRY FLYNN, JR., M.D.
    Professor of Ophthalmology Bascom Palmer Eye Institute

    KURT A. GITTER, M.D.
    Clinical Professor of Ophthalmology
    Louisiana State University
    Director, Foundation for Retinal Research

    LEE JAMPOL, M.D.
    Professor and Chairman of Department of Ophthalmology,
    Northwestern University of Medical School

    JONATHAN JAVITT, M.D., M.P.H.
    Chairman and Chief Medical Officer
    Certitude

    HENRY J. KAPLAN, M.D.
    Professor and Chairman Department of Ophthalmology & Visual Sciences Washington University School of Medicine

    HILEL LEWIS, M.D.
    Chairman, Division of Ophthalmology, Cleveland Clinic
    Director, Eye Clinic, Cleveland Clinic

    LAWRENCE SINGERMAN, M.D.
    Clinical Professor of Ophthalmology
    Case Western Reserve University
    Director, The Retina Institute and Retina Service
    Mt. Sinai Medical Center
    President, Retina Associates of Cleveland, Inc.
    Founder, The Macula Society

    GEORGE WILLIAMS, M.D.
    Chief of Vitreo-Retina Surgery
    William Beaumon Hospital, Royal Oak, MI
    Associate Clinical Professor Oakland University, Rochester Hills, MI President Michigan Ophthalmology Society
    Vice President Vitreous Society

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of October 31, 1997, by: (i) each executive officer of the Company named in the Summary Compensation Table, (ii) all directors and executive officers of the Company as a group, and (iii) each person known to the Company to own beneficially more than 5% of its outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                                                CURRENT
                                                         BENEFICIAL OWNERSHIP
                                                         ---------------------
                                                         NUMBER OF   PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES(1) OF CLASS(2)
           ------------------------------------          --------- -----------
   DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
   Steven R. Verdooner (3)..............................   182,372     4.5%
    221 Lathrop Way, Suite I
    Sacramento, CA 95815
   William L. Mince.....................................    30,450      *
    221 Lathrop Way, Suite I
    Sacramento, CA 95815
   Mark S. Blumenkranz, M.D. (4)........................   694,911    16.6%
    1225 Crane Street
    Menlo Park, CA 94025
   Glenn W. Erickson (5)................................    39,583     1.0%
    221 Lathrop Way, Suite I
    Sacramento, CA 95815
   Robert W. Medearis (6)...............................     5,000      *
    195 Bryant Street, Suite A
    Palo Alto, CA 94301
   Robert I. Schnuer (7)................................    39,450     1.0%
    111 Roxen Road
    Rockville Centre, NY 11570
   Lawrence A. Yannuzzi, M.D. (8).......................    40,000     1.0%
    519 East 72nd Street, Suite 203
    New York, NY 10021
   All directors and executive officers as a group (7
    persons)............................................ 1,031,767    23.3%
   OTHER BENEFICIAL HOLDERS
   JB Oxford & Company (9)..............................   250,000     6.0%
    9665 Wilshire Boulevard
    Beverly Hills, CA 90212

--------
 * Less than 1%
(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2) In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) Includes 121,666 shares subject to currently exercisable options and 16,666 shares subject to currently exercisable warrants.
(4) Includes 63,333 shares subject to currently exercisable stock options, and 210,526 shares subject to Series B Warrants (which expired November 21,
    1997).
(5) Includes 37,583 shares subject to currently exercisable stock options.
(6) Includes 5,000 shares subject to currently exercisable stock options.
(7) Includes 31,250 shares subject to currently exercisable stock options.
(8) Includes 40,000 shares subject to currently exercisable stock options.
(9) Includes 250,000 shares subject to currently exercisable Series C Warrants, which warrants were issued in connection with the Company's November 1995 private placement offering of Common Stock.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The U.S. patent application relating to the Glaucoma-Scope(TM) was originally filed on June 24, 1991 in the name of Dennis J. Makes, a former officer and director of the Company, Mr. Verdooner and Ms. Patricia C. Meade. Each of these individuals assigned all their U.S. and foreign rights in the invention to the Company pursuant to an assignment dated October 23, 1990 recorded with the U.S. Patent and Trademark Office. Mr. Makes and Mr. Verdooner each have been granted a royalty of $250 for each Glaucoma-Scope(TM) sold by the Company. During the 1997 fiscal year, Mr. Verdooner received royalty payments of $250. Ms. Meade assigned her patent rights to the Company pursuant to her condition of employment by the Company and no additional compensation was paid to her as a result of such assignment.

  In addition, the Company also entered into a consulting agreement with G. Peter Halberg, M.D., a former Company director, on January 23, 1992, pursuant to which Dr. Halberg is entitled to receive a partial payment for services rendered under such agreement, deferred compensation in the form of a royalty payment of $200 for each of the first 100 Glaucoma-Scope(TM) units sold at full price (for a maximum royalty payment of $20,000).

  Other than as described above, the Company has no other agreements, contracts, understandings or arrangements, directly or indirectly, to pay any additional royalties on the sale of its products.

  Mr. Verdooner and Mr. Mince each have an employment agreement with the Company. See "Employment Agreements" above.

  All current and future transactions between the Company and its officers and directors and principal shareholders or any affiliates thereof will be on terms no less favorable than could be obtained from unaffiliated third parties.

  Except as described herein, none of the directors or officers of the Company, and no shareholders holding over 5% of the Company's Common Stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company, other than such as arises by virtue of such position or ownership interest in the Company.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

 A. Exhibits

 EXHIBIT                                                              FOOTNOTE
  NUMBER                    DESCRIPTION OF EXHIBIT                    REFERENCE
 -------                    ----------------------                    ---------
  3.1     Articles of Incorporation of the Registrant, as amended.         *
  3.2     Amended Bylaws of the Registrant.                                *
  4.1     See Exhibits 3.1 and 3.2 for provisions of the Articles
           of Incorporation, as amended, and the amended Bylaws of
           the Registrant defining the rights of holders of Common
           Stock of the Registrant.                                        *
 10.1     Lease Agreement, dated as of July 10, 1987, between the
           Registrant (as tenant) and Transamerica/Emkay Income
           Properties I, as amended on July 23, 1990 and June 11,
           1991.                                                           *
 10.1(a)  Seventh Amendment to lease effective as of July 18, 1996.       (7)
 10.2     Employment Agreement, dated March 27, 1992, between the
           Registrant and Dennis J. Makes.                                 *
 10.2(a)  Amendment dated June 30, 1993 to the Employment Agreement between the Registrant and Dennis J. Makes dated March
           27, 1992.                                                      (1)
 10.3     Confidentiality Agreement, dated March 27, 1992 between
           the Registrant and Dennis J. Makes.                             *
 10.4     Confidentiality Agreement, dated March 27, 1992 between
           the Registrant and Steven R. Verdooner.                         *
 10.5     Confidentiality Agreement, dated March 27, 1992 between
           the Registrant and Richard Wullaert.                            *
 10.6     Consulting Agreement, dated January 23, 1992, between the
           Registrant and G. Peter Halberg, M.D.                           *
 10.7     Assignment dated October 23, 1990 of U.S. Patent
           Application for Apparatus and Method for Topographical
           Analysis of the Retina to the Registrant by Steven R.
           Verdooner, Patricia C. Meade, and Dennis J. Makes (as
           recorded on Reel 5490, Frame 423 in the Assignment
           Branch of the U.S. Patent and Trademark Office).                *
 10.8     Form of International Distribution Agreement used by the
           Registrant and sample form of End User Software License
           Agreement.                                                      *
 10.9     Original Equipment Manufacturer Agreement, dated April 1,
           1991, between the Registrant and SONY Medical
           Electronics, a division of SONY Corporation of America.         *
 10.10    Original Equipment Manufacturer/Value Added Reseller
           Agreement, dated May 7, 1991, between the Registrant and
           Eastman Kodak Company.                                          *
 10.11    The Registrant's 1992 Nonstatutory Stock Option Plan and
           sample form of Nonstatutory Stock Option Agreement.             *
 10.12    Common Stock and Warrant Purchase Agreement ("Stock
           Purchase Agreement"), dated as of February 8, 1992,
           among the Registrant, Johnnie R. Williams, Kathleen M.
           O'Donnell, as Trustee of Irrevocable Trust No. 6, FBO
           F.E. O'Donnell, Jr., M.D., Steven R. Verdooner and
           Dennis J. Makes.                                                *
 10.12(a) Amendment No. 1 to Stock Purchase Agreement, dated March
           25, 1992, among the Registrant, Johnnie R. Williams,
           individually, Johnnie R. Williams, as Trustee of
           Irrevocable Trust No. 1, Rambert Summons, and Kathleen
           M. O'Donnell, as Trustee of Irrevocable Trust No. 6, FBO
           F.E. O'Donnell, Jr., M.D.                                       *

 EXHIBIT                                                              FOOTNOTE
  NUMBER                    DESCRIPTION OF EXHIBIT                    REFERENCE
 -------                    ----------------------                    ---------
 10.13    Cross-Indemnification Agreement, dated February 14, 1991,
           among Dennis Makes, Steven Verdooner, and Richard
           Wullaert.                                                       *
 10.14    Key Man Life Insurance Policies in the amount of
           $1,000,000 for each of Dennis J. Makes and Steven R.
           Verdooner, with the Registrant as the named beneficiary.        *
 10.15    Warrant dated February 12, 1993 issued by the Registrant
           to Steven R. Verdooner to purchase 50,000 shares of
           Common Stock.                                                  (1)
 10.16    Stock Option Plan.                                              (1)
 10.17    Promissory Note dated January 4, 1993 from the Registrant
           to Western Financial Savings Bank in the amount of
           $25,209.83 due in full by January 4, 1998.                     (1)
 10.18    Rental Agreement dated May 1, 1994 by and between the
           Registrant and Robert J. Rossetti.                             (2)
 10.19    Security and Loan Agreement (with Credit Terms and
           Conditions) dated April 12, 1995 by and between the
           Registrant and Imperial Bank.                                  (3)
 10.19(a) General Security Agreement dated April 12, 1995 by and
           between the Registrant and Imperial Bank.                      (3)
 10.19(b) Warrant dated November 1, 1995 issued by the Registrant to Imperial Bank to purchase 67,500 shares of Common
           Stock.                                                         (4)
 10.19(c) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 1, 1995.                        (4)
 10.19(d) Registration Rights Agreement dated November 1, 1995
           between the Registrant and Imperial Bank.                      (4)
 10.19(e) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated April 4, 1996.                           (6)
 10.19(f) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated July 12, 1996.                           (7)
 10.19(g) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 21, 1996.                       (7)
 10.19(h) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated June 3, 1997.                            (8)
 10.19(i) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated August 28, 1997.                         (9)
 10.19(j) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated October 24, 1997.                        (9)
 10.19(k) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 3, 1997.                        (9)
 10.19(l) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 21, 1997.                       (9)
 10.19(m) Agreement for Purchase of Receivable (Full Recourse)
           dated November 18, 1997 between the Registrant and
           Imperial Bank.                                                 (9)
 10.20    Purchase Agreements dated November 21, 1995 between the
           Registrant, JB Oxford & Company and certain Investors.         (4)
 10.20(a) Warrant Agreement dated November 21, 1995 between the
           Registrant, JB Oxford & Companyand certain Investors.          (4)

 EXHIBIT                                                              FOOTNOTE
  NUMBER                    DESCRIPTION OF EXHIBIT                    REFERENCE
 -------                    ----------------------                    ---------
 10.20(b) First Amendment Warrant Agreement dated November 21, 1996 between the Registrant, JB Oxford & Company and certain
           Holders.                                                       (7)
 10.20(c) Registration Rights Agreement dated November 21, 1995 between the Registrant, JB Oxford & Company and certain
           Investors.                                                     (4)
 10.21    Employment Agreement dated November 20, 1995 between the
           Registrant and Steven R. Verdooner.                            (4)
 10.22    Employment Agreement dated November 20, 1995 between the
           Registrant and R. Michael Clark.                               (4)
 10.23    Employment Agreement dated July 14, 1997 between the
           Registrant and William L. Mince.                               (9)
 10.25    The Registrant's 1995 Nonstatutory Stock Option Plan and
           sample form of Nonstatutory Stock Option Agreement.            (5)
 11.1     Computation of net loss per share.                              (9)
 23.1     Consent of Ernst & Young LLP, Independent Auditors.             (9)
 27       Financial Data Schedule (for SEC use only).                     (9)

--------
 * Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Registration Statement on Form S-18, number 33-46864-LA.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993 filed on November 26, 1993.

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994 filed on November 29, 1994.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1995 filed on July 14, 1995.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 filed on November 29, 1995.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed on May 28, 1996, number 333-0461.

(6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1996 filed on July 15, 1996.

(7) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996 filed on November 29, 1996.

(8) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1997 filed on July 15, 1997.

(9) Exhibit filed herewith.

 B. Reports on Form 8-K

  None.

                                  SIGNATURES

  In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          OPHTHALMIC IMAGING SYSTEMS

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                                    Steven R. Verdooner
                                               Chief Executive Officer, Chief
                                              Financial Officer and Secretary
Date: November 28, 1997

  In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.

         SIGNATURE                        TITLE                   DATE
         ---------                        -----                   ----

/s/ Steven R. Verdooner       Chief Executive Officer,      November 28, 1997
____________________________   Chief Financial Officer,
    Steven R. Verdooner        Secretary and Director
                               (Principal Executive
                               Officer and Principal
                               Financial Officer)

  /s/ William L. Mince        President and Chief           November 28, 1997
____________________________   Operating Officer
      William L. Mince

 /s/ Steven C. Lagorio        Director of Finance           November 28, 1997
____________________________   (Principal Accounting
     Steven C. Lagorio         Officer)


 /s/ Mark S. Blumenkranz,     Director                      November 28, 1997
     M.D.
____________________________
   Mark S. Blumenkranz, M.D.

 /s/ Robert W. Medearis       Director                      November 28, 1997
____________________________
     Robert W. Medearis

 /s/ Robert I. Schnuer        Director                      November 28, 1997
____________________________
     Robert I. Schnuer

/s/ Lawrence A. Yannuzzi      Director                      November 28, 1997
____________________________
 Lawrence A. Yannuzzi, M.D.

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                      DESCRIPTION OF EXHIBIT                      NUMBER
 -------                     ----------------------                      ------
  3.1     Articles of Incorporation of the Registrant, as amended.          *
  3.2     Amended Bylaws of the Registrant.                                 *
  4.1     See Exhibits 3.1 and 3.2 for provisions of the Articles of
          Incorporation, as amended, and the amended Bylaws of the
          Registrant defining the rights of holders of Common Stock of
          the Registrant.                                                   *
 10.1     Lease Agreement, dated as of July 10, 1987, between the
          Registrant (as tenant) and Transamerica/Emkay Income
          Properties I, as amended on July 23, 1990 and June 11, 1991.      *
 10.1(a)  Seventh Amendment to lease effective as of July 18, 1996.       (7)
 10.2     Employment Agreement, dated March 27, 1992, between the
          Registrant and Dennis J. Makes.                                   *
 10.2(a)  Amendment dated June 30, 1993 to the Employment Agreement between the Registrant and Dennis J. Makes dated March 27,
          1992.                                                           (1)
 10.3     Confidentiality Agreement, dated March 27, 1992 between the
          Registrant and Dennis J. Makes.                                   *
 10.4     Confidentiality Agreement, dated March 27, 1992 between the
          Registrant and Steven R. Verdooner.                               *
 10.5     Confidentiality Agreement, dated March 27, 1992 between the
          Registrant and Richard Wullaert.                                  *
 10.6     Consulting Agreement, dated January 23, 1992, between the
          Registrant and G. Peter Halberg, M.D.                             *
 10.7     Assignment dated October 23, 1990 of U.S. Patent Application for Apparatus and Method for Topographical Analysis of the
          Retina to the Registrant by Steven R. Verdooner, Patricia C.
          Meade, and Dennis J. Makes (as recorded on Reel 5490, Frame
          423 in the Assignment Branch of the U.S. Patent and
          Trademark Office).                                                *
 10.8     Form of International Distribution Agreement used by the
          Registrant and sample form of End User Software License
          Agreement.                                                        *
 10.9     Original Equipment Manufacturer Agreement, dated April 1,
          1991, between the Registrant and SONY Medical Electronics, a
          division of SONY Corporation of America.                          *
 10.10    Original Equipment Manufacturer/Value Added Reseller
          Agreement, dated May 7, 1991, between the Registrant and
          Eastman Kodak Company.                                            *
 10.11    The Registrant's 1992 Nonstatutory Stock Option Plan and
          sample form of Nonstatutory Stock Option Agreement.               *
 10.12    Common Stock and Warrant Purchase Agreement ("Stock Purchase
          Agreement"), dated as of February 8, 1992, among the
          Registrant, Johnnie R. Williams, Kathleen M. O'Donnell, as
          Trustee of Irrevocable Trust No. 6, FBO F.E. O'Donnell, Jr.,
          M.D., Steven R. Verdooner and Dennis J. Makes.                    *
 10.12(a) Amendment No. 1 to Stock Purchase Agreement, dated March 25,
          1992, among the Registrant, Johnnie R. Williams,
          individually, Johnnie R. Williams, as Trustee of Irrevocable
          Trust No. 1, Rambert Summons, and Kathleen M. O'Donnell, as
          Trustee of Irrevocable Trust No. 6, FBO F.E. O'Donnell, Jr.,
          M.D.                                                              *
 10.13    Cross-Indemnification Agreement, dated February 14, 1991,
          among Dennis Makes, Steven Verdooner, and Richard Wullaert.       *
 10.14    Key Man Life Insurance Policies in the amount of $1,000,000 for each of Dennis J. Makes and Steven R. Verdooner, with
          the Registrant as the named beneficiary.                          *

 EXHIBIT                                                                  PAGE
  NUMBER                     DESCRIPTION OF EXHIBIT                      NUMBER
 -------                     ----------------------                      ------
 10.15    Warrant dated February 12, 1993 issued by the Registrant to
          Steven R. Verdooner to purchase 50,000 shares of Common
          Stock.                                                          (1)
 10.16    Stock Option Plan.                                              (1)
 10.17    Promissory Note dated January 4, 1993 from the Registrant to
          Western Financial Savings Bank in the amount of $25,209.83
          due in full by January 4, 1998.                                 (1)
 10.18    Rental Agreement dated May 1, 1994 by and between the
          Registrant and Robert J. Rossetti.                              (2)
 10.19    Security and Loan Agreement (with Credit Terms and
          Conditions) dated April 12, 1995 by and between the
          Registrant and Imperial Bank.                                   (3)
 10.19(a) General Security Agreement dated April 12, 1995 by and
          between the Registrant and Imperial Bank.                       (3)
 10.19(b) Warrant dated November 1, 1995 issued by the Registrant to
          Imperial Bank to purchase 67,500 shares of Common Stock.        (4)
 10.19(c) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated November 1, 1995.                             (4)
 10.19(d) Registration Rights Agreement dated November 1, 1995 between
          the Registrant and Imperial Bank.                               (4)
 10.19(e) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated April 4, 1996.                                (6)
 10.19(f) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated July 12, 1996.                                (7)
 10.19(g) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated November 21, 1996.                            (7)
 10.19(h) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated June 3, 1997.                                 (8)
 10.19(i) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated August 28, 1997.                              (9)
 10.19(j) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated October 24, 1997.                             (9)
 10.19(k) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated November 3, 1997.                             (9)
 10.19(l) Amended Loan and Security Agreement (with Credit Terms and
          Conditions) dated November 21, 1997.                            (9)
 10.19(m) Agreement for Purchase of Receivable (Full Recourse) dated
          November 18, 1997 between the Registrant and Imperial Bank.     (9)
 10.20    Purchase Agreements dated November 21, 1995 between the
          Registrant, JB Oxford & Company and certain Investors.          (4)
 10.20(a) Warrant Agreement dated November 21, 1995 between the
          Registrant, JB Oxford & Company and certain Investors.          (4)
 10.20(b) First Amendment Warrant Agreement dated November 21, 1996 between the Registrant, JB Oxford & Company and certain
          Holders.                                                        (7)
 10.20(c) Registration Rights Agreement dated November 21, 1995 between the Registrant, JB Oxford & Company and certain
          Investors.                                                      (4)
 10.21    Employment Agreement dated November 20, 1995 between the
          Registrant and Steven R. Verdooner.                             (4)

 EXHIBIT                                                             PAGE
 NUMBER                   DESCRIPTION OF EXHIBIT                    NUMBER
 -------                  ----------------------                    ------
 10.22   Employment Agreement dated November 20, 1995 between the
         Registrant and R. Michael Clark.                            (4)
 10.23   Employment Agreement dated July 14, 1997 between the
         Registrant and William L. Mince.                            (9)
 10.25   The Registrant's 1995 Nonstatutory Stock Option Plan and
         sample form of Nonstatutory Stock Option Agreement.         (5)
 11.1    Computation of net loss per share.                          (9)
 23.1    Consent of Ernst & Young LLP, Independent Auditors.         (9)
 27      Financial Data Schedule (for SEC use only).                 (9)

--------
 * Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Registration Statement on Form S-18, number 33-46864-LA.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993 filed on November 26, 1993.

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994 filed on November 29, 1994.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1995 filed on July 14, 1995.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 filed on November 29, 1995.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed on May 28, 1996, number 333-0461.

(6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1996 filed on July 15, 1996.

(7) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996 filed on November 29, 1996.

(8) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 1997 filed on July 15, 1997.

(9) Exhibit filed herewith.

                         INDEX TO FINANCIAL STATEMENTS

                           OPHTHALMIC IMAGING SYSTEMS

                                                                            PAGE
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors.........................  F-2
Balance Sheet as of August 31, 1997.......................................  F-3
Statements of Operations for the Years Ended August 31, 1997 and 1996.....  F-4
Statements of Stockholders' Equity for the Years Ended August 31, 1997 and
 1996.....................................................................  F-5
Statements of Cash Flows for the Years Ended August 31, 1997 and 1996.....  F-6
Notes to Financial Statements.............................................  F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ophthalmic Imaging Systems

  We have audited the accompanying balance sheet of Ophthalmic Imaging Systems as of August 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems at August 31, 1997, and the results of its operations and its cash flows for the years ended August 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Sacramento, California
October 21, 1997, except for Note 10,
 as to which the date is November 18, 1997

                           OPHTHALMIC IMAGING SYSTEMS

                                 BALANCE SHEET

                                AUGUST 31, 1997

                              ASSETS
Current assets:
  Cash and equivalents............................................ $   142,300
  Accounts receivable, net of allowance for doubtful accounts of
   approximately $100,000.........................................   1,644,541
  Inventories.....................................................     794,052
  Prepaid expenses and other current assets.......................      93,408
                                                                   -----------
Total current assets..............................................   2,674,301
Furniture and equipment, net......................................     380,782
Other assets......................................................       7,385
                                                                   -----------
                                                                   $ 3,062,468
                                                                   ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings........................................... $   311,002
  Accounts payable................................................     816,509
  Accrued liabilities.............................................     794,305
  Accrued warrant appreciation right..............................     251,497
  Deferred extended warranty revenue..............................      93,614
  Customer deposits...............................................     125,538
  Notes payable...................................................       2,234
                                                                   -----------
Total current liabilities.........................................   2,394,699
Commitments
Stockholders' equity:
  Preferred stock, no par value, 20,000,000 shares authorized;
   none issued or outstanding.....................................         --
  Common stock, no par value, 20,000,000 shares authorized;
   3,905,428 shares issued and outstanding........................  10,244,615
  Deferred compensation...........................................    (306,894)
  Accumulated deficit.............................................  (9,269,952)
                                                                   -----------
Total stockholders' equity........................................     677,769
                                                                   -----------
                                                                   $ 3,062,468
                                                                   ===========


                            See accompanying notes.

                           OPHTHALMIC IMAGING SYSTEMS

                            STATEMENTS OF OPERATIONS

                                                       YEARS ENDED AUGUST 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
REVENUES:
Net sales............................................  $ 6,480,055  $ 6,672,667
Other revenue........................................      145,561      200,984
                                                       -----------  -----------
                                                         6,625,616    6,873,651
Cost of sales........................................    4,885,004    4,797,324
                                                       -----------  -----------
Gross profit.........................................    1,740,612    2,076,327
OPERATING EXPENSES:
Sales and marketing..................................    1,624,470    1,652,965
General and administrative...........................    1,089,670      722,462
Research and development.............................    1,070,192      846,034
                                                       -----------  -----------
Total operating expenses.............................    3,784,332    3,221,461
                                                       -----------  -----------
Loss from operations.................................   (2,043,720)  (1,145,134)
OTHER INCOME (EXPENSE):
Interest income......................................       13,912       20,618
Interest expense.....................................      (80,746)    (288,667)
                                                       -----------  -----------
Net loss.............................................  $(2,110,554) $(1,413,183)
                                                       ===========  ===========
Net loss per share...................................  $      (.59) $      (.64)
                                                       ===========  ===========
Shares used in the calculation of net loss per share.    3,597,879    2,204,506
                                                       ===========  ===========


                            See accompanying notes.

                           OPHTHALMIC IMAGING SYSTEMS

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                      YEARS ENDED AUGUST 31, 1997 AND 1996

                              COMMON STOCK                                    TOTAL
                          ---------------------   DEFERRED   ACCUMULATED  STOCKHOLDERS'
                           SHARES     AMOUNT    COMPENSATION   DEFICIT       EQUITY
                          --------- ----------- ------------ -----------  -------------
Balances at August 31,
 1995...................    875,112 $ 6,674,639  $     --    $(5,746,215)  $   928,424
Sale of common stock
 through private
 placement..............  1,368,421   1,074,841        --            --      1,074,841
Options exercised.......     11,000      10,230        --            --         10,230
Issuance of common stock
 upon exercise of
 warrants...............  1,052,631   1,180,486        --            --      1,180,486
Net loss................        --          --         --     (1,413,183)   (1,413,183)
                          --------- -----------  ---------   -----------   -----------
Balances at August 31,
 1996...................  3,307,164   8,940,196        --     (7,159,398)    1,780,798
Options exercised.......     52,400     152,286        --            --        152,286
Issuance of common stock
 upon exercise of
 warrants...............    545,864     757,097        --            --        757,097
Deferred compensation
 related to stock
 options granted to non-
 employees..............        --      395,036   (395,036)          --            --
Stock option
 compensation expense...        --          --      88,142           --         88,142
Net loss................        --          --         --     (2,110,554)   (2,110,554)
                          --------- -----------  ---------   -----------   -----------
Balances at August 31,
 1997...................  3,905,428 $10,244,615  $(306,894)  $(9,269,952)  $   667,769
                          ========= ===========  =========   ===========   ===========


                            See accompanying notes.

                           OPHTHALMIC IMAGING SYSTEMS

                            STATEMENTS OF CASH FLOWS

                  INCREASE (DECREASE) IN CASH AND EQUIVALENTS

                                                     YEARS ENDED AUGUST 31,
                                                     ------------------------
                                                        1997         1996
                                                     -----------  -----------
OPERATING ACTIVITIES:
Net loss............................................ $(2,110,554) $(1,413,183)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Accrued warrant appreciation right................      27,215      211,782
  Depreciation and amortization.....................     142,148      102,156
  Provision for doubtful accounts...................      (6,116)      (5,338)
  Stock option compensation expense.................      88,142          --
Net changes in operating assets and liabilities:
  Accounts receivable...............................    (566,421)     239,943
  Inventories.......................................     786,483     (405,040)
  Prepaid expenses and other current assets.........     (28,460)        (475)
  Other assets......................................      79,250      (79,797)
  Accounts payable..................................    (120,950)    (164,714)
  Accrued liabilities...............................     196,664       75,716
  Deferred extended warranty revenue................      12,417        6,100
  Customer deposits.................................      88,757      (27,610)
                                                     -----------  -----------
Net cash used in operating activities...............  (1,411,425)  (1,460,460)
INVESTING ACTIVITY:
Capital expenditures for furniture and equipment....    (161,735)    (215,884)
FINANCING ACTIVITIES:
Proceeds from short-term borrowings.................     308,000      150,000
Repayment of short-term borrowings..................    (546,998)         --
Principal payments on notes payable.................      (6,250)      (5,093)
Issuance of common stock............................     909,383    2,265,557
                                                     -----------  -----------
Net cash provided by financing activities...........     664,135    2,410,464
                                                     -----------  -----------
Net (decrease) increase in cash and equivalents.....    (909,025)     734,120
Cash and equivalents, beginning of year.............   1,051,325      317,205
                                                     -----------  -----------
Cash and equivalents, end of year................... $   142,300  $ 1,051,325
                                                     ===========  ===========


                            See accompanying notes.

                          OPHTHALMIC IMAGING SYSTEMS

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 31, 1997

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Business

  Ophthalmic Imaging Systems (the Company), was incorporated in California in July 1986. The Company is primarily engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems, image enhancements and analysis software, and related products and services for use by practitioners in the ocular healthcare field.

 Use of Estimates

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates.

 Concentrations of Credit Risk and Export Sales

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company's policy of requiring deposits from customers, the number of customers and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management's expectations. No single customer during fiscal 1997 or 1996 comprised 10% or more of net sales.

  Revenues from sales to customers located outside of the United States (primarily Europe) accounted for approximately 30% and 29% of net sales during the years ended August 31, 1997 and 1996, respectively.

 Inventories

  Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems are stated at the lower of cost (determined using the first-in, first-out method) or market.

 Furniture and Equipment

  Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years.

 Revenue Recognition and Warranties

  The Company recognizes revenue from the sale of its products when the goods are shipped to its customers. The Company generally provides a one-year warranty covering materials and workmanship and accruals are provided for anticipated warranty expenses.

  Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as other revenue on a straight-line basis over the term of the extended warranty contract.

                          OPHTHALMIC IMAGING SYSTEMS

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-- (CONTINUED)

 Income Taxes

  Deferred income taxes are accounted for pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as a result of differences in the timing of recognition of certain revenues and expenses for financial statement and income tax reporting purposes.

  General business credits are accounted for as a reduction of federal income taxes payable under the flow-through method.

 Net Loss Per Share

  Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants are excluded from the computation because their effect is antidilutive.

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is required for both interim and annual periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

 Statement of Cash Flows

  For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

  Cash paid for interest amounted to approximately $64,000 and $67,000 during the years ended August 31, 1997 and 1996, respectively. Cash paid for income taxes amounted to approximately $800 for each of the years ended August 31, 1997 and 1996.

 Stock Based Compensation

  In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which the Company adopted in 1996, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant as determined by the Company's Board of Directors, no compensation expense is recognized. See Note 7 for pro forma disclosures required by SFAS 123.

 Long-lived Assets

  The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than their carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The adoption of SFAS No. 121 had no effect on the Company's financial position or results of operations for the year ended August 31, 1997.

                          OPHTHALMIC IMAGING SYSTEMS

2. INVENTORIES

  Inventories consist of the following as of August 31, 1997:

     Raw materials..................................................... $526,090
     Work-in-process...................................................  139,182
     Finished goods....................................................  128,780
                                                                        --------
                                                                        $794,052
                                                                        ========

3. FURNITURE AND EQUIPMENT

  Furniture and equipment consists of the following as of August 31, 1997:

     Research and manufacturing equipment........................... $  554,147
     Office furniture and equipment.................................    358,537
     Demonstration equipment........................................    183,938
     Vehicles.......................................................     58,991
                                                                     ----------
                                                                      1,155,613
     Less accumulated depreciation and amortization.................   (774,831)
                                                                     ----------
                                                                     $  380,782
                                                                     ==========

4. SHORT-TERM BORROWINGS

  The Company entered into a revolving line of credit agreement (the "Credit Agreement") with a bank (the "Bank") which expired on November 7, 1997. The maximum amount available under the terms of the Credit Agreement is $750,000 and is based upon eligible outstanding accounts receivable balances. Borrowings under the Credit Agreement bear interest at the Bank's prime lending rate plus three percent (11% as of August 31, 1997) and are secured by substantially all assets of the Company. The Credit Agreement contains certain restrictive covenants which provide for, among other things, certain working capital and net worth balances and ratios. The Company was not in compliance with the various restrictive covenants as of August 31, 1997. In addition, the Credit Agreement restricts the Company's ability to 1) enter into any merger or acquisition, 2) pay dividends or repurchase stock, 3) mortgage existing assets or 4) loan money or guarantee the loans of others without the Bank's prior approval. As of August 31, 1997, borrowings in the amount of $311,000 were outstanding related to the Credit Agreement. Subsequent to year-end the Credit Agreement was converted to a full recourse accounts receivable credit agreement (Note 10).

5. ACCRUED LIABILITIES

  Accrued liabilities consist of the following as of August 31, 1997:

     Accrued compensation............................................. $402,389
     Accrued warranty expenses........................................  170,200
     Other accrued liabilities........................................  221,716
                                                                       --------
                                                                       $794,305
                                                                       ========

                          OPHTHALMIC IMAGING SYSTEMS

6. COMMITMENTS

 Leases

  The Company leases its facility under a noncancelable operating lease which expires in June 1998. The lease agreement provides for minimum lease payments of approximately $84,000 for the year ended August 31, 1998.

  Rental expense charged to operations for all operating leases was approximately $126,000 and $88,000 during the years ended August 31, 1997 and 1996, respectively.

 Employment Agreements

  The Company has employment agreements with two of its executive officers. The agreement with the chief executive officer calls for an annual salary of $150,000 and a performance based bonus plan, which has yet to be determined by the Company's compensation committee. The agreement with the president/chief operating officer calls for an annual salary of $140,000 and an annual bonus not to exceed $42,000. In addition, the Company's board of directors granted the president/chief operating officer incentive stock options covering 100,000 shares of common stock. Both agreements have a 24 month term expiring in July 1999.

7. STOCKHOLDERS' EQUITY

 Common Stock

  Of the 16,094,572 shares of common stock authorized but unissued as of August 31, 1997, the following shares are reserved for issuance:

       Common stock warrants.......................................... 1,299,750
       Stock option plans............................................. 1,338,267
                                                                       ---------
                                                                       2,638,017
                                                                       =========

 Private Placement

  In November 1995, the Company completed a private placement of 1,368,421 shares of its common stock with detachable warrants. The net proceeds from this offering was approximately $1,075,000. Along with each share of common stock issued the purchasers were given an "A Warrant" and a "B Warrant" to purchase shares of the Company's common stock. The A and B Warrants per share exercise prices are $1.25 and $1.75, respectively. The number of shares exercisable as well as the per share exercise prices of the A and B Warrants are subject to adjustment upon the occurrence of certain events. The A and B Warrants expired on February 19, 1997 as amended and November 21, 1997, respectively. In May 1996, 1,052,631 A Warrants were exercised resulting in net proceeds to the Company of approximately $1,180,000. During the year ended August 31, 1997, 210,526 and 335,338 A and B warrants, respectively, were exercised resulting in aggregate net proceeds to the Company of approximately $757,000.

  The private placement underwriter was issued a warrant to purchase 250,000 shares of the Company's common stock at $.95 per share. The number of shares exercisable as well as the per share exercise price are subject to adjustment upon the occurrence of certain events. This warrant expires on November 21, 1999. In addition, the underwriter will receive as a commission, 10% of the proceeds received by the Company upon exercise of the A and B Warrants described above.

                          OPHTHALMIC IMAGING SYSTEMS

7. STOCKHOLDERS' EQUITY--(CONTINUED)

 Other Warrants

  In February 1993, the Company issued a warrant to the Bank that provided a line-of-credit (Note 4). The warrant was amended several times in connection with amendments to the line-of-credit as well as the current Credit Agreement. The warrant is currently exercisable for 50,000 shares of common stock at an exercise price of $1.73 per share and it expires in November 2000. This warrant includes a provision wherein the Bank can require the Company to pay in cash the difference between the fair market value (as defined) of the underlying common stock of the warrant and the exercise price (the "Appreciation Right"). The Bank informed the Company of its intent to exercise the Appreciation Right on May 23, 1996. The Company has accrued the entire amount of the Appreciation Right and it is reflected as a current liability on the accompanying balance sheet. For purposes of the statement of operations, the amount has been recorded as additional interest expense for the year ended August 31, 1996. The Appreciation Right is due on April 1, 1998.

  During February 1993, in consideration for providing bridge loans, each of the two officers, then employed by the Company, was issued a warrant to purchase 16,667 shares of the Company's common stock at an exercise price of $18.00 per share. These warrants expire in February 1998. During fiscal 1995, one of the warrants to purchase 16,667 shares was canceled.

 Stock Option Plans

  At August 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB 25 and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  During March 1992, the Company adopted a Stock Option Plan (the "Plan") under which the board of directors is authorized to grant options to key directors, executives, employees and others for the purchase of up to 116,667 shares of the Company's common stock at prices not less than the fair market value of the common stock on the date of grant. The term over which the options are exercisable, which may not exceed five years, is determined by the board of directors at the time of the grant. Pursuant to the Plan, options to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share were granted (50,000 options each) to the Company's chief executive officer and chief financial officer. The options granted were fully vested on the grant date and expired in March 1997. During the year ended August 31, 1997, prior to the expiration of these options, options to purchase 50,000 shares were exercised. Options to purchase the remaining 50,000 shares of the Company's common stock subsequently expired in March 1997. In April 1997, the board of directors granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $2.75 to the Company's chief executive officer/chief financial officer. The options granted vest 25,000 on the date of grant and 25,000 in April 1998. These options expire in April 2002.

  In December 1992 and January 1993, the Company's board of directors and shareholders, respectively, approved a second Stock Option Plan (the "Option Plan") under which all officers, employees, directors and consultants may participate. The Plan expires December 2002. Options granted under the Option Plan may be either incentive stock options or non-qualified stock options and will generally have a term of ten years from the date of grant, unless otherwise specified in the option agreement. The exercise prices of incentive stock options granted under the Option Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The exercise prices of non-qualified stock options granted under the Option Plan cannot be less

                          OPHTHALMIC IMAGING SYSTEMS

7. STOCKHOLDERS' EQUITY--(CONTINUED)

 Stock Option Plans--(continued)

than 85% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Option Plan is 150,000, of which 13,608 remained available for the granting of options as of August 31, 1997. As of August 31, 1997, stock options to purchase 122,992 shares at exercise prices ranging from $.94 to $4.25 were granted and outstanding under the Option Plan. During the year ended August 31, 1997 and 1996, 2,400 and 11,000 options were exercised, respectively.

  In August 1995, the Company's board of directors approved a Nonstatutory Stock Option Plan (the "Nonstatutory Plan") under which all officers, employees, directors and consultants may participate. The Nonstatutory Plan expires November 2005. Options granted under the Nonstatutory Plan are non-qualified stock options and will generally have a term of five years from the date of grant, unless otherwise specified in the option agreement. The exercise prices under the Nonstatutory Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Nonstatutory Plan is 1,035,000, of which 50,000 options remained available for granting as of August 31, 1997. As of August 31, 1997, stock options to purchase 985,000 shares at exercise prices ranging from $0.94 to $4.50 were granted and outstanding under the Nonstatutory Plan and none of the granted options were exercised.

  A summary of the status of the Company's stock option plans and changes during the periods is presented below:

                                                                WEIGHTED AVERAGE
                                                      OPTIONS    EXERCISE PRICE
                                                     ---------  ----------------
   Balance at August 31, 1995.......................   744,171       $1.54
     Options granted................................   290,000       $2.53
     Options canceled...............................      (250)      $ .94
     Options exercised (at $.94)....................   (11,000)      $ .94
                                                     ---------
   Balance at August 31, 1996....................... 1,022,921       $1.83
     Options granted................................   346,500       $2.70
     Options canceled...............................   (59,029)      $3.14
     Options exercised (at $.94 to $3.00)...........   (52,400)      $2.91
                                                     ---------
   Balance at August 31, 1997....................... 1,257,992       $1.96
                                                     =========

  The weighted average fair value of options granted during the years ended August 31, 1997 and August 31, 1996 was $2.26 and $.93, respectively.

  The following table summarizes information about the stock options outstanding at August 31, 1997:

                                                                         OPTIONS
                                       OPTIONS OUTSTANDING             EXERCISABLE
                               ------------------------------------ -----------------
                                                          WEIGHTED-         WEIGHTED-
                                         WEIGHTED-AVERAGE  AVERAGE           AVERAGE
       RANGE OF                             REMAINING     EXERCISE          EXERCISE
   EXERCISES PRICES             NUMBER   CONTRACTUAL LIFE   PRICE   NUMBER    PRICE
   ----------------            --------- ---------------- --------- ------- ---------
     $0.94-$1.38.............    759,492       5.1          $1.30   330,513   $1.30
     $1.38-$3.00.............    390,000       4.0          $2.59   167,708   $2.57
     $3.00-$4.50.............    108,500       4.3          $4.34    21,531   $4.32
                               ---------                            -------
                               1,257,992                    $1.96   519,752   $1.84
                               =========                            =======

                          OPHTHALMIC IMAGING SYSTEMS

7. STOCKHOLDERS' EQUITY--(CONTINUED)

 Stock Option Plans--(continued)

  Pro forma information regarding net loss and net loss per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to August 31, 1995 under the fair value method of that Statement. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended August 31, 1996 and 1997, respectively; dividend yield of zero; volatility factors of the expected market price of the Company's common stock ranged from 1.052 to 1.125 for both years; risk-free interest rate of 6%; and a weighted-average expected life of 5 years.

  The Black-Scholes option valuation, model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                      YEARS ENDED AUGUST 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
       Pro forma net loss............................ $(2,326,390) $(1,453,678)
                                                      ===========  ===========
       Pro forma net loss per share.................. $      (.65) $      (.66)
                                                      ===========  ===========

  During the year ended August 31, 1997, the Company recorded deferred compensation of approximately $395,000 for financial reporting purposes to reflect the deemed fair value of the certain options granted to non-employees. Deferred compensation is being amortized over the vesting period of the related options. For the year ended August 31, 1997, the amortized deferred compensation expense was approximately $88,000.

  Since SFAS 123 is applicable only to options granted subsequent to August 31, 1995, its pro forma effect will not be fully realized until 2000.

                          OPHTHALMIC IMAGING SYSTEMS

8. INCOME TAXES

  There was no provision (benefit) for income taxes during the years ended August 31, 1997 or 1996.

  The significant components of the Company's deferred tax assets and liabilities as of August 31, 1997 are as follows:

     Deferred tax assets:
       Net operating loss carryforwards............................ $ 1,310,000
       Inventory reserves..........................................     549,000
       Accrued warrant appreciation right..........................      99,000
       Payroll related accruals....................................      98,000
       Warranty accrual............................................      67,000
       Sales and accounts receivable reserves......................      39,000
       Uniform capitalization......................................      29,000
       Other.......................................................       3,000
                                                                    -----------
     Total deferred tax assets.....................................   2,194,000
     Valuation allowance...........................................  (2,192,000)
                                                                    -----------
     Net deferred tax assets.......................................       2,000
     Deferred tax liabilities:
       Depreciation................................................       2,000
                                                                    -----------
     Total deferred tax liabilities................................       2,000
                                                                    -----------
     Net deferred taxes............................................ $       --
                                                                    ===========

  The valuation allowance as of August 31, 1996 was approximately $1,473,000 resulting in a net increase in the allowance of approximately $719,000 for the year.

  The principal reasons for the difference between the effective tax rate and the federal statutory income tax rate are presented in the following table:

                                                           YEAR ENDED AUGUST
                                                                  31,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
     Federal benefit expected at statutory rates......... $(718,000) $(480,000)
     Net operating loss with no current benefit..........   718,000    480,000
                                                          ---------  ---------
                                                          $     --   $     --
                                                          =========  =========

  In connection with the Company's private placement of common stock (Note 7) a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) occurred. As a result of this change, the Company's federal and state net operating loss carryforwards generated through November 21, 1996 (approximately $4,800,000 and $2,500,000, respectively) and the Company's federal and state Research and Development credits (approximately $126,000 and $79,000, respectively) will be subject to a total annual limitation in the amount of approximately $107,000.

  As a consequence of the limitation, as discussed the Company has at August 31, 1997 a net operating loss carryover of approximately $3,580,000 for federal income tax purposes which expires between 2007 and 2011, and a net operating loss carryforward of approximately $1,521,000 for state income tax purposes which expires between 1997 and 2002.

                          OPHTHALMIC IMAGING SYSTEMS

9. 401(k) PLAN

  The Company has a tax deferred investment plan (the "401(k) Plan"). All full-time employees are eligible to participate in the 401(k) Plan. The 401(k) Plan originally required mandatory employer contributions of 10% of the participants contributions. The 401(k) Plan was subsequently amended to provide for discretionary employer contributions. The Company did not make any matching contributions during either of the years ended August 31, 1997 or 1996.

10. SUBSEQUENT EVENT

  On November 18, 1997, the Company entered into an accounts receivable credit agreement (the "Agreement") with the Bank, and all amounts outstanding under the Credit Agreement were considered to be the initial advance under the Agreement. The Agreement allows for up to an 80% advance rate on eligible accounts receivable balances, and the maximum borrowing base under the Agreement is $1.2 million. The Bank has full recourse against the Company. The Agreement expires in November 1998. Borrowings under the Agreement bear interest at the Bank's prime lending rate plus 4%. In addition, the Bank will charge monthly an administrative fee equal to the greater of .5% of the average daily balance for the month or $1,200. Under the terms of the Agreement, borrowings are secured by substantially all of the Company's assets.

                                                                EXHIBIT 10. (i)

IMPERIAL BANK
2460 Sand Hill Road, Suite 102
Menlo Park, California 94025 (415) 233-3000

August 28, 1997

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention: Mr. Steven R. Verdooner, President
Mr. Steven C. Lagorio, Director of Finance

Re: Imperial Bank Loan No. 700000559

Gentlemen:

  With reference to the Credit Terms and Conditions ("CTC") dated April 12, 1995 with addendum dated April 10, 1995 between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower"), the Bank hereby modifies the following numbered terms and conditions of the addendum attached to the CTC (hereinafter referred to as the "Addendum"):

  1. Paragraph 2 of the Addendum, as previously modified, is deleted in its entirety and is replaced with the following:

  "2. Term and Repayment

    The line of credit will require monthly payments of interest through and including October 5, 1997, at which time all outstanding principal, accrued but unpaid interest and other charges thereinafter shall be due and payable in full."

  2. Paragraph 3 of the Addendum, is deleted in its entirety and is replaced with the following:

  "3. Borrowing Base

    Advances will be limited to the lesser of: (i) 70% of Eligible Accounts (as hereinafter defined); or (ii) $750,000. As used herein, "Eligible Accounts" shall only include such accounts as Bank in its sole discretion shall from time to time determine are eligible. Eligible Accounts shall also not include any of the following:

    a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

    b. Accounts due from a customer if more than twenty-five percent (25%) or more of the aggregate amount of accounts of such customer have at that time remained unpaid for more than ninety (90) days from the invoice date. (CROSS AGE)

    c. Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.

    d. Accounts with respect to international transactions unless insured or covered by a letter of credit in a manner and form acceptable to the Bank.

    e. Salesman's accounts for promotional purposes.

    f. The amount by which any one account exceeds fifteen percent (15%) of the total accounts receivable balance. (CONCENTRATION)

    g. Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists. (CONTRA)

    h. Accounts due from customers that remain unpaid after ninety (90) days from the invoice date.

    i. United States government accounts unless properly documented."

  3. Paragraph 5 of the Addendum, as previously modified, is deleted in its entirety and is replaced with the following:

  "5. Pricing

Interest Rate:       Bank's Prime Rate + 3% per annum. Rate shall be reduced
                     to Bank's Prime Rate + 2% per annum following the achievement of two consecutive fiscal quarters of operating and after-tax profitability in excess of $100,000 each.

Facility Fee:        $1,875

  4. Sub-section B of Paragraph 6 of the Addendum is deleted in its entirety and is replaced with the following:

  "B.  Borrower to provide to Bank:

      1) Unqualified audited financial statements within 90 days after each fiscal year end.

      2) Company prepared monthly financial statements and Compliance Certificate within 25 days after the end of each month.

      3) Borrower to provide Bank with agings of accounts receivable and accounts payable, along with a Borrowing Base Certificate, Bank forms AC1-AR and Inventory Transaction Report; AC11-Computation of Ineligible AR; and AC12-Monthly AR Reconciliation upon such a schedule as determined by Bank in Bank's sole discretion. All customer collections (wire transfer, checks, cash) shall be applied to the outstanding loan balance, and such collections shall reduce the gross AR availability as calculated on the Borrowing Base Certificate by the amounts collected. New invoices during the same period shall increase the gross A/R availability as calculated on the Borrowing Base Certificate by the amounts involved.

      4) Budgets, sales projections, operating plan, or other financial exhibits which Bank may reasonably request.

  In addition to the modifications above, Borrower shall be subject to the following additional conditions:

  1. Concurrently with execution hereof, Borrower shall pay Bank the $7,375.80 in fees that are due to the Bank per the Invoice dated May 5, 1997 (these are in addition to the "Facility Fee" in Paragraph 3 above).

  2. Bank and Borrower agree that Borrower is subject to following obligations under the stock appreciation right set forth in Section 1.3 of the Warrant to Purchase Stock issued November 1, 1995 ("SAR"):

    A. The principal amount due from Borrower to Bank under the SAR is $219,750.00, which represents the spread between the closing price of Borrower's stock on Friday May 24, 1996 ($6.125) and the exercise price per the Warrant to Purchase Stock ($1.73) multiplied by 50,000 warrant shares (reduced from 67,500 pursuant to the occurrence of certain events stipulated in the letter agreement dated November 1, 1995). Interest due on the principal balance is accruing at the Bank's prime rate and has been accruing from the exercise date of the SAR which was May 28, 1996. (Principal and accrued interest due on the SAR shall hereinafter be referred to as the "SAR Balance").

  B. Borrower shall pay to Bank the SAR Balance as detailed in the following schedule:

      1. Within 5 days after the receipt of any new equity or subordinated debt up to $300,000, Borrower shall apply 20% of such equity or subordinated debt amounts to the SAR Balance. Within 5 days after the receipt of any new equity for amounts in excess of $300,000, Borrower shall apply 30% of such equity amounts to the remaining SAR Balance. In any event, the SAR Balance shall be due and payable in full November 30, 1997.

  3. Borrower shall provide Bank with a revised annual forecast by September 30, 1997.

  Except for the above-described modifications, the Addendum shall remain unaltered and in full force and effect.

  Please acknowledge your approval by signing and returning the original of this letter to me.

                                          Sincerely,

                                                /s/ Thomas D. Jorgensen
                                          By: _________________________________
                                                    Thomas D. Jorgensen
                                                 Assistance Vice President
                                                   Special Markets Group
Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By: STEVEN R. VERDOONER
Title: Chief Executive Officer
Date: September 19, 1997

                                End of Document

                                                                EXHIBIT 10. (j)

IMPERIAL BANK
2460 Sand Hill Road, Suite 102
Menlo Park, California 94025 (415) 233-3000

October 24, 1997

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention: Mr. Steven R. Verdooner, President
    Mr. Steven C. Lagorio, Director of Finance

Re: Imperial Bank Loan No. 700000559

Gentlemen:

  With reference to the Credit Terms and Conditions dated April 12, 1995 (as previously amended the "CTC") with addendum dated April 10, 1995 (as previously amended the "Addendum") between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower"), (the CTC and the Addendum herein jointly referred to as the "Agreement") defaults have occurred in the following covenants of the of the Agreement:

  Pursuant to Section 6, A, 2 of the Addendum the Borrower is required to maintain Working Capital of not less than $750,000. As shown on the financial statement for the fiscal quarter ending 8/31/97 the Working Capital was $579,000.

  Pursuant to Section 6, A, 3 of the Addendum the Borrower is required to maintain Tangible Net Worth of not less than $1,000,000. As shown on the financial statement for the fiscal quarter ending 8/31/97 the Tangible Net Worth was $715,000.

  Pursuant to Section 6, A, 3 of the Addendum the Borrower is required to maintain Total Liabilities to Tangible Net Worth of not more than 2.25 to
1.00. As shown on the financial statement for the fiscal quarter ending 8/31/97 this ratio was 3.29 to 1.00.

  As a result of the above breaches the Bank has certain rights and remedies pursuant to the Agreement and law. The Bank will forebear from enforcing those rights, provided the Bank my revoke this forbearance at any time.

  Section 2 of the Addendum deleted in its entirety and is replaced with the following:

  "2. TERM AND REPAYMENT

    The line of credit will require monthly payments of interest through and including October 30, 1997, at which time all outstanding principal, accrued but unpaid interest and other charges thereinafter shall be due and payable in full."

  The above forbearance and amendment are specific as to content and time, and other than the forbearance and amendment mentioned above this letter is not a forbearance, waiver or modification of any other rights or remedies that the Bank may have pursuant to any agreement or law as a result of the above defaults or of any other violations past, present, or future of any agreement between the Borrower and the Bank, and the Bank reserves all rights, powers and remedies available to it. The Bank and the Borrower hereby agree that except as modified herein the Agreement remains in full force and effect.

                                          Sincerely,

                                                /s/ Thomas D. Jorgensen
                                          By: _________________________________
                                                    Thomas D. Jorgensen
                                                 Assistance Vice President
                                                   Special Markets Group

Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By: STEVEN R. VERDOONER
Title: Chief Executive Officer
Date: October 27, 1997

                                End of Document

                                                                EXHIBIT 10. (k)

IMPERIAL BANK
2460 Sand Hill Road, Suite 102
Menlo Park, California 94025 (415) 233-3000

November 3, 1997

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention: Mr. Steven R. Verdooner, President
    Mr. Steven C. Lagorio, Director of Finance

Re: Imperial Bank Loan No. 700000559

Gentlemen:

  With reference to the Credit Terms and Conditions dated April 12, 1995 (as previously amended the "CTC") with addendum dated April 10, 1995 (as previously amended the "Addendum") between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower"), (the CTC and the Addendum herein jointly referred to as the "Agreement"), Bank hereby modifies the Addendum as follows:

  Section 2 of the Addendum deleted in its entirety and is replaced with the following:

  "2. TERM AND REPAYMENT

    The line of credit will require monthly payments of interest through and including November 7, 1997, at which time all outstanding principal, accrued but unpaid interest and other charges thereinafter shall be due and payable in full."

  This amendment is specific as to content and time, and other than the amendment mentioned above this letter is not a forbearance, waiver or modification of any other rights or remedies that the Bank may have pursuant to any agreement or law as a result of the above defaults or of any other violations past, present, or future of any agreement between the Borrower and the Bank, and the Bank reserves all rights, powers and remedies available to it. The Bank and the Borrower hereby agree that except as modified herein the Agreement remains in full force and effect.

                                          Sincerely,

                                                /s/ Thomas D. Jorgensen
                                          By: _________________________________
                                                    Thomas D. Jorgensen
                                                 Assistance Vice President
                                                   Special Markets Group
Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By: STEVEN R. LAGORIO
Title: Director of Finance
Date: November 6, 1997

                                End of Document

                                                                EXHIBIT 10. (l)

IMPERIAL BANK
2460 Sand Hill Road, Suite 102
Menlo Park, California 94025 (415) 233-3000

November 21, 1997

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention: Mr. Steven R. Verdooner, President
    Mr. Steven C. Lagorio, Director of Finance

Re: Imperial Bank Loan No. 700000559

Gentlemen:

  With reference to the Credit Terms and Conditions dated April 12, 1995 (as previously amended the "CTC") with addendum dated April 10, 1995 (as previously amended the "Addendum") between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower"), (the CTC and the Addendum herein jointly referred to as the "Agreement"), Bank and Borrower hereby agree to the following modification:

    With reference to Paragraph 2, Section B, Sub-Section 1 of Page 3 of the letter agreement dated August 28, 1997, the due date for the SAR Balance is extended to April 1, 1998, at which time the SAR Balance shall be due and payable in full.

  The above modification is specific as to content and time, and other than the modification mentioned above this letter is not a forbearance, waiver or modification of any other rights or remedies that the Bank may have pursuant to any agreement or law as a result of the above defaults or of any other violations past, present, or future of any agreement between the Borrower and the Bank, and the Bank reserves all rights, powers and remedies available to it. The Bank and the Borrower hereby agree that except as modified herein the Agreement remains in full force and effect.
                                          Sincerely,

                                                /s/ Thomas D. Jorgensen
                                          By: _________________________________
                                                    Thomas D. Jorgensen
                                                 Assistance Vice President
                                                   Special Markets Group
Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By: STEVEN R. VERDOONER
Title: Chief Executive Officer
Date: November 24, 1997

                                End of Document

                                                               EXHIBIT 10.19(m)

                                 IMPERIAL BANK

                     AGREEMENT FOR PURCHASE OF RECEIVABLE
                                (FULL RECOURSE)

  THIS AGREEMENT is made on November 18, 1997 by and between Ophthalmic Imaging Systems having its principal place of business at 221 Lathrop Way, Suite I, Sacramento, CA 95825, County of Sacramento, State of CA, 95815, (the "Seller") and Financial Accounts Management Services, a division of Imperial Bank, having a place of business at 226 Airport Parkway, San Jose, California 95110 (the "Purchaser").

  1. DEFINITIONS. The following terms shall have the meanings stated:

  1.1 "Account Balance"--on any given day, the gross amount of all Purchased Receivable and other Obligations unpaid on that day.

  1.2 "Account Debtor"--the Obligor on a Purchased Receivable.

  1.3 "Adjustments"--all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.

  1.4 "Advance"--the dollar amount computed with respect to each Purchased Receivable, equal to the Advance Rate multiplied by the face amount of the Purchased Receivable.

  1.5 "Advance Rate"--80%

  1.6 "Collateral"--

    1.6.1 All now owned and hereafter acquired right title and interest in, to and in respect of all accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including but not limited to, tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, customer lists, licenses, whether as licenser or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Purchaser, or its affiliates;

    1.6.2 All now owned and hereafter acquired right, title and interest in, to and in respect of all goods, including but not limited to:

      1.6.2.1 All inventory, wherever located, whether no owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods;

      1.6.2.2 All equipment and fixtures, wherever located, whether now owned or hereafter acquired, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

      1.6.2.3 All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Seller, any computer service bureau or other third party;

      1.6.2.4 All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

  1.7 "Customer Payments"--all good funds received by Purchaser from or on behalf of an Account Debtor with respect to Purchased Receivables.

  1.8 "Face Amount of Purchased Receivables"--the gross amount due from the Account Debtor, less all discounts allowed to the Account Debtor, computed on the shortest selling terms stated in the invoice evidencing the Purchased Account.

  1.9 "Factor Fee"--rate of Imperial Bank's Prime Rate plus 4% calculated on the daily net funds employed.

Insert A

  1.10 "Administrative Fee"--rate of 0.5% of the average daily balance for each monthly period. The minimum monthly fee is $1,200.00.

Insert B

  1.11 "Obligations"--all obligations now or hereafter owed by the Seller to the Purchaser, including but not limited to the obligations created hereunder.

  1.12 "Obligor"--the Seller and all guarantors and other entities who may be obligated to pay the Obligations.

  1.13 "Purchased Receivables"--all those accounts, chattel paper, instruments, contract rights, documents, general intangibles, and rights to payment, and proceeds thereof, arising out of the invoices and other agreements identified on or delivered with any Transmittal Sheet provided by Seller to Purchaser.

  1.14 "Receivables"--all present and future accounts and general intangibles of the Seller.

Insert C

  1.15 "Remittance"--the amount, if any, which Purchaser owes to Seller at each Settlement Date, according to the accounting prepared by Purchaser equal to:

    1.15.1 The sum of:

      1.15.1.1 The Reserve as of the beginning of the last Settlement Date, Plus

        1.15.1.1.1 The Reserve created for each Purchased Receivable purchase during since last Settlement Date, minus

    1.15.2 The total since the last Settlement Date of:

      1.15.2.1 The Administrative Fees on paid Purchased Receivables,

      1.15.2.2 Factor Fee on paid Purchased Receivables;

      1.15.2.3 Adjustments;

      1.15.2.4 Repurchase Amounts (to the extent Purchaser has agreed to accept payment thereof by deduction from the Remittance); and

      1.15.2.5 The Reserve based on the Account Balance as of the Settlement
Date.

  1.16 "Repurchase Amount"--see 4.1 below.

  1.17 "Reserve"--a percentage of the Account Balance, computed as the difference between the Face Amount of Purchased Receivables and the Advance, which shall be determined by Purchaser in its reasonable sole discretion, based on the nature and quality of the Purchased Receivables, and which shall not be less than

30% less all fees on unpaid Purchased Receivables. The Reserve shall be the book balance maintained in the records of Purchaser and shall not be a segregated fund.

Insert C

  1.18 "Settlement Date"--the day that remittance is calculated and paid.

  1.19 "Transmittal Sheet"--the forms supplied by Purchaser to Seller which identify the receivables of Seller which it requests that Purchaser purchase.

  2. Purchase of Receivables.

  2.1 Seller for and in consideration of the Advances and other valuable consideration, does hereby absolutely sell, assign and transfer to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the Purchased Receivables and all moneys due or which may become due upon such Purchased Receivables.

  2.2 Purchaser is not obligated to purchase any Receivables from Seller.

  2.3 Purchaser may exercise its sole discretion in approving the credit of each Account Debtor before buying any Receivables.

  2.4 Purchaser shall have with respect to the Purchased Receivables, all the rights and remedies of an unpaid seller under the Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit.

Insert D

  3. Terms of Purchase.

  3.1 Each Transmittal Sheet shall reasonably identify the Purchased Receivables, correctly state the amount owed by the Account Debtor, and shall be signed by an authorized signatory of Seller.

  3.2 Seller hereby authorizes Purchaser to insert in the Transmittal Sheet information to describe the Purchased Receivables.

  3.3 Purchaser is entitled to rely on the contents of any Transmittal Sheet delivered by Seller, to treat the Receivables described therein as Purchased Receivables, and to rely on the signature as an authorized signatory of Seller.

  3.4 Upon acceptance and purchase by Purchaser of the Receivables described on each Transmittal Sheet and upon Seller's request, Purchaser shall pay the Advance to Seller.

  3.5 Should Purchaser determine at any time in the reasonable exercise of its discretion that the nature and quality of the Purchased Receivables has deteriorated, Purchaser may change the Advance Rate with respect to all future purchases of Receivables.

Insert E

  3.6 As Purchaser collects Customer Payments from or on behalf of Account Debtors, Purchaser shall promptly credit the Customer Payments to the Account Balance on a daily basis as funds clear, as determined by Seller in its reasonable discretion. In the alternative, Purchaser shall have the right to delay credit to the Account Balance for a fixed number of days with respect to all Customer Payments, to allow for clearance and collection of funds.

  3.7 If Seller is in default under this Agreement, all Customer Payments will be applied to any Obligations in such order and manner as Purchaser shall determine, irrespective of contrary instructions which may be received from Seller or the payor.

  3.8 Purchaser shall charge and be entitled to, and Seller shall pay on each Settlement Date the Administrative Fee and the Factor Fee on all paid Purchased Receivables.

  3.9 Purchaser shall prepare and send to Seller, after close of business each month, an accounting of the transactions for that month. The accounting shall be deemed correct and conclusive, and shall constitute an account stated between the parties unless Seller makes written objection to Purchaser within 30 days after mailing of the accounting to the Seller.

  3.10 Purchaser shall pay the Remittance to Seller within ten days after the Settlement Date.

  3.11 In the event the calculation of the Remittance results in an amount due to Purchaser from Seller, Seller shall make such payment in the same manner as set forth in Section 4.2.

  4. Repurchase and Recourse. Purchaser's purchase of Purchased Receivables from Seller shall be with full recourse.

  4.1 Purchaser may increase the Reserve, and Seller agrees to pay to Purchaser on demand, the full amount or any unpaid portion thereof, of any Purchased Receivable (the "Repurchase Amount"):

    4.1.1 Which remains unpaid ninety (90) calendar days after invoice date;

    4.1.2 Which is owed by an Account Debtor which has filed, or has had filed against it, any bankruptcy case or insolvency proceeding or who has become insolvent (as defined in the Federal Bankruptcy Code) or who is generally not paying its debts as such debts become due;

    4.1.3 With respect to which there has been any breach of warranty set forth in Section 6 hereof or any breach of any covenant contained in this Agreement; or

    4.1.4 With respect to which the account debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment, together with all reasonable attorneys' and professional fees and expenses and all court costs incurred by Purchaser in collecting the Purchased Receivable and/or enforcing its rights under this Agreement.

  4.2 Purchaser may, in its sole discretion, demand that the Repurchase Amount be paid by Seller (A) in cash immediately upon demand therefor; (B) by delivery of substitute invoices acceptable to Purchaser which shall thereupon become Purchased Receivables; or (C) by deduction from the Remittance which would otherwise be due to Seller, or by any combination of the foregoing as Purchaser may from time to time choose.

  5. Power of Attorney. Seller hereby irrevocably appoints Purchaser and its successors and assigns as Seller's true and lawful attorney in fact, with respect to Purchased Receivables and Collateral, (A) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of such Receivables; (B) to demand, collect, receive, sue and give releases for moneys due or which may become due upon such receivables and to compromise, prosecute, or defend any action, claim, case, or proceeding relating to such Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Purchaser's name or Seller's name, as Purchaser may choose; (C) to prepare, file and sign Seller's name on any notice, claim, assignment or satisfaction of lien or mechanics' lien or similar document; (D) to notify all account debtors to pay Purchaser directly; (E) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting such Receivables; (F) to endorse Seller's name on any checks or other forms of payment on receivables; (G) to sign Seller's name to any form UCC-1 or other document necessary to perfect any security interest granted by Seller to Purchaser; (H) to complete, execute and file any franchise tax return or other documents necessary to qualify Seller to do business in any state which Purchaser deems necessary to enforce collection of Receivables, and to pay, on Seller's behalf any taxes or fees which may be due by Seller in connection therewith (all such fees and taxes shall be added to the Account Balance) and
(I) to do all acts and things necessary or expedient, in furtherance of any such purpose.

Insert D
Insert F

  6. Representations, Warranties & Covenants. To induce Purchaser to render its services available to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in determining whether to accept purchase Receivables the Seller represents, warrants, covenants and agrees, with respect to each Transmittal Sheet delivered to Purchaser, that:

  6.1 The Seller is the absolute owner of each receivable set forth in each Transmittal Sheet and has full legal right to make said sale, assignment and transfer thereof;

  6.2 The correct amount of each Receivable is as set forth in the Transmittal Sheet and is not in dispute;

  6.3 The payment of each receivable is not contingent upon the fulfillment of any obligation or contract, past or future, and any and all obligations required of the Seller have been fulfilled as of the date of each Transmittal Sheet;

  6.4 Each Receivable set forth in a Transmittal Sheet is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any encumbrance or lien except to Purchaser;

  6.5 There are no defenses, offsets, or counterclaims against any of the Receivables, and no agreement has been made under which the Account Debtor may claim any deduction or discount, except as otherwise stated on each invoice submitted to Purchaser which is listed on the Transmittal Sheet;

  6.6 Each Purchased Receivable shall be the property of the Purchaser and shall be paid directly to Purchaser, but if for any reason it should be paid to Seller, Seller shall promptly notify Purchaser of such payment, shall hold any checks, drafts, or moneys so received in trust for the benefit of Purchaser, and shall promptly transfer and deliver the same to the Purchaser;

  6.7 Purchaser shall have the right to endorse, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable and any proceeds of Collateral;

  6.8 The Seller, and to Seller's best knowledge, each Account Debtor set forth in the Transmittal Sheet, are and shall remain solvent as that term is defined in the Federal Bankruptcy Code;

  6.9 Each Account Debtor named in the Transmittal Sheet will not object to the payment for or the quality or the quantity of the subject matter of the Receivable and is liable for the amount set forth on the Transmittal Sheet;

  6.10 Each Account Debtor shall be promptly notified after acceptance by Purchaser that the Purchased Receivable has been transferred to and is payable to Purchaser, and Seller shall not take or permit any action to countermand such notification;

  6.11 The Seller's place of business, and the place where records concerning all Receivables herein referred to are kept, is the one set forth at the beginning of this Agreement, and Seller will promptly advise Purchaser in writing if such place of business or record keeping is changed or a new place of business or record keeping is added;

  6.12 Seller is not and will not hold any letter of credit or negotiable instrument as support for or in payment of any Purchased Receivable, and any such documentation received by Seller will be immediately turned over to Purchaser, with any necessary assignment or endorsement;

  6.13 Seller will not assign, transfer, sell or grant any lien or security interest in the Collateral to any other party without Purchaser's prior written consent; and

  6.14 No Account Debtor is affiliated with Seller, either by common ownership or family relationship.

  6.15 All Receivables forwarded to and accepted by Purchaser after the date hereof, and thereby becoming Purchased Receivables, shall comply with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in this section 6.

  7. Adjustments. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Purchaser and shall, subject to the Purchaser's approval, resolve such disputes and advice Purchaser of any adjustment. Unless reassigned to Seller, Purchaser shall remain the absolute owner of any Purchased Receivable, which is subject to Adjustment or Repurchase under Sections 1.3 or 4 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Purchaser, Seller is to resell it for Purchaser's account at Seller's expense with the proceeds made payable to Purchaser. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them "property of Financial Accounts Management Services."

Insert F

  8. Security Interest

  8.1 This Agreement for Purchase of Receivables is the security agreement referred to in the Transmittal Sheet.

  8.2 In order to secure the Obligations Seller hereby grants to Purchaser a continuing lien upon and security interest in all Seller's now existing or hereafter arising rights and interest in the Collateral.

  8.3 Seller is not authorized to sell, transfer or otherwise convey any Collateral without Purchaser's consent, except for the sale of finished goods inventory in the Seller's ordinary course of business. Purchaser shall have the right, upon default by Seller hereunder, to withdraw its consent to Seller's sale of finished goods inventory, and Seller agrees that Purchaser may notify the Account Debtors of this withdrawal of consent.

  8.4 Seller agrees to sign all UCC financing statements required by and in a form satisfactory to Purchaser.

  8.5 Purchaser shall have the right at any time to notify Seller's Account Debtors of its security interest. Said notification may be in the form of Exhibit A hereto.

  9. Default

  9.1 The following shall constitute Events of Default:

    9.1.1 Seller fails to pay as when due any Obligations owed to Purchaser.

    9.1.2 There shall be commenced by or against any Obligor any voluntary or involuntary case under the Federal Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for a substantial portion of its assets;

    9.1.3 Any Obligor shall become insolvent, in that its debts are greater than the fair value of its assets, or such entity is generally not paying its debts as they become due;

    9.1.4 Any involuntary lien, levy, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or the Collateral and the same is not released within fifteen (15) days; or

    9.1.5 Seller shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured to Purchaser's satisfaction within ten (10) days after Purchaser has given Seller written notice thereof.

  9.2 Upon the occurrence of an Event of Default

    9.2.1 Without implying the existence of any obligation to Purchaser to buy receivables, which implication is specifically negated by the terms hereof, Purchaser may cease buying Receivables;

    9.2.2 Purchaser may immediately exercise its rights and remedies with respect to the Purchased Receivables and the Collateral, as a secured party under this Agreement, the Uniform Commercial Code, and applicable law;

    9.2.3 Purchaser shall have the rights as set forth in Section 8 hereof.

  10. Nonpayment of Obligations. If any Obligation is not paid when due (including amounts due under section 3.11, Repurchase Amounts due under section 4, or professional fees and expenses under section 11), such amount may be added to the Account Balance and shall be subject to the Factor Fee rate until payment in full.

Insert G

  11. Professional Fees. The Seller will pay all reasonable fees and expenses of attorneys and other professionals that Purchaser incurs in negotiating, amending, and enforcing this Agreement and protecting or enforcing its interest in the Purchased Receivables or the Collateral, in collecting Purchased Receivables, or in the representation of Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor, or any Purchased Receivable.

  12. Severability and Choice of Law. In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. This Agreement has been transmitted by Seller to Purchaser at Purchaser's office in the State of California and has been executed and accepted by Purchaser in the State of California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to choice of law.

  13. Account Collection Service. In the event that Purchaser requires that all of Seller's Receivables be paid to Purchaser, subject to Purchaser's rights in the Collateral, Purchaser agrees to remit the amount of collections on the Receivables it receives and does not own to Seller after deducting a handling fee of 0% of such amount received. It is understood and agreed by Seller that this Section does not impose any affirmative duty on Purchaser to do any act other than to turn over such amounts. All such Receivables and collections are Collateral and in the event of Seller's Default hereunder, Purchaser shall have no duty to remit collections of Collateral and may apply same to the Obligations until said Default is cured.

Insert H

  14. Term and Termination. The term of this Agreement shall be for one (1) year from the date hereof, and from year to year thereafter unless terminated in writing by Purchaser or Seller. Seller and Purchaser each have the right to terminate at any time provided that there is no outstanding Account Balance and no fees, charges or other obligations owed to Purchaser at the time of termination. Any termination of this Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Purchased Receivables, and this Agreement shall continue to be effective, until all transactions entered into and Obligations incurred hereunder have been completed and satisfied in full.

  IN WITNESS WHEREOF, the Seller has executed this Agreement on the date and year above written, and the Purchaser has accepted by its authorized representative.

                                          SELLER: Ophthalmic Imaging Systems

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                                    Steven R. Verdooner
                                                  Chief Executive Officer

                                          ACCEPTED AT SAN JOSE, CALIFORNIA
                                          FINANCIAL ACCOUNTS MANAGEMENT
                                           SERVICES, a division of Imperial
                                           Bank

                                                    /s/ Gary Hanson
                                          By: _________________________________
                                                        Gary Hanson
                                                         President

                                 IMPERIAL BANK
                     AGREEMENT FOR PURCHASE OF RECEIVABLE
                               NOVEMBER 18, 1997

Insert A
Section 1.9

  "Daily Net Funds Employed" refers to the amount advanced against factored receivables that remains unpaid.

Insert B
Section 1.10

  The "monthly period" is the number of days in the month. The "average daily balance" is the average amount of unpaid factored invoices outstanding during the monthly period.

Insert C
Section 1.15 and Section 1.18

  It is our understanding that the Purchaser generally pays excess reserves bi-monthly, on the 1st day and the 15th day of the month, and, if requested by the Seller and in the sole discretion of the Purchaser, the Purchaser may pay excess reserves on an as requested basis.

Insert D
Section 3 (inclusive)
Section 6 (inclusive)

  For receivables pending installation, the advance rate is reduced to 50% from 80%. This is subject to all other TERMS OF PURCHASE as outlined in
Section 3 of the Agreement for Purchase of Receivable.

Insert E
Section 3.6

  It is our understanding that the Purchaser normally credits the Account Balance on the date that Purchaser receives payment, with a maximum delay of 1 day for in-state checks and 3 days for out-of-state checks.

Insert F
Section 6 (inclusive)
Section 8 (inclusive)

  It is our understanding that the Purchaser will subordinate its security position in vendor-financed equipment or inventory exclusive of Accounts Receivable, provided Seller is not in default.

  Reference facsimile dated 11/18/97 (FileName: IMP1118A.DOC) attached hereto and included as a part hereof.

Insert G
Section 11

  All reasonable fees and expenses of attorneys and other professionals will be paid to the prevailing party.

Insert H
Section 14

  There is no pre-payment penalty.

Insert I
Section 15

  Insert I has been deleted.

                          OPHTHALMIC IMAGING SYSTEMS
                           221 LATHROP WAY, SUITE I
                      SACRAMENTO, CA 95815 (916) 646-2020

18 November, 1997

VIA FACSIMILE
Gary Hanson
Imperial Bank
Financial Accounts Management Services

Dear Gary:

  This letter is intended to confirm the salient points our conversation today regarding a third party loaning funds to Ophthalmic Imaging Systems ("OIS" or the "Company"), and the potential ramifications of said transaction in light of the factoring relationship and related agreements currently contemplated between the Company and Imperial Bank (the "Bank").

 . It is our understanding that Imperial Bank will allow this third party to loan funds to the Company and the Company will not be in violation of any agreements in accepting such loans.

 . It is the Bank's intention to allow the Company to accept the loan for use as general working capital for purposes of assisting the Company in fulfilling its obligations to deliver products to its customers.

 . The Bank will subordinate to the third party, receivables specifically identified in a schedule to be submitted to the Bank by the Company, the funds received in payment therefore which will be used to repay the third party in accordance with said schedule.

 . The Bank will exclude from its collateral the receivables specifically identified in said schedule and, with regard to said receivables, will subordinate to the third party under all circumstances.

  If the foregoing accurately reflects our understanding, then please so note by signing below and returning to my attention via return facsimile.

  Thank you again for your flexibility in working with OIS and I look forward to a continued positive business relationship with Imperial Bank.

                                          Sincerely,

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                                    Steven R. Verdooner
                                                  Chief Executive Officer

SRV/s

IMPERIAL BANK

BY:

TITLE:

DATE:

  While it is Bank's intention "in principle" to agree to a future subordination of some specific invoices, any future subordination agreement must in a form that is acceptable to Bank's legal counsel.

                  (TO BE MAILED ONLY IN THE EVENT OF DEFAULT)

                                   EXHIBIT A
            (Letterhead of Financial Accounts Management Services)

(Date)

(Name and Address of Customer)

Re: Ophthalmic Imaging Systems ("Debtor")

Gentlepersons:

  Please be advised that the Ophthalmic Imaging Systems has assigned all its present and future accounts to FAMS. To the extent that you are now indebted or may in the future become indebted to Debtor on an account, any payments must be made to FAMS and not to Debtor or any other entity. The payments should be mailed to us at the above address.

  PAYMENTS MADE IN ANY OTHER MANNER MAY EXPOSE YOU TO MULTIPLE LIABILITY.

  We also hereby notify you that we have revoked Debtor's right to sell inventory free and clear of our security interest therein. Consequently, any inventory of the Debtor (or proceeds thereof) which you receive subsequent to your receipt of this letter shall be subject to our security interest therein, and we hereby demand that you turn over any such inventory and/or proceeds to us at the address set forth above.

  This letter may only be revoked by a writing signed by one of our officers the authenticity of which you have verified by telephone or facsimile.

  Thank you.

                                          Sincerely yours,
                                          Financial Accounts Management
                                           Services

                                          By:
                                          Title:

                          CERTIFICATE OF RESOLUTIONS

  I, Steven R. Verdooner, do hereby certify that:

  1. I am the duly elected Chief Executive Officer of Ophthalmic Imaging Systems (the "Corporation").

  2. At a meeting of the Board of Directors of the Corporation, duly convened and held in accordance with the Corporation's By-Laws and the laws of the state of incorporation, at which a quorum was present and acting throughout or by unanimous written consent of all the Directors if permitted by law, the following resolutions were adopted:

  RESOLVED that the Corporation be and hereby is authorized to sell the Corporation's accounts receivable to Financial Accounts Management Services, a division of Imperial Bank, and to grant to Financial Accounts Management Services a security interest in the Corporation's personal property.

  RESOLVED FURTHER that the officers of the Corporation be and hereby are authorized and directed to execute and deliver certain agreements in connection with the sale of accounts receivable, and the grant of security interests in the Corporation's personal property to Financial Accounts Management Services, including, without limitation, Agreement for Purchase of Accounts, Certification of Officers, Certification of Resolutions, [other Agreements that might be needed] and UCC Financing Statements.

  RESOLVED FURTHER that the following named officers of the Corporation ("Authorized Officers") be, and any of them hereby are, authorized, empowered, and directed to execute and deliver to Financial Accounts Management Services on behalf of the Corporation, the agreements listed in the foregoing resolution, and to do or cause to be done all such acts and things and make, execute, and deliver or cause to be made, executed and delivered, on behalf of the Corporation, all such further agreements and instruments as may be deemed necessary or advisable in order fully effectuate the purposes and intent of the foregoing resolutions.

    STEVEN R. VERDOONER, CHIEF EXECUTIVE OFFICER
    WILLIAM L. MINCE, PRESIDENT
                (Names of Authorized Officers)

  RESOLVED FURTHER that any one of the Corporate Officers shall execute and deliver to Financial Accounts Management Services a certificate of these resolutions.

  3. The foregoing resolutions have not been modified, amended or rescinded in any respect and are in full force as of today's date.

  IN WITNESS WHEREOF, I have hereunder signed my name on November 18, 1997.

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                                    Steven R. Verdooner
                                                  Chief Executive Officer

                           CERTIFICATION OF OFFICERS

  The undersigned, being all Officers of Ophthalmic Imaging Systems, a CA corporation, (the "Corporation") hereby certify to Financial Accounts Management Services that:

  1. The correct name of the Corporation is as set forth in the Articles of Incorporation.

  2. The Corporation was incorporated on 7/14/86 under the laws of the State of CA and is in good standing under such laws.

  3. The chief place of the Corporation, being the place at which the Corporation maintains its books and records pertaining to accounts, accounts receivable, contract rights, chattel paper, general intangibles, instruments, documents, inventory, and equipment, is located at:

    221 Lathrop Way, Suite I
    Sacramento, CA 95815

  4. The Corporation has other places of business at the following addresses:

  5. There is no provision in the Certificate of Incorporation, Articles of Incorporation, or Bylaws of the Corporation, or in the laws of the state of its incorporation, requiring any vote or consent of shareholders to authorize the sale of accounts receivable or the grant of security interest in any assets of the Corporation. Such power is vested exclusively in the Corporation's Board of Directors.

  6. The officers of the Corporation, and their respective titles are as follows:

    CHIEF EXECUTIVE OFFICER: Steven R. Verdooner        Other:

    VICE PRESIDENT:                                     Other:

    SECRETARY: Steven R. Verdooner                      Other:

    Other:                                              Other:

  7. Except as indicated in this paragraph 7, each of the officers listed in paragraph six has signatory powers with respect to all the Corporation's transactions with Financial Accounts Management Services, a division of Imperial Bank.

  8. The undersigned shall give Imperial Bank Financial Accounts Management Services prompt written notice of any change or amendment with respect to any of the foregoing. Until further notice is received by Financial Accounts Management Services, it shall be entitled to rely upon the foregoing in all respects.

  IN WITNESS WHEREOF, the undersigned have executed this Certification of Officers on 11/18/97.

     /s/ Steven R. Verdooner                       Other
---------------------------------
        Steven R. Verdooner
      Chief Executive Officer

    Vice President                                 Other


     /s/ Steven R. Verdooner                       Other
---------------------------------
        Steven R. Verdooner
             Secretary

                            SIGNATURE AUTHORIZATION

                                          Date: November 18, 1997

  Each person whose specimen signature appears below is hereby authorized and empowered to transact any and all business with the Financial Accounts Management Services division of Imperial Bank, San Jose, California, which the undersigned could in any way transact and is further authorized to execute, acknowledge and/or deliver on behalf of the undersigned any and all assignments, documents, instruments and agreements which he may deem necessary or convenient in transaction of such business of the undersigned.

  Signatures and titles are as follows:

   NAME (PRINT OR TYPEWRITE)                TITLE         SPECIMEN OF SIGNATURE
   -------------------------                -----         ---------------------
   Steven R. Verdooner.............. CEO                 /s/ Steven R. Verdooner
   William L. Mince................. President           /s/ William L. Mince
   Steven C. Lagorio................ Director of Finance /s/ Steven C. Lagorio

                                          OPHTHALMIC IMAGING SYSTEMS

                                                /s/ Steven R. Verdooner
                                          By: _________________________________

                           VALIDITY INDEMNIFICATION

Financial Accounts Management Services (FAMS) a division of Imperial Bank
226 Airport Blvd.
San Jose, California 95110

  Re: Ophthalmic Imaging Systems ("Seller") and Financial Accounts Management Services ("Purchaser") Agreement for Purchase of Receivables and related documents ("Agreements") dated 11/18/97.

  The undersigned is the CEO of the Seller. In order to induce Purchaser to purchase accounts receivable from the Seller, pursuant to the Agreements between Purchaser and Seller, the undersigned hereby represents and warrants to Purchaser, on behalf of the Seller, as follows:

  1. All Seller accounts which have been or will be reported to Purchaser by or on behalf of the Seller and in which Purchaser holds a security interest ("Accounts"), whether such reports are in the form of agings, borrowing base certificates, collateral reports, transmittals or financial statements, are genuine and in all respects what they purport to be, represent bonafied obligations of delivery of merchandise and or services sold by the Seller (the "Sold Goods/Services") in the ordinary course of its business and in accordance with and in full and complete performance of customer's (each, an "Account Debtor") order therefore.

  2. All original checks, drafts, notes, letters of credit, acceptances and other proceeds of the Accounts, received by the Seller, will be held in trust for Purchaser and will immediately be forwarded to Purchaser upon receipt, in kind, in accordance with the terms of Agreements.

  3. None of the Accounts are or will be the subject of any offsets, defenses or counterclaims of any nature whatsoever, and Seller will not in any way impede or interfere with the normal collection and payment of the Accounts.

  4. Seller is presently solvent.

  5. The sold Goods/Services are and will be up to the point of sales, the sole and absolute property of the Seller, and the Accounts and sold Goods/Services will be free and clear of all liens and security interests, except your security interest.

  6. The due dates of the Accounts will be as reported to Purchaser by or on behalf of the Seller.

  7. Seller will promptly report to Purchaser all disputes, rejections, returns and resales of sold Goods/Services and all credits allowed by the Seller upon all accounts.

  8. All reports which Purchaser receives from the Seller, including BUT NOT LIMITED TO those concerning its Accounts and its inventory, will be true and accurate except for minor inadvertent errors.

  9. Seller will not sell its inventory except in the ordinary course of business.

  The undersigned, on behalf of the Seller, hereby indemnifies Purchaser and holds Purchaser harmless from any direct, indirect, or consequential damage or loss which Purchaser may sustain as a result of the breach of any representation or warranty contained herein, (all of which are continuing and irrevocable for so long as the Seller is indebted to Purchaser), or of Purchaser's reliance (whether such reliance was reasonable) upon any misstatement (whether or not intentional), fraud, deceit or criminal act on the part of any officer, employee, or agent of the Seller, or any costs (including reasonable attorney's fees and expenses) incurred by Purchaser in the enforcement of any rights granted Purchaser hereunder. All such sums will be paid by the undersigned to Purchaser on demand.

  Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the Agreements. This indemnification shall be binding upon the undersigned corporation, its successors and assigns.

                                          Very truly yours,

                                          INDEMNITOR'S INFORMATION

Name OPHTHALMIC IMAGING SYSTEMS           Address 221 Lathrop Way,
                                                  Suite I
Signature /s/ Steven R. Verdooner         City State Sacramento, CA 95815
        CEO
Dated Signed  November 18, 1997           SS# 94-3035367

  It is the sole intent that this indemnification be made by Ophthalmic Imaging Systems, a corporation, and not by any individual.

                                 IMPERIAL BANK

                               TRANSMITTAL SHEET
                                 (SCHEDULE A)

                                                Trans#
Date                                            Page
                                                Relationship

Seller Name Ophthalmic Imaging Systems
Account      Customer Name                Invoice  Invoice  Purchase   Net
Code         (Detail if Needed)**         Number   Date     Order #    Sale


Special Instructions:                     This section to be completed by FAMS.

                                          Gross Total 100%

                                          Reserve      %

Detail of Charges/Reason                  Charges/
for Adjustment:                           Adjustments

                                          Net Advance

** Please include contact person,         Method of Disbursement
phone number, fax number and              Check #, Account #, Other
address for all new Customers,
or when needed. Include location
for customers with multiple
billing/processing centers.

  The undersigned hereby sells and assigns to Financial Accounts Management Services, a division of Imperial Bank, a security interest in the accounts listed in the above schedule, monies due and to become due upon the same, and all merchandise returned or rejected. The undersigned, to the best of his/her knowledge, represents that the above schedule correctly sets forth accounts now owing the undersigned for bonafide sales and deliveries of merchandise and/or service; that there are no offsets or counterclaims of any nature whatsoever against any of the accounts; that none of said accounts are past due; that proper entries have been made on the books of the undersigned disclosing the sale and assignment of such accounts to Financial Accounts Management Services; that none of said accounts have been sold or assigned to any other party; that said accounts are sold and assigned pursuant to and in accordance with all the terms and provisions of the Agreement for Purchase of Receivable executed by Financial Accounts Management Services and the undersigned relating to advances made by Financial Accounts Management Services on such accounts and the assignment thereof; and that all such accounts are eligible accounts as defined in said Agreement for Purchase of Receivable.

Authorized signer                         Signature

                             (LETTERHEAD OF SELLER)
                      (PLEASE COMPLETE ONE FOR ALL DBA'S)

  All future advances under the "Agreement for Purchase of Receivable" are subject to Bank's receipt of an Assignment letter that is acceptable to Bank.

                                End of Document

                                                                  EXHIBIT 10.23

                          OPHTHALMIC IMAGING SYSTEMS

                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT is made and entered into as of this 14 day of July 1997, by and between OPHTHALMIC IMAGING SYSTEMS, a California corporation ("Employer") and WILLIAM L. MINCE ("Employee").

  NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties to this Agreement mutually agree as follows:

                                  AGREEMENTS

  1. EMPLOYEE'S DUTIES AND AUTHORITY. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, as President/Chief Operating Officer of Employer. Employee's duties shall be as provided in Employer's bylaws and/or as specified by Employer's board of directors from time to time.

  2. LIMITATIONS ON OUTSIDE ACTIVITIES. During the term of this Agreement, Employee shall devote his best efforts, full energies, abilities and productive time to the performance of his duties under this Agreement and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activities that would materially interfere with the performance of his duties under this Agreement.

  3. COMPETITION, SOLICITATION.

    A. During the term of this Agreement, Employee shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder or otherwise, promote, participate or engage in any activity or other business competitive with Employer's business.

    B. Because of his employment by Employer, Employee will have access to trade secrets, customer lists and customers and its methods of doing business. Employee agrees not to use or disclose, directly or indirectly, to any person, organization or entity:

      (1) any confidential information or knowledge concerning the business and affairs of the company or

      (2) any inventions, discoveries, improvements, products, processes, technology, trade secrets, customer lists or any other confidential materials whether acquired before or after the effective date of this Agreement is disclosure or use would adversely affect the business of the company or accord to a competitor of Employer a material commercial advantage. This paragraph does not restrict Employee from disseminating or using any information which is published or available to the general public, except where such publication or availability results from Employee's acts.

    C. Employee agrees that for a period of three (3) years after expiration or earlier termination of this Agreement, he will not, directly or indirectly, solicit any of the customers of Employer's to transact business with any other firm or enterprise which is engaged in competition with Employer.

  4. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, the term of this Agreement shall be two (2) years from the date of this Agreement.

  5. COMPENSATION. Employer makes no representations and provides no advice concerning the treatment by taxing authorities of any Employee compensation set forth in this Agreement. Employer strongly urges Employee to consult with his own independent tax advisers. Employer shall compensate Employee according to the terms of this Agreement as follows:

    A. In consideration for the services to be rendered by Employee under this Agreement, the Employer agrees to pay, and Employee agrees to accept as compensation, an annual salary of ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) per year, payable in accordance with the Company's standard payroll policies.

    B. Employee shall be eligible for an annual bonus in an amount not to exceed FORTY TWO THOUSAND DOLLARS ($42,000), which amount is equal to 30% of Employee's annual salary. The criteria and/or formulae by which the actual bonus amount is calculated will be determined pursuant to a separate agreement. With respect to 50% of the actual bonus amount Employee agrees to accept as payment thereof, and Employer agrees to issue as payment, unregistered shares of the Company's Common Stock, which includes customary transfer restrictions, the fair market value ("FMV") of which at the date of issuance, is equal to 50% of the actual bonus payment. FMV of each share so issued shall be the closing price on the applicable national securities exchange on the date of issuance.

    C. Employer agrees to grant, and Employee agrees to accept, a stock option to purchase 100,000 shares of the Company's Common Stock at the closing market price of the stock on the date duly granted by the Company's Board of Directors, which date will not be before the date of this Agreement, nor later than the minimum period practicable after the date of this Agreement and in any event no later than the day before any public announcement of Employee's hiring. The option shall vest and become exercisable with respect to TWENTY FIVE THOUSAND (25,000) of the shares at the completion of Employee's sixth month of employment and with respect to TWO THOUSAND FIVE HUNDRED (2,500) of the shares at the completion of each of the subsequent 30 months thereafter for a total vesting period of 36 months, subject to the terms and conditions of the Stock Option Agreement pursuant to which stock option is granted.

    D. In consideration for relocation expenses to be incurred by the Employee, including, but not limited to temporary housing, meals, moving and other related expenses, Employer agrees to pay, and Employee agrees to accept as a relocation allowance, up to THIRTY THOUSAND DOLLARS ($30,000), with such allowance to be used at the sole discretion of the Employee.

    E. Employee shall be entitled to up to five (5) days of professional development during the first year of employment for which time the Employer agrees to pay the Employee's salary. Employee shall be entitled to be reimbursed for expenses incurred in connection with such development, including, but not limited to, expenses of travel and entertainment, meals, lodgings and other expenses of a business nature, upon presentation of appropriate vouchers.

    F. Employee shall be reimbursed for ordinary and necessary business expenses incurred in connection with his employment, including, but not limited to, expenses of travel and entertainment, meals, lodgings and other expenses of a business nature, upon presentation of appropriate vouchers.

    G. Employee shall be entitled to such fringe benefits, including life, disability, accident, health, wage continuation and other insurance and contributions to retirement plans, employee benefits plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans stock option, incentive or other bonus plans, paid vacations and other similar plans or programs, if any, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

    H. Salary increases, if any, will be made only at the sole discretion of Employer during the term of this Agreement.

    I. Employee shall receive full compensation and benefits for any period of illness or incapacity during the term of this Agreement, provided, however, Employer shall have the right to terminate this agreement if such illness or incapacity shall be of such a character as to totally disable Employee from rendering any services to Employer for a period of more than sixty (60) days, by giving at least twenty-one (21) days' written notice of its intention to do so. If Employee shall resume his duties within the twenty-one (21) day period following receipt of such notice, and shall perform such duties on a regular basis for sixty (60) days thereafter, this Agreement and Employee's employment hereunder shall continue in full force and effect, and Employer's notice of intention to terminate shall have no further force or validity.

    J. Employee shall be entitled to severance pay if Employer terminates Employee's employment under this Agreement, except as set forth in Section 7, below, or if Employee resigns because of Employer's breach of this Agreement or because of a reduction in scope of Employee's responsibilities or corresponding change in title.

    Employer agrees to pay, and Employee agrees to accept, as full and complete severance, if applicable, an amount equal to the greater of: (i) SEVENTY THOUSAND DOLLARS ($70,000); or (ii) one twelfth of Employee's annual salary for each month of employment, not to exceed ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000). The severance pay is deemed to be a reasonable estimate of Employee damages, the exact amount of which cannot be ascertained.

  6. INDEMNIFICATION BY EMPLOYER. Employer shall, to the maximum extent permitted by law, indemnify and hold Employee harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Employee's employment by Employer. Employer shall advance to Employee any expenses incurred in defending any such proceeding to the maximum extent permitted by law.

  7. TERMINATION. Employer shall be entitled at its option to terminate Employee's employment under this Agreement at any time, for the following reasons:

    A. Because of Employee's fraud, misappropriation, embezzlement or theft;

    B. Because of Employee's conviction of a felony;

    C. Because Employee has engaged in competitive activities in breach of his covenants under Section 3 above;

    D. Because Employee has abandoned his duties; or

    E. As provided in Section 5I, above.

    F. Without cause, and for any reason, provided that in such event Employer shall pay to Employee, and Employee shall accept, severance pay as provided in Section 5J, above.

  Such a termination of Employee's employment shall not constitute a breach of this Agreement by Employer. Upon a termination under subsection 7A, 7B, 7C or 7D, Employer shall be obligated to pay only compensation which has accrued due to actions to Employee before such termination. Employee shall not be entitled to severance pay or continuing benefits of any kind upon such termination, other than such benefits mandated by law.

  8. PROPRIETARY INFORMATION AND INVENTIONS. All processes, inventions, patents, copyrights, trademarks and other intangible rights that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of Employer was used, or that relate to the ocular health care business of Employer, or that result from any work performed by Employee for Employer, shall be the sole property of Employer. Employee shall disclose to Employer all inventions conceived during the term of employment, whether or not the property of Employer under the terms of preceding sentence provided that such disclosure shall be received by Employer in confidence. Employee shall execute all documents, including patent applications and assignments, required by Employer to establish Employer's rights under this section. This section does not apply to any invention that qualifies fully under the provisions of section 2870 of the California Labor Code, a copy of which attached hereto as Exhibit A.

  9. VACATION. Employee shall be entitled to vacation benefits as made available by the Company in accordance with standard Company vacation policy, except that Employee shall be entitled to 15 vacation days per year during the term of this Agreement, during which time his compensation shall be paid in full.

  10. DEATH DURING EMPLOYMENT. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employer shall pay to the estate of Employee the basic annual salary and expense requirement which would otherwise be payable to Employee through the last day of the calendar year in which his death shall have occurred, provided that the salary payment shall not, in any event, represent less than one (1) month salary.

  11. MISCELLANEOUS.

    A. NO CONFLICT. Employee hereby warrants that he is not now under any legal or contractual obligation that would conflict in any manner whatsoever with the obligations and duties by him herein undertaken, and that the execution of this Agreement will not breach any agreement to which Employee is presently a party.

    B. CONSTRUCTION. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California and shall be binding upon, and shall inure to the benefit of the heirs, executors, assigns, transferees and successors in interest of the parties hereto, notwithstanding the reorganization, merger, consolidation or change in personnel or Employer.

    C. NOTICES. Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Employer at its then principal place of business. Any such notice to Employee shall be given in a like manner, and if mailed, shall be addressed to Employee at his home address then shown in Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in his section.

    D. WAIVER OF BREACH. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any provision or of any subsequent breach of the same provision or of any subsequent breach of

    E. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes all prior and contemporaneous, oral or written, agreements, understandings and the like between the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    F. SEVERABILITY. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included herein.

    G. SECTION HEADINGS. The section headings used herein are provided for informational purposes only and shall effect neither the meaning of the terms nor the intent of the parties.

    H. ATTORNEYS' FEES. If any action is commenced to enforce or interpret the terms of this Agreement, the prevailing party is such action shall be entitled to recover his or its attorneys' fees and other costs incurred.

    I. ASSIGNABILITY; SUCCESSORS AND MERGERS. Neither party hereunder shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other party; provided, however, that upon the sale of all or substantially all the assets, business and goodwill of Employer to another corporation, or upon the merger or consolidation of Employer with another corporation or corporations, this Agreement shall inure to the benefit of and be binding upon, both Employee and the corporation purchasing such assets, business or goodwill or surviving such merger or resulting from such consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were Employer.

    J. REMEDIES. If any of the covenants or agreements contained in paragraphs 3 or 8 here of are violated, Employee agrees and acknowledges that such violation or threatened violation will cause irreparable injury to Employer and that the remedy at law for such violation or threatened violation will be inadequate and that Employer will be entitled to injunctive relief without the necessity of proving actual damages.

  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                          EMPLOYER:

                                          OPHTHALMIC IMAGING SYSTEMS,
                                          a California corporation

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                             Its: Chief Executive Officer

                                          EMPLOYEE:

                                                  /s/ William L. Mince
                                          _____________________________________
                                                      William L. Mince

                                End of Document

                                                                    EXHIBIT 11.1

                           OPHTHALMIC IMAGING SYSTEMS

                       CALCULATION OF NET LOSS PER SHARE

                                                         1997         1996
                                                      -----------  -----------
Net loss............................................. $(2,110,554) $(1,413,183)
                                                      ===========  ===========
Weighted average common shares outstanding...........   3,597,879    2,204,506
Common stock equivalents(1)..........................         --           --
                                                      -----------  -----------
                                                        3,597,879    2,204,506
                                                      ===========  ===========
Net loss per share................................... $      (.59) $      (.64)
                                                      ===========  ===========

--------
(1) No amounts are included, as amounts are anti-dilutive.

                                End of Document

                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57518 and Form S-8 No. 333-0461) pertaining to the Stock Option Plan and the 1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems of our report dated October 21, 1997 (except for Note 10, as to which the date is November 18, 1997), with respect to the financial statements of Ophthalmic Imaging Systems included in the Annual Report (Form 10-KSB) for the year ended August 31, 1997.

                                          Ernst & Young LLP

Sacramento, California
November 25, 1997

                                End of Document

                                                                     APPENDIX E

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                  FORM 10-QSB

                  QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934

             FOR THE QUARTERLY PERIOD ENDED NOVEMBER 30, 1997

                        COMMISSION FILE NUMBER: 1-11140

                               ----------------

                          OPHTHALMIC IMAGING SYSTEMS
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                CALIFORNIA                              94-3035367
         (STATE OF INCORPORATION)            (IRS EMPLOYER IDENTIFICATION NO.)

                221 LATHROP WAY, SUITE I, SACRAMENTO, CA 95815
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (916) 646-2020
                          (ISSUER'S TELEPHONE NUMBER)

                               ----------------

  Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X]
No [_]

  As of January 12, 1998, 3,905,428 shares of common stock, at no par value, were outstanding.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          PART I FINANCIAL INFORMATION

ITEM 1. FINANCIAL INFORMATION

                           OPHTHALMIC IMAGING SYSTEMS

                            CONDENSED BALANCE SHEET

                               NOVEMBER 30, 1997
                                  (UNAUDITED)

                              ASSETS
Current assets:
  Cash and equivalents............................................ $   227,513
  Accounts receivable, net........................................   1,662,224
  Inventories, net................................................     936,309
  Prepaid expenses and other current assets.......................      60,073
                                                                   -----------
Total current assets..............................................   2,886,119
Furniture and equipment, net of accumulated depreciation and
 amortization of $804,290.........................................     369,849
Other assets......................................................       9,216
                                                                   -----------
                                                                   $ 3,265,184
                                                                   ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit.................................     397,932
  Accounts payable................................................     687,326
  Accrued liabilities.............................................   1,185,215
  Accrued warrant appreciation right..............................     251,497
  Deferred extended warranty revenue..............................     127,673
  Customer deposits...............................................     315,743
  Current portion of notes payable................................         700
                                                                   -----------
Total current liabilities.........................................   2,966,086
Notes payable, less current portion...............................         --
Commitments
Stockholders' equity:
  Preferred stock, no par value, 20,000,000 shares authorized;
   none issued or outstanding.....................................         --
  Common stock, no par value, 20,000,000 shares authorized;
   3,905,428 issued and outstanding...............................  10,278,615
  Deferred compensation...........................................    (312,213)
  Accumulated deficit.............................................  (9,667,304)
                                                                   -----------
Total stockholders' equity........................................     299,098
                                                                   -----------
                                                                     3,265,184
                                                                   ===========

                            See accompanying notes.

                           OPHTHALMIC IMAGING SYSTEMS

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                             NOVEMBER 30,
                                                         ----------------------
                                                            1997        1996
                                                         ----------  ----------
Net revenues............................................ $1,901,877  $  884,246
Cost of sales...........................................  1,181,996     621,532
                                                         ----------  ----------
Gross profit............................................    719,881     262,714
Operating expenses:
  Sales and marketing...................................    572,418     496,978
  General and administrative............................    323,418     282,768
  Research and development..............................    212,268     264,781
                                                         ----------  ----------
    Total operating expenses............................  1,108,104   1,044,527
                                                         ----------  ----------
Loss from operations....................................   (388,223)   (781,813)
Other expense, net......................................     (9,129)    (13,722)
                                                         ----------  ----------
Net loss................................................   (397,352)   (795,535)
                                                         ==========  ==========
Shares used in the calculation of net loss per share....  3,905,428   3,320,969
                                                         ==========  ==========
Net loss per share......................................      (0.10)      (0.24)
                                                         ==========  ==========



                            See accompanying notes.

                           OPHTHALMIC IMAGING SYSTEMS

                       CONDENSED STATEMENTS OF CASH FLOWS

                  INCREASE (DECREASE) IN CASH AND EQUIVALENTS
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                             NOVEMBER 30,
                                                         ---------------------
                                                           1997        1996
                                                         ---------  ----------
Operating activities:
  Net loss.............................................. $(397,352) $ (795,535)
  Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
    Depreciation and amortization.......................    29,459      31,622
    Stock option compensation expense...................    28,681         --
    Net (increase) decrease in current assets other than
     cash and equivalents...............................  (126,605)    190,107
    Net increase in current liabilities other than
     short-term borrowings..............................   485,991     247,986
                                                         ---------  ----------
Net cash provided by (used in) operating activities.....    20,174    (325,820)
Investing activities:
  Purchases of furniture and equipment..................   (18,526)   (104,668)
  Net (increase) decrease in other assets...............    (1,831)     23,462
                                                         ---------  ----------
  Net cash used in investing activities.................   (20,357)    (81,206)
Financing activities:
  Principal payments on notes payable...................    (1,534)     (1,386)
  Net proceeds from (repayments of) line-of-credit
   borrowings...........................................    86,930    (269,000)
  Net proceeds from sale of common stock................       --       85,491
                                                         ---------  ----------
  Net cash provided by (used in) financing activities...    85,396    (184,895)
                                                         ---------  ----------
  Net increase (decrease) in cash and equivalents.......    85,213    (591,921)
                                                         ---------  ----------
  Cash and equivalents at beginning of period...........   142,300   1,051,325
                                                         ---------  ----------
  Cash and equivalents at end of period................. $ 227,513  $  459,404
                                                         =========  ==========


                            See accompanying notes.

                          OPHTHALMIC IMAGING SYSTEMS

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

             THREE MONTH PERIODS ENDED NOVEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

  The accompanying unaudited condensed balance sheet as of November 30, 1997, condensed statements of operations for the three month periods ended November 30, 1997 and 1996 and the condensed statements of cash flows for the three month periods ended November 30, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included in the registrant's (the Company's) annual report for the fiscal year ended August 31, 1997 on Form 10-KSB. In the opinion of management, the accompanying condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. The results of operations for the period ended November 30, 1997 are not necessarily indicative of the operating results for the full year.

  Certain amounts in the fiscal 1997 financial statements have been reclassified to conform with the presentation in the fiscal 1998 financial statements.

NOTE 2. NET LOSS PER SHARE

  Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants are excluded from the computation of net loss per share because their effect is antidilutive.

NOTE 3. LINE OF CREDIT

  In April 1995, the Company entered into a revolving line of credit agreement (the "Credit Agreement") with a bank (the "Bank") which, after several amendments, expired on November 7, 1997. The maximum amount available under the terms of the Credit Agreement was $750,000 and was based upon eligible outstanding accounts receivable balances. Borrowings under the Credit Agreement bore interest at the Bank's prime lending rate plus three percent and were secured by virtually all assets of the Company. The Credit Agreement also contained certain restrictive covenants which provided for, among other things, certain working capital and net worth balance and ratios. The Credit Agreement was subsequently converted to a full recourse Accounts Receivable Credit Agreement.

  On November 18, 1997, the Company entered into an Accounts Receivable Credit Agreement (the "Agreement") with the Bank, and all amounts outstanding under the Credit Agreement were considered to be the initial advance under the Agreement. The Agreement allows for up to an 80% advance rate on eligible accounts receivable balances, and the maximum borrowing base under the Agreement is $1.2 million. The Bank has full recourse against the Company and the Agreement expires in November 1998. Borrowings under the Agreement bear interest at the Bank's prime lending rate plus 4%. In addition, the Bank will charge monthly an administrative fee equal to the greater of 1/2% of the average daily balance for the month or $1,200. Under the terms of the Agreement, borrowings are secured by substantially all of the Company's assets.

NOTE 4. PRIVATE PLACEMENT

  In November 1995, the Company completed a private placement of 1,368,421 shares of its common stock with detachable warrants. The net proceeds from this offering was approximately $1,075,000. Along with each

                          OPHTHALMIC IMAGING SYSTEMS
share of common stock issued, the purchasers were given an "A Warrant" and "B Warrant" to purchase shares of the Company's common stock. The A and B Warrants per share exercise prices were $1.25 and $1.75, respectively. The A and B Warrants expired on February 19, 1997 as amended and November 21, 1997, respectively.

  The private placement underwriter was issued a warrant to purchase 250,000 shares of the Company's common stock at $.95 per share. The number of shares exercisable as well as the per share exercise price are subject to adjustment upon the occurrence of certain events. This warrant expires on November 21, 1999. In addition, the underwriter will receive as a commission, 10% of the proceeds received by the Company upon exercise of the A and B Warrants described above.

NOTE 5. NONSTATUTORY STOCK OPTION PLAN

  In October 1997, the Company's Board of Directors approved the 1997 nonstatutory stock option plan (the "Plan") under which all officers, employees, directors and consultants may participate. The Plan expires in October 2002. Options granted under the Plan are non-qualified stock options and will have a term of not longer than ten (10) years from the date of grant, unless otherwise specified in the Option Agreement. The exercise prices under the Plan will generally be at 100% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Plan is 1,000,000, of which 861,500 options remained available for granting as of November 30, 1997. As of November 30, 1997, stock options to purchase 138,500 shares at exercise prices of $1.09 were granted and outstanding under the Plan and none of the granted options were exercised.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The statements below include statements that are "forward looking statements" within the meaning of Section 21A of the Securities Act of 1933, as amended, in Section 21E of the Securities Act of 1934, as amended, and is subject to the safe harbor created thereby. Future operating results may be adversely effected as a result of a number of factors enumerated in the Company's public reports.

OVERVIEW

  To date, the Company has designed, developed, manufactured and marketed ophthalmic digital imaging systems and has derived substantially all of its revenues from the sale of such products. The Company has a reputation within the ophthalmic community for producing high quality, reliable, easy to use equipment and believes itself to be an acknowledged industry leader in the technology and sales of digital ophthalmic imaging systems.

  The Company believes, however, that as the U.S. healthcare system moves toward managed care the needs of the managed care providers are changing the nature and demand for medical imaging equipment and services. New opportunities in telemedicine are emerging that may allow managed care organizations to reduce costs while maintaining their quality of patient care. OIS plans to leverage its digital imaging technology and established customer base to develop product features and services targeting telemedicine/managed care applications for the ocular health care industry.

  Since its inception, the Company's products have addressed primarily the needs of the ophthalmic fluorescein angiography market, and more recently the indocyanine green ("ICG") market. While the Company believes that the overall angiography market has modest growth potential, sustaining growth in its traditional angiography equipment business may become increasingly difficult due to increased competition. In recognition

                          OPHTHALMIC IMAGING SYSTEMS
of this, the Company is expanding its product capabilities to address the emerging telemedicine market. The Company will continue to support and expand its entire line of digital angiography products, and will focus its future efforts on developing product enhancements and pursuing viable opportunities in this market, particularly as they relate to telemedicine applications.

  The Company's objective is to become a leading provider of ophthalmic diagnostic products and services in the ocular health care industry, while maintaining its position as a market leader in its existing digital imaging products and telemedicine.

  In this regard, during fiscal 1996 and 1997, the Company expended significant resources in developing a Reading and Documentation Center through which it originally intended to provide documentation services of electronically transmitted digital images acquired at remote locations. The Company has recently redefined the scope of the Reading and Documentation Center, however, to support research and development efforts surrounding its existing products. The Reading and Documentation Center is presently being utilized in the validation of diabetic retinopathy screening through electronically transmitted digital images acquired at remote locations. The Company is currently conducting a pilot program with a major managed care provider to evaluate remote image interpretation for diabetic retinopathy screening and intends to utilize this validation study to help expand the use of the Company's digital imaging products for such screening.

  The Company also recently has refocused its resources on the marketing and sales of its WinStation digital imaging systems. The Company's products are currently being utilized in a variety of ophthalmic settings for the telemedicine application of remote consultation. The Company is currently focusing its product development efforts on features and enhancements to its existing products targeting various other telemedicine applications. Additionally, in the near-term, the Company intends to utilize its Reading and Documentation Center to develop and assess viable opportunities for the Company's digital imaging products in screening, remote consultation, distance learning and other telemedicine applications.

  During the recently completed fall meeting of the American Academy of Ophthalmology ("AAO"), the Company introduced new models of its digital angiography products incorporating enhanced telemedicine features, with the Company receiving significantly more purchase commitments for its products as compared to previous AAO meetings.

  The Company no longer actively markets for the sale of its Glaucoma-Scope(R)(TM) but continues to assess market opportunities for this product.

  The Company's results of operations have historically fluctuated from quarter to quarter due to a number of factors and are not necessarily indicative of the results to be expected for any future period or expected for the fiscal year ending August 31, 1998. There can be no assurance that revenue growth or profitability can be achieved or sustained in the future.

  The following discussion should be read in conjunction with the unaudited interim financial statements and the notes thereto which are set forth elsewhere in this Report on Form 10-QSB. In the opinion of management, the unaudited interim period financial statements include all adjustments, all of which are of a normal recurring nature, that are necessary for a fair presentation of the results of the periods.

RESULTS OF OPERATIONS

  The Company incurred a net loss of $397,352, or $.10 per share, for the first quarter of fiscal 1998 as compared to a net loss of $795,535, or $.24 per share, for the first quarter of fiscal 1997.

                          OPHTHALMIC IMAGING SYSTEMS

  The Company's revenues for the first quarter of fiscal 1998 were $1,901,877 representing an increase of approximately 215% from revenues of $884,246 for the first quarter of fiscal 1997. The primary factor contributing to the increased 1998 revenue levels was the significantly increased unit sales of the Company's digital angiography products during the first quarter of 1998, including lower-priced digital imaging systems targeted to the general ophthalmology and retinal specialty practice markets introduced at the 1996 fall meeting of the American Academy of Ophthalmology ("AAO"), the initial deliveries of which were made during the latter half of 1997. The Company also made initial deliveries during the first quarter of 1998 of new models of its digital angiography products introduced at the recently completed 1997 fall meeting of the AAO, at which the Company received significantly more purchase commitments for its products as compared to previous AAO meetings. In addition, the reduced 1997 first quarter revenue level reflects the adverse impact of the reallocation of the Company's resources to pursue sales of its Reading and Documentation Center services, which selling activities have since ceased. During 1998, the Company intends to continue to direct the majority of its resources to both support the demand for its digital imaging products and, more recently, to pursue opportunities in the telemedicine/managed care market.

  Gross margins were approximately 38% during the first quarter ended November 30, 1997 versus approximately 30% for the comparable quarter of 1997. This increase in gross margin percentage was attributable primarily to the significantly increased revenue levels during 1998. The Company continues to evaluate its expenses in this area consistent with current and anticipated business conditions and management anticipates that near-term margin improvement, if any, would result principally from reduced material costs associated with current deliverable system configurations, outsourcing additional manufacturing and assembly operations and related fixed cost reduction measures implemented during the latter half of 1997, including personnel cutbacks, economies of scale from increased unit production and other manufacturing efficiencies.

  Sales and marketing and general and administrative expenses accounted for approximately 47% of total revenues during the first quarter of fiscal 1997 as compared with approximately 88% during the first quarter of fiscal 1996. Expense levels increased, however, to $895,836 during the first quarter of 1998 versus $779,747 during the first quarter of 1997. The primary factors contributing to the increase were increased commissions and other costs associated with increased revenue levels during the first quarter of 1998 versus the comparable period 1998, as well as the costs related to additional senior management level personnel hired during the fourth quarter of fiscal 1997. The Company anticipates expenses in this area will continue to run above historical levels.

  Research and development expenses, as a percentage of revenues, was approximately 11% in the first quarter of 1998 versus approximately 30% during the same period of 1997. Expense levels also decreased in actual dollar terms to $212,268 during the first quarter of 1998 from $264,781 in 1997. The Company intends to focus its research and development efforts on current product enhancements and reducing cost configurations for its current products. The Company anticipates that research and development expense will be maintained at current levels in the near term.

  Other expense was $9,129 during the first quarter of fiscal 1998 versus $13,722 during the same period of 1997. The primary contributing factor to this change was a decrease in interest expense during 1998 versus 1997 associated with reduced average daily borrowings against existing credit lines during the first quarter of 1998 versus 1997.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's operating activities generated cash of $20,174 in the first quarter of fiscal 1998 and used cash of $325,820 in the first quarter of fiscal 1997. Cash generated from operating activities in the first quarter of 1998 resulted principally from the collection of accounts receivable, significantly increased revenue levels and

                          OPHTHALMIC IMAGING SYSTEMS
increases in customer deposits from orders generated at the 1997 AAO fall meeting, the aggregate impact of which more than offset the net loss for the quarter. Cash used by operations in the 1997 first quarter resulted primarily from the net loss during the period and the decrease in accounts receivable associated with significantly reduced revenue levels during the period, which amount was partially offset by increases in customer deposits from orders generated at the 1996 AAO meeting and other current liabilities, excluding borrowings under the Credit Agreement.

  Cash used in investing activities was $20,357 during the first quarter of 1998 as compared to $81,206 during the same period for 1997. The Company's primary investing activities consist of equipment and other capital asset acquisitions. The Company does not currently have any pending material commitments regarding capital expenditures. The Company, however, will continue to upgrade its existing management information and corporate communications systems, which may result in increased near-term capital expenditures. In addition, the Company anticipates certain capital expenditures to support efforts to expand its technology to telemedicine/managed care applications. The Company anticipates that related expenditures, if any, will be financed from one or more of the following sources: (i) working capital; (ii) borrowings under an existing credit agreement, if available; or (iii) debt, equity or other financing arrangements, if any, available to the Company.

  The Company generated cash of $85,396 from financing activities during the first quarter of fiscal 1998 as compared to using cash in the amount of $184,895 during the same period of fiscal 1997. The source of cash from financing activities in 1998 was proceeds from increased borrowings under the Credit Agreement. The use of cash in financing activities during the 1997 period was principally repayments of borrowings under the Credit Agreement, which amount was partially offset by net proceeds from the exercise of stock options issued to employees. Principal repayments on notes payable was negligible in both 1997 and 1996.

  As indicated in Note 3 of the Notes to Condensed Financial Statements, on November 18, 1997, the Company entered into an accounts receivable credit agreement (the "Agreement") with the Bank, and all amounts outstanding under the Credit Agreement were considered to be the initial advance under the Agreement. The Agreement allows for up to an 80% advance rate on eligible accounts receivable balances, and the maximum borrowing base under the Agreement is $1.2 million. The Bank has full recourse against the Company and the Agreement expires in November 1998. Borrowings under the Agreement bear interest at the Bank's prime lending rate plus 4%. In addition, the Bank will charge monthly an administrative fee equal to the greater of 1/2% of the average daily balance for the month or $1,200. Under the terms of the Agreement, borrowings are secured by substantially all of the Company's assets.

  The Company believes that its existing cash balances together with ongoing collections of its accounts receivable and recently increased available borrowing capacity under the Agreement will be adequate to meet its liquidity and capital requirements in the near term. The Company does not expect to experience collection difficulties with respect to its accounts receivable that would have a material adverse effect on its liquidity. In addition, principal and interest amounts due under the alternative stock appreciation right with the Bank, which amounts were approximately $251,000 as of November 30, 1997, and were originally payable on November 30, 1997, have recently been extended to April 1, 1998. The Company will, however, continue to evaluate alternative sources of capital to meet its cash requirements, including other debt financing, issuing equity securities and entering into other financing arrangements and/or strategic alliances. There can be no assurance, however, that additional financing will be available and, if available, can be obtained on terms favorable to the Company. Additional capital could also be made available to the Company pursuant to the exercise of Series C Warrants issued to JB Oxford & Company ("JBO") in connection with a November 1995 private placement of the Company's common stock, as well as from other outstanding stock options; however, there can be no assurance any such warrants or options will be exercised in the near-term, if at all. In this regard, there can be no assurance that the SEC investigation of JBO discussed immediately below may not adversely affect JBO's ability to exercise the Series C Warrants.

                          OPHTHALMIC IMAGING SYSTEMS

  On or about August 17, 1997, the Company was advised that JB Oxford & Company ("JBO"), one of several market makers in the Company's common shares which trade over the counter on the NASDAQ Small-Cap Market, was being investigated by the Securities and Exchange Commission ("SEC"). In connection with this investigation, the Company, and Mr. Verdooner, in his capacity as Chief Executive Officer of the Company, were served by the SEC with a subpoena on or about August 18, 1997. These subpoenas require the submission to the SEC of various documents, predominantly relating to JBO.

  The Company has cooperated with the SEC investigation and is making every effort to produce the documents requested. The Company does not believe, nor has it any reason to believe, it is a subject of the SEC inquiries.

  In addition, the Company faces the possibility of its common stock being delisted from NASDAQ unless it meets the Minimum Closing Price Requirement as stipulated by NASDAQ. Under the NASDAQ rules, one prerequisite to continued listing on NASDAQ, is maintenance by a company of a minimum closing bid price of $1.00 per share. If a company's closing bid price per share is below $1.00 per share for ten (10) consecutive trading days, the company may be subject to having its shares delisted from NASDAQ.

  In September 1997, the Company's closing bid price per share fell below $1.00 per share for ten (10) consecutive trading days. Accordingly, the Company received a letter from NASDAQ which indicated that although the Company's closing bid price per share did not meet the minimum $1.00 requirement, NASDAQ was not going to commence any delisting action at that time. Instead, NASDAQ stated that the Company would be in compliance with its minimum listing price rules, if at any time during the next 90 calendar days from September 23, 1997, the closing bid price per share of the Company's common stock is at least $1.00 for ten consecutive trading days ("Minimum Closing Price Requirement").

  Although the bid price of the Company's shares has closed at or above $1.00 per share for well in excess of ten (10) consecutive trading days since September 23, 1997, the Company did not meet the Minimum Closing Price Requirement during the 90 calendar day period from September 23, 1997. While the Company remains listed and has not been notified that NASDAQ will commence delisting action, there can be no assurance that the Company may not become subject to delisting from the NASDAQ Small-Cap Market in the future.

  Another prerequisite to continued listing on NASDAQ is maintenance of capital and surplus of at least $1 million. At August 31, 1997, the Company's capital and surplus balance was below $1 million and, in December 1997, the Company received a letter from NASDAQ which indicated that, although the Company's capital and surplus balance did not meet the $1 million requirement, NASDAQ was not going to commence any delisting action at that time, pending receipt by NASDAQ from the Company of proposal(s) for achieving compliance. The Company is currently in discussion with NASDAQ regarding this issue.

  If the Company's common stock is delisted, it may be difficult for the Company to raise capital through the sale of its common stock.

                           PART II OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

  None.

ITEM 2. CHANGES IN SECURITIES

  In October 1997, the Company's board of directors approved the 1997 Nonstatutory Stock Option Plan (the "Plan") under which all officers, employees directors and consultants may participate. The Plan expires in October 2002. Options granted under the Plan are non-qualified stock options and will generally have a term of ten (10) years from the date of grant, unless otherwise specified in the option agreement. The exercise prices under the Plan will generally be at 100% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Plan is 1,000,000, of which 861,500 options remained available for granting as of November 30, 1997. As of November 30, 1997, stock options to purchase 138,500 shares at exercise prices of $1.09 were granted and outstanding under the Plan and none of the granted options were exercised.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

  None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITIES

  None.

ITEM 5. OTHER INFORMATION

  The Board of Directors currently is considering the long range strategic plan for the Company and intends to engage the services of an investment banker or other financial advisor to assist it in evaluating and analyzing the strategic alternatives and potential business prospects available to the Company, including possible joint venture arrangements, acquisitions, third party investments, or the sale of the Company. Although the Company from time to time has considered and evaluated, and has engaged in informal and formal discussions concerning, certain business combination transaction or other joint business arrangements with unaffiliated third parties, the Company has not entered into any such transactions. The Company, however, recently has received inquiries from third parties regarding possible investments in the Company or other business ventures and opportunities which could involve, among other things, the sale of the Company or other business combination transactions. The Company intends to evaluate these opportunities with its investment banker or financial advisor as part of its long range strategic planning. Presently, the Company does not have any current understandings, arrangements, or agreements, whether written or oral, with respect to any specific transaction and, to date, has had only preliminary discussions with third parties relating thereto. Upon completion of the Board of Directors' determination of the appropriate strategic plan for the Company and its shareholders, it will attempt to implement the plan. However, there can be no assurance that the Company will be able to successfully implement such plan, or if implemented, that such plan will be successful.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

  (a) The exhibits listed on the accompanying Index to Exhibits below are filed as a part hereof and are incorporated by reference as noted.

  (b) A Form 8-K was filed on January 2, 1998, to report under Item 5 thereof the Company's adoption of a Rights Agreement, dated as of December 31, 1997, between Ophthalmic Imaginng Systems and American Securities Transfer, Inc., a copy of which Form 8-K will be made available upon request to the Company at its principal offices.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          OPHTHALMIC IMAGING SYSTEMS
                                          (Registrant)

                                                /s/ Steven R. Verdooner
                                          By: _________________________________
                                                    Steven R. Verdooner,
                                             Chief Executive Officer and Chief
                                                         Financial
                                                Officer (principal executive
                                                   officer and principal
                                             financial and accounting officer)

                                                  /s/ William L. Mince
                                          By: _________________________________
                                                     William L. Mince,
                                               President and Chief Operating
                                                          Officer

Dated: January 14, 1998

                               INDEX TO EXHIBITS

 EXHIBIT                                                              FOOTNOTE
 NUMBER                    DESCRIPTION OF EXHIBIT                     REFERENCE
 -------                   ----------------------                     ---------
  3.1    Articles of Incorporation of the Registrant, as amended.          *
  3.1(a) Amendment to Articles of Incorportation (Certificate of
          Determination of Preferences of Series A Junior
          Participating Preferred Stock of Ophthalmic Imaging
          Systems).                                                      (11)
  3.2    Amended Bylaws of the Registrant.                                 *
  4.1    See Exhibits 3.1 and 3.2 for provisions of the Articles of
          Incorporation, as amended, and the amended Bylaws of the
          Registrant defining the rights of holders of Common Stock
          of the Registrant.                                               *
  4.2    Specimen of Stock Certificate.                                    *
  4.3    Rights Agreement, dated as of December 31, 1997, between
          Registrant and American Securities Transfer, Inc.,
          including form of Rights Certificate attached thereto.         (10)
 10.1    Lease Agreement, dated as of July 10, 1987, between the
          Registrant (as tenant) and Transamerica/Emkay Income
          Properties I, as amended on July 23, 1990 and June 11,
          1991.                                                            *
 10.1(a) Seventh Amendment to lease effective as of July 18, 1996.        (7)
 10.2    Employment Agreement, dated March 27, 1992, between the
          Registrant and Dennis J. Makes.                                  *
 10.2(a) Amendment dated June 30, 1993 to the Employment Agreement between the Registrant and Dennis J. Makes dated March
          27, 1992.                                                       (1)
 10.3    Confidentiality Agreement, dated March 27, 1992 between
          the Registrant and Dennis J. Makes.                              *
 10.4    Confidentiality Agreement, dated March 27, 1992 between
          the Registrant and Steven R. Verdooner.                          *
 10.5    Confidentiality Agreement, dated March 27, 1992 between
          the Registrant and Richard Wullaert.                             *
 10.6    Consulting Agreement, dated January 23, 1992, between the
          Registrant and G. Peter Halberg, M.D.                            *
 10.7    Assignment dated October 23, 1990 of U.S. Patent
          Application for Apparatus and Method for Topographical
          Analysis of the Retina to the Registrant by Steven R.
          Verdooner, Patricia C. Meade, and Dennis J. Makes (as
          recorded on Reel 5490, Frame 423 in the Assignment Branch
          of the U.S. Patent and Trademark Office).                        *
 10.8    Form of International Distribution Agreement used by the
          Registrant and sample form of End User Software License
          Agreement.                                                       *
 10.9    Original Equipment Manufacturer Agreement, dated April 1,
          1991, between the Registrant and SONY Medical
          Electronics, a division of SONY Corporation of America.          *
 10.10   Original Equipment Manufacturer/Value Added Reseller
          Agreement, dated May 7, 1991, between the Registrant and
          Eastman Kodak Company.                                           *
 10.11   The Registrant's 1992 Nonstatutory Stock Option Plan and
          sample form of Nonstatutory Stock Option Agreement.              *
 10.12   Common Stock and Warrant Purchase Agreement ("Stock
          Purchase Agreement"), dated as of February 8, 1992, among
          the Registrant, Jonnie R. Williams, Kathleen M.
          O'Donnell, as Trustee of Irrevocable Trust No. 6, FBO
          F.E. O'Donnell, Jr., M.D., Steven R. Verdooner and Dennis
          J. Makes.                                                        *

 EXHIBIT                                                              FOOTNOTE
  NUMBER                    DESCRIPTION OF EXHIBIT                    REFERENCE
 -------                    ----------------------                    ---------
 10.12(a) Amendment No. 1 to Stock Purchase Agreement, dated March
           25, 1992, among the Registrant, Jonnie R. Williams,
           individually, Jonnie R. Williams, as Trustee of
           Irrevocable Trust No. 1, Rambert Simmons, and Kathleen
           M. O'Donnell, as Trustee of Irrevocable Trust No. 6, FBO
           F.E. O'Donnell, Jr., M.D.                                       *
 10.13    Cross-Indemnification Agreement, dated February 14, 1991,
           among Dennis Makes, Steven Verdooner, and Richard
           Wullaert.                                                       *
 10.14    Key Man Life Insurance Policies in the amount of
           $1,000,000 for each of Dennis J. Makes and Steven R.
           Verdooner, with the Registrant as the named beneficiary.        *
 10.15    Warrant dated February 12, 1993 issued by the Registrant
           to Steven R. Verdooner to purchase 50,000 shares of
           Common Stock.                                                  (1)
 10.16    Stock Option Plan.                                              (1)
 10.17    Promissory Note dated January 4, 1993 from the Registrant
           to Western Financial Savings Bank in the amount of
           $25,209.83 due in full by January 4, 1998.                     (1)
 10.18    Rental Agreement dated May 1, 1994 by and between the
           Registrant and Robert J. Rossetti.                             (2)
 10.19    Security and Loan Agreement (with Credit Terms and
           Conditions) dated April 12, 1995 by and between the
           Registrant and Imperial Bank.                                  (3)
 10.19(a) General Security Agreement dated April 12, 1995 by and
           between the Registrant and Imperial Bank.                      (3)
 10.19(b) Warrant dated November 1, 1995 issued by the Registrant to Imperial Bank to purchase 67,500 shares of Common
           Stock.                                                         (4)
 10.19(c) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 1, 1995.                        (4)
 10.19(d) Registration Rights Agreement dated November 1, 1995
           between the Registrant and Imperial Bank.                      (4)
 10.19(e) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated April 4, 1996.                           (6)
 10.19(f) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated July 12, 1996.                           (7)
 10.19(g) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 21, 1996.                       (7)
 10.19(h) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated June 3, 1997.                            (8)
 10.19(i) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated August 28, 1997.                         (9)
 10.19(j) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated October 24, 1997.                        (9)
 10.19(k) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 3, 1997.                        (9)
 10.19(l) Amended Loan and Security Agreement (with Credit Terms
           and Conditions) dated November 21, 1997.                       (9)
 10.19(m) Agreement of Purchase of Receivable (Full Recourse) dated
           November 18, 1997 between Registrant and Imperial Bank.        (9)

 EXHIBIT                                                              FOOTNOTE
  NUMBER                    DESCRIPTION OF EXHIBIT                    REFERENCE
 -------                    ----------------------                    ---------
 10.20    Purchase Agreements dated November 21, 1995 between the
           Registrant, JB Oxford & Company and certain Investors.         (4)
 10.20(a) Warrant Agreement dated November 21, 1995 between the
           Registrant, JB Oxford & Company and certain Investors.         (4)
 10.20(b) First Amendment Warrant Agreement dated November 21, 1996 between the Registrant, JB Oxford & Company and certain
           Holders.                                                       (7)
 10.20(c) Registration Rights Agreement dated November 21, 1995 between the Registrant, JB Oxford & Company and certain
           Investors.                                                     (4)
 10.21    Employment Agreement dated November 20, 1995 between the
           Registrant and Steven R. Verdooner.                            (4)
 10.22    Employment Agreement dated November 20, 1995 between the
           Registrant and R. Michael Clark.                               (4)
 10.23    Employment Agreement dated July 14, 1997 between the
           Registrant and William L. Mince.                               (9)
 10.25    The Registrant's 1995 Nonstatutory Stock Option Plan and
           sample form of Nonstatutory Stock Option Agreement.            (5)
 10.26    The Registrant's 1997 Nonstatutory Stock Option Plan and
           sample form of Nonstatutory Stock Option Agreement.           (12)

--------
  * Incorporated by reference to the like-numbered exhibits previously filed with Registrant's Registration Statement on Form S-18, Number 33-46864-lA.

 (1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1993 filed on November 26, 1993.

 (2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994 filed on November 29, 1994.

 (3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-GSB for the quarterly period ended May 31, 1995 filed on July 14, 1995.

 (4) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995 filed on November 29, 1995.

 (5) Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed on May 28, 1996, Number 333-0461.

 (6) Incorporated by reference to the Registrant's Quarterly Report on Form 10-GSB for the quarterly period ended May 31, 1996 filed on July 15, 1996.

 (7) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996 filed on November 29, 1996.

 (8) Incorporated by reference to the Registrant's Quarterly Report on Form 10-GSB for the quarterly period ended May 31, 1997 filed on July 15, 1997.

 (9) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1997 filed on December 1, 1997.

(10) Incorporated by reference to Exhibit 1 of the Registrant's Form 8-k filed on January 2, 1998.

(11) Incorporated by reference to Exhibit A of Exhibit 1 of the Registrant's Form 8-K filed on January 2, 1998.

(12) Exhibit filed herewith.

                                End of Document

                       OPHTHALMIC IMAGING SYSTEMS, INC.
                            1997 STOCK OPTION PLAN

1. PURPOSE; DEFINITIONS.

  1.1 Purpose. The purpose of the Plan is to attract, retain, and motivate the officers and employees of the Company, as well as the consultants to and directors of the Company, by giving all of them the opportunity to acquire Stock ownership in the Company and thereby instilling in them the same goals as the Company's other equity owners.

  1.2 Definitions. For purposes of the Plan, the following terms shall have the following meanings:

    1.2.1 "Administrator" shall mean the Compensation Committee referred to in Section 4 in its capacity as administrator of the Plan in accordance with Section 4.

    1.2.2 "Board" shall mean the Board of Directors of the Company.

    1.2.3 "Company" shall mean Ophthalmic Imaging Systems, Inc., a California corporation.

    1.2.4 "Director" shall mean a member of the Board.

    1.2.5 "Effective Date" shall have the meaning set forth in Section 2.

    1.2.6 "Eligible Person" shall mean any director (including a director who is also a member of the Compensation Committee), officer, consultant, or employee of the Company.

    1.2.7 "Fair Market Value" shall mean the value established by the Administrator for purposes of granting Options under the Plan.

    1.2.8 "Grant Date" shall mean the date of grant of any Option.

    1.2.9 "Option" shall mean an option to purchase common stock under this Plan. All Options under the Plan shall be non-qualified stock options.

    1.2.10 "Option Agreement" shall mean the written option agreement with respect to an Option.

    1.2.11 "Optionee" shall mean the holder of an Option.

    1.2.12 "Plan" shall mean this Ophthalmic Imaging Systems, Inc. 1997 Stock Option Plan, as amended from time to time.

    1.2.13 "Stock" shall mean the common stock of the Company, no par value, and any successor entity to the Company.

    1.2.14 "Vesting Date" shall mean the date on which an Option becomes wholly or partially exercisable, as determined by the Administrator in its sole discretion.

2. EFFECTIVE DATE; TERM OF PLAN.

  The Effective Date of this Plan shall be upon the date the Board of Directors approve this Plan. This Plan, but not Options already granted, shall terminate automatically five (5) years after its adoption by the Board, unless terminated earlier by the Board under Section 12. No Options shall be granted after termination of this Plan but all Options granted prior to termination shall remain in effect in accordance with their terms.

3. NUMBER AND SOURCE OF SHARES OF STOCK SUBJECT TO THE PLAN.

  Subject to the provisions of Section 7, the total number of shares of Stock with respect to which Options may be granted under this Plan is 1 million (1,000,000) shares of Stock. The shares of Stock covered by any canceled, expired, or terminated Option or the unexercised portion thereof shall become available again for grant under this Plan. The shares of Stock to be issued hereunder upon exercise of an Option may consist of authorized and unissued shares or treasury shares.

4. ADMINISTRATION OF THE PLAN.

  This Plan shall be administered by a committee of at least two (2) non-employee members of the Board to which administration of this Plan is delegated by the Board (the "Compensation Committee"). The "Administrator" shall mean the "Compensation Committee" referred to in this Section 4 in its capacity as administrator of the Plan in accordance with this Section 4. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

  Subject to the express provisions of this Plan, the Administrator shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Optionees under this Plan; to further define the terms used in this Plan; to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; to determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

  Any decision or action of the Administrator in connection with this Plan or Options granted or shares of Stock purchased under this Plan shall be final and binding. The Administrator shall not be liable for any decision, action, or omission respecting this Plan, or any Options granted or shares of Stock sold under this Plan. The Board at any time may abolish the Compensation Committee and revest in the Board the administration of the Plan.

  To the extent permitted by applicable law in effect from time to time, no member of the Compensation Committee or the Board of Directors shall be liable for any action or omission of any other member of the Compensation Committee or the Board of Directors, nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence, arising out of or related to the Plan. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Compensation Committee or Board in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Compensation Committee or Board arising with respect to the Plan or administration thereof, or out of membership on the Compensation Committee or Board, or by the Company, or all or any combination of the preceding; provided, the director or Compensation Committee member was acting in good faith, within what such director or Compensation Committee member reasonably believed to have been within the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a director or Compensation Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

5. GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT.

  5.1 Grant of Options. One or more Options may be granted to any Eligible Person. Subject to the express provisions of the Plan, the Administrator shall determine from the Eligible Persons those individuals to whom Options under the Plan may be granted. Each Option so granted shall be a non-qualified stock option.

  Subject to the express provisions of this Plan, the Administrator shall specify the Grant Date, the number of shares of Stock covered by the Option, the exercise price, and the terms and conditions for exercise of the Option. If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option. As soon as practicable after the Grant Date, the Company shall provide the Optionee with a written Option Agreement in the form approved by the Administrator, which sets out the Grant Date, the number of shares of Stock covered by the Option, the exercise price, and the terms and conditions for exercise of the Option.

  The Administrator may, in its absolute discretion, grant Options under this Plan to an Eligible Person at any time and from time to time before the expiration of five (5) years from the Effective Date.

  5.2 General Terms and Conditions. Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose.

  5.3 Exercise of Option. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer or employee, or as a consultant to or director of the Company, until the Vesting Date. The Vesting period shall not be less than one year from the Grant Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement.

  5.4 Option Term. Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten (10) years after the grant of the Option, and shall be subject to earlier termination as hereinafter provided.

  5.5 Exercise Price. Unless otherwise specified by the Administrator, the exercise price of any option shall be one hundred percent (100%) of the fair market value of the Company's common stock on the date of option grant.

  5.6 Method of Exercise. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment in full of the exercise price.

  5.7 Payment For Option Shares.

    5.7.1 General Rule. The entire Exercise Price of Stock issued upon exercise of Options shall be payable in cash, wire transfer, certified check, or, at the absolute discretion of the Administrator, by non-certified check, at the time when such Stock is purchased.

    5.7.2 Surrender of Stock. To the extent that this Section 5.7.2 is applicable, payment for all or any part of the exercise price, but not the payment of withholding taxes, may be made with Stock which has already been owned by the Optionee for more than six (6) months. Such Stock shall be valued at its fair market value on the date of exercise of the new Stock being purchased under the Plan.

    5.7.3 Exercise/Sale. To the extent that this Section 5.7.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes.

    5.7.4 Exercise/Pledge. To the extent that this Section 5.7.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Stock to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes.

  5.8 Restrictions on Stock; Option Agreement. At the time it grants Options under this Plan, the Company may retain, for itself or others, rights to repurchase the shares of Stock acquired under the Option or impose other restrictions on such shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.

  5.9 Non-Assignability of Option Rights. No Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, only the Optionee may exercise an Option.

  5.10 Exercise After Certain Events.

    5.10.1 Termination as an Employee, Director, or Consultant. If for any reason other than permanent and total disability or death (as defined below) an Optionee ceases to be employed by or to be a consultant to or director of the Company, Options held on the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three (3) months after such date, or such lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and
  (ii) ten (10) years from the Grant Date).

    5.10.2 Permanent Disability and Death. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), or dies while employed by the Company, or while acting as an officer, consultant, or director of the Company (or if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, by the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten (10) years from the Grant Date).

  5.11 Compliance with Securities Laws. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan, or the Option Agreement evidencing the Option.

6. PAYMENT OF TAXES.

  Upon the exercise of an Option, the Company shall have the right to require such Optionee or such other person to pay by cash, or by check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable and may be a condition prior to the delivery of any certificate for shares or registration of the transfer of such shares.

7. ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

  The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise. Subject to Section 8, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend, or other event, an appropriate adjustment of the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised, will be made.

8. DISSOLUTION, LIQUIDATION, OR MERGER.

  8.1 Company not the Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company, any outstanding Options shall become fully vested immediately upon the Company's public announcement of any one of the foregoing. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this paragraph. If the Optionee does not exercise the entire Option within ninety
(90) days, the Administrator, in its sole and absolute discretion, may, with respect to the unexercised portion of the Option:

    8.1.1 cancel the Option upon payment to the Optionee of an amount equal to the difference between the closing price of the stock underlying the Option quoted the date before such liquidation, dissolution, merger, consolidation, combination, or reorganization, and the exercise price of the Option; or

    8.2.1 assign the Option and all rights and obligations under it to the successor entity, with all such rights and obligations being assumed by the successor entity.

  8.2 Company is the Survivor. In the event of a merger, consolidation, combination, or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

9. CHANGE OF CONTROL.

  If there is a "change of control" in the Company, all outstanding Options shall fully vest immediately upon the Company's public announcement of such a change. A "change of control" shall mean an event involving one transaction or a related series of transactions in which any one of the following occurs: (i) the Company issues securities equal to twenty-five percent (25%) or more of the Company's issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership, limited liability company, or other entity, including a "group" within the meaning of SEC Exchange Act Rule 13d-3, (ii) the Company issues voting securities equal to twenty-five percent (25%) or more of the issued and outstanding voting stock of the Company in connection with a merger, consolidation, or other business combination, (iii) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company, or (iv) all or substantially all of the Company's assets are sold or transferred. See Section 8 with respect to Options vesting upon the occurrence of either of the events described in (iii) or (iv) of this Section 9 and the result upon the non-exercise of the Options.

10. SUSPENSION AND TERMINATION.

  In the event the Board or the Administrator reasonably believes an Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option granted hereunder pending final determination by the Board or the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty, or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, is involved in the spreading of rumors or misinformation about the Company, induces or attempts to induce an employee to leave the employment of the Company, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf. The determination of the Board or the Administrator shall be final and conclusive.

11. NO RIGHTS AS SHAREHOLDER OR TO CONTINUED EMPLOYMENT.

  An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option. An Optionee shall have no right to vote any shares of Stock, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until such Optionee has effectively exercised the Option and fully paid for such shares of Stock. Subject to Sections 7 and 8, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the rights to continued employment by the Company.

12. TERMINATION; AMENDMENT.

  The Board may amend, suspend, or terminate this Plan at any time and for any reason, but no amendment, suspension, or termination shall be made which would impair the right of any person under any outstanding Options without such person's consent not unreasonably withheld. Further, the Board may amend this Plan to comply with Federal and State securities laws.

13. GOVERNING LAW.

  This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the laws of the State of California.

Dated: October 23, 1997                   OPHTHALMIC IMAGING SYSTEMS, INC.

                                          By the Board of Directors

                                          STEVEN R. VERDOONER
                                          By Steven R. Verdooner, Secretary

                                          DATE OF GRANT:

                       OPHTHALMIC IMAGING SYSTEMS, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

THE GRANT OF THIS OPTION SHALL NOT IMPOSE AN OBLIGATION UPON THE OPTIONEE TO EXERCISE THIS OPTION.

  THIS OPTION AGREEMENT (the "Agreement") is made by and between Ophthalmic Imaging Systems, Inc., a California corporation (the "Corporation") and
                ("Optionee"), as of         ,     .

  In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege, and
option to purchase (the "Option") an aggregate of         ( ) shares of the
Company's Common Stock, no par value, (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

  2. Term of Option. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

  3. Exercise of Option.

  4. Vesting of Option. This Option shall become exercisable as follows:

        NUMBER OF    VESTING
        SHARES         DATE
        ---------   ----------
                      /  /
                      /  /
                      /  /
                      /  /

  Each of the foregoing dates shall be referred to as a "Vesting Date" for that portion of this Option vested on such date ("Vested Portion").

  All or any portion of the shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 100 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 100 shares) at any time.

  5. Manner of Exercise. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a "Request To Exercise Form", substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment, in cash, to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

  Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

  6. Exercise Price. The exercise price (the "Exercise Price") payable upon
exercise of this Option shall be $   .   per share.

  7. Exercise After Certain Events.

  8. Termination of Relationship. If for any reason other than permanent and total disability (as defined below) or ceases to be employed by, a director of, or provide consulting services to, the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three months after the date of such termination (but in no event after the expiration date of the Option).

  9. Permanent Disability and Death. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or dies while employed by the Company, or while acting as an officer, director, or consultant of the Company (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one year after the disability or death (but in no event after the expiration date of the Option).

  10. Restrictions on Transfer of Option. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in
Section 4.2. above. The Option and the Shares underlying the Option shall not be available for the debts or obligations of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachment, garnishment, or other legal proceeding (including bankruptcy).

  11. Adjustment for Changes in Capitalization. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act, whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend, or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

  12. Dissolution, Liquidation, Merger.

  13. Company not the Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), and the Optionee does not exercise the entire option within ninety days, the Administrator, in its absolute discretion, may (i) cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation, or sale, exceeds the exercise price of the Option or (ii) assign the Option and all rights and obligations under it to the succession entity. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, any outstanding Option pursuant to this Agreement shall vest.

  14. Company is the Survivor. In the event of a merger, consolidation, combination, or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Agreement.

  15. Reservation of Shares. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

  16. No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation, until the Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

  17. No Rights to Employment or Continued Employment. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company. Nothing hereunder shall confer upon any Optionee any right to employment or to continue in the employ of the Company, or to interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

  18. Suspension and Termination. In the event the Board reasonably believes that the Optionee has committed an act of misconduct specified below, the Board may suspend the Optionee's right to exercise any Option pending final determination by the Board, which final determination shall be made within five (5) business days of such suspension. If the Board determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty, or deliberate disregard of the Company rules resulting in loss, damage, or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

  19. Participation in Option Plans. The grant of this Option shall not prevent Optionee from participating or being granted other options under any option plans.

  20. Payment of Taxes. Unless the Board permits otherwise, the Optionee shall pay the Company in cash all local, state, and federal withholding taxes applicable, in the Board's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Board may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

  21. Issue and Transfer Tax. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

  22. Representatives; Restricted Securities. The Optionee represents that he or she is purchasing the options for his or her own account and not with a view to or for sale in connection with any distribution of the Option. Further, the Optionee understands that this Option may not be transferred except in compliance with Section 5, and that upon the exercise of the Option the Optionee will receive "restricted securities" subject to a certain holding period unless such Common Stock is purchased pursuant to a Registration Statement filed with the Securities and Exchange Commission and registered or exempt under state law.

  23. Arbitration. Any controversy, dispute, or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place as selected by the arbitrator(s).

  24. Initiation of Arbitration. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

  25. Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

  26. Binding Nature of Decision. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

  27. Injunctive Actions. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

  28. Costs. The cost of arbitration, including the fees of the arbitrator, shall be borne equally by the parties.

  29. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

  To the Optionee:

            -----------------------------
            -----------------------------
            -----------------------------

  To the Company:

            Steven R. Verdooner
            Secretary
            Ophthalmic Imaging Systems, Inc.
            221 Lathrop Way, Suite I
            Sacramento, California 95815
            Telephone: 916-646-2020
            Facsimile: 916-   -

  30. Applicable Law. This Agreement and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the state of California.

  31. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

  32. Tax Effect. The federal tax consequences of stock options are complex and subject to change. Each person should consult with his or her tax advisor before exercising any option or disposing of any shares acquired upon the exercise of an option.

  IN WITNESS WHEREOF, this Agreement has been executed as of the    day of
       ,     , at Sacramento, California.

                                          OPHTHALMIC IMAGING SYSTEMS, INC.

                                          Steven R. Verdooner,
                                          Chief Executive Officer

                           REQUEST TO EXERCISE FORM

                                          Dated:

  The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective
         , between the undersigned and Ophthalmic Imaging Systems, Inc. (the
"Company") to purchase an aggregate of       ( ) shares of the Company's
Common Stock, no par value (the "Shares").

  The undersigned hereby tenders cash in the amount of $     per share
multiplied by         (  ), the number of Shares he is purchasing at this
time, for a total of $     , which constitutes full payment of the total
Exercise Price thereof.

                                       INSTRUCTIONS FOR REGISTRATION OF
                                        SHARES
                                       IN COMPANY'S TRANSFER BOOKS

                                       Name:
                                             (Please typewrite or print in
                                             block letters)

                                       Address:
                                              -----------------------------
                                              -----------------------------
                                       Signature:
                                               ----------------------------

Accepted by Ophthalmic Imaging Systems, Inc.:

By:
  -------------------------------
  -------------------------------
  Name
  -------------------------------
  Title

                                End of Document

                                                                     APPENDIX F

          OPINION OF COWEN & COMPANY, FINANCIAL ADVISOR TO OPHTHALMIC

February 24, 1998
Board of Directors
Ophthalmic Imaging Systems, Inc.
221 Lathrop Way
Sacramento, CA 95815

Gentlemen:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders (other than Premier Laser Systems, Inc. ("Premier") and its affiliates) of the outstanding shares of Common Stock, no par value per share (the "Company Common Stock"), of Ophthalmic Imaging Systems, Inc. (the "Company"), of the financial terms of the Offer (as hereinafter defined) by Premier. For the purposes of this opinion, the "Offer" means the exchange offer described below pursuant to that certain Stock Purchase Agreement between the Company and Premier to be dated as of February 25, 1998 (including the exhibits and schedules thereto, the "Agreement").

  As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Premier will commence the Offer to exchange each outstanding share of the Common Stock of the Company ("Company Common Stock") for an aggregate of (a) $1.75 net in cash, (b) that number of shares of Premier Class A Common Stock, no par value (the "Premier Common Stock"), equal to the Exchange Ratio (defined below), (c) one Premier Class C Warrant (a "Class C Warrant"), and (d) one Premier Class D Warrant (a "Class D Warrant").

  The "Exchange Ratio" means the quotient determined by dividing $0.25 by the average closing sales prices for Premier Common Stock as reported on The Nasdaq Stock Market, for either (i) the fifteen trading days ending five trading days immediately preceding the expiration date of the Offer (the "Expiration Date") or (ii) the thirty trading days ending twenty trading days prior to the Expiration Date, whichever yields the fewer number of shares of Premier Common Stock.

  Each Class C Warrant entitles the holder to purchase a number of shares of Premier Common Stock equal to $0.25 divided by the greater of the (i) the average closing price of Premier Common Stock for the fifteen trading days prior to August 31, 1998 or (ii) the average closing price of Premier Common Stock for the thirty trading days ending fifteen trading days prior to August 31, 1998, at an exercise price of $0.01 per share, provided that no Class C Warrant shall be exercisable unless the net sales of the Company or any successor to the Company's operations of certain products for the twelve month period ended August 31, 1998 equals or exceeds $7,000,000.

  Each Class D Warrant entitles the holder to purchase a number of shares of Premier Common Stock equal to $0.25 divided by the greater of (i) the average closing price of Premier Common Stock for the fifteen trading days prior to December 31, 1999 or (ii) the average closing price of Premier Common Stock for the thirty trading days ending fifteen trading days prior to December 31, 1999, at an exercise price of $0.01 per share, provided that no Class D Warrant shall be exercisable unless the net sales of the Company or any successor to the Company's operations of certain products for the twelve month period ended December 31, 1999 equals or exceeds $11,600,000.

  In the ordinary course of its services, Cowen & Company ("Cowen") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters.

  In arriving at our opinion, Cowen has, among other things:

    (1) reviewed the Company's financial statements for the fiscal years ended August 31, 1995, 1996, 1997 and for the fiscal quarter ended November 30, 1997, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of the Company;

    (2) reviewed the February 24, 1998 draft of the Agreement;

    (3) held meetings and discussions with management and senior personnel of the Company to discuss the business, operations, historical financial results and future prospects of the Company;

    (4) reviewed financial projections furnished to us by the management of the Company, including, among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of the Company we deemed relevant;

    (5) compared the financial terms of the Offer with certain other transactions in which control of an entity was acquired;

    (6) reviewed certain financial and stock market information regarding the Company, in comparison with similar information regarding certain other publicly traded companies;

    (7) conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

  Cowen was not requested to, and did not, solicit third party indications of interest in acquiring all or substantially all of the stock or assets of the Company.

  On February 24, 1998, the closing price of the Company in the last transaction reported by Nasdaq National Market was $1.5625 per share.

  In rendering our opinion, we relied upon the Company's management with respect to the accuracy and completeness of the financial and other information furnished to us as described above. With respect to the financial projections furnished to us by management of the Company, we also assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management. We also assumed, with your consent, that such projections provide a reasonable basis for our opinion and, with your consent, we have relied upon such projections in preparing our opinion. We have not assumed any responsibility for independent verification of such information, including financial information, nor have we made an independent evaluation or appraisal of any of the properties or assets of the Company or Premier. Cowen was not provided with any financial projections for Premier.

  Our opinion is necessarily based on general economic, market, financial and other conditions as they exist on, and can be evaluated as of, the date hereof, as well as the information currently available to us. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion. Our opinion does not imply any conclusion as to the likely trading range for the Company or Premier Common Stock following consummation of the Offer or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Our opinion is limited to the fairness, from a financial point of view, of the financial terms of the Offer to the holders of Company Common Stock (other than Premier and its affiliates). We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve the Offer or to enter into the Agreement. We have not been asked to, and do not, opine with respect to any consideration that may be paid in any transaction other than the Offer, including any merger or other transaction subsequent to the Offer. Our opinion does not constitute a recommendation to any holders of Company Common Stock to tender or not to tender their shares in the Offer.

  With respect to all legal matters relating to the Company and the Offer, we have relied on the advice of legal counsel to the Company. We also have assumed that the Offer will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, and all other applicable federal and state statutes, rules and regulations.

  For purposes of rendering our opinion, we have assumed in all respects material to our analysis that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Offer will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory or other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Offer.

  We have acted as financial advisor to the Board of Directors of the Company in connection with the Offer and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Offer. We will also receive a fee for rendering this opinion. In addition, in the ordinary course of its business, Cowen trades the equity securities of Premier for its own account and for the accounts of its customers, and, accordingly, it may at any time hold a long or short position in such securities. Moreover, Cowen and its affiliates own 23,159 shares of Premier Common Stock.

  On the basis of our review and analysis, as described above, it is our opinion as investment bankers that, as of the date hereof, the financial terms of the Offer are fair, from a financial point of view, to the holders of the Company Common Stock (other than Premier and its affiliates).

Very truly yours,

Cowen & Company

                      THE EXCHANGE AGENT FOR THE OFFER IS:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                        BY MAIL/HAND/OVERNIGHT DELIVERY:
                           40 WALL STREET, 46TH FLOOR
                            NEW YORK, NEW YORK 10005

                                 BY FACSIMILE:
                                 (718) 234-5001
                             CONFIRM BY TELEPHONE:
                                 (212) 936-5100

  Questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers listed below. Additional copies of this Offer, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                               ALLEN & CARON INC.
                          2010 MAIN STREET, SUITE 220
                            IRVINE, CALIFORNIA 92614

                 BANKS AND BROKERS CALL COLLECT (714) 252-8440
                                       OR
                    ALL OTHERS CALL TOLL-FREE (800) 452-1346

                      THE DEALER MANAGER FOR THE OFFER IS:

                             JOSEPHTHAL & CO. INC.
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                         CALL TOLL-FREE (800) 285-6200

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The California General Corporations Law provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involves the absence of good faith on the part of the director (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (vi) any improper transaction between a director and the Registrant in which the director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Registrant's Articles of Incorporation provide that the Registrant's directors are not liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California law.

  The inclusion of the above provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its shareholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

  The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Since the California statute is nonexclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. Accordingly, the Registrant has also entered into an indemnification agreement (the "Indemnification Agreement") with certain of its directors and officers that requires the Registrant to indemnify such directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  It is intended that the Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by the California statute. It has not yet been determined, however, the degree to which the indemnification expressly permitted by the California statute may be expanded.

  Set forth below is a description of the principal provisions of the Indemnification Agreement:

  First, the Indemnification Agreement imposes upon Premier the burden of proving that the Indemnified Party has not met the applicable standard of conduct required for indemnification. The California statute requires a finding by the Board of Directors, independent legal counsel, or the stockholders that the applicable standard of conduct has been met.

  Second, the Indemnification Agreement provides that litigation expenses shall be advanced to an Indemnified Party at his or her request, against an undertaking to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The California statute provides that such expenses may be advanced against such an undertaking, upon authorization by the Board of Directors.

  Third, in the event Premier does not pay a requested indemnification amount, the Indemnification Agreement allows such Indemnified Party to contest this determination by petitioning a court to make an independent determination of whether such indemnified Party is entitled to indemnification under the Indemnification Agreement. The California statute does not set forth the procedure for contesting a corporation's determination of a party's right to indemnification.

  Finally, the Indemnification Agreement explicitly provides that actions by an Indemnified Party at the request of Premier as a director, officer or agent of an employee benefit plan, corporation, partnership, joint venture or other enterprise owned or controlled by Premier shall be covered by the indemnification. The California statute does not specifically address this issue. It does, however, provide that to the extent that an Indemnified Party has been successful on the merits, he shall be entitled to such indemnification.

  Premier is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreement by any director or officer.

ITEM 21. EXHIBITS.

  The following exhibits are filed herewith or incorporated herein by reference.

 2.1  Stock Purchase Agreement, dated as of February 25, 1998(1)
 3.1 Amended and Restated Articles of Incorporation (incorporated herein by this reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1994)(2)
 3.2  By-Laws (incorporated herein by this reference to the Registrant's
       Registration Statement on Form SB-2 (Registration No. 33-83984)(2)
 4.1  Form of Common Stock Certificate (Incorporated by reference to the
       Registrant's Registration Statement on Form SB-2, Registration No. 33-
       4219)(2)
 4.2  Warrant Agreement (including form of Class B Warrant Certificate)
       (incorporated herein by this reference to Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2, registration no. 33-83984)(2)
 4.3 Amendment to Warrant Agreement (incorporated herein by this reference to Exhibit 4.3 to Amendment No. 3 to the Registrant's Registration
       Statement on Form SB-2, Registration No. 33-4219)(2)
 4.4  Form of Series C Warrant to Purchase Common Stock(3)
 4.5  Form of Series D Warrant to Purchase Common Stock(4)
 4.6 Purchase Agreement dated as of February 25, 1998 by and between Premier and JB Oxford & Company (incorporated herein by this reference to Exhibit 99.12 to the Registrant's Current Report on
       Form 8-K, filed on March 9, 1998)(2)
 4.7 Registration Rights Agreement dated as of February 25, 1998 by and between Premier and JB Oxford & Company (incorporated herein by this reference to Exhibit 99.18 to the Registrant's Current Report on Form 8-
       K, filed on March 9, 1998)(2)
 4.8  Class C Warrant, issued to JB Oxford & Company on February 25, 1998
       (incorporated herein by this reference to Exhibit 99.13 to the Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
 4.9  Class D Warrant, issued to JB Oxford & Company on February 25, 1998
       (incorporated herein by this reference to Exhibit 99.14 to the Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
 4.10 Consent to Transfer of JB Oxford & Company Warrant, dated February 25,
       1998 (incorporated herein by this reference to Exhibit 99.16 to the Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
 4.11 Warrant Agreement dated November 21, 1995 between Ophthalmic and JB
       Oxford & Company (incorporated herein by this reference to Exhibit 99.17 to the Registrant's Current Report on Form 8-K, filed on March 9,
       1998)(2)

  4.12 Purchase Agreement dated as of February 25, 1998 by and between Premier and Stanley Chang (incorporated herein by this reference to Exhibit
        99.8 to the Registrant's Current Report on Form 8-K, filed on March 9,
        1998)(2)
  4.13 Registration Rights Agreement dated as of February 25, 1998 by and between Premier and Stanley Chang (incorporated herein by this reference to Exhibit 99.11 to the Registrant's Current Report on Form
        8-K, filed on March 9, 1998)(2)
  4.14 Class C Warrant, issued to Stanley Chang on February 25, 1998
        (incorporated herein by this reference to Exhibit 99.9 to the
        Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
  4.15 Class D Warrant, issued to Stanley Chang on February 25, 1998
        (incorporated herein by this reference to Exhibit 99.10 to the
        Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
  4.16 Purchase Agreement dated as of February 25, 1998 by and between Premier and Mark and Recia Blumenkranz, M.D. (incorporated herein by this reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-
        K, filed on March 9, 1998)(2)
  4.17 Registration Rights Agreement dated as of February 25, 1998 by and between Premier and Mark and Recia Blumenkranz, M.D. (incorporated herein by this reference to Exhibit 99.7 to the Registrant's Current
        Report on Form 8-K, filed on March 9, 1998)(2)
  4.18 Class C Warrant, issued to Mark and Recia Blumenkranz, M.D. on February
        25, 1998 (incorporated herein by this reference to Exhibit 99.5 to the
        Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
  4.19 Class D Warrant, issued to Mark and Recia Blumenkranz, M.D. on February
        25, 1998 (incorporated herein by this reference to Exhibit 99.6 to the
        Registrant's Current Report on Form 8-K, filed on March 9, 1998)(2)
  4.20 Standstill Agreement dated as of February 12, 1998 by and between
        Premier and Ophthalmic(5)
  4.21 Confidentiality Agreement dated February 12, 1998 by and between
        Ophthalmic and Premier(5)
  4.22 Confidentiality Agreement dated February 20, 1998 by and between Premier and Ophthalmic(5)
  5.1  Opinion of Paul, Hastings, Janofsky & Walker LLP(6)
 10.1  1998 Rollover Stock Option Plan(6)
 23.1  Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit
        5.1)
 23.2  Consent of Price Waterhouse LLP(5)
 23.3  Consent of Ernst & Young LLP(5)
 23.4  Consent of Coopers & Lybrand L.L.P.(5)
 23.5  Consent of Cowen & Company(5)
 23.6  Consent of Ernst & Young LLP(5)
 24    Power of Attorney (included on signature page hereof)

--------
(1) Incorporated by reference to Appendix A of this Prospectus/Offer to Exchange.
(2) Previously filed.
(3) Incorporated by reference to Appendix B of this Prospectus/Offer to Exchange.
(4) Incorporated by reference to Appendix C of this Prospectus/Offer to Exchange.
(5) Filed herewith.
(6) To be filed by amendment.

ITEM 22. UNDERTAKINGS.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

      (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That for the purpose of determining liability under the Securities Act of 1933, the Registrant will treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To file a post-effective amendment or remove from registration any of the securities that remain unsold at the end of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as the time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 10th day of March, 1998.

                                          PREMIER LASER SYSTEMS, INC.

                                                   /s/ Colette Cozean
                                          By: _________________________________
                                                   Colette Cozean, Ph.D.
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Colette Cozean his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

       /s/ Colette Cozean            Chairman of the Board,        March 10, 1998
____________________________________  President and Chief
       Colette Cozean, Ph.D.          Executive Officer
                                      (Principal Executive
                                      Officer)

      /s/ Michael Hiebert            Vice President of Finance     March 10, 1998
____________________________________  and Chief Financial Officer
          Michael Hiebert             (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)

       /s/ Patrick J. Day            Director                      March 10, 1998
____________________________________
           Patrick J. Day

    /s/ Grace Ching-Hsin Lin         Director                      March 10, 1998
____________________________________
        Grace Ching-Hsin Lin

       /s/ G. Lynn Powell            Director                      March 10, 1998
____________________________________
       G. Lynn Powell, D.D.S.

     /s/ E. Donald Shapiro           Director                      March 10, 1998
____________________________________
         E. Donald Shapiro

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                            PAGES
 -------                       -----------                         ------------
  2.1    Stock Purchase Agreement, dated as of February 25,
         1998(1)
  3.1    Amended and Restated Articles of Incorporation
          (incorporated herein by this reference to Exhibit 4.8
          to the Registrant's Quarterly Report on Form 10-QSB
          for the quarter ended December 31, 1994)(2)
  3.2    By-Laws (incorporated herein by this reference to the
          Registrant's Registration Statement on Form SB-2
          (Registration No. 33-83984)(2)
  4.1    Form of Common Stock Certificate (Incorporated by
          reference to the Registrant's Registration Statement
          on Form SB-2, Registration No. 33-4219)(2)
  4.2    Warrant Agreement (including form of Class B Warrant
          Certificate) (incorporated herein by this reference to
          Exhibit 4.1 to the Registrant's Registration Statement
          on Form SB-2, registration no. 33-83984)(2)
  4.3    Amendment to Warrant Agreement (incorporated herein by
          this reference to Exhibit 4.3 to Amendment No. 3 to
          the Registrant's Registration Statement on Form SB-2,
          Registration No. 33-4219)(2)
  4.4    Form of Series C Warrant to Purchase Common Stock(3)
  4.5    Form of Series D Warrant to Purchase Common Stock(4)
  4.6    Purchase Agreement dated as of February 25, 1998 by and
          between Premier and JB Oxford & Company (incorporated
          herein by this reference to Exhibit 99.12 to the
          Registrant's Current Report on Form 8-K, filed on
          March 9, 1998)(2)
  4.7    Registration Rights Agreement dated as of February 25,
          1998 by and between Premier and JB Oxford & Company
          (incorporated herein by this reference to
          Exhibit 99.18 to the Registrant's Current Report on
          Form 8-K, filed on March 9, 1998)(2)
  4.8    Class C Warrant, issued to JB Oxford & Company on
          February 25, 1998 (incorporated herein by this
          reference to Exhibit 99.13 to the Registrant's Current
          Report on
          Form 8-K, filed on March 9, 1998)(2)
  4.9    Class D Warrant, issued to JB Oxford & Company on
          February 25, 1998 (incorporated herein by this
          reference to Exhibit 99.14 to the Registrant's Current
          Report on
          Form 8-K, filed on March 9, 1998)(2)
  4.10   Consent to Transfer of JB Oxford & Company Warrant,
          dated February 25, 1998 (incorporated herein by this
          reference to Exhibit 99.16 to the Registrant's Current
          Report on Form 8-K, filed on March 9, 1998)(2)
  4.11   Warrant Agreement dated November 21, 1995 between
          Ophthalmic and JB Oxford & Company (incorporated
          herein by this reference to Exhibit 99.17 to the
          Registrant's Current Report on Form 8-K, filed on
          March 9, 1998)(2)
  4.12   Purchase Agreement dated as of February 25, 1998 by and
          between Premier and Stanley Chang (incorporated herein
          by this reference to Exhibit 99.8 to the Registrant's
          Current Report on Form 8-K, filed on March 9, 1998)(2)
  4.13   Registration Rights Agreement dated as of February 25,
          1998 by and between Premier and Stanley Chang
          (incorporated herein by this reference to Exhibit
          99.11 to the Registrant's Current Report on Form 8-K,
          filed on March 9, 1998)(2)
  4.14   Class C Warrant, issued to Stanley Chang on February
          25, 1998 (incorporated herein by this reference to
          Exhibit 99.9 to the Registrant's Current Report on
          Form 8-K, filed on March 9, 1998)(2)

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                            PAGES
 -------                       -----------                         ------------
   4.15  Class D Warrant, issued to Stanley Chang on February
          25, 1998 (incorporated herein by this reference to
          Exhibit 99.10 to the Registrant's Current Report on
          Form 8-K, filed on March 9, 1998)(2)
   4.16  Purchase Agreement dated as of February 25, 1998 by and between Premier and Mark and Recia Blumenkranz, M.D.
          (incorporated herein by this reference to Exhibit 99.4
          to the Registrant's Current Report on Form 8-K, filed
          on March 9, 1998)(2)
   4.17  Registration Rights Agreement dated as of February 25,
          1998 by and between Premier and Mark and Recia
          Blumenkranz, M.D. (incorporated herein by this
          reference to Exhibit 99.7 to the Registrant's Current
          Report on Form 8-K, filed on March 9, 1998)(2)
   4.18  Class C Warrant, issued to Mark and Recia Blumenkranz,
          M.D. on February 25, 1998 (incorporated herein by this
          reference to Exhibit 99.5 to the Registrant's Current
          Report on Form 8-K, filed on March 9, 1998)(2)
   4.19  Class D Warrant, issued to Mark and Recia Blumenkranz,
          M.D. on February 25, 1998 (incorporated herein by this
          reference to Exhibit 99.6 to the Registrant's Current
          Report on Form 8-K, filed on March 9, 1998)(2)
   4.20  Standstill Agreement dated as of February 12, 1998 by and between Premier and Ophthalmic(5)
   4.21  Confidentiality Agreement dated February 12, 1998 by and between Ophthalmic and Premier(5)
   4.22  Confidentiality Agreement dated February 20, 1998 by and between Premier and Ophthalmic(5)
   5.1   Opinion of Paul, Hastings, Janofsky & Walker LLP(6)
  10.1   1998 Rollover Stock Option Plan(6)
  23.1   Consent of Paul, Hastings, Janofsky & Walker LLP
          (included in Exhibit 5.1)
  23.2   Consent of Price Waterhouse LLP(5)
  23.3   Consent of Ernst & Young LLP(5)
  23.4   Consent of Coopers & Lybrand L.L.P.(5)
  23.5   Consent of Cowen & Company(5)
  23.6   Consent of Ernst & Young LLP(5)
  24     Power of Attorney (included on signature page hereof)

--------
(1) Incorporated by reference to Appendix A of this Prospectus/Offer to Exchange.
(2) Previously filed.
(3) Incorporated by reference to Appendix B of this Prospectus/Offer to Exchange.
(4) Incorporated by reference to Appendix C of this Prospectus/Offer to Exchange.
(5) Filed herewith.
(6) To be filed by amendment.